Exhibit 4.10
                                 EXECUTION COPY



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                             PARTICIPATION AGREEMENT



                           Dated as of October 1, 1999


                                 by and between



                         NEW YORK STATE ENERGY RESEARCH
                            AND DEVELOPMENT AUTHORITY


                                       and


                             KEYSPAN GENERATION LLC



                                 - relating to -



              $41,125,000 Pollution Control Refunding Revenue Bonds
                (KeySpan Generation LLC Projects), 1999 Series A



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



                             PARTICIPATION AGREEMENT

          THIS PARTICIPATION AGREEMENT, dated as of October 1, 1999, between NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY, a body corporate and politic, constituting a public benefit corporation, established and existing under and by virtue of the laws of the State of New York (the "Authority") and KEYSPAN GENERATION LLC (formerly known as MarketSpan Generation LLC), a limited liability company duly organized and existing under the laws of the State of New York (the "Company"),


                                   WITNESSETH:


          WHEREAS, pursuant to special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established, as a body corporate and politic, constituting a public benefit corporation; and

          WHEREAS, pursuant to the Act, the Authority is also empowered to extend credit and make loans from bond and note proceeds to any person for the construction, acquisition and installation of, or for the reimbursement to any person for costs in connection with, any special energy project, including, but not limited to, any land, works, system, building or other improvement, and all real and personal properties of any nature or any interest in any of them which are suitable for or related to the furnishing, generation or production of energy or the conversion of oil-burning facilities to alternate fuel; and

          WHEREAS, the Authority is also authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient monies for achieving its corporate purposes, including for the purpose of refunding outstanding Authority bonds and notes and the payment of costs related thereto; and

          WHEREAS, the Authority is also authorized under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

          WHEREAS, the Authority issued Pollution Control Revenue Bonds (Long Island Lighting Company Projects), Series A in the principal amount of $28,375,000 (the "Series A Bonds"), which where used, in part, to finance certain costs primarily associated with the acquisition, construction, and installation of various systems to abate, control, and reduce pollution and to dispose of sewage and solid waste at Northport Power Station, Glenwood Landing Power Station and at the former Shoreham Nuclear Power Station and miscellaneous facilities at the former Mitchell Gardens Power Station; and

          WHEREAS,   there  is  currently   outstanding   $26,375,000  aggregate
     principal amount of the Series A Bonds; and

          WHEREAS, the Authority issued Pollution Control Revenue Bonds (Long Island Lighting Company Projects), Series B in the principal amount of $19,100,000 (the "Series B Bonds", and collectively with the Series A Bonds, the "Prior Bonds"), which were used, in part, to finance certain costs primarily associated with the acquisition, construction, and installation of various systems to abate, control, and reduce pollution and to dispose of sewage and solid waste at the Glenwood Landing Power Station, Far Rockaway Power Station, E.F. Barrett Power Station, Northport Power Station, and Port Jefferson Power Station; and

          WHEREAS, all of the Series B Bonds are currently outstanding; and

          WHEREAS, the Company is the current owner of all the assets financed by the Prior Bonds other than the facilities at former Shoreham Nuclear Power Station and former Mitchell Gardens Power Station, having acquired on May 28, 1998, pursuant to the Agreement and Plan of Merger, dated as of June 26, 1997, by and among MarketSpan Corporation d/b/a KeySpan (formerly known as BL Holding Corp.) ("KeySpan"), Long Island Lighting Company ("LILCO"), Long Island Power Authority and LIPA Acquisition Corp. (the "Merger Agreement"), all of the non-nuclear electric generation businesses, among other assets, of LILCO; and

          WHEREAS, pursuant to the Merger Agreement and in connection with the transferby LILCO of its generating assets to the Company, the Company, KeySpan and other Transferee Subsidiaries (as defined in the Merger Agreement) (collectively, the "KeySpan Notes Obligors") have executed and delivered to LILCO promissory notes relating to the Prior Bonds and evidencing the joint and several obligation of the KeySpan Notes Obligors to pay to LILCO amounts which would be sufficient to pay principal of, and premium, if any, and interest on, the Prior Bonds when due (the "KeySpan Notes"); and

          WHEREAS, the Company has requested that the Authority issue bonds for the purpose of refunding the Prior Bonds; and

          WHEREAS, the Company proposes to achieve the refunding of the Prior Bonds by applying the proceeds of the Bonds together with other moneys advanced from its own funds to the prepayment of the KeySpan Notes; and

          WHEREAS, LILCO has agreed to direct redemption of the Prior Bonds and use the proceeds received from the prepayment of the KeySpan Notes to refund the Prior Bonds; and

          WHEREAS,  the  Authority  proposes  to  issue  $41,125,000   aggregate
     principal amount of Pollution Control Refunding Revenue Bonds (KeySpan Generation LLC Projects), 1999 Series A (the "Bonds") for the purpose of applying the proceeds thereof together with monies advanced by the Company to the prepayment of the KeySpan Notes and causing LILCO to use the proceeds received from the prepayment of the KeySpan Notes to pay all or a portion of the redemption price of the Prior Bonds, all such bonds to be issued under and secured by a Trust

Indenture dated as of October 1, 1999, between the Authority and The Chase Manhattan Bank, as trustee (the "Indenture"); and

          WHEREAS, Ambac Assurance Corporation has agreed to issue a municipal bond insurance policy in favor of the Trustee to provide for the payment of such amounts as are specified therein with respect to regularly scheduled payments of principal of, and interest on, the Bonds when due.

          NOW THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and between the parties as follows:

                                    ARTICLE I


                    DEFINITIONS; EFFECTIVE DATE AND DURATION
                           OF PARTICIPATION AGREEMENT


          SECTION 1.1. Definitions. The terms used in this Participation Agreement which are defined in Section 1.01 of the Indenture shall have the meanings, respectively, herein, which such terms are given in said Section
     1.01 of the Indenture.

          SECTION 1.2. Effective Date and Duration of Participation Agreement. This Participation Agreement shall become effective upon its execution and delivery, and shall continue in full force and effect until the principal of and premium, if any, and interest on the Note and the Bonds have been fully paid (or provision for their payment has been made in accordance with the provisions of the Indenture) and all sums to which the Authority or the Trustee are entitled hereunder have been fully paid, it being intended that the Company's obligations under Sections 3.3, 4.2(e), 5.16 and 7.4 hereof shall survive the termination of this Participation Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          SECTION 2.1. Representations and Warranties by the Authority. The Authority represents and warrants as follows:

                               (a) The Authority is a body corporate and politic, constituting a public benefit corporation, established and existing under the laws of the State of New York;

                     (b) The Authority has full power and authority to execute and deliver the Bonds, this Participation Agreement, the Indenture, the Tax Regulatory Agreement, the Bond Purchase Trust Agreement and the Bond Purchase Agreement and to consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder;

                     (c) The Authority is not in violation or default under any of the provisions of the Constitution or the laws of the State of New York which would affect its existence or its powers referred to in the preceding paragraph (b);

               (d) The Authority has determined that its participation in the Project, as contemplated by this Participation Agreement, is in the public interest;

                     (e) The  Authority  has duly  authorized  the execution and
           delivery  of  the  Bonds,  this  Participation   Agreement,  the  Tax
           Regulatory Agreement, the Bond Purchase Trust Agreement, the Bond Purchase Agreement and the Indenture and all necessary authorizations therefor or in connection with the performance by the Authority of its obligations hereunder and thereunder have been obtained and are in full force and effect; and

                     (f)  The  execution   and  delivery  of  the  Bonds,   this
           Participation Agreement, the Tax Regulatory Agreement, the Bond Purchase Trust Agreement, the Bond Purchase Agreement and the Indenture and the consummation of the transactions herein or therein contemplated will not violate or cause a default under any indenture, mortgage, loan agreement or other contract or instrument to which the Authority is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Authority.

               SECTION 2.2. Representations and Warranties by the Company. The Company represents and warrants as follows:

                     (a) The Company is a limited liability company duly organized and existing and in good standing under the laws of the State of New York, has power to enter into, execute and deliver this Participation Agreement, the Tax Regulatory Agreement and the Company Note by proper limited liability company action and has duly authorized the execution and delivery by it of this Participation Agreement, the Tax Regulatory Agreement and the Company Note;

                     (b) The execution and delivery by the Company of this Participation Agreement, the Tax Regulatory Agreement and the Company Note and the consummation of the transactions herein and therein contemplated do not conflict with or constitute a breach of or a default under the Company's Articles of Organization, operating agreement or any indenture, mortgage, loan agreement or other contract or instrument to which the Company is a party or by which it is bound or, to the best of the Company's knowledge, any judgment, decree, order, statute, rule or regulation applicable to the Company;

                     (c)  This  Participation   Agreement,  the  Tax  Regulatory
           Agreement and the Company Note constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally;

                     (d) The issuance and delivery by the Company of the Company
           Note in the manner and for the purposes herein set forth have been duly authorized by the Public Service Commission of the State of New York; and

                     (e) No additional authorizations for or approvals of the execution and delivery by the Company of this Participation Agreement, the Tax Regulatory Agreement and the Company Note need be obtained by the Company or if any such authorization or approval is necessary it has been obtained.

                                   ARTICLE III

                         THE PROJECT; ISSUANCE OF BONDS

               SECTION 3.1. The Project. Construction of the Project is complete. The Project is the property of the Company. In order to effectuate the purposes of this Participation Agreement, the Company, in its own name, will do or cause to be done all things requisite or proper for the fulfillment of the obligations of the Company under this Participation Agreement.

               SECTION 3.2. Sale of Bonds and Deposit of Proceeds. In order to provide funds for the prepayment of a portion of the KeySpan Notes and the redemption of a part of the Prior Bonds, the Authority, on the date specified in the Bond Purchase Agreement or as soon thereafter as practicable, and concurrently with the issuance and delivery to the Trustee of the Note as provided in Section 4.1 hereof, will issue, sell and deliver the Bonds, all pursuant to and as provided in the Bond Purchase Agreement and subject to the conditions set forth in
          Section 2.06 of the Indenture, and will deposit the proceeds of such sale paid by the initial purchasers of the Bonds in the Project Fund.

               SECTION 3.3. Disbursements from Project Fund and Rebate Fund. 1. The Authority has in the Indenture authorized and directed the Trustee to make payments from the Project Fund in accordance with Section 8.01 of the Indenture, to pay the Prepayment Price and costs related thereto and the refunding of the Prior Bonds upon receipt from time to time of requisitions signed by an Authorized Company Representative, stating with respect to each payment to be made the information required by Section 8.01 of the Indenture. Amounts on deposit in the Rebate Fund shall be disbursed in accordance with the terms of the Indenture and the Tax Regulatory Agreement.

               The Company will cause such requisitions to be submitted to the Trustee as may be necessary to effect payments out of the Project Fund in accordance with the provisions of the Indenture.

               Concurrently with the delivery by the Company of each requisition to the Trustee, the Company will deliver to the Authority a copy of such requisition and any attachments thereto. The Authority and the Trustee may rely as to the completeness and accuracy of all statements in such requisition and the Company will indemnify and save harmless the Authority and the Trustee from any liability incurred in connection with any requisition so delivered and any payments made in reliance thereon.

               2. Except for amounts retained by the Trustee at the written direction of an Authorized Company Representative for payment of items not then due and payable or the liability for payment of which is being contested or disputed by the Company, all monies remaining in the Project Fund (but not the Rebate Fund) after the redemption of the Prior Bonds and payment of all costs related thereto shall, at the written direction of an Authorized Company Representative, be applied in accordance with Section 8.01.6 of the Indenture. Any balance remaining of such retained amounts to the extent not disbursed in accordance with subsection 1 above, shall, at the written direction of an Authorized Company Representative, be similarly applied.

               SECTION 3.4. Adequacy of Project Fund. The monies which will be paid into the Project Fund will not be sufficient to pay the Prepayment Price and costs related thereto and the refunding of the Prior Bonds. The Company shall pay that portion of the Prepayment Price and costs related thereto and the refunding of the Prior Bonds in excess of the monies available therefor in the Project Fund. Without limiting the generality of the foregoing, the Company has agreed and hereby agrees to prepay the $4,557,681.25 principal amount of the KeySpan Notes, representing a portion of the principal of the Series A Bonds applied to the payment of costs of facilities located at the former Shoreham Nuclear Power Station and the former Mitchell Gardens Power Station. The Company shall not be entitled to any reimbursement therefor from the Authority, the Trustee or the owners of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be paid by the Company pursuant to this Participation Agreement or the Note.

               SECTION 3.5. Ownership and Possession of the Project. Issuance of the Bonds will not vest in the owners thereof, the Trustee, the Authority or any other person, with ownership, or the right to possession, of the Project. The Company is entitled to sole and exclusive ownership and possession of the Project.

               SECTION 3.6. Operation, Maintenance and Repair. The Authority and
          the Company recognize that the Project constitutes integrated portions of the electric energy production facilities of the Company and that it is not feasible to administer the Project separately from such facilities. The Company shall operate the Project (with such changes, improvements or additions as the Company may deem desirable) as part of such facilities for the joint useful life of the Project and such facilities, shall maintain and repair the Project in conformity with the Company's normal maintenance and repair programs for such facilities and shall proceed in good faith to maintain the availability of the Project for use as an authorized project under the Act; but the Company shall have no obligation to operate, maintain or repair any element or item of the Project the operation, maintenance, or repair of which becomes uneconomic to the Company because of damage or destruction or obsolescence (including physical, functional and economic obsolescence), or change in government standards and regulations, or the termination of the operation of the portion of such facilities to which the element or item of the Project is an adjunct.

               SECTION 3.7. Investment of Monies in Funds Under the Indenture. Any monies held as a part of any fund created under the Indenture shall, at the direction of an Authorized Company Representative, be invested or reinvested by the Trustee as provided in Article IX of the Indenture.

                                   ARTICLE IV

                                NOTE AND PAYMENTS

               SECTION 4.1. Execution and Delivery of Note to Trustee. Concurrently with the authentication by the Registrar and Paying Agent and delivery by the Authority of the Bonds and in order to evidence the obligation of the Company to the Authority to repay the Bonds, the Authority hereby directs the Company, and the Company hereby agrees, to execute and deliver to the Trustee its Note, duly and validly executed and delivered, relating to the Bonds. The Note shall be in substantially the form attached hereto as Exhibit C with only such changes to such form as may be approved by the Authority. Thereafter, the Company shall be obligated to make the Note Payments, constituting payments of principal of, and premium, if any, and interest on the Note, and the Additional Payments required by this Participation Agreement. Such obligations shall terminate on the date when the Note has been paid in full. The Note may be prepaid in accordance with
          Section 4.4 hereof. Upon payment or provision for payment in full of all amounts payable or to become payable under the Note, the Trustee shall cancel the Note and deliver the same to the Company. Provision for payment in full of all amounts payable or to become payable under the Note shall be deemed to have occurred upon receipt by the Trustee of written notice from the Authority acknowledging that the Company has satisfied its obligations to the Authority under the Note. The
          Authority agrees to deliver such written notice to the Trustee promptly when such provision for payment in full has been made.

               SECTION 4.2. Payments Payable; Note Payments; Additional Payments. (a) The Company covenants and agrees to pay the Payments as and when the same are due and payable in accordance with the Note and this Section 4.2. The Company shall provide the Trustee with a written allocation of amounts paid under this Section 4.2 among the various purposes set forth in this Section 4.2.

               (b) The Note Payments shall be in an aggregate amount sufficient for, together with other amounts held by the Trustee and available under the Indenture for application to, the payment in full of the Bonds consisting of (i) the total interest becoming due and payable on the Bonds to the date of payment thereof, and (ii) the total principal amount plus premium, if any, of the Bonds.

               The Company covenants that it shall deposit, or cause to be deposited with the Trustee, sufficient funds to assure that no default shall occur in the payment of the principal of or premium, if any, or the interest on the Bonds as and when due, and that no unreasonable delay shall occur in the payment of the costs and expenses payable from Additional Payments.

               (c) The Company shall make Note Payments by 12:00 noon, New York City time, one Business Day (two Business Days during any Auction Rate Period or any Auction Rate- Inverse Rate Period) next preceding each Interest Payment Date to the Bond Fund for credit by the Trustee to the Interest Account of the Bond Fund established pursuant to Section
          9.01 of the

Indenture, in the aggregate amount required, together with other funds available therefor in the Interest Account in the Bond Fund, to pay the interest payable on each such Outstanding Bond on each such Interest Payment Date.

               In addition, the Company shall pay an additional amount to the Trustee for deposit in the Bond Fund and credit to the Principal Account, Interest Account, Redemption Account or to the Trustee for payment to, or directly to, the Registrar and Paying Agent for deposit in the Bond Purchase Fund and credit to the Company Account therein to be applied to the payment of the principal of and premium, if any, and interest payable upon redemption of any Bond pursuant to Article V of the Indenture or purchase price of any Bond pursuant to the Bond Purchase Trust Agreement to the extent not provided from the sources described therein.

               (d) The Company agrees that, at all times prior to the Fixed Rate Conversion Date to the extent a Liquidity Facility is in place and to the extent necessary to maintain or obtain any short term rating with respect to the Bonds, monies provided by the Company shall not be applied to the payment of the purchase price, until any such amounts have been on deposit in the applicable account for a period of at least 124 days and the Company shall have delivered a Non- Bankruptcy Certificate to the Trustee in accordance with the Indenture. If and to the extent such monies are not available and there is no Liquidity Facility in place, the Company shall pay or provide for the payment of principal of, premium, if any, and interest on, and the Purchase Price of, the Bonds from other sources.

               (e) The Company further covenants and agrees to pay, when due and payable,as Additional Payments, certain additional amounts and costs and expenses, exclusive of costs and expenses payable from the proceeds of the Bonds. Each installment of Additional Payments, if any, shall be equal to the sum of the amounts set forth in clauses (i) to (iv), inclusive, below, and shall be paid directly to the persons entitled to such payments. "Additional Payments" is hereby defined to be the aggregate of the installments of the following:

                     (i) the reasonable fees and expenses payable to the Trustee, any Indexing Agent, the Registrar and Paying Agent, any issuer of a Support Facility, the Market Agent (and in the case of Auction Rate Bonds during an Auction Rate Period, the Auction Agent under the Auction Agency Agreement and any Broker-Dealers under the respective Broker- Dealer Agreements), and of any counsel or agents of any of the foregoing except any fees or expenses attributable to negligence, willful misconduct or bad faith;

                     (ii) all costs incurred in connection with the transfer, exchange, purchase or redemption of Bonds not otherwise paid by the holders thereof, including all charges of the Authority, the Market Agents (and in the case of Auction Rate Bonds during an Auction Rate Period, the Auction Agent and any Broker-Dealer), the Registrar and Paying Agent and the Trustee with respect thereto, to the extent monies are not otherwise available therefor;

                     (iii) the reasonable fees and other costs incurred for services of such attorneys and accountants as are employed to make examinations, provide services, render opinions and prepare reports required under this Participation Agreement, the Bond Purchase Trust Agreement, and the Indenture; and

                     (iv) an administration fee of the Authority in the amount of $102,812.50 paid to the Authority on the date of authentication and delivery of the Bonds and an annual fee equal to $130 per million dollar principal amount of the Bonds on October 1 of each year commencing October 1, 2000, based upon the amount of Bonds Outstanding as of such October 1 and for purposes of the calculation of such fee, rounding up to the nearest whole million dollars, and all reasonable expenses, disbursements, advances, taxes, assessments or impositions, not otherwise paid under this Participation Agreement or the Indenture, incurred by or imposed upon the Authority in connection with its administration and enforcement of, and compliance with, this Participation Agreement, the Auction Agency Agreement, the Bond Purchase Trust Agreement, the Market Agent Agreement and the Indenture, which amounts the Company is obligated to pay, including, but not limited to, reasonable attorneys' fees. In addition, the Company shall pay to the State of New York with respect to the Bonds a bond issuance charge in the amount of $143,937.50 on the date of authentication and delivery of the Bonds.

               (f) In the event that the Company shall fail to make any Payment as required by Sections 4.2(a), (b), (c), (d) and (e) hereof, the Payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, which interest shall also constitute an obligation of the Company at the maximum rate of interest payable on the Bonds pursuant to the Indenture, to the extent permitted by law, from the date of default until paid; provided, that the Company agrees in the event the Company shall fail to make any Payment during an Auction Rate Period or an Auction Rate-Inverse Rate Period, the Payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, which interest shall also constitute an obligation of the Company at, in the case of an Auction Rate Period, the Maximum Auction Rate, and in the case of an Auction Rate-Inverse Rate Period, the Overdue Rate, to the extent permitted by law, from the date of default until paid. Nothing in this Section 4.2 shall require the Company to pay costs and expenses mentioned in clause (e)(iii) above so long as the validity or the reasonableness thereof shall be contested in good faith unless the Trustee shall receive an opinion of independent counsel that such contest materially jeopardizes the respective interests of the Authority and the Trustee in this Participation Agreement, the Auction Agency Agreement, the Bond Purchase Trust Agreement, the Indenture or the Market Agent Agreement, in which event the Company shall pay such costs and expenses (without prejudice to any rights of the Company to recover such costs and expenses if not valid or reasonable) to the end that the respective interests of the Authority and the Trustee, in the opinion of independent counsel, are not materially jeopardized.

               (g) The Company agrees to give notice to the Credit Facility Issuer not less than two days prior to any regularly scheduled payment date for principal or interest on the Bonds if the Company does not intend or will be unable to make the corresponding payment to the Trustee under the Note.

               SECTION 4.3. Notice to Pay; Medium of Payment; Acceleration. Failure to receive any prior notice of the due date of any Payment will not relieve the Company of its obligation to pay such Payment when it is due and payable. The Company covenants and agrees that it will pay or cause to be paid when due and payable hereunder the Payments, and every installment thereof, without notice or demand therefor and without abatement, reduction or set-off of any kind or nature whatsoever, in lawful money of the United States of America.

               If pursuant to the provisions of Section 12.03 of the Indenture, the obligation of the Authority to pay the Bonds is accelerated or shall otherwise be declared due and payable immediately, then the Company shall forthwith pay or cause to be paid to the Trustee an amount sufficient with all other funds available therefor, to pay the Bonds in full and, secondly an amount which shall be sufficient, with all other funds available therefor, to pay all other obligations of the Authority or the Company incurred or to be incurred under the Indenture, this Participation Agreement, the Auction Agency Agreement, the Bond Purchase Trust Agreement or the Market Agent Agreement.

               SECTION 4.4. Advance Payments. The Company shall have the option from time to time in conjunction with the redemption of Bonds pursuant to Section 5.01 or 5.04 of the Indenture to pay to the Trustee in advance of the time required by this Participation Agreement and the Note for deposit in the Bond Fund for credit to the Redemption Account therein such amounts as the Company may elect in order to effect the prepayment of the Note in whole or in part. The Company shall give notice to the Trustee and the Authority of any intention to prepay the
          Note in whole or in part and of the principal amount to be prepaid not more than sixty (60) nor less than thirty-five (35) days prior to the date on which such Payment is to be made on the Note. Such optional prepayment may be made not later than one (1) Business Day prior to the date of prepayment of the Bonds.

               SECTION 4.5. Company's Payments as Trust Funds. All Note Payments and Additional Payments required to be made by the Company under this Participation Agreement and the Note to the Authority, the Trustee or the Registrar and Paying Agent which under the Indenture are required to be applied in payment of or as security for the Bonds, shall be and constitute and are hereby declared to be trust funds, whether held by the Authority, the Trustee, the Registrar and Paying Agent, or any bank or trust company, designated for such purpose and shall continue to be impressed with a trust until such monies are applied in the manner provided in the Indenture.

               SECTION 4.6. Absolute Obligation to Make Payments. The obligation of the Company to pay the Note Payments and the Additional Payments, as required by this Participation

Agreement and the Note, and to satisfy any other financial liabilities incurred hereunder and thereunder shall be an absolute, direct, general obligation, and shall be unconditional and shall not be abated, rebated, set off, reduced, abrogated, waived, diminished or otherwise modified in any manner or to any extent whatsoever (other than for prior payment), regardless of any rights of set-off, recoupment or counterclaim that the Company might otherwise have against the Authority or the Trustee or any other party or parties and regardless of any contingency, act of God, event or cause whatsoever and notwithstanding any circumstance or occurrence that may arise or take place including, but without limiting the generality of the foregoing, the following:

            (a) any damage to or destruction of any part or all of the Project;

            (b) the taking or damaging of any part or all of the Project by any public authority or agency in the exercise of the power of eminent domain or otherwise;

           (c) any assignment, novation, merger, consolidation, transfer of assets, subleasing or other similar transaction of or affecting the Company whether with or without the approval of the Trustee, except as otherwise expressly provided in this Participation Agreement;

           (d) with respect solely to the obligation of the Company to pay the Additional Payments, the termination of this Agreement and payment or provision for payment in full of the amount due under the Note pursuant to the provisions hereof;

           (e) any failure of any party to perform or observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Participation Agreement, the Note, the Auction Agency Agreement, any Broker-Dealer Agreement, the Market Agent Agreement, the Bond Purchase Trust Agreement or the Indenture;

               (f) any change or delay in the time of availability of the Project or any part thereof for use of the Project or any part thereof;

               (g) any acts or circumstances that may constitute an eviction or constructive eviction from any part of the Project;

               (h) failure of consideration, failure of title to any part of the Project or commercial frustration; and

               (i) any change in the tax or other laws of the United States or of any state or other governmental authority;

provided, however, that the foregoing shall not be deemed to be a waiver of any right of recourse the Company may have against the Authority, the holder of any Bond or others, including but not limited to, the rights, causes of action or claims which may arise out of the breach of their respective obligations or the inaccuracy of their respective warranties, provided, however, that the Company may pursue any such right, claim or cause of action only by a separate proceeding or action and not by counterclaim or set-off hereunder and the bringing of such separate proceeding or action shall not affect the Company's absolute, irrevocable and unconditional obligation to make payments pursuant to this Section 4.6.

               However, the obligation of the Company to make Note Payments shall be deemed satisfied when made or to the extent the Trustee makes the deposits in the Bond Fund for credit to the Principal Account and Interest Account from the sources described in Sections 9.02(a)(ii)(II) and 9.02(b)(ii)(I) and (III) of the Indenture.

               SECTION 4.7. Assignment of Authority's Rights. As security for the payment of the Bonds, the Authority will assign to the Trustee certain of the Authority's rights under this Participation Agreement and the Note, including the right to receive payments hereunder (except the right to receive payments, if any, under Sections 4.2(e)(ii) and (iv), 5.16 and 7.4 hereof and the right to amend the Participation Agreement) and hereby directs the Company to make said payments directly to the Trustee or in the case of the Purchase Price to the Registrar and Paying Agent. The Company herewith assents to such assignment and will make payments under this Participation
          Agreement and the Note (except payments made pursuant to Sections 4.2(e)(ii) and (iv), 5.16 and 7.4 hereof which shall be made directly to the Authority) directly to the Trustee (or in the case of the Purchase Price, to the Registrar and Paying Agent) without defense or set-off by reason of any dispute between any of the Company, the Trustee or Registrar and Paying Agent.

               SECTION 4.8. Actions with respect to or by or on behalf of the Authority under the Indenture. The Authority hereby grants the right to the Company to request the Authority to take certain actions under the Indenture and/or to perform or undertake certain actions as specified under the Indenture. The Company agrees to request the Authority to take action or undertake or perform any action solely in compliance with or after complying with the requirements and provisions of the Indenture.

               SECTION 4.9. Agreements of Company relating to Support Facilities. In order to secure the payment of interest on the Bonds, the Company has obtained a Credit Facility. The Company agrees not to request that an Adjustable Rate other than an Auction Rate during a Auction Rate Period or an Auction Rate and an Inverse Rate during an Auction Rate-Inverse Rate Period become effective unless there shall be in effect, prior to the applicable Change in the Interest Rate Mode, a Liquidity Facility which meets the requirements of Article VI of the Indenture.

               The Company further agrees that it will maintain at all times, except during any Auction Rate Period, an Auction Rate-Inverse Rate Period or the Fixed Rate Period, a Liquidity

Facility meeting the requirements of Article VI of the Indenture. Such Liquidity Facility shall expire no earlier than the earliest of (1) its stated expiration date, which shall be not less than six months from its effective date and shall be no earlier than the second Business Day after the next succeeding date when Bonds are subject to optional or mandatory tender for purchase, (2) when all available amounts have been drawn and not been timely reimbursed, (3) the second business day following a Change in the Interest Rate Mode to an Auction Rate during an Auction Rate Period or an Auction Rate during and Auction Rate-Inverse Rate Period, (4) the second business day following the Fixed Rate Conversion Date, (5) on the effective date of any Alternate Liquidity Facility that replaces the then effective Liquidity Facility, (6) the earliest date on which no Bonds are outstanding and (7) twelve days after the Trustee receives notice from the Liquidity Facility Issuer that it is terminating the Liquidity Facility and directing the Trustee to cause a mandatory tender and purchase of the Bonds.

               SECTION 4.10. Project not Security for Bonds. It is expressly recognized by the parties that the Project will not constitute any part of the security for the Bonds. The principal security for the Bonds shall be the Note and the absolute, irrevocable and unconditional obligation of the Company to make the Note Payments.

                                    ARTICLE V

                      SPECIAL COVENANTS AND REPRESENTATIONS

               SECTION 5.1. No Warranty as to Suitability of the Project. The Authority makes no warranty, either express or implied, with respect to actual or designed capacity of the Project, as to the suitability of the Project for the purposes specified in this Participation Agreement, as to the condition of the Project, or that the Project will be suitable for the Company's purposes or needs.

               SECTION 5.2. Authority's Rights to Inspect the Project and Plans and Specifications. The Authority shall have the right at all reasonable times to examine and inspect the Project to the extent practicable and, to the extent reasonably available, the construction plans and specifications therefor.

               SECTION 5.3. Company Consent to Amendment of Indenture. The Authority shall not enter into any indenture supplemental to or amendatory of the Indenture which affects the rights or obligations of the Company without the prior consent of the Company as evidenced by a certificate in writing signed by an Authorized Company Representative.

                    SECTION 5.4. Tax Covenant. Notwithstanding any other provision hereof, the Company covenants and agrees that it will not take or authorize any action or permit any action within its reasonable control to be taken, or fail to take any action within its reasonable control, with respect to the Project, or the proceeds of the Bonds, including any amounts treated as proceeds of the Bonds for any purpose of Section 103 of the Code, the taking of which or any failure to so take will result in the loss of the exclusion of interest on the Bonds from gross income for federal income tax purposes under Section 103 of the Code (except for any Bond during any period while any such Bond is held by a person referred to as a "substantial user" of the Project or a "related person" in Section 147(a) of the Code). This provision shall control in case of conflict or ambiguity with any other provision of this Participation Agreement. In furtherance of such covenant and agreement, the Authority and the Company have entered into the Tax Regulatory Agreement and the Company hereby covenants and agrees to comply with the provisions thereof.

                    SECTION 5.5. Maintenance of Office or Agency. The Company will at all times keep, in Brooklyn, New York, or another location in the State of New York, an office or agency where notices and demands to or upon the Company with respect to this Participation Agreement and the Note may be served, and will, from time to time, give written notice to the Authority and the Trustee of the location of such office or agency; and, in case the Company shall fail to do so, notices may be served and demands may be made at the Principal Corporate Trust Office of the Trustee.

                    SECTION 5.6. Further Assurances. Upon the request of the Trustee in writing, the Company will make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, to the Trustee any and all such further acts, deeds, conveyances, assignments or assurances as may be reasonably required for effectuating the intention of this Participation Agreement and the Note.

                    SECTION 5.7. Payment of Taxes and Other Charges. The Company
               will promptly pay and discharge, or cause to be paid and discharged, as the same become due and payable, any and all taxes, rates, levies, assessments, and governmental liens, claims and other charges at any time lawfully imposed or accruing upon or against the Company or upon or against its properties or any part thereof, or upon the income derived therefrom or from the operations of the Company, provided, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, rate, levy, assessment, lien, claim or other charge so long as in good faith and by appropriate legal proceedings the validity thereof shall be contested.

                    SECTION 5.8. Maintenance of Properties.  The Company will at all times make or cause to be made such expenditures for repairs, maintenance and renewals, or otherwise, as shall be necessary to maintain its properties in good repair, working order and condition as an operating system or systems to the extent necessary to meet the Company's obligations under the Public Service Law of the State of New York and this Participation Agreement; provided, however, that nothing herein contained shall be construed to prevent the Company from ceasing to own or operate any of its plants or any other property, if, in the judgment of the Company, it is advisable not to own or operate the same and the ownership or operation thereof shall not be essential to the maintenance and continued operation of the rest of the operating system or systems, and the security under the Indenture afforded by the Company Note will not be substantially impaired by the termination of such operation.

                    SECTION 5.9. Insurance. The Company will keep or cause to be kept such parts of its properties as, in the opinion of an Authorized Company Representative (as defined in the Indenture and who shall be a licensed professional engineer), are of an insurable nature, insured against loss or damage by fire or other casualties, the risk of which is customarily insured against by companies similarly situated and operating like properties, to the extent that property of similar character is customarily insured against by such companies, either (a) by reputable insurers or (b) in whole or in part in the form of reserves or of one or more insurance funds created by the Company, whether alone or with other corporations, provided that the plan of each such insurance fund shall have been or shall be approved by the Board of Directors of the Company.

                    SECTION 5.10. Proper Books of Record and Account. The Company will at all times keep or cause to be kept proper books of record and account, in which full, true and correct entries will be made of all dealings, business and affairs of the Company, including proper and complete entries to capital or property accounts covering property worn out, obsolete, abandoned or sold, all in accordance with the requirements of any system of accounting or keeping accounts or the rules, regulations or orders prescribed by a regulatory commission with jurisdiction over the rates of the Company  giving rise to at least a majority of the Company's gross revenues, or if there are no such requirements or rules, regulations or orders, then in compliance with generally accepted accounting principles.

                    SECTION 5.11. Compliance with Law. The Company agrees to use its best efforts to comply in all material respects with all applicable laws, rules and regulations and orders of any governmental authority, non-compliance with which would have a material adverse effect on its business, financial condition or results of operations (to the extent the Company deems it can reasonably comply while maintaining its public utility operations) or would materially adversely affect the Company's ability to perform its obligations under this Participation Agreement or under the Note, except laws, rules, regulations or orders being contested in good faith or laws, rules, regulations or orders which the Company has applied for variances from, or exceptions to.

                    SECTION 5.12. Consolidation, Merger or Sale of Assets. The Company will not consolidate with or permit itself to be merged into or be acquired or purchased by any other company or companies, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (any such conveyance, transfer, lease or other disposition is hereafter called a "Transfer"), except in the manner and upon the terms and conditions set forth in this Section 5.12.

                    Nothing  contained  in this  Participation  Agreement  shall prevent (and this Participation Agreement shall be construed as permitting and authorizing, without acceleration of the maturity of the Note) any lawful consolidation or merger of the Company with or into, or acquisition or purchase by, any other company or companies lawfully authorized to acquire and operate the properties of the Company, or a series of consolidations or mergers, or successive consolidations or mergers, in which the Company or its successor or successors shall be a party, or any Transfer as an entirety to a company lawfully authorized to acquire and operate the same; provided, that, upon any consolidation, merger, acquisition or purchase, or Transfer, the company formed by such consolidation, or into which such merger may be made if other than the Company, or the company which is acquiring or purchasing the Company, or which is a transferee, shall execute and deliver to the Trustee and the Credit Facility Issuer an instrument, in form satisfactory to the Trustee, whereby such company shall effectually assume the due and punctual payment of the principal of and premium, if any, and interest on the Note according to its tenor and the due and punctual performance and observance of all covenants and agreements to be performed by the Company pursuant to this Participation Agreement on the part of the Company to be performed and observed and, thereupon, such company shall succeed to and be substituted for the Company hereunder and under the Note, with the same effect as if such successor company had been named herein as obligor.

                    Each such successor company shall possess, and may exercise, from time to time, each and every right and power hereunder and under the Note of the Company, in its name or otherwise; and any act, proceeding, resolution or certificate by any of the terms hereof and the

Note required or provided to be done, taken and performed or made, executed or verified by any board or officer of the Company shall and may be done, taken and performed or made, executed and verified with like force and effect by the corresponding board or officer of any such successor company.

                    If consolidation, merger or Transfer is made as permitted by this Section 5.12, the provisions of this Section 5.12 shall continue in full force and effect and no further consolidation, merger or Transfer shall be made except in compliance with the provisions of this Section 5.12.

                    SECTION 5.13. Financial Statements of Company. The Company agrees to have an annual audit made by its regular independent public accountants and to furnish the Trustee, the Authority and the Bond Insurer with a balance sheet and statements of income, retained earnings and changes in cash flows showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of each fiscal year, and the results of operations of the Company and its consolidated subsidiaries, if any, for each fiscal year, as audited by said accountants, on or before the last day of the third month following the close of the fiscal year or as soon thereafter as they are reasonably available.

                    SECTION 5.14. Company Agrees to Perform  Obligations Imposed
               by Indenture. The Company agrees to perform such obligations as may be required of it by the provisions of the Indenture. The Authority agrees to exercise its rights under Article XV of the Indenture upon the request of the Company.

                    SECTION 5.15. Certificates as to Defaults. The Company shall file with the Trustee and the Bond Insurer, on or before January 1 of each year, commencing on January 1, 2000, a certificate signed by an Authorized Company Representative stating that, to the best of his/her knowledge, information and belief, the Company has kept, observed, performed and fulfilled each and every one of its covenants and obligations contained in this Participation Agreement, the Tax Regulatory Agreement and in the Note and, to the best of his/her knowledge, information and belief, there does not exist at the date of such certificate any Default by the Company under this Participation Agreement or any Event of Default hereunder or other event which, with notice or the lapse of time specified in Section 7.1 hereof, or both, would become an Event of Default or, if any such Default or Event of Default or other event shall so exist, specifying the same and the nature and status thereof.

                    SECTION 5.16. Limited Obligation of Authority; Indemnification of Authority, Registrar and Paying Agent, Auction Agent and Trustee. The Bonds shall not be general obligations of the Authority, and shall not constitute an indebtedness of or a charge against the general credit of the Authority or give rise to any pecuniary liability of the Authority. The liability of the Authority under the Bonds shall be enforceable only to the extent provided in the Indenture, and the Bonds shall be payable solely from the Note Payments and any other funds held by the Trustee under the Indenture and available for such payment. The Bonds shall not be a debt of the State of New York, and the State of New York shall not be liable thereon.

                    No member, officer, agent or employee of the Authority shall be personally liable for the payment of the Bonds or any money or damages hereunder or related hereto. Notwithstanding the fact that it is the intention of the parties hereto that the Authority and all officers and employees thereof shall not incur pecuniary liability by reason of the terms of this Participation Agreement, or the undertakings required of the Authority hereunder or any officer or employee thereof, by reason of the issuance of the Bonds, the execution and delivery of any document, including, but not limited to, the Indenture, the Tax Regulatory Agreement, this Participation Agreement, the Note, the Auction Agency Agreement, the Market Agent Agreement, the Bond Purchase Trust Agreement, any Broker-Dealer Agreement or any final official statement, or by reason of the performance or non-performance of any act required of it by this Participation Agreement or any such other agreement, or the performance or non-performance of any act requested of it by the Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if the Authority (including any person at any time serving as an officer or employee of the Authority) should incur any such pecuniary liability, then in such event the Company shall indemnify and hold harmless the Authority (including any person at any time serving as an officer or employee of the Authority) against all claims by or on behalf of any person, firm or corporation or other legal entity, arising out of the same, and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon.

                    The Company releases the Authority  (including any person at any time serving as an officer or employee of the Authority), the Registrar and Paying Agent, the Auction Agent and the Trustee (including any person at any time serving as an officer or employee of the Trustee, the Registrar and Paying Agent or the Auction Agent) from, agrees that the Authority (including any person at any time serving as an officer or employee of the Authority), the Registrar and Paying Agent, the Auction Agent and the Trustee (including any person at any time serving as an officer or employee of the Trustee, the Registrar and Paying Agent or the Auction Agent) shall not be liable for, and agrees to indemnify and hold the Authority (including any person at any time serving as an officer or employee of the Authority) and the Trustee, the Auction Agent, the Registrar and Paying Agent (including any person at any time serving as an officer or employee of the Trustee, Auction Agent or the Registrar and Paying Agent) harmless, to the fullest extent permitted by law from any losses, costs, charges, expenses (including reasonable attorneys' and agents' fees and expenses), by reason of (i) any liability for any loss or damage to property or any injury to, or death of, any person that may be occasioned by any cause whatsoever arising out of the construction or operation of the Project, or (ii) judgments and liabilities in connection with any action, suit or proceeding instituted or threatened in connection with the transactions contemplated by this Participation Agreement and the Note, provided, however, that the Company shall not be liable as the result of the negligence of the Authority, the Trustee, the Registrar and Paying Agent, the Market Agent or the Auction Agent or bad faith or wilful misconduct of the Authority, the Trustee, the Registrar and Paying Agent, the Market Agent or the Auction Agent (including any person at any time serving as an officer or employee of the Authority or the Trustee, the Registrar and Paying Agent, the Market Agent or the Auction Agent). If any such claim is asserted, the Authority, any individual indemnified herein, the Trustee, the Registrar and

Paying Agent, the Market Agent or the Auction Agent, as the case may be, shall give prompt notice to the Company and permit the Company to participate in the defense thereof at its own expense. The Company will reimburse the indemnified parties for any legal or other expenses reasonably incurred by the indemnified parties in investigating or defending against any such claim, provided that the Company shall not be required to reimburse any of the indemnified parties for fees and expenses of counsel other than one counsel selected by the Trustee in its sole discretion for all indemnified parties in which proceedings are brought or threatened to be brought unless and to the extent there are actual or potential conflicts of interest between or among indemnified parties or defenses available to some indemnified parties that are not available to other indemnified parties in which case, the Company will reimburse the indemnified parties for any legal or other expenses reasonably incurred by the indemnified parties in investigating or defending against any such claim by each counsel of each of the indemnified parties affected. The obligation of the parties hereto under this Section shall survive the termination of this Participation Agreement.

                    SECTION 5.17. Financing  Statements.  On or before January 1 of the fifth year which follows the delivery of the Bonds and on or before January 1 of every fifth year thereafter, so long as any of the Bonds are Outstanding, the Company shall file or cause to be filed all financing statements, continuation statements and other instruments or memoranda referred to in Section 10.08 of the Indenture as is necessary to maintain the assignments, liens, pledges and charges of the Indenture or furnish an opinion of counsel (which may be counsel to the Company) stating that in the opinion of such counsel no action is required to maintain such assignments, liens, pledges and charges.

                    SECTION 5.18. Provision of Information. The Company shall provide the Trustee with the forms of any notices required to be sent to holders of Bonds in connection with any redemption of Bonds, a change in the Auction Period, the Interest Period or change in the Interest Rate Mode pursuant to Articles III, III-A, IV and V of the Indenture or the establishment of a Fixed Rate on the Bonds pursuant to Section 4.02 of the Indenture.

                    SECTION 5.19. Ratings. During any Auction Rate Period or any
               Auction Rate Inverse Rate Period, the Company on behalf of the Authority shall take all reasonable action necessary to enable at least two nationally recognized, statistical rating organizations (as that term is used in the rules and regulations of the Commission under the Exchange Act) to provide ratings for the Auction Rate Bonds during an Auction Rate Period or Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be.

                    SECTION 5.20. Notices. The Company on behalf of the Authority shall provide the Trustee and the Bond Insurer and, so long as no Event of Default has occurred and is continuing and the ownership of any Auction Rate Bonds is maintained in book-entry form by the Securities Depository, the Auction Agent, with notice of any change in (a) the Statutory Corporate Tax Rate under the Indenture, (b) the Applicable Percentage, or (c) the maximum rate permitted by law on the Bonds. There is currently no such maximum rate.

                                   ARTICLE VI

                       OPTIONAL AND MANDATORY PREPAYMENTS;
                               REDEMPTION OF BONDS

                    SECTION 6.1. Redemption of Bonds. If the Company is not in default in making installment payments under Sections 4.2(a),
               (b), (c), (d) and (e) hereof and under the Note, the Authority and the Trustee, at the request of the Company, at any time the aggregate monies in the Bond Fund are sufficient to effect a redemption of Bonds and if the same are then redeemable under the provisions of the Indenture and the Bonds, shall forthwith take all steps that may be necessary under the applicable redemption provisions of Article V of the Indenture to effect redemption of all or part of the then Outstanding Bonds as may be specified by the Company on such redemption date.

                    SECTION 6.2.  Prepayment of Note  Payments.  The Note may be
               prepaid, in whole or in part, at the option of the Company in connection with an optional redemption of the Bonds pursuant to
               Article V of the Indenture and shall be prepaid, in whole or in part, in connection with any mandatory redemption of the Bonds pursuant to Article V of the Indenture other than a mandatory redemption pursuant to Section 5.07 of the Indenture. Prepayment of the Note pursuant to the preceding sentence shall be with or without premium, as required to provide sufficient funds to redeem the Bonds being redeemed pursuant to Article V of the Indenture. The Note also may be prepaid in whole or in part at any time, without premium, at the option of the Company subsequent to the redemption of the Bonds with moneys furnished by the State of New York pursuant to Section 5.07 of the Indenture.

                    The  Company  shall  give  notice  to the  Trustee  and  the
               Authority of any intention to prepay the Note in whole or in part and of the principal amount to be prepaid not more than sixty
               (60) nor less than thirty-five (35) days prior to the date on which such prepayment is to be made on the Note. Such optional prepayment may be made not later than one (1) Business Day prior to the date of prepayment of the Bonds.

                    The Company may also elect to provide for the  defeasance of the Bonds in accordance with Article XV of the Indenture and upon the defeasance of the Bonds, the Note will be deemed paid, in whole or in applicable part.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                    SECTION 7.1. Events of Default Defined.  The following shall be an "Event of Default" under this Participation Agreement and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Participation Agreement, any one or more of the following events:

                     (a) Failure by the Company to pay or cause to be paid, when due and payable, any installment of Note Payments and, in the case of failure to pay any installment of interest on the Note, continuance of such failure for three (3) Business Days.

                     (b) Failure by the Company to observe and perform any covenant, condition or agreement in this Participation Agreement or the Note on its part to be observed or performed, other than as referred to in subsection (a) of this Section 7.1 (and other than failure to pay the amounts due under Sections 4.2(e), 4.2(f), 5.16 and 7.4 of this Participation Agreement), for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, has been given to the Company unless the Trustee (with any required consent of Bondholders under the provisions of the Indenture) shall agree in writing to an extension of such time prior to its expiration, provided that if any such failure shall be such that it cannot be cured or corrected within such ninety-day period, it shall not constitute an Event of Default hereunder if curative or corrective action is instituted within such period and diligently pursued until the failure of performance is cured or corrected.

                     (c) The dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to discharge or cause to be discharged any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations generally or the commission by the Company of any act of bankruptcy, or adjudication of the Company as a bankrupt, or assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of compromise with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of the federal bankruptcy laws. The term "dissolution or liquidation of the Company", as used in this subsection, shall not be construed to include the cessation of the limited liability company existence of the Company resulting either from a merger or consolidation of the Company into or with another company or corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such action with respect to the Company contained in Section 5.12 hereof.

                    (d) The  occurrence  of an event of  default  as  defined in
               Section 12.01 of the Indenture.

                    Subsection  (b)  of  this  Section  7.1  is  subject  to the following limitations: Except for the obligations of the Company contained in Article IV and Article VI hereof, if by reason of force majeure the Company is unable in whole or in part to carry out the agreements on its part herein contained, the Company shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall include the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of New York or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; typhoons; storms; floods; washouts; droughts; arrests; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

                    SECTION 7.2. Remedies on Default. In the event any of the Bonds shall at the time be Outstanding and unpaid and provision for the payment thereof shall not have been made in accordance with the provisions of the Indenture, whenever any Event of Default referred to in Section 7.1 hereof shall have happened and be existing, the Authority or the Trustee, following acceleration of the Bonds in accordance with provisions of Section 12.03 of the Indenture where so provided, may take any one or more of the following remedial steps:

                     (a) The Authority or the Trustee as provided in the Indenture may, at its option, with the consent of the Credit Facility Issuer, or shall, to the extent required by the Indenture, declare all payments payable under Section 4.2 hereof and the Note for the remainder of the term of this Participation Agreement to be immediately due and payable, whereupon the same shall become immediately due and payable.

                     (b) The Trustee, with the written consent of the Credit Facility Issuer, may take whatever action at law or in equity that may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Participation Agreement or the Note whether for specific performance of any covenant or agreement contained herein or therein or in aid of the execution of any power herein granted.

               Any amounts collected pursuant to action taken under this Section
               7.2 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

                         If any such  declaration of  acceleration  of the Bonds
                    shall have been annulled pursuant to the terms of the Indenture and if, at any time after such declaration, but before all the Bonds shall have matured by their terms, all arrears of interest upon the Note, and interest on overdue installments of interest (to the extent enforceable under applicable law) at the rate or rates per annum specified for the Note and the principal of and premium, if any, on the Note which shall have become due and payable otherwise than by acceleration, and all other sums payable hereunder, except the principal of, and interest on, the Note which pursuant to such declaration shall have become due and payable, shall have been paid by or on behalf of the Company or provision satisfactory to the Trustee shall have been made for such payment, then such acceleration of the Note shall ipso facto be deemed to be rescinded and any such Default and its consequences shall ipso facto be deemed to be annulled, but no such annulment shall extend to or affect any subsequent Default or impair or exhaust any right or remedy consequent thereon.

                         SECTION 7.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Authority or to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Participation Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Authority hereunder shall also extend to the Trustee and the Trustee and the Holders of the Bonds issued under the Indenture shall be deemed third party beneficiaries of all covenants and agreements herein contained.

                         In case the Trustee (as assignee of the Authority under
                    the Indenture) or the Authority shall have proceeded to enforce its rights under this Participation Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Authority, then and in every such case, the Company, the Authority and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Authority and the Trustee shall continue as though no such proceeding had been taken.

                         The Company covenants that, in case an Event of Default
                    shall occur with respect to any Note Payments payable under Sections 4.2(a), (b) and (c) hereof and the Note, then, upon demand of the Trustee (as assignee of the Authority under the Indenture), the Company will pay to the Trustee the whole amount that then shall have become due and payable under said Sections, with interest (to the extent permitted by law) on said amount at the rate of interest then borne by the Bonds pursuant to the Indenture, but not exceeding the maximum rate permitted by law, until paid, and in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys, and  counsel,  and any other  expenses  or  liabilities
                    incurred by the Trustee other than those incurred through bad faith or negligence.

               In case the Company shall fail forthwith to pay such amounts upon such demand, the Authority or the Trustee (as assignee of the Authority under the Indenture) shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law out of the property of the Company, the monies adjudged or decreed to be payable.

               In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company or to the creditors or property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and provide a claim or claims for the whole amount owing and unpaid pursuant to this Participation Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holders and the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

               Nothing  herein  contained  shall be  construed  to  prevent  the
               Authority from enforcing directly any of its rights under Sections 4.2, 5.16 and 7.4 hereof; provided that, in case the Company shall have failed to pay amounts required to be paid under Sections 4.2(e), 4.2(f), 5.16 and 7.4 hereof which event shall have continued for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Authority or the Trustee, the Authority or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to enforce performance or observance of any obligations or agreements of the Company under Sections 4.2(e), 4.2(f), 5.16 and 7.4 hereof.

                         SECTION 7.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Participation Agreement and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of installment payments payable pursuant to Articles IV, VI or VII hereof and the Note or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein or in the Note, the Company agrees that it will on demand therefor pay to the Authority or the Trustee the reasonable fees and expenses of such attorneys and such other expenses so incurred by the Authority or the Trustee.

                         SECTION 7.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained herein or in the Note should be breached by any party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                         SECTION  7.6.   Consent  of  Credit   Facility   Issuer
                    Required. To the extent the consent, approval or direction of the Credit Facility Issuer is required by any provision of this Participation Agreement, the Credit Facility Issuer shall have the right to give, and the discretion to withhold, such consent, approval or direction only if (i) the Credit Facility Issuer is not party to any proceeding for the rehabilitation, liquidation, conservation or dissolution of the Credit Facility Issuer pursuant to the U.S. Bankruptcy Code or similar provision of State law; (ii) the Credit Facility is in full force and effect; (iii) the Credit Facility Issuer shall have made and be continuing to make all payments and meet all of its obligations under the Credit Facility; and (iv) any Bonds insured by the Credit Facility Issuer remain outstanding; provided, however, that Bonds held by or for the account of the Company shall be deemed outstanding for purposes of this section and provided further that nothing contained in this Section shall affect any rights that the Initial Credit Facility Issuer may have as a bondholder by virtue of its rights of subrogation. So long as those conditions are met the Credit Facility Issuer shall also be treated as a third party beneficiary hereunder and as a party entitled to (i) notify the Trustee of the occurrence of an Event of Default and (ii) request the Trustee to intervene in judicial proceedings that affect the Bonds, the payment of which is guaranteed by the Credit Facility Issuer, and the security therefor; provided that the Trustee shall be entitled to indemnity from the Credit Facility Issuer satisfactory to it; and the Trustee shall accept notice of an Event of Default from the Credit Facility Issuer.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                         SECTION 8.1. Notices. All notices, certificates or other communications required or permitted to be given under this Participation Agreement or the Indenture shall be sufficiently given and shall be deemed given when delivered or mailed by first class mail, postage prepaid, addressed as follows: if to the Authority, at Corporate Plaza West, 286 Washington Avenue Extension, Albany, New York 12203-6399,
                    Attention: Chair; if to the Company, at One MetroTech Center, Brooklyn, New York 11201, Attention: Treasurer; if to the Trustee, at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trust Administration; if to the Bond Insurer, the Market Agent or the Registrar and Paying Agent at such address as shall be designated by it pursuant to the Indenture; and if to any other Support Facility issuer, at the address stated in the Support Facility. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Company, the Trustee, the Market
                    Agent, the Registrar and the Paying Agent or any Support Facility Issuer shall also be given to the others. The Authority, the Company, any Support Facility Issuer and the Trustee, may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

                         SECTION 8.2. Binding Effect. This Participation Agreement shall inure to the benefit of and shall be binding upon the Authority and the Company and their respective successors and assigns, except to the extent set forth in
                    Section 7.3.

                         SECTION 8.3. Severability.  If any clause, provision or
                    section of this Participation Agreement is held illegal, invalid or unenforceable by any court or administrative body, this Participation Agreement shall be construed and enforced as if such illegal or invalid or unenforceable clause, provision or section had not been contained in this Participation Agreement. In case any agreement or obligation contained in this Participation Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Authority or the Company, as the case may be, to the full extent permitted by law.

                         SECTION  8.4.  Amounts  Remaining  in Bond Fund.  It is
                    agreed by the parties hereto that any amounts remaining in the Bond Fund upon expiration of this Participation Agreement after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of Section 15.01 of the Indenture) and the fees and expenses of the Trustee, the Auction Agent, the Market Agent, the Registrar and Paying Agent and any other paying agents in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee as the return of an overpayment of the amounts payable pursuant to Section 4.2 hereof and the Note.

                         SECTION 8.5. Further Assurances and Corrective Instruments. The Authority and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the expressed intention of this Participation Agreement in accordance with the provisions of the Indenture.

                         SECTION  8.6.  Amendments,  Changes and  Modifications.
                    Except as otherwise provided in this Participation Agreement or in the Indenture, subsequent to the issuance of the Bonds and prior to the payment in full of the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Participation Agreement and the Note may be amended, changed, modified, altered or terminated only in accordance with the provisions of the Indenture.

                         SECTION 8.7. Execution of Counterparts.  This Agreement
                    may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                         SECTION 8.8. Delegation of Duties by Authority. It is agreed that under the terms of this Participation Agreement and also under the terms of the Indenture the Authority has delegated certain of its duties hereunder to the Company. The fact of such delegation shall be deemed a sufficient compliance by the Authority to satisfy the duties so delegated and the Authority shall not be liable in any way by reason of acts done or omitted by the Company or any Authorized Company Representative. The Authority shall have the right at all times to act in reliance upon the authorization, representation or certification of an Authorized Company Representative unless such reliance is in bad faith.

                         SECTION  8.9.   Applicable   Law.  THIS   PARTICIPATION
                    AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                         SECTION 8.10. Captions. The captions and headings in this Participation Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Participation Agreement.

                         IN WITNESS WHEREOF,  the Authority and the Company have
                    caused this Participation Agreement to be executed in their respective names and their respective seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                         NEW YORK STATE ENERGY RESEARCH
                            AND DEVELOPMENT AUTHORITY



                      By __________________________________
                                    President

(SEAL)

Attest:



-------------------------------
Secretary to the Board and
  Vice President for
    Governmental Relations
                             KEYSPAN GENERATION LLC



                      By __________________________________
                                     Title:
                                      Name:

(SEAL)

Attest:




Name:
Title:

                                    EXHIBIT A



                          (To Participation Agreement,
                          dated as of October 1, 1999,
                     between the Authority and the Company)


                             DESCRIPTION OF PROJECT
                                EXEMPT FACILITIES


1.         Glenwood (Glenwood Landing)


           An industrial wastewater treatment facility consisting primarily of a batch holding tank, air sparging system, an automatic feed system for pH neutralization, analyzers, pH controller, pumps, piping, filtration device, oil/water separator, flow elements, monitoring devices, degritting device, storage and impoundment facilities, rooms for staff and equipment, and all facilities functionally related and subordinate thereto.

           A sewage disposal facility consisting primarily of piping, pumps, holding tank and sewage treatment plant to treat sewage effluent prior to discharge to harbor.

2.         Far Rockaway

           An industrial wastewater treatment facility which will consist primarily of a degritting device and storage and impoundment facilities, and all facilities functionally related and subordinate thereto.

3.         E.F. Barrett (Island Park)


           An industrial wastewater treatment facility which will consist primarily of pumps, sumps, piping systems, a surge pond, a holding pond, oil/water skimmer, agitators, pH neutralization system, monitoring equipment, granular media filters, chemical analyzer, degritting device, impoundment facilities, reaction tank, reactor clarifier, sludge dewatering system, and all facilities functionally related and subordinate thereto.

           In addition to the foregoing, miscellaneous facilities will be installed which will include a building which will house certain pollution control facilities.

4.         Northport

           An industrial wastewater treatment facility which will consist primarily of pumps, sumps, piping systems, a surge pond, a holding pond, oil/water skimmer, agitators, pH neutralization system, monitoring equipment, granular media filters, chemical analyzer, degritting device, impoundment facilities, reaction tank, ferrous sulfate feed system, reactor clarifier, sludge dewatering system, and all facilities functionally related and subordinate thereto.

           An electrostatic precipator and soot reinjection system to prevent the discharge of soot and particulates to the atmosphere installed at Unit No. 1, Unit No. 2 and Unit No. 3.

           In addition to the foregoing, miscellaneous facilities will be installed which will include a building which will house certain pollution control facilities.

5.         Port Jefferson

           An industrial wastewater treatment facility which will consist primarily of pumps, sumps, piping systems, a surge pond, a holding pond, oil/water skimmer, agitators, pH neutralization system, monitoring equipment, granular media filters, chemical analyzer, degritting device, impoundment facilities, reaction tank, ferrous sulfate feed system, reactor clarifier, sludge dewatering system, and all facilities functionally related and subordinate thereto.

           In addition to the foregoing, miscellaneous facilities will be installed which will include a building which will house certain pollution control facilities.

6. Such additional or substituted facilities for pollution control which because of changes in technology, cost, plant processes and the like, the Company determines shall be added to or substituted for the equipment and property described in paragraphs 1-5 above.

                                    EXHIBIT B


         (To Participation Agreement dated as of October 1, 1999 between
          New York State Energy Research and Development Authority and
                 KeySpan Generation LLC, relating to the Bonds)

                             KEYSPAN GENERATION LLC

                           $41,125,000 PROMISSORY NOTE

                                       FOR

                    POLLUTION CONTROL REFUNDING REVENUE BONDS
                (KEYSPAN GENERATION LLC PROJECTS), 1999 Series A


                               New York, New York
                                October 27, 1999


               FOR VALUE RECEIVED, KeySpan Generation LLC, a limited liability company duly organized under and validly existing under and by virtue of the laws of the State of New York (the "Company"), promises to pay to the order of The Chase Manhattan Bank, as trustee (the "Trustee") under the hereinafter referred to Indenture, in lawful money of the United States, the principal sum of $41,125,000 (the "Loan Amount"), together with: (a) interest thereon at such rate or rates as in the aggregate will produce an amount equal to the total of all interest becoming due and payable on $41,125,000 principal amount of the New York State Energy Research and Development Authority's Pollution Control Refunding Revenue Bonds (KeySpan Generation LLC Projects), 1999 Series A, dated as of October 27, 1999 (the "Bonds"), issued pursuant to a Trust Indenture (the "Indenture") dated as of October 1, 1999, between the New York State Energy Research and Development Authority (the "Authority") and the Trustee; and (b) such redemption premiums and other amounts allocable to the Loan Amount as are required to be paid by the Company to the Authority as part of the payments provided in the Participation Agreement dated as of October 1, 1999, between the Company and the Authority (the "Participation Agreement"). The terms and provisions of the Participation Agreement are incorporated herein by reference and made a part hereof. The foregoing amounts shall be paid in installments and in the amounts which shall be due and payable as provided below.

                     The Company shall make Note Payments by 12:00 noon, New York City time, one
Business Day (two Business Days during any Auction Rate Period or any Auction Rate-Inverse Rate Period) next preceding each Interest Payment Date to the Bond Fund for credit by the Trustee to the Interest Account of the Bond Fund established pursuant to Section 9.01 of the Indenture, in the aggregate amount required, together with other funds available therefor in the Interest Account in the Bond Fund, to pay the interest payable on each such Outstanding Bond on each such Interest Payment Date.

               In addition, the Company shall pay an additional amount to the Trustee for deposit in the Bond Fund and credit to the Principal Account, Interest Account, Redemption Account or to be applied to the payment of the principal of and premium, if any, and interest payable upon redemption of any Bond pursuant to Article V of the Indenture.

               The payment obligations of the Company under this note shall be deemed to be discharged and this note shall be cancelled in the event that the Bonds shall have been accelerated under the Indenture and the Company shall have paid or caused to be paid all amounts required under the Participation Agreement to be paid upon the occurrence of such acceleration.

               In the event the Company should fail to make any of the payments required by this note or the Participation Agreement to be made to the Authority, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate of interest borne by the Bonds, to the extent, but not exceeding the maximum rate, permitted by law, until paid; provided, however, that if such failure to pay results in a payment of principal of, or premium, if any, or interest on the Bonds not being made when due and payable, the Company shall pay the same with interest thereon, which interest shall also constitute an obligation of the Company at the same rate of interest per annum as that payable on the Bonds; provided, further, if during an Auction Rate Period or Auction Rate-Inverse Rate Period such failure results in payment of principal of, or premium, if any, or interest on Auction Bonds or the Auction Rate- Inverse Rate Bonds, as the case may be, not being made when due and payable, the Company shall pay the same with interest thereon, which interest shall also constitute an obligation of the Company, at the Overdue Rate.

               This note shall finally mature on October 1, 2028 unless paid earlier as permittedby the Participation Agreement and the Indenture.

               This Note is subject to optional and mandatory prepayment and to acceleration as provided in the Participation Agreement.

               If the Company should default in the payment of any installment of principal of, premium, if any, and interest due under this note or if any one or more of the events of default specified in the Participation Agreement should occur, and if any such default is not remedied as provided in the Participation Agreement, the Authority or the Trustee then, or at any time thereafter, may give notice to the Company declaring all unpaid amounts of this note then outstanding, together with all other unpaid amounts outstanding under the Participation Agreement, to be immediately due and payable, and thereupon, without further notice or demand, all such amounts shall become and be immediately due and payable. Any failure to exercise this option shall not constitute a waiver of the right to exercise the same at any time in the event of any continuing or subsequent default. In the event of default in the payment of this note, the undersigned hereby agrees to pay all costs incurred in connection with the collection of the amounts then due hereon, including reasonable attorneys' fees. The payments hereunder shall be payable at the principal office of the Trustee in New York, New York.

               The obligation of the Company to make payments under this note shall be an absolute, direct, general obligation, and shall be unconditional and shall not be abated, rebated, set off, reduced, abrogated, waived, diminished or otherwise modified in any manner or to any extent whatsoever other than for prior payment.

               The Company hereby waives presentment for payment, demand, demand and protest and notice of protest, demand and dishonor and nonpayment of this note.

                         This note and all instruments  securing the same are to
                    be construed according to the law of the State of New York.

                             KEYSPAN GENERATION LLC



(SEAL)                     By___________________________________
                                 Name:
                                 Title:

     ____________________
     Name:
     Title:




                                                           TABLE OF CONTENTS

                                                                                                          Page

                                                               ARTICLE I

                                               DEFINITIONS; EFFECTIVE DATE AND DURATION
                                                      OF PARTICIPATION AGREEMENT

SECTION 1.1.                   Definitions.........................................................................  3
SECTION 1.2.                   Effective Date and Duration of Participation
                                 Agreement.........................................................................  3


                                                              ARTICLE II

                                                    REPRESENTATIONS AND WARRANTIES

SECTION 2.1.                   Representations and Warranties by the Authority.....................................  4
SECTION 2.2.                   Representations and Warranties by the Company.......................................  4


                                                              ARTICLE III

                                                    THE PROJECT; ISSUANCE OF BONDS

SECTION 3.1.                   The Project.........................................................................  6
SECTION 3.2.                   Sale of Bonds and Deposit of Proceeds...............................................  6
SECTION 3.3.                   Disbursements from Project Fund and Rebate
                               Fund................................................................................  6
SECTION 3.4.                   Adequacy of Project Fund............................................................  7
SECTION 3.5.                   Ownership and Possession of the Project.............................................  7
SECTION 3.6.                   Operation, Maintenance and Repair...................................................  7
SECTION 3.7.                   Investment of Monies in Funds Under the
                                 Indenture.........................................................................  7


                                                              ARTICLE IV

                                                           NOTE AND PAYMENTS

SECTION 4.1.                   Execution and Delivery of Note to Trustee...........................................  8
SECTION 4.2.                   Payments Payable; Note Payments; Additional
                                 Payments..........................................................................  8
SECTION 4.3.                   Notice to Pay; Medium of Payment; Acceleration...................................... 11




                                                                 (i)



                                                                                                                  Page


SECTION 4.4.                   Advance Payments.................................................................... 11
SECTION 4.5.                   Company's Payments as Trust Funds................................................... 11
SECTION 4.6.                   Absolute Obligation to Make Payments................................................ 12
SECTION 4.7.                   Assignment of Authority's Rights.................................................... 13
SECTION 4.8.                   Actions with Respect to or by or on behalf of the
                                 Authority under the Indenture..................................................... 13
SECTION 4.9.                   Agreements of Company relating to Support
                                 Facilities........................................................................ 13
SECTION 4.10.                  Project not Security for Bonds...................................................... 14

                                                               ARTICLE V

                                                 SPECIAL COVENANTS AND REPRESENTATIONS

SECTION 5.1.                   No Warranty as to Suitability of the Project........................................ 15
SECTION 5.2.                   Authority's Rights to Inspect the Project and Plans
                                 and Specifications................................................................ 15
SECTION 5.3.                   Company Consent to Amendment of Indenture........................................... 15
SECTION 5.4.                   Tax Covenant........................................................................ 15
SECTION 5.5.                   Maintenance of Office or Agency..................................................... 15
SECTION 5.6.                   Further Assurances.................................................................. 15
SECTION 5.7.                   Payment of Taxes and Other Charges.................................................. 16
SECTION 5.8.                   Maintenance of Properties........................................................... 16
SECTION 5.9.                   Insurance........................................................................... 16
SECTION 5.10.                  Proper Books of Record and Account.................................................. 16
SECTION 5.11.                  Compliance with Law................................................................. 17
SECTION 5.12.                  Consolidation, Merger or Sale of Assets............................................. 17
SECTION 5.13.                  Financial Statements of Company..................................................... 18
SECTION 5.14.                  Company Agrees to Perform Obligations Imposed
                                 by Indenture...................................................................... 18
SECTION 5.15.                  Certificates as to Defaults......................................................... 18
SECTION 5.16.                  Limited Obligation of Authority; Indemnification of
                                 Authority, Registrar and Paying Agent, Auction Agent and Trustee.................. 18
SECTION 5.17.                  Financing Statements................................................................ 20
SECTION 5.18.                  Provision of Information............................................................ 20
SECTION 5.19.                  Ratings............................................................................. 20
SECTION 5.20.                  Notices............................................................................. 20






                                                                 (ii)



                                                                                                                  Page


                                                              ARTICLE VI

                                                  OPTIONAL AND MANDATORY PREPAYMENTS;
                                                          REDEMPTION OF BONDS

SECTION 6.1.                   Redemption of Bonds................................................................. 21
SECTION 6.2.                   Prepayment of Note Payments......................................................... 21
SECTION 6.3.                   Option to Prepay Payments for Redemption of
                                 Bonds............................................................................. 21
SECTION 6.4.                   Mandatory Prepayment of Payments for Redemption
                                 of Bonds.......................................................................... 22


                                                              ARTICLE VII

                                                    EVENTS OF DEFAULT AND REMEDIES

SECTION 7.1.                   Events of Default Defined........................................................... 23
SECTION 7.2.                   Remedies on Default................................................................. 24
SECTION 7.3.                   No Remedy Exclusive................................................................. 25
SECTION 7.4.                   Agreement to Pay Attorneys' Fees and Expenses....................................... 26
SECTION 7.5.                   No Additional Waiver Implied by One Waiver.......................................... 27
SECTION 7.6.                   Consent of Credit Facility Issuer Required.......................................... 27

                                                             ARTICLE VIII

                                                             MISCELLANEOUS

SECTION 8.1.                   Notices............................................................................. 28
SECTION 8.2.                   Binding Effect...................................................................... 28
SECTION 8.3.                   Severability........................................................................ 28
SECTION 8.4.                   Amounts Remaining in Bond Fund...................................................... 28
SECTION 8.5.                   Further Assurances and Corrective Instruments....................................... 29
SECTION 8.6.                   Amendments, Changes and Modifications............................................... 29
SECTION 8.7.                   Execution of Counterparts........................................................... 29
SECTION 8.8.                   Delegation of Duties by Authority................................................... 29
SECTION 8.9.                   Applicable Law...................................................................... 29
SECTION 8.10.                  Captions............................................................................ 29





                                                                (iii)



                                                                                                                  Page

EXHIBIT A   -   Description of Project Exempt Facilities

EXHIBIT B       -    KeySpan Generation LLC $41,125,000 Promissory Note For Pollution Control
                     Refunding Revenue Bonds (KeySpan Generation LLC Projects), 1999 Series A





                                                                 (iv)

EXECUTION COPY

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------





                                 TRUST INDENTURE


                                     BETWEEN

                         NEW YORK STATE ENERGY RESEARCH
                            AND DEVELOPMENT AUTHORITY



                                       AND

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                           Dated as of October 1, 1999




                                  -relating to-


              $41,125,000 Pollution Control Refunding Revenue Bonds
                (KeySpan Generation LLC Projects), 1999 Series A

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                  THIS TRUST INDENTURE, made and dated as of the first day of October, 1999, by and between New York State Energy Research and Development Authority (the "Authority"), a body corporate and politic, constituting a public benefit corporation, and The Chase Manhattan Bank, as trustee (the "Trustee"), a corporation organized and existing under and by virtue of the laws of the State of New York with its principal corporate trust office located in The City of New York.

                                           W I T N E S S E T H T H A T:

                  WHEREAS, pursuant to special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of the State of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established as a body corporate and politic, constituting a public benefit corporation; and

                  WHEREAS, pursuant to the Act, the Authority is also empowered to extend credit and make loans from bond proceeds to any person for the construction, acquisition, and installation of, or for the reimbursement to any person for costs in connection with, any special energy project, including, but not limited to, any land, works, system, building, or other improvement and all real and personal properties of any nature or any interest in any of them which are suitable for or related to the furnishing, generation or production of energy; and

                  WHEREAS, the Authority is also authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient monies for achieving its corporate purposes including the refunding of outstanding obligations of the Authority; and

                  WHEREAS, the Authority is also authorized under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

                  WHEREAS, the Authority issued 7 1/2%Pollution Control Revenue Bonds (Long Island Lighting Company Projects), Series A in the principal amount of $28,375,000 (the "Series A Bonds"), which were used, in part, to finance certain costs primarily associated with the acquisition, construction, and installation of various systems to abate, control, and reduce pollution and to dispose of sewage and solid waste at Northport Power Station, Glenwood Landing Power Station and at the former Shoreham Nuclear Power Station and miscellaneous facilities at the former Mitchell Gardens Power Station; and

     WHEREAS, there is currently outstanding $26,375,000 aggregate principal amount of the Series A Bonds; and

                  WHEREAS, the Authority issued Pollution Control Revenue Bonds (Long Island Lighting Company Projects), Series B in the principal amount of $19,100,000 (the "Series B Bonds", and collectively with the Series A Bonds, the "Prior Bonds"), which were used, in part, to finance certain costs primarily associated with the acquisition, construction, and installation of various systems to abate, control, and reduce pollution and to dispose of sewage and solid waste at the Glenwood Landing Power Station, Far Rockaway Power Station, E.F. Barrett Power Station, Northport Power Station, and Port Jefferson Power Station; and

     WHEREAS, all of the Series B Bonds are currently outstanding; and

                  WHEREAS, KeySpan Generation LLC (formerly known as MarketSpan Generation LLC) (the "Company") is the current owner of all the assets financed by the Prior Bonds other than the facilities at the former Shoreham Nuclear Power Station and the former Mitchell Gardens Power Station, having acquired on May 28, 1998, pursuant to the Agreement and Plan of Merger, dated as of June 26, 1997, by and among MarketSpan Corporation d/b/a KeySpan (formerly known as BL Holding Corp.) ("KeySpan"), Long Island Lighting Company ("LILCO"), Long Island Power Authority and LIPA Acquisition Corp. (the "Merger Agreement"), all of the non-nuclear electric generation businesses, among other assets, of LILCO; and

                  WHEREAS, pursuant to the Merger Agreement and in connection with the transfer by LILCO of its generating assets to the Company, the Company, KeySpan and other Transferee Subsidiaries (as defined in the Merger Agreement) (collectively, the "KeySpan Notes Obligors") have executed and delivered to LILCO promissory notes relating to the Prior Bonds and evidencing the joint and several obligation of the KeySpan Notes Obligors to pay to LILCO amounts which would be sufficient to pay principal of, and premium, if any, and interest on, the Prior Bonds when due (the "KeySpan Notes"); and

     WHEREAS, the Company has requested that the Authority issue bonds for the purpose of refunding the Prior Bonds; and

                  WHEREAS, contemporaneously with the execution hereof, the Company and the Authority have entered into a Participation Agreement of even date herewith (herein referred to as the "Participation Agreement"); and

                  WHEREAS,   the  Participation   Agreement  provides  that  the
Authority will issue its bonds and make the proceeds of such bonds available to the Company; and

                  WHEREAS, the Company proposes to achieve the refunding of the Prior Bonds by applying the proceeds of the Bonds together with other monies advanced from its own funds to the prepayment of the KeySpan Notes; and

                  WHEREAS, LILCO has agreed to direct redemption of the Prior Bonds and use the proceeds received from the prepayment of the KeySpan Notes to refund the Prior Bonds; and

                  WHEREAS, simultaneously with the issuance and delivery of such bonds, the Company will execute and deliver a promissory note dated the date of issuance of such bonds (the

"Note") as evidence of its obligation to make certain payments required by the Participation Agreement; and

                  WHEREAS, pursuant to Resolution No. 952 adopted September 27, 1999, the Authority has determined to issue $41,125,000 aggregate principal amount of Pollution Control Refunding Revenue Bonds (KeySpan Generation LLC Projects), 1999 Series A (the "Bonds") for the purpose of applying the proceeds thereof together with other monies advanced by the Company to the prepayment of the KeySpan Notes and causing LILCO to use the proceeds received from the prepayment of the KeySpan Notes to pay all or a portion of the redemption price of the Prior Bonds; and

                  WHEREAS, Ambac Assurance Corporation has agreed to issue a municipal bond insurance policy in favor of the Trustee to provide for the payment of such amounts as are specified therein with respect to the regularly scheduled principal of and interest on the Bonds when due; and

                  WHEREAS, all acts, conditions and things necessary or required by the Constitution and statutes of the State of New York, or otherwise, to exist, happen, and be performed as prerequisites to the passage of this Indenture, do exist, have happened, and have been performed; and

                  WHEREAS, the Trustee has accepted the trusts created by this Trust Indenture and in evidence thereof has joined in the execution hereof;

                  NOW, THEREFORE, THIS TRUST INDENTURE WITNESSETH:

                  That in order to declare the terms and  conditions  upon which the Bonds are authenticated, issued and delivered, and in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Holders (as hereinafter defined) thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure payment of the principal of and premium, if any, and interest on the Bonds according to their tenor and effect and the performance and observance by the Authority of all covenants, agreements and conditions herein and in the Bonds contained, the Authority has acknowledged, executed, signed and delivered this Indenture and hereby assigns, confirms, pledges with and sets over and entrusts to the Trustee hereunder, its successors in trust and assigns, subject to the provisions of this Indenture (the following being called the "Trust Estate"): (1) the Revenues (as hereinafter defined); (2) the Participation Agreement and the Note and all rights, remedies and interest of the Authority under the Participation Agreement and the Note, and any other agreement relating to the Project (exclusive of the Additional Payments and the Authority's rights with respect to (a)
administrative compensation, attorneys' fees and indemnification, (b) the receipt of notices, opinions, reports, copies of instruments and other items of a similar nature required to be delivered to the Authority under the
Participation   Agreement,  (c)  granting  approvals  and  consents  and  making determinations when required under the Participation Agreement, (d) making requests for information and inspections in accordance with the Participation Agreement, (e) Article III and Sections 4.2, 5.16 and 7.4 of the Participation Agreement, and (f) the right to amend the Participation Agreement); (3) the Tax Regulatory Agreement, and all rights, remedies and interest of the Authority thereunder, subject to the provisions of the Tax Regulatory Agreement relating to the amendment thereof and to a reservation by the Authority of the right to enforce the obligations of the Company thereunder independently of the Trustee; (4) all other monies, rights and properties held by the Trustee or other depositary under this Indenture and the securities (and the interest, income and profits therefrom) in which such monies may from time to time be invested (exclusive of the proceeds of or amounts under any Credit Facility issued in the form of a municipal bond insurance policy or any amounts on deposit in the Rebate Fund (as hereinafter defined) or the Project Fund (as hereinafter defined)); and (5) any and all other real or personal property of every nature from time to time hereafter by delivery or by writing of any kind specially mortgaged, pledged, or hypothecated, as and for additional security hereunder, by the Company in favor of the Trustee or the Authority which are hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

                  TO HAVE AND TO HOLD, all and singular of said Trust Estate unto the Trustee, its successors in trust and assigns, forever, in trust, nevertheless, to inure to the use and benefit of the Holders of all the Bonds and the Bond Insurer as their respective interests appear , for the securing of the observance or performance of all the terms, provisions and conditions therein and herein contained and for the equal and proportionate benefit and security of all and singular the present and future Holders of the Bonds and the Bond Insurer, without preference, priority, prejudice or distinction as to lien or otherwise of any Bond over any other Bond, to the end that each Holder of a Bond and the Bond Insurer shall have the same rights, privileges and lien under and by virtue of this Trust Indenture, except as hereinafter otherwise specifically provided;

                  AND CONDITIONED THAT, if the Authority shall cause to be paid fully and promptly and indefeasibly when due all of its indebtedness, liabilities, obligations and sums at any time secured hereby, including interest, its Trustee's fees and reasonable expenses (including its reasonable attorneys' fees and expenses), and shall promptly, faithfully and strictly keep, perform and observe, or cause to be kept, performed and observed, all of its covenants, obligations, warranties and agreements contained herein, then and in such event, this Trust Indenture shall be and become void and of no further force and effect, otherwise the same shall remain in full force and effect.

                  THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said income and Revenues hereby pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Authority has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Holders, from time to time, of the said Bonds, or any part thereof, as follows (provided that in the performance of the agreements of the Authority herein contained any obligation it may thereby incur for the payment of money shall never constitute a general or moral obligation of the State of New York or any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation, and shall not be secured directly or indirectly by the full faith and credit, the general credit or any revenue or taxes of the State of New York or any political subdivision thereof, but shall be payable solely out of the income and Revenues derived under the Participation Agreement, the Note and the Credit Facility, if any, and other monies, rights and properties of the Trust Estate), that is to say:

                                                     ARTICLE I

                                      DEFINITIONS; COMPUTATIONS; CERTIFICATES
                                   AND OPINIONS; EVIDENCE OF ACTION BY AUTHORITY

                  SECTION 1.01. Definitions of Specific Terms. Unless the context shall clearly indicate some other meaning or may otherwise require, the terms defined in this Section shall, for all purposes of this Indenture and of any indenture, resolution or other instrument amendatory hereof or supplemental hereto and of any certificate, opinion, instrument or document herein or therein mentioned, have the meanings herein specified, with the following definitions to be equally applicable to both the singular and plural forms of any terms herein defined and vice versa.

                  "'AA' Composite Commercial Paper Rate," on any date of determination, shall mean with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period (i) the interest equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by S&P, as made available on a discount basis or otherwise by the Federal Reserve Board for the Business Day immediately preceding such date of determination, or (ii) if the Federal Reserve Board does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date of determination.

                  If any Commercial Paper Dealer does not quote a commercial paper rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of such quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Authority at the request of the Company to provide such quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or if the Authority does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the product of (A) 100 times (B) the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (x) the discount rate (expressed in decimals) divided by (y) the difference between (1) 1.00 and (2) a fraction the numerator of which shall be the product of the discount rate (expressed in decimals) times the number of days in which such commercial paper matures and the denominator of which shall be 360.

                  "Act" shall mean the New York State Energy Research and Development Authority Act, Title 9 of Article 8 of the Public Authorities Law of the State of New York, as from time to time amended and supplemented.

                  "Act of Bankruptcy" shall mean the filing of a petition commencing a case by or against the Company or an Affiliate of the Company or the Authority under the Bankruptcy Code or the filing of a petition or the seeking of relief by or against the Company or an Affiliate of the Company or the Authority under any state bankruptcy or insolvency law.

                  "Additional Payments" shall mean the Additional Payments as defined in Section 4.2(e) of the Participation Agreement.

                  "Adjustable Rate" shall mean any of the following types of interest rates: a Commercial Paper Rate, an Auction Rate (during an Auction Rate Period), an Auction Rate and a related Inverse Rate (during an Auction
Rate-Inverse Rate Period), a Daily Rate, a Weekly Rate, a Monthly Rate, a Semi-annual Rate and a Term Rate.

                  "Administration Fees" shall mean the amounts payable by the Company to the Authority pursuant to Section 4.2(e) of the Participation
Agreement to defray a portion of the expenses incurred by the Authority in conducting and administering its special energy project programs and the amount payable as state bond issuance charge pursuant to Section 4.2(e) of the Participation Agreement.

                  "Affiliate"  of any  specified  person  shall  mean any  other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing, provided, that, when used in connection with Auction Rate Bonds and Auction Rate-Inverse Rate Bonds, "Affiliate" shall mean any person known to the Auction Agent to be controlled by, in control of or under common control with the Company; provided that no Broker-Dealer controlled by, in control of or under common control with the Company shall be an Affiliate nor shall any corporation or any person controlled by, in control of or in common control with such corporation be an Affiliate solely because a director or executive officer of such Broker-Dealer is also a director or manager of the Company.

                  "After-Tax Equivalent Rate" on any date of determination shall mean with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, the interest rate per annum equal to the product of (x) "AA" Composite Commercial Paper Rate on such date and (y) (1.00 minus the Statutory Corporate Tax Rate on such date).

                  "Agent Member" shall mean a member of, or participant in, the Securities Depository.

                  "Alternate Liquidity Facility" shall mean any Liquidity Facility obtained pursuant to the provisions of Section 6.02 in replacement of an existing Liquidity Facility, including a letter of credit, committed line of credit, surety bond or standby bond purchase agreement, or any combination of the foregoing, and issued by a bank or banks, municipal bond or financial guarantee insurance company, other financial institution or institutions, or any combination of the foregoing which provides payment of the purchase price equal to the principal of and accrued interest on Bonds purchased during the term thereof upon any mandatory or optional tender for purchase pursuant to Sections 5.02, 5.03 and 5.06.

                  "Alternate Support Facility" shall mean any Support Facility obtained pursuant to the provisions of Section 6.02 in replacement of an existing Support Facility.

                  "Applicable Percentage" on any date of determination shall mean the percentage determined as set forth below (as such percentage may be adjusted (i) for Auction Rate Bonds during an Auction Rate Period pursuant to
Section 3.10 and (ii) for Auction Rate Bonds during an Auction Rate-Inverse Rate Period pursuant to Section 3A.09) based on the prevailing long-term rating of the Auction Rate Bonds during an Auction Rate Period or the Auction Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be, in effect at the close of business on the Business Day immediately preceding such date of determination:

                                                Auction Rate-Inverse

                               Rate Period                  Auction Rate Period
Prevailing Rating        Applicable Percentage            Applicable Percentage

  AAA/"Aaa"                   175%                                    65%
  AA/"Aa"                     175%                                    70%
  A/"A"                       175%                                    85%
  Below A/"A"                   -                                    100%
  BBB/"Baa"                   200%                                   -
  Below BBB/"Baa"             265%                                   -

                  For purposes of this definition, the "prevailing rating" of the Auction Rate Bonds during an Auction Rate Period or the Auction Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be, will be (a) AAA/"Aaa," if the Auction Rate Bonds during an Auction Rate Period or the Auction Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be, have a rating of AAA by S&P and a rating of "Aaa" by Moody's, or the equivalent of such ratings by a substitute rating agency or agencies selected as provided below, (b) if not AAA/"Aaa," then AA/"Aa" if the Auction Rate Bonds during an Auction Rate Period or the Auction Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be, have a rating of AA- or better by S&P and a rating of "Aa3" or better by Moody's, or the equivalent of such ratings by a substitute rating agency or agencies selected as provided below,
(c) if not AAA/"Aaa" or AA/"Aa," then A/"A" if the Auction Rate Bonds during an Auction Rate Period or the Auction Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be, have a rating of A- or better by S&P and a rating of "A3" or better by Moody's, or the equivalent of such ratings by a substitute rating agency or agencies selected as provided below, (d) if not AAA/"Aaa," AA/"Aa" or A/"A," then (1) Below A/"A", in the case of Auction Rate Bonds during an Auction Rate Period, whether or not the Auction Rate Bonds are rated by any securities rating agency or (2) BBB/"Baa," if, in the case of Auction

Rate Bonds during an Auction Rate-Inverse Rate Period, the Auction Rate Bonds during an Auction Rate-Inverse Rate Period have a rating of BBB- or better by S&P and a rating of "Baa3" or better by Moody's, or the equivalent of such ratings by a substitute rating agency or agencies selected as provided below, and (e) if, in the case of Auction Rate Bonds during an Auction Rate-Inverse Rate Period, not AAA/"Aaa," AA/"Aa", A/"A" or BBB/"Baa," then Below BBB/"Baa," whether or not the Auction Rate Bonds during an Auction Rate-Inverse Rate Period are rated by any securities rating agency.

                  If (x) the Auction Rate Bonds during an Auction Rate Period or the Auction Rate Bonds during any Auction Rate-Inverse Rate Period, as the case may be, are rated by a rating agency or agencies other than Moody's or S&P and
(y) the Company has delivered on behalf of the Authority to the Trustee and the Auction Agent an instrument designating one or two of such rating agencies to replace Moody's or S&P, or both, then for purposes of the definition of "prevailing rating" Moody's or S&P, or both, will be deemed to have been replaced in accordance with such instrument; provided, however, that such instrument must be accompanied by the consent of the Market Agent. For purposes of this definition, S&P's rating categories of AAA, AA-, A- and BBB-, and Moody's rating categories of "Aaa," "Aa3," "A3" and "Baa3," refer to and include the respective rating categories correlative thereto in the event that either or both of such rating agencies have changed or modified their generic rating categories. If the prevailing ratings for the Bonds are split between the categories set forth above, the lower rating will determine the prevailing rating.

                  "Auction" shall mean each periodic implementation of the Auction Procedures for Auction Rate Bonds during an Auction Rate Period or the Auction Rate Bonds during any Auction Rate-Inverse Rate Period.

                  "Auction Agency Agreement" shall mean the Auction Agency Agreement (A) dated October 27, 1999, entered into between the Company and The Chase Manhattan Bank, as Auction Agent, with respect to the Auction Rate Bonds during the initial Auction Rate Period, or (B) between the Trustee and the Auction Agent with respect to the Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period.

                  "Auction Agent" shall mean any entity appointed as such pursuant to Section 11.21 and its successors and assigns.

                  "Auction Date" shall mean:

                  (A) with respect to each Auction Period for the Auction Rate Bonds during an Auction Rate Period, (i) if the Auction Rate Bonds are in a daily Auction Period, each Business Day, and (ii) if the Auction Rate Bonds are in any other Auction Period, the last Thursday of the immediately preceding Auction Period (or such other day that the Market Agent shall establish as the Auction Date therefor pursuant to Section 3.05); provided, that if such day is not a Business Day, the Auction Date shall be the next succeeding Business Day other than for:

                  (i) each Interest Period commencing after the ownership of the Auction Rate Bonds is no longer maintained in book-entry form by the Securities Depository;

     (ii) each Interest Period commencing after the occurrence and during the continuance of a Payment Default; or

                  (iii) any Interest Period commencing less than two Business Days after the cure of a Payment Default pursuant to Section 12.01;

provided further that on the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there will be two Auctions, one for the last daily Auction Period and one for the first Auction Period following the conversion.

                  (B) with respect to the Auction Rate-Inverse Rate Bonds during an Auction Rate- Inverse Rate Period, the Business Day immediately preceding the first day of each Interest Period, other than:

          (i) an Interest Period which is immediately preceded by a Regular Record Date at the close of business on which all of the beneficial ownership of the Auction Rate Bonds was Linked with all of the beneficial ownership of the Inverse Rate Bonds;

                  (ii) each Interest Period commencing after the ownership of the Auction Rate Bonds is no longer maintained in book-entry form by the Securities Depository;

          (iii) each Interest Period commencing after the occurrence and during the continuance of a Payment Default; or

                  (iv) any Interest Period commencing less than two Business Days after the cure of a Payment Default pursuant to Section 12.01.

                  "Auction Period" shall mean;
                   --------------

                  (A) in the event the Bonds are issued initially as Auction Rate Bonds during an Auction Rate Period, the period from and including the Closing Date to and including the initial Auction Date; and

                  (B) thereafter, or after a Change in the Interest Rate Mode to an Auction Rate, during an Auction Rate Period, until the effective date of a Change in the Interest Rate Mode or the maturity of the Bonds;

                  (i) with respect to Auction Rate Bonds in a daily Auction Period, a period beginning on each Business Day and extending to but not including the next succeeding Business Day; and

                  (ii) with respect to Auction Rate Bonds not in a daily Auction Period, each period from and including the last Interest Payment Date for the immediately preceding Auction Period or Calculation Period, as the case may be, to and including the next succeeding Auction Date or, in the event of a Change in the Interest Rate Mode, to but excluding the effective date of such change;

provided, if any day that would be the last day of any such period does not immediately precede a Business Day, such period shall end on the next day which immediately precedes a Business Day.

                  "Auction Procedures" shall mean (i) with respect to the Auction Rate Bonds during an Auction Rate Period the procedures set forth in Sections 3.06 through 3.09, and (ii) with respect to the Auction Rate Bonds during an Auction Rate-Inverse Rate Period the procedures set forth in Section 3A.03.

                  "Auction Rate" shall mean:

                           (A) With  respect  to  Auction  Rate  Bonds  and each
                  Auction Period for such Auction Rate Bonds during an Auction Rate Period, the rate of interest per annum determined for the Bonds pursuant to Article III; and

                  (B) With respect to Auction Rate Bonds and each Interest Period for such Auction Rate Bonds during an Auction Rate-Inverse Rate Period (other than the Initial Interest Period after the Closing Date if the Bonds initially are offered as Auction Rate-Inverse Rate Bonds, or an Initial Interest Period after a Change in the Interest Rate Mode to an Auction Rate- Inverse Rate), the rate of interest per annum determined for the Bonds pursuant to Article IIIA.

                  "Auction Rate Bonds" shall mean:
                   ------------------

          (A) With respect to an Auction Rate Period, any Bonds or subseries of Bonds which bear the Auction Rate determined pursuant to Article III;

                  (B) With respect to an Auction Rate-Inverse Rate Period, any Bonds or subseries of Bonds which bear the Auction Rate determined pursuant to Article IIIA.

                  "Auction Rate-Inverse Rate Bonds" shall mean any Bonds which bear an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period.

                  "Auction Rate-Inverse Rate Period" shall mean any period during which the Auction Rate-Inverse Rate Bonds bear interest at an Auction Rate and a related Inverse Rate determined pursuant to the implementation of Auction Procedures established under Article IIIA, which period shall commence on the Closing Date if the Bonds initially are offered as Auction Rate-Inverse Rate Bonds, or on the effective date of a Change in the Interest Rate Mode to an Auction Rate and a related Inverse Rate, and shall extend through the day immediately preceding the earlier of (a) the effective date of a Change in the Interest Rate Mode or (b) the Fixed Rate Conversion Date.

                  "Auction Rate Period" shall mean any period during which the Auction Rate Bonds bear interest at an Auction Rate determined pursuant to the implementation of Auction Procedures established under Article III, which period shall commence on the Closing Date if the Bonds initially are offered as Auction Rate Bonds, or on the effective date of a Change in the Interest Rate Mode to an Auction Rate and shall extend through the day immediately preceding the earlier of (a) the effective date of a Change in the Interest Rate Mode or (b) the Fixed Rate Conversion Date.

                  "Auction Rate Period Record Date" shall mean, with respect to each Interest Payment Date during an Auction Rate Period (other than during a daily Auction Period), the Business Day next preceding such Interest Payment Date, and with respect to each Interest Payment Date during a daily Auction Period, the last Business Day of the month preceding such Interest Payment Date.

                  "Authority" shall mean New York State Energy Research and Development Authority, the public benefit corporation created by the Act, and its successors and assigns.

                  "Authorized Company Representative" shall mean any officer or other employee of the Company at the time designated to act on behalf of the Company by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its Chairman, President or a Vice President and its Secretary or an Assistant Secretary.

                  "Authorized   Officer"  shall  mean  the  Chair,   Vice-Chair,
President, Treasurer, Assistant Treasurer or Secretary to the Board and Vice President for Governmental Relations.

                  "Available Auction Rate Bonds" shall mean (i) with respect to the Auction Rate Bonds during an Auction Rate Period, Available Auction Rate Bonds as defined in Section 3.08, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Available Auction Rate Bonds as defined in Section 3A.03.

                  "Available Moneys" shall mean (i) moneys which have been paid to the Trustee by the Company or any Affiliate of the Company and have been continuously on deposit with the Trustee for at least 123 consecutive days in any separate and segregated account or accounts or sub-account or sub-accounts in which no other moneys which were not Available Moneys were at any time held, during and prior to which period no Act of Bankruptcy shall have occurred (unless the proceeding arising from such Act of Bankruptcy shall have been dismissed and such dismissal shall be final and not subject to appeal), and have not been commingled with any other funds, and the proceeds from the investment of such moneys once such moneys become Available Moneys, provided that such investment proceeds shall be considered to be Available Moneys only to the extent that the Trustee, the Bond Insurer and any Rating Agencies then rating the Bonds shall have received an opinion of counsel acceptable to any such Rating Agencies to the effect that application of such investment proceeds does not result in an avoidable preference with respect to the Company or any Affiliate of the Company or the Authority pursuant to the provisions of Section 547 of the

Bankruptcy Code, (ii) moneys drawn under the Credit Facility which were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys other than those drawn under the Credit Facility were at any time held, and have not been commingled with any other funds, (iii) moneys drawn under any Direct-Pay Facility which were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys other than those drawn under such Direct-Pay Facility were at any time held, and have not been commingled with any other funds, or (iv) the proceeds of any obligations issued by the Authority to refund the Bonds, and the proceeds of the investment of such moneys, provided that (x) such proceeds of such obligations shall be deposited by the Trustee directly in a segregated account maintained by the Trustee over which the Company (or any Affiliates of the Company) or the Authority shall have no right to withdraw moneys or control the investment of moneys, (y) such proceeds may not be used to pay the purchase price of any Bonds tendered or deemed tendered for purchase pursuant to this Indenture and (z) at or prior to the deposit of such proceeds an opinion of counsel satisfactory to the Rating Agencies then rating the Bonds shall have been provided to the Trustee, the Bond Insurer and such Rating Agencies to the effect that such application of such proceeds will not constitute an avoidable preference with respect to the Company or any Affiliate of the Company or the Authority under Section 547 of the Bankruptcy Code.

                  "Bank Bond" or "Bank Bonds" means any Bond or Bonds purchased by the Liquidity Facility Issuer pursuant to the initial Liquidity Facility or any Bond or Bonds purchased pursuant to any Alternate Liquidity Facility.

                  "Bank Bond Interest Rate" or "Bank Rate", at any date of determination, has the meaning ascribed thereto in the Liquidity Facility or an agreement providing for the issuance thereof, provided that the Bank Bond Interest Rate shall in no event exceed 15% per annum.

                  "Bid" shall mean (i) with respect to the Auction Rate Bonds during an Auction Rate Period, Bid as defined in Section 3.06, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Bid as defined in Section 3A.03.

                  "Bidder" shall mean (i) with respect to the Auction Rate Bonds during an Auction Rate Period, Bidder as defined in Section 3.06, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Bidder as defined in Section 3A.03.

                  "Bond Counsel" shall mean an attorney or firm or firms of attorneys, satisfactory to the Authority and the Trustee, experienced in matters relating to tax exemption of interest on bonds issued by states and their political subdivisions.

                  "Bond Fund" shall mean the special trust fund of the Authority designated as "KeySpan Generation LLC Project Bond Fund 1999 Series A" created and established under, and to be held and administered by the Trustee as provided in, Section 9.01 and, unless the context shall clearly indicate otherwise, shall include the "Interest Account," the "Principal Account," and the "Redemption Account" created and established therein.

          "Bondholder", "Holder of a Bond" or "Holder" shall mean any registered owner of a Bond.

                  "Bond Insurer" shall mean Ambac Assurance Corporation, or any successor thereto.

                  "Bond  Purchase   Agreement"  shall  mean  the  Bond  Purchase
Agreement, dated October 21, 1999, among the Authority, the Company and the underwriters for the Bonds.

                  "Bond Purchase Fund" shall mean the Bond Purchase Fund established pursuant to the Bond Purchase Trust Agreement.

                  "Bond Purchase Trust Agreement" shall mean the Bond Purchase Trust Agreement dated as of the Closing Date between the Authority and the Registrar and Paying Agent, as from time to time amended or supplemented.

                  "Bonds" shall mean, the "Pollution Control Refunding Revenue Bonds (KeySpan Generation LLC Projects), 1999 Series A" presently to be issued as authorized in Section 2.02 at any time Outstanding.

                  "Bond Year" shall have the meaning set forth in the Tax Regulatory Agreement.

                  "Broker-Dealer" shall mean any broker-dealer (as defined in the Securities Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures (i) that is an Agent Member (or an affiliate of an Agent Member),
(ii) that has been selected by the Auction Agent and the Company with the consent of the Authority, (iii) that has entered into a Broker-Dealer Agreement with the Auction Agent and the Company that remains effective and (iv) after the occurrence and during the continuance of a Company Downgrade Event that is reasonably acceptable to the initial Bond Insurer.

                  "Broker-Dealer Agreement" shall mean each agreement applicable to the Auction Rate Bonds during an Auction Rate Period or the Auction Rate Bonds during an Auction Rate- Inverse Rate Period, as the case may be, among a Broker-Dealer, the Company and the Auction Agent pursuant to which the Broker-Dealer, among other things, agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended and supplemented.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange or banks are authorized or obligated by law or executive order to close in New York, New York, or any city in which is located the principal corporate trust office of the Trustee or the office of an issuer of a Liquidity Facility at which demands for a draw on, or borrowing or payment under, the Liquidity Facility will be made; provided, however, that with respect to Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period or Auction Rate Bonds during an Auction Rate Period, the term "Business Day" shall further exclude April 14, April 15, December 30 and December 31.

                  "Calculation Period" shall mean (a) during any Commercial Paper Rate Period, any period or periods from and including a Business Day to and including any day not more than 270 days thereafter which is a day immediately preceding a Business Day established by the Market Agent pursuant to
Section 3.02; (b) during any Daily Rate Period, the period from and including a Business Day to but not including the next succeeding Business Day; (c) during any Weekly Rate Period, with respect to the period after the Closing Date, the period from and including the Closing Date and to and including the following Tuesday and, thereafter, the period from and including the Wednesday of each week to and including the following Tuesday and with respect to a Change in the Interest Rate Mode to a Weekly Rate, the period from and including the effective date of the Change in the Interest Rate Mode to and including the following Tuesday, and, thereafter, the period from and including Wednesday of each week to and including the following Tuesday; provided, however, in each case if such Wednesday is not a Business Day, such next succeeding Calculation Period shall begin on the Business Day next succeeding such Wednesday and such Calculation Period shall end on the day before such next succeeding Calculation Period; (d) during any Monthly Rate Period, with respect to a Change in the Interest Rate Mode to a Monthly Rate, the period from and including the effective date of the Change in the Interest Rate Mode to but excluding the first Business Day of the following month, and, thereafter each period from and including the first
Business Day of the month to but excluding the first Business Day of the following month; (e) during any Semi-annual Rate Period, with respect to a Change in the Interest Rate Mode to a Semi-annual Rate, the period from and including the effective date of the Change in the Interest Rate Mode to but excluding the next succeeding Interest Payment Date and, thereafter, each period from and including the day following the end of the last Calculation Period to but excluding the next succeeding Interest Payment Date; and (f) during any Term Rate Period, any period of not less than 365 days from and including a Business Day to and including any day (established by the Market Agent pursuant to Section 4.01.1) not later than the day prior to the maturity date of the Bonds.

                  "Change in the Interest Rate Mode" shall mean any change in the type of interest rate borne by the Bonds pursuant to Section 4.01.

                  "Change of Preference Law" shall mean any amendment to the Code or other statute enacted by the Congress of the United States or any temporary, proposed or final regulation promulgated by the United States Treasury, after the date hereof which (a) changes or would change any deduction, credit or other allowance allowable in computing liability for any federal tax with respect to, or (b) imposes, or would impose, reduces or would reduce, or increases or would increase any federal tax (including, but not limited to, preference or excise taxes) upon, any interest earned by any holder of bonds the interest on which is excluded from federal gross income under Section 103 of the Code.

                  "Closing Date" shall mean the date on which the Note becomes legally effective, the same being the date on which the Bonds are paid for by and delivered to the original purchasers thereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations proposed or in effect thereunder and applied to the Bonds or the use of proceeds thereof, and also includes all amendments and successor provisions unless the context clearly requires otherwise.

               "Commercial Paper Dealer" means Goldman, Sachs & Co. or, in lieu thereof, affiliates or successors, provided that any such entity is a commercial paper dealer.

                  "Commercial Paper Index," on any date of determination, shall mean, with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, the interest index published by the Market Agent representing the weighted average of the yield on tax-exempt commercial paper, or tax-exempt bonds bearing interest at a commercial paper rate or pursuant to a commercial paper mode, having a range of maturities or mandatory purchase dates between 25 and 36 days traded during the immediately preceding five Business Days.

                  "Commercial Paper Period Record Date" shall mean, with respect to each Interest Payment Date during a Commercial Paper Rate Period, the Business Day next preceding such Interest Payment Date.

                  "Commercial Paper Rate" shall mean with respect to the first day of each Calculation Period during a Commercial Paper Rate Period, a rate or rates of interest equal to the rate or rates of interest per annum established and certified to the Trustee (with a copy to the Authority, the Registrar and Paying Agent, the Credit Facility Issuer and the Company) by the Market Agent no later than 12:00 noon (New York City time) on and as of such day as the minimum rate or rates of interest per annum which, in the opinion of the Market Agent, taking into account the Calculation Period or Calculation Periods for the Bonds, would be necessary on and as of such day to remarket Bonds in a secondary market transaction at a price equal to the principal amount thereof; provided that such rate or rates of interest shall not exceed the lesser of 110% of the Commercial Paper Rate Index on and as of such date and 15% per annum.

                  "Commercial Paper Rate Index" shall mean with respect to the first day of each Calculation Period during a Commercial Paper Rate Period, the average of yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued) all of which shall have a term as near as practicable to such Calculation Period or which are subject to optional or mandatory tender by the owner thereof at the end of a term as near as practicable to such Calculation Period, the interest on which is not included in gross income for federal income tax purposes, of no fewer than ten Component Issuers selected by the Indexing Agent, including issuers of commercial paper, project notes, bond anticipation notes and tax anticipation notes, computed by the Indexing

Agent on and as of such day. If the Bonds are rated by a Rating Agency in its highest note or commercial paper rating category or one of its two highest long-term debt rating categories, each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its highest note or commercial paper rating category or (b) not have outstanding notes or commercial paper rated by a Rating Agency but have outstanding securities rated by a Rating Agency in one of its two highest long-term debt rating categories. If the Bonds are rated by a Rating Agency in a rating category that is lower than its highest note or commercial paper rating category or its two highest long-term debt rating categories (and the Bonds are not rated in one of such categories by the other Rating Agency), each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its note or commercial paper rating category which is the same or correlative, in the Indexing Agent's judgment, to the note or commercial paper rating category or the long-term debt rating category of the Bonds or (b) have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds are rated by that Rating Agency and not have any outstanding notes or commercial paper rated by such Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the Commercial Paper Rate Index in the event any of the above-described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any change to the Component Issuers and any change in the method of setting the Commercial Paper Rate Index, which consent shall not be unreasonably withheld.

                  "Commercial Paper Rate Period" shall mean any period during which the Bonds bear interest at a Commercial Paper Rate or Rates, which period shall commence on the effective date of a Change in the Interest Rate Mode to a Commercial Paper Rate or Rates, as the case may be, and extend through the day immediately preceding the earlier of (a) the effective date of another Change in the Interest Rate Mode, (b) the Fixed Rate Conversion Date or (c) the maturity date of the Bonds.

                  "Commercial Paper/Treasury Rate" on any date of determination shall mean with respect to Auction Rate Bonds during an Auction Rate Period (i) in the case of any Auction Period of less than 180 days, the interest equivalent of the 7-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by Moody's or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Board for the Business Day immediately preceding such date of determination, or in the event that the Federal Reserve Board does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date of determination or (ii) in the case of any Auction Period of 180 days or more, the Treasury Rate for such Auction Period.

                  If any Commercial Paper Dealer does not quote a commercial paper rate required to determine the Commercial Paper/Treasury Rate, the Commercial Paper/Treasury Rate shall be determined on the basis of a commercial paper quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Authority at the request of the Company (which request shall be accompanied by the consent of the Bond Insurer after the occurrence and during the continuance of a Company Downgrade Event; provided that such consent shall not be unreasonably withheld) to provide such quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or if the Authority does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the product of (A) 100 times (B) the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (x) the discount rate (expressed in decimals) divided by (y) the difference between (1)
1.00 and (2) a fraction the numerator of which shall be the product of the discount rate (expressed in decimals) times the number of days in which such commercial paper matures and the denominator of which shall be 360.

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission.

                  "Company"   shall  mean  KeySpan   Generation   LLC,  and  any
surviving, resulting or transferee company as provided in Section 5.12 of the Participation Agreement.

                  "Company Downgrade Event" shall mean the unsecured senior debt rating of the Company shall be withdrawn or reduced either below "Baa3" (or its equivalent) by Moody's if the Company is then rated by Moody's, below "BBB-" (or its equivalent) by S&P if the Company is then rated by S&P or below investment grade by another rating agency if the Company is then rated by another rating agency.

                  "Component Issuers" shall mean issuers of securities, the interest on which is excluded from gross income for federal income tax purposes, selected by the Indexing Agent.

                  "Computation Date" shall mean each date which is one (1) Business Day prior to any Determination Date.

                  "Computation Period" shall have the meaning set forth in the Tax Regulatory Agreement.

                  "Credit Facility" shall mean initially the municipal bond insurance policy issued by the Bond Insurer insuring the payment when due of regularly scheduled principal and interest on the Bonds, as provided therein, and shall mean any other instrument satisfactory to the Authority entered into or obtained in connection with the Bonds in order to obtain a rating or ratings on the Bonds, such as a letter of credit, committed line of credit or insurance policy, and issued by a bank or banks, insurance company or other financial institution or institutions, which instrument provides for the payment of principal of and interest on all Bonds coming due and payable during the term thereof.

                  "Credit Facility Issuer" shall mean an issuer of a Credit Facility.

                  "Current Adjustable Rate" shall mean the interest rate borne by Bonds immediately prior to a Change in the Interest Rate Mode or the establishment of a Fixed Rate.

                  "Daily Period Record Date" shall mean, with respect to each Interest Payment Date during a Daily Rate Period, the Business Day next preceding such Interest Payment Date.

                  "Daily Rate" shall mean with respect to the first day of each Calculation Period during a Daily Rate Period, a rate of interest equal to the rate of interest per annum established and certified to the Trustee (with a copy to the Authority, the Registrar and Paying Agent and the Company) by the Market Agent no later than 12:00 noon (New York City time) on and as of such day as the minimum rate of interest per annum which, in the opinion of the Market Agent, would be necessary on and as of such day to remarket Bonds in a secondary market transaction at a price equal to the principal amount thereof plus accrued interest thereon; provided that such rate of interest shall not exceed the lesser of 110% of the Daily Rate Index on and as of such day and 15% per annum.

                  "Daily Rate Index" shall mean with respect to the first day of each Calculation Period during a Daily Rate Period, the average of one-day yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued), the interest on which is not included in gross income for federal income tax purposes, of no fewer than ten Component Issuers selected by the Indexing Agent and which have redemption or tender provisions comparable to the then applicable provisions of the Bonds, computed by the Indexing Agent on and as of such day. If the Bonds are rated by a Rating Agency or are subject to the benefits of a Support Facility and the issuer of such Support Facility has issued support facilities to support other debt obligations rated by a Rating Agency, each Component Issuer must have outstanding securities rated by a Rating Agency in a short-term debt rating category which is the same as the short-term debt rating category in which the Bonds or other debt obligations supported by support facilities issued by the issuer of a Support Facility are rated. The specific issuers included in the Component Issuers may be changed from time to time by the Indexing Agent in its discretion and shall be issuers whose securities, in the judgment of the Indexing Agent, have characteristics similar to the Bonds. In addition, at the request of the Company and upon delivery to the Trustee and the Bond Insurer of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the Daily Rate Index in the event any of the above-described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any change to the Component Issuers and any change in the method of setting the Daily Rate Index provided that such consent shall not be unreasonably withheld.

                  "Daily Rate Period" shall mean any period during which the Bonds bear interest at a Daily Rate which period shall commence on the effective date of the Change in the Interest Rate Mode to a Daily Rate and extend through the day immediately preceding the earlier of (a) the effective date of another Change in the Interest Rate Mode or (b) the Fixed Rate Conversion Date.

                  "description", when used with respect to the Project, means the description set forth in Exhibit B and Exhibit C to the Participation Agreement, as such Exhibits may be amended in accordance with the Participation Agreement.

                  "Determination Date" shall mean, for any Calculation Period, the first Business Day occurring during such Calculation Period.

                  "Determination of Taxability" shall have the meaning set forth in Section 5.06.1.

                  "Differential Interest Amount" shall mean any amount of interest payable by the Company under any agreement with the issuer of a Liquidity Facility in excess of 15% per annum.

                  "Direct-Pay Facility" shall mean any instrument satisfactory to the Authority (in addition to any Credit Facility or Liquidity Facility) delivered or caused to be delivered to the Trustee by the Authority or the Company (i) pursuant to which a person, other than the Company or any Affiliate of the Company (such person, the "Issuer"), is obligated, at the request of the Trustee, to pay any sum of money to the Trustee for application to the payment of the principal of (and premium, if any, on), purchase price, of and/or accrued interest on the Bonds (as may be specified in such instrument) and (ii) in respect of which the Authority or the Company shall have delivered to the Trustee, the Bond Insurer and the Rating Agencies then rating the Bonds an Opinion of Bond Counsel (or an opinion of other counsel satisfactory to the Trustee and the Rating Agencies then rating the Bonds) satisfactory to the Rating Agencies then rating the Bonds to the effect that payments thereunder by the Issuer to the Trustee would not constitute "property of the estate" (within the meaning of the Bankruptcy Code) of the Company or any Affiliate of the Company or the Authority and should not constitute a voidable "preference" (within the meaning of the Bankruptcy Code) with respect to the Company or any Affiliate of the Company or the Authority.

                  "Event of  Default"  shall mean Event of Default as defined in
Section 12.01.

                  "Existing Holder" shall mean with respect to Auction Rate Bonds during an Auction Rate Period and Auction Rate Bonds during an Auction Rate-Inverse Rate Period a person who has signed a Purchaser's Letter and is listed as the beneficial owner of Auction Rate Bonds (which in the case of Auction Rate Bonds during an Auction Rate-Inverse Rate Period are not linked with Inverse Rate Bonds) in the records of the Auction Agent.

                  "Failure to Deposit" shall mean any failure to make the deposit required by Section 9.02(a)(i) or 9.02(b)(i) by the time specified therein.

                  "Fiscal Year" shall mean the fiscal year of the Company as established from time to time by the Company which as of the Closing Date is the twelve-month period commencing on October 1 of each calendar year and ending on September 30 of the next calendar year.

                  "Fixed Rate" shall mean, with respect to the Fixed Rate Conversion Date, the rate of interest per annum established and certified to the Trustee (with a copy to the Authority, the Registrar and Paying Agent, the Credit Facility Issuer and the Company) by the Market Agent no later than 12:00 noon (New York City time) on and as of such date as the minimum rate of interest per annum which, in the opinion of the Market Agent, would be necessary on and as of such date to remarket the Bonds in a secondary market transaction at a price equal to 100% of the Outstanding principal amount thereof; provided that such rate of interest shall not exceed the lesser of 110% of the Fixed Rate Index on and as of such date and 18% per annum;

                  "Fixed Rate Conversion Date" shall have the meaning set forth in Section 4.02.

                  "Fixed Rate Index" shall mean with respect to each of (i) the Fixed Rate Conversion Date, or (ii) a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period, as the case may be, the average of the yield evaluations (on the basis of full coupon securities trading at par with a term approximately equal to the Fixed Rate Period, or with respect to any Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period, a term approximately equal to a period commencing on the effective date of such Change in the Interest Rate Mode and ending on the maturity date of the Bonds) of securities (whether or not actually issued), the interest on which is not included in gross income for federal income tax purposes, of no fewer than ten Component Issuers selected by the Indexing Agent and which have a rating by a Rating Agency in the same rating category as the Bonds are rated at the time by such Rating Agency or, if the Bonds are not so rated, shall be debt which, in the judgment of the Indexing Agent, is of credit quality comparable to that of the Bonds, computed by the Indexing Agent on and as of the applicable date set forth in (i) or (ii) above. In the event that the Indexing Agent fails to compute the Fixed Rate Index and no other qualified municipal securities evaluation service can be appointed Indexing Agent by the Authority, the Fixed Rate Index shall be determined by the Market Agent and shall be 90% of the average yield shown for the most recent calendar month for United States Treasury notes or bonds having the same number of years to maturity as the number of 12-month periods (or months if the Fixed Rate Period is less than one year) in the Fixed Rate Period, as published in the Federal Reserve Bulletin in the last issue before the applicable date set forth in (i) or (ii) above. If that issue does not contain such a yield, the Fixed Rate Index will be determined by linear interpolation between the yields shown in that issue for United States Treasury notes and bonds having the next shorter and next longer number of years (or months) to maturity. In addition, at the request of the Company and upon delivery to the Trustee and the Bond Insurer of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the Fixed Rate Index in the event any of the above-described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place. After the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any change to the Component Issuers and any change in the method of setting the Fixed Rate Index, which consent shall not be unreasonably withheld.

                  "Fixed Rate Period" shall mean the period, if any, during which the Bonds bear interest at a Fixed Rate which period shall commence on the Fixed Rate Conversion Date and extend through the maturity date of the Bonds.

                  "Fixed Rate Record Date" shall mean, with respect to each Interest Payment Date during the Fixed Rate Period, the fifteenth day of the month next preceding such Interest Payment Date, or, if such day shall not be a Business Day, the next preceding Business Day.

                  "Governmental Obligations" shall mean (a) direct obligations of, or obligations the payment of the principal of and interest on which is unconditionally guaranteed by, the United States of America and (b) bonds, debentures or notes issued by Government National Mortgage Association, Federal Financing Bank, Federal Farm Credit Bank, Federal Land Bank, Federal Home Loan Bank, Farmers Home Administration, Federal Home Mortgage Corporation or any other comparable federal agency hereafter created to the extent that said obligations are unconditionally guaranteed by the United States of America.

                  "Hold Order" shall mean (i) with respect to the Auction Rate Bonds during an Auction Rate Period, Hold Order as defined in Section 3.06, and
(ii) with respect to the Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Hold Order as defined in Section 3A.03.

                  "Indenture" shall mean this Trust Indenture dated as of October 1, 1999 between the Authority and the Trustee, as the same may be amended or supplemented.

                  "Indexing Agent" shall mean the Indexing Agent appointed in accordance with Section 11.24.

                  "Ineligible Moneys" shall mean any moneys from time to time deposited with the Trustee by the Company for the specified purpose of becoming "Available Moneys" for purposes of this Indenture, provided, that upon becoming "Available Moneys" such moneys shall cease to be considered to be "Ineligible Moneys".

                  "Initial Liquidity Facility" shall mean an instrument or instruments satisfactory to the Authority entered into or obtained in connection with the Bonds on or prior to a Change in the Interest Rate Mode to an Adjustable Rate other than an Auction Rate during an Auction Rate Period or an Auction Rate during an Auction Rate-Inverse Rate Period in order to obtain a rating or ratings on the Bonds, including a letter of credit, committed line of credit, surety bond or standby bond purchase agreement, or any combination of the foregoing, and issued by a bank or banks, municipal bond or financial guarantee insurance company, other financial institution or institutions, or any combination of the foregoing which provides payment of the purchase price equal to the principal of and accrued interest on Bonds purchased during the term thereof upon any mandatory or optional tender for purchase pursuant to Sections 5.02, 5.03 and 5.06.

                  "Insurance Agreement" shall mean the Insurance Agreement, dated as of October 27, 1999, by and between the Company and the Bond Insurer.

                  "Interest Payment Date" shall mean:
                   ---------------------

          (a) during each Commercial Paper Rate Period, the Business Day immediately succeeding any Calculation Period;

                  (b) during an Auction Rate Period (i) for an Auction Period that is a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (ii) for an Auction Period of 91 days or less (other than a daily Auction Period), the Business Day immediately succeeding such Auction Period and (iii) for an Auction Period of more than 91 days, each 13th Friday after the first day of such Auction Period and the Business Day immediately succeeding such Auction Period;

          (c) during any Auction Rate-Inverse Rate Period, the date determined pursuant to Section 3A.02;

          (d) during each Daily Rate Period, the first Business Day of each month thereof;

          (e) during each Weekly Rate Period, the first Wednesday of each month thereof;

          (f) during each Monthly Rate Period, the first Business Day of each month thereof;

                  (g) during each Semi-annual Rate Period, (i) the first Business Day of the sixth calendar month following the month in which the first day of such Semi-annual Rate Period occurred, (ii) each anniversary of the date so determined, and (iii) each anniversary of the first day of the first month of such Semi-annual Rate Period;

                  (h) during each Term Rate Period, (i) the first Business Day of the sixth calendar month following the month in which the first day of such Term Rate Period occurred, (ii) each anniversary of the date so determined, (iii) each anniversary of the first day of the first month of such Term Rate Period, and (iv) the Business Day immediately succeeding such Term Rate Period;

                  (i) the June 1 or December 1 next succeeding the Fixed Rate Conversion Date and each June 1 and December 1 thereafter; provided, however, that if the June 1 or December 1 next succeeding the Fixed Rate Conversion Date occurs less than twenty-one (21) days after the Fixed Rate Conversion Date, the first Interest Payment Date shall be the second such date following the Fixed Rate Conversion Date;

                  (j)      the Fixed Rate Conversion Date;

                  (k) any day on which Bonds are subject to mandatory tender for purchase pursuant to Section 5.03 or 5.08 or redemption in whole pursuant to Section 5.01, 5.04, 5.05, 5.06 or 5.07;

                  (l)      the final maturity date of the Bonds; and

          (m) with respect to Bank Bonds, the dates, if any, set forth in the Liquidity Facility;

provided, however, that if any such date determined in any of the foregoing clauses is not a Business Day, the Interest Payment Date shall be the next succeeding day which is a Business Day.

                  "Interest Period" shall mean with respect to Auction Rate Bonds during an Auction Rate Period each period from and including one Interest Payment Date to but excluding the next succeeding Interest Payment Date.

                  "Investment Securities" shall mean any of the following which at the time are legal investments under the laws of the State of New York for the monies held hereunder:

          (a) any  obligation  issued  or  guaranteed  by, or backed by the full faith and credit of, the United States of America (including any certificates or any other evidence of an ownership interest in any such obligation or in specified portions thereof, which may consist of specified portions of the principal thereof or the interest thereon);

                  (b) deposit accounts in, or certificates of deposit issued by, and bankers acceptance of, any bank, trust company or national banking association which is a member of the Federal Reserve System (which may include the Trustee), having capital stock and surplus aggregating not less than $50,000,000;

                  (c) deposit accounts in, or certificates of deposit issued by and bankers acceptances of, any bank or trust company having capital stock and surplus aggregating not less than $50,000,000 and whose obligations are rated not lower than "A" or equivalent by Moody's or S&P;

                  (d) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to the authority granted by the Congress of the United States;

          (e) commercial paper rated in the highest investment grade or next highest investment grade by Moody's or S&P;

                  (f) obligations rated not lower than "A" or equivalent by Moody's or S&P issued or guaranteed by any state of the United States or the District of Columbia, or any political subdivision, agency or instrumentality of any such state or District, or issued by any corporation;

          (g) obligations of a public housing authority fully secured by contracts with the United States;

                  (h)  repurchase  agreements  with any  bank or  trust  company organized under the laws of any state of the United States of America or any national banking association (including the Trustee) or any government bond dealer reporting to, trading with and recognized as a primary dealer by, the Federal Reserve Bank of New York with respect to any of the foregoing obligations or securities. Any repurchase agreement entered into pursuant to this Indenture shall, by its terms, permit the Trustee to sell the related obligations or securities if the other party to such repurchase agreement shall fail to repurchase promptly such obligation or security on the day required by the repurchase agreement. All such repurchase agreements shall also provide for the delivery of the related obligations or securities to the Trustee or a depositary of the Trustee;

                  (i) money market or bond mutual funds, which funds have a composite investment grade rated not lower than "A" or equivalent by Moody's or S&P; or

                  (j) investment agreements with any bank or trust company organized under the laws of any state of the United States of America or any national banking association (including the Trustee) or any governmental bond dealer reporting to, trading with and recognized as a primary dealer by, the Federal Reserve Bank of New York, which has, or the parent company of which has, long-term debt rated at least "A" or its equivalent by S&P or Moody's, with respect to any of the obligations or securities specified in (a), (d), (e), (f) and (g) above. Any investment agreement entered into pursuant to this Indenture shall, by its terms provide that (i) the invested funds are available for withdrawal without penalty or premium, at any time upon not more than seven days' prior notice (which notice may be amended or withdrawn at any time prior to the specified withdrawal date), and (ii) the investment agreement is the unconditional and general obligation of, and is not subordinated to any other obligation of, the provider thereof.

Any such Investment Securities may be held by the Trustee in book entry form, whereby certificated securities are held by an independent custodian and the Trustee is the beneficial owner of all or a portion of such certificated securities.

                  "Linked Rate" shall mean, with respect to Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, the rate of interest determined and certified to the Trustee (with a copy to the Authority, the Registrar and Paying Agent and the Company) by the Market Agent no later than 12:00 noon on and as of the effective date of such Change in the Interest Rate Mode as the minimum rate of interest per annum (calculated on a 365-day basis) which, in the opinion of the Market Agent, would be necessary on and as of such date to remarket the Auction Rate Bonds and the Inverse Rate Bonds as Regular Linked Auction Rate Bonds and Inverse Rate Bonds at a price equal to 100% of the Outstanding principal amount thereof; provided that the Linked Rate on the Auction Rate-Inverse Rate Bonds during any Auction Rate-Inverse Rate Period shall not exceed the lesser of 110% of the Fixed Rate Index minus .28% per annum on and as of such date and 18% per annum.

                  "Liquidity Facility" shall mean the Initial Liquidity Facility and each Alternate Liquidity Facility.

                  "Liquidity Facility Issuer" shall mean each issuer of a Liquidity Facility.

                  "Market Agent" or "Market Agents" shall mean any remarketing agent or agents or any market agent or market agents appointed pursuant to
Section 11.14, its or their successors or assigns.

                  "Market Agent Agreement" shall mean (A) the Market Agent Agreement, dated as of October 27, 1999, by and between the Company and Goldman, Sachs & Co. relating to Auction Rate Bonds, and any similar agreement with a successor Market Agent or Market Agents, as from time to time amended and supplemented, (B) any market agent agreement between the Trustee and the Market Agent or Market Agents with respect to Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period or (C) any market agent agreement, remarketing agreement, or similar agreement between the Company and the Market Agent or Market Agents with respect to Bonds bearing interest at one or more Adjustable Rates.

                  "Maximum Auction Rate" shall mean the maximum rate permitted by law or if there is no legal limit applicable to the interest rate borne by the Bonds, then 18%.

                  "Minimum Auction Rate" shall mean on any date of determination with respect to Auction Rate Bonds during an Auction Rate Period the rate per annum equal to 55% (as such percentage may be adjusted pursuant to Section 3.10) of the Commercial Paper/Treasury Rate on such date, provided, however, that in no event shall such Minimum Auction Rate exceed the maximum rate, if any, permitted by applicable law.

                  "Monthly Period Record Date" shall mean, with respect to each Interest Payment Date during a Monthly Period, the Business Day next preceding such Interest Payment Date.

                  "Monthly Rate" shall mean with respect to the first day of each Calculation Period during a Monthly Rate Period, a rate of interest equal to the rate of interest per annum established and certified to the Trustee (with a copy to the Authority, the Registrar and Paying Agent, and the Company) by the Market Agent no later than 12:00 noon (New York City time) on and as of such day as the minimum rate of interest per annum which, in the opinion of the Market Agent, would be necessary on and as of such day to remarket Bonds in a secondary market transaction at a price equal to the principal amount thereof; provided that such rate of interest shall not exceed the lesser of 110% of the Monthly Rate Index on and as of such date and 15% per annum.

                  "Monthly Rate Index" shall mean with respect to the first day of each Calculation Period during a Monthly Rate Period, the average of 30-day yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued), the interest on which is not included in gross income for federal income tax purposes, of no fewer than ten Component Issuers selected by the Indexing Agent, including issuers of commercial paper, project notes, bond anticipation notes and tax anticipation notes, computed by the Indexing Agent on and as of such day. If the Bonds are rated by a Rating Agency in its highest note or commercial paper rating category or one of its two highest long-term debt rating categories, each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its highest note or commercial paper rating category or (b) not have outstanding notes or commercial paper rated by a Rating Agency but have outstanding securities rated by a Rating Agency in one of its two highest long- term debt rating categories. If the Bonds are rated by a Rating Agency in a rating category that is lower than its highest note or commercial paper rating category or its two highest long-term debt rating categories (and the Bonds are not rated in one of such categories by the other Rating Agency), each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its note or commercial paper rating category which is the same or correlative, in the Indexing Agent's judgment, to the note or commercial paper rating category or the long-term debt rating category of the Bonds or (b) have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds are rated by that Rating Agency and not have any outstanding notes or commercial paper rated by such Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the Monthly Rate Index in the event any of the above-described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any change to the Component Issuers and any change in the method of setting the Monthly Rate Index, which consent shall not be unreasonably withheld.

                  "Monthly Rate Period" shall mean any period during which the Bonds bear interest at a Monthly Rate which period shall commence with the effective date of the Change in the Interest Rate Mode to a Monthly Rate and shall extend through the day immediately preceding the earlier of (a) the effective date of another Change in the Interest Rate Mode or (b) the Fixed Rate Conversion Date.

                  "Moody's" shall mean Moody's Investors Service, a division of Dun & Bradstreet Corporation and its successor or successors, and if such corporation shall for any reason no longer perform the functions of a securities rating agency or if Moody's shall be replaced, subject to the definition of "prevailing rating" in the definition of Applicable Percentage, by some other nationally recognized rating agency by the Authority at the request of the Company, "Moody's" shall be deemed to refer to such other nationally recognized rating agency designated by the Authority at the request of the Company.

                  "Municipal Bond Insurance Policy" or "Policy" shall mean the municipal bond insurance policy issued by the Bond Insurer insuring the payment when due of regularly scheduled principal and interest on the Bonds, as provided therein.

                  "No Auction Rate" shall mean on any date of determination with respect to Auction Rate Bonds during an Auction Rate Period, the interest rate per annum equal to the Applicable Percentage of the Commercial Paper/Treasury Rate determined on such date. In no event shall the No Auction Rate be greater than the Maximum Auction Rate.

                  "Non-Bankruptcy Certificate" shall mean a certificate of the Company to the effect that during the 124-day period then ended the Company has not filed in any court having jurisdiction a voluntary petition in bankruptcy or any petition or other pleading seeking a readjustment, liquidation or similar relief for itself, and the Company has not been served notice of any pleading being filed against it seeking an adjudication of bankruptcy, reorganization, composition, readjustment, liquidation or similar relief under any law or regulation.

                  "Note" shall mean the promissory note of the Company to be executed by the Company and assigned by the Authority to the Trustee, to evidence the obligations of the Company to repay the loan to be made by the Authority pursuant to the Participation Agreement and to make the Additional Payments.

                  "Note Payments" shall mean the portion of the Payments required to be paid by the Company into the Bond Fund as provided in Section 4.2 of the Participation Agreement and the Note.

                  "Notice of Election to Tender" shall mean the notice given by a Holder of Bonds pursuant to Section 5.02.

                  "Notice of Fee Rate Change" shall mean a notice of a change in the Auction Agent Fee Rate or the Broker-Dealer Fee Rate.

                  "Opinion of Bond Counsel" shall mean a written opinion of Bond Counsel.

                  "Option to Convert" shall mean the Authority's right and option to convert the rate of interest payable on the Bonds from an Adjustable Rate to the Fixed Rate as provided in Section 4.02.

                  "Order" shall mean (i) with respect to Auction Rate Bonds during an Auction Rate Period, Order as defined in Section 3.06, and (ii) with respect to Auction Rate Bonds during any Auction Rate-Inverse Rate Period, Order as defined in Section 3A.03.

                  "Outstanding", whether appearing in upper or lower case, when used with respect to any Bond shall mean, as of any date, any Bond theretofore or thereupon being authenticated and delivered pursuant to this Indenture, except:

          (A) a Bond canceled by the Trustee or delivered to the Trustee for cancellation at or prior to such date;

          (B) a Bond in lieu of or in substitution for which another Bond shall have been issued under Sections 5.09, 7.03 , 7.04 or 7.05; and

          (C) a Bond or portion thereof deemed to have been paid in accordance with Section 15.01;

provided, however, that with respect to Auction Rate Bonds either during an Auction Rate Period or an Auction Rate-Inverse Rate Period (i) for the purposes of the Auction Procedures on any Auction Date, (x) Auction Rate Bonds as to which the Company or any person known to the Auction Agent to be an Affiliate of the Company is the Existing Holder thereof and, with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Auction Rate Bonds which were Linked with Inverse Rate Bonds at the close of business on the Regular Record Date immediately preceding such Auction Date, shall be disregarded and deemed not to be Outstanding and (y) Auction Rate Bonds which have been defeased pursuant to Section 15.01 shall be deemed to be Outstanding and (ii) for the purposes of selecting Auction Rate Bonds and Inverse Rate Bonds to be redeemed on any Redemption Date, Auction Rate Bonds and Inverse Rate Bonds which have been defeased pursuant to Section 15.01 shall be deemed to be Outstanding.

                  "Overdue Rate" shall mean on any date of determination with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, the interest rate per annum equal to 265% of the Commercial Paper Index on such date;provided that in no event shall the Overdue Rate (x) as of the first day of the Interest Period commencing on or immediately prior to the date on which a Payment Default occurs, exceed the lesser of (i) the excess of (A) the Maximum Auction Rate-Inverse Rate over (2) the Service Charge Rate as of such date and
(ii) the excess of (A) the maximum rate on such date permitted by New York law, as the same may be modified by United States law of general application, over
(B) the Service Charge Rate on such date, and (y) on the first day of any other Interest Period, exceed the lesser of (i) the Maximum Auction Rate-Inverse Rate and (ii) the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

                  "Participation Agreement" shall mean the Participation Agreement dated as of October 1, 1999, between the Authority and the Company, as amended and supplemented by Supplemental Participation Agreements from time to time.

                  "Payment Default" shall mean the default in the due and punctual payment of (a) any installment of interest on the Auction Rate Bonds or the Inverse Rate Bonds during an Auction Rate- Inverse Rate Period or on the Auction Rate Bonds during an Auction Rate Period or (b) any principal of, premium, if any, or interest on, the Auction Rate Bonds or the Inverse Rate Bonds at their maturity (whether at the Stated Maturity, prior redemption or otherwise) during an Auction Rate- Inverse Rate Period or any principal of, premium, if any, or interest on, the Auction Rate Bonds at their maturity (whether at the Stated Maturity, prior redemption or otherwise) during an Auction Rate Period, which default shall continue for a period of two Business Days.

                  "Payments" shall mean collectively the Note Payments and the Additional Payments.

                  "Potential Holder" shall mean with respect to any Auction Rate Bonds during an Auction Rate Period and Auction Rate Bonds during an Auction Rate-Inverse Rate Period, any person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter (or whose Broker-Dealer shall have executed a Purchaser's Letter), and (B) who may be interested in acquiring the beneficial ownership of Auction Rate Bonds or, in the case of an Existing Holder thereof, the beneficial ownership of an additional principal amount of Auction Rate Bonds.

                  "Principal Corporate Trust Office" shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof for The Chase Manhattan Bank, as Trustee, is located at 450 W. 33rd Street, 15th Floor, New York, New York 10001.

                  "Project"   shall  mean  the   facilities  so  identified  and
described in Exhibit A to the Participation Agreement.

                  "Project Fund" shall mean the special trust fund designated as "KeySpan Generation LLC 1999 Series A Project Fund" created and established under, and to be held and administered by the Trustee as provided in, Section 8.01.

                  "Purchaser's Letter" shall mean with respect to any Auction Rate Bonds during an Auction Rate Period and any Auction Rate Bonds during an Auction Rate-Inverse Rate Period a letter (including a Master Purchaser's Letter), substantially in the form set forth in Exhibit D hereto, addressed to, among others, the Authority, the Auction Agent and a Broker-Dealer.

                  "rate index" shall mean the Daily Rate Index, the Fixed Rate Index, the Commercial Paper Rate Index, the Monthly Rate Index, the Semi-annual Rate Index, the Term Rate Index or the Weekly Rate Index.

                  "Rating Agency" shall mean Moody's, if the Bonds are then rated by Moody's, and S&P, if the Bonds are then rated by S&P.

                  "rating category" shall mean one of the generic rating categories of a Rating Agency, without regard to any refinement or gradation of such rating category by a numerical modifier, plus or minus sign, or otherwise.

                  "Rebate  Fund"  shall mean the fund  established  pursuant  to
Section 9.01(a)(2).

                  "Record Date", at any time, shall mean each Commercial Paper Period Record Date during a Commercial Paper Rate Period, each Auction Rate Period Record Date during an Auction Rate Period, each Auction Rate-Inverse Rate Period Record Date during an Auction Rate-Inverse Rate Period, each Daily Period Record Date during a Daily Rate Period, each Weekly Period Record Date during a Weekly Rate Period, each Monthly Period Record Date during a Monthly Rate Period, each Semi-annual Period Record Date during a Semi-annual Rate Period, Term Period Record Date during a Term Rate Period and each Fixed Rate Record Date during the Fixed Rate Period.

                  "Registrar and Paying Agent" shall mean The Chase Manhattan Bank in its separate capacity as Registrar and Paying agent for the Bonds, or its successors or assigns.

                  "Revenues" shall mean and include all income, revenues and monies derived by the Authority under the Participation Agreement and the Note (except administrative compensation and indemnification payable under the Participation Agreement), and, without limiting the generality of the foregoing, shall include (a) earnings on the investment of the proceeds of Bonds and (b) to the extent provided in this Indenture, earnings on the investment of monies held under this Indenture and the proceeds of the sale of any such investments. The term "Revenues" shall not include monies received as proceeds from the sale of the Bonds or any other bonds, notes or evidences of indebtedness or as grants or gifts or amounts payable to or on deposit in the Rebate Fund or amounts representing Additional Payments in each case.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and its successor or successors, and if such corporation shall for any reason no longer perform the functions of a securities rating agency or if S&P shall be replaced, subject to the definition of "prevailing rating" in the definition of Applicable Percentage, by some other nationally recognized rating agency by the Authority at the request of the Company, "S&P" shall be deemed to refer to such other nationally recognized rating agency designated by the Authority at the request of the Company.

                  "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or if (i) the then Securities Depository resigns from its functions as depository of the Bonds or (ii) the Authority discontinues use of the then Securities Depository pursuant to Section 2.03, any other securities depository, which agrees to follow the procedures required to be followed by a Securities Depository in connection with the Bonds and which is selected by the Authority, with the consent of the Company, the Trustee, the Auction Agent and the Market Agent pursuant to Section 2.03.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Sell Order" shall mean (i) with respect to Auction Rate Bonds during an Auction Rate Period, Sell Order as defined in Section 3.06 and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Sell Order as defined in Section 3A.03.

                  "Semi-annual Period Record Date" shall mean, with respect to each Interest Payment Date during a Semi-annual Rate Period, the fifteenth day of the calendar month next preceding such Interest Payment Date.

                  "Semi-annual Rate" shall mean with respect to the first day of each Calculation Period during a Semi-annual Rate Period, a rate of interest equal to the rate of interest per annum established and certified to the Trustee (with a copy to the Authority, the Bond Insurer, the Registrar and Paying Agent and the Company) by the Market Agent no later than 12:00 noon (New York City time) on and as of such day as the minimum rate of interest per annum which, in the opinion of the Market Agent, would be necessary on and as of such day to remarket Bonds in a secondary market transaction at a price equal to the principal amount thereof; provided that such rate of interest shall not exceed the lesser of 110% of the Semi-annual Rate Index on and as of such date and 15% per annum.

                  "Semi-annual Rate Index" shall mean with respect to the first day of each Calculation Period during a Semi-annual Rate Period, the average of six-month yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued), the interest on which is not included in gross income for federal income tax purposes, of no fewer than ten Component Issuers selected by the Indexing Agent, including issuers of commercial paper, project notes, bond anticipation notes and tax anticipation notes, computed by the Indexing Agent on and as of such day. If the Bonds are rated by a Rating Agency in its highest note or commercial paper rating category or one of its two highest long-term debt rating categories, each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its highest note or commercial paper rating category or (b) not have outstanding notes or commercial paper rated by a Rating Agency but have outstanding securities rated by a Rating Agency in one of its two highest long-term debt rating categories. If the Bonds are rated by a Rating Agency in a rating category that is lower than its highest note or commercial paper rating category or its two highest long-term debt rating categories (and the Bonds are not rated in one of such categories by the other Rating Agency), each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its note or commercial paper rating category which is the same or correlative, in the Indexing Agent's judgment, to the note or commercial paper rating category or the long-term debt rating category of the Bonds or the other debt obligations supported by support facilities issued by the issuer of a Support Facility or
(b) have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds are rated by that Rating Agency and not have any outstanding notes or commercial paper rated by such Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the

Company and upon delivery to the Trustee of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the Semi-annual Rate Index in the event any of the above- described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any change to the Component Issuers and any change in the method of setting the Semi-annual Rate Index, which consent shall not be unreasonably withheld.

                  "Semi-annual Rate Period" shall mean any period during which the Bonds bear interest at a Semi-annual Rate, which period shall commence on the effective date of a Change in the Interest Rate Mode to a Semi-annual Rate, and shall extend through the day immediately preceding the earlier of (a) the effective date of another Change in the Interest Rate Mode or (b) the Fixed Rate Conversion Date.

                  "Standard Auction Period" initially shall mean an Auction Period of 7 days and after the establishment of a different Standard Auction
Period pursuant to Section 3.04, shall mean such different Standard Auction Period.

                  "Stated Maturity," shall mean October 1, 2028; provided, in any case where the date of maturity of premium of, interest on, or principal of, the Bonds or the date fixed for redemption of any Bonds shall be on a day other than a Business Day, then payment of interest, principal and premium, if any, need not be made on such date but may be made (without additional interest) on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption. Notwithstanding anything in this Indenture to the contrary, in no event shall the final maturity date of the Bonds extend beyond October 1, 2028, and the length of any Interest Period or Auction Period, as the case may be, shall be reduced at the discretion of the Authority to the extent necessary to ensure compliance with the provisions of this sentence.

                  "Statutory Corporate Tax Rate" shall mean as of any date of determination the highest tax rate bracket (expressed in decimals) now or hereafter applicable in each taxable year on the taxable income of every corporation as set forth in Section 11 of the Code or any successor section without regard to any minimum additional tax provision or provisions regarding changes in rates during a taxable year, which on the date hereof is .35. Any change in the Statutory Corporate Tax Rate shall be evidenced by a certificate of the Company.

                  "Submission Deadline" shall mean 1:00 p.m., New York City time, on the Business Day preceding any Auction Date or such other time on the Business Day preceding any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                  "Submitted Bid" shall mean (i) with respect to Auction Rate Bonds during an Auction Rate Period, Submitted Bid as defined in Section 3.08, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Submitted Bid as defined in Section 3A.03.

                  "Submitted Hold Order" shall mean (i) with respect to Auction Rate Bonds during an Auction Rate Period, Submitted Hold Order as defined in
Section 3.08, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Submitted Hold Order as defined in Section 3A.03.

                  "Submitted Order" shall mean (i) with respect to Auction Rate Bonds during an Auction Rate Period, Submitted Order as defined in Section 3.08, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Submitted Order as defined in Section 3A.03.

                  "Submitted Sell Order" shall mean (i) with respect to Auction Rate Bonds during an Auction Rate Period, Submitted Sell Order as defined in
Section 3.08, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Submitted Sell Order as defined in Section 3A.03.

                  "Substitute Commercial Paper Dealers" shall mean J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates or successors, if such person is a commercial paper dealer, provided that neither such person nor any of its affiliates or successors shall be a Commercial Paper Dealer.

                  "Substitute U.S. Government Securities Dealer" shall mean the dealer or dealers in U.S. Government securities specified by the Authority at the request of the Company at the time of the Change in the Interest Rate Mode to an Auction Rate during an Auction Rate Period or an Auction Rate-Inverse Rate during an Auction Rate-Inverse Rate Period, or their respective affiliates or successors, if such person is a dealer in U.S. Government securities, provided that neither such person nor any of its affiliates or successors is a U.S. Government Securities Dealer.

                  "Sufficient Clearing Bids" shall mean (i) with respect to Auction Rate Bonds during an Auction Rate Period, Sufficient Clearing Bids as defined in Section 3.08, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Sufficient Clearing Bids as defined in Section 3A.03.

                  "Supplemental Indenture" shall mean any other indenture between the Trustee and the Authority entered into pursuant to and in compliance with the provisions of Article XIV hereof amending or supplementing the provisions of this Indenture as originally executed or as theretofore amended or supplemented.

                  "Supplemental Participation Agreement" shall mean an agreement supplementing or amending the Participation Agreement.

                  "Support Facility" shall mean each Credit Facility and each Liquidity Facility in effect at the time of determination.

                  "Support Facility Issuer" shall mean any bank or banks, insurance company, or other financial institution or institutions which is the issuer of any Support Facility.

                  "Tax Regulatory Agreement" shall mean the Tax Regulatory Agreement, dated the Closing Date, between the Authority and the Company, and any and all modifications, alterations, amendments and supplements thereto.

                  "Terminating Event" shall mean any event or events under the terms of a Support Facility or any agreement providing for the issuance of such Support Facility (provided such Support Facility is not a municipal bond insurance policy) which would cause the termination or expiration of such Support Facility but would specifically allow for the mandatory tender of Bonds pursuant to Section 5.08 with a draw on or borrowing or payment under such Support Facility prior to such termination or expiration.

                  "Term Period Record Date" shall mean, with respect to each Interest Payment Date during a Term Rate Period, the fifteenth day of the month next preceding such Interest Payment Date.

                  "Term Rate" shall mean with respect to the first day of each Calculation Period during a Term Rate Period, a rate of interest equal to the rate of interest per annum established and certified to the Trustee (with a copy to the Authority, the Registrar and Paying Agent and the Company) by the Market Agent no later than 12:00 noon (New York City time) on and as of such day as the minimum rate of interest per annum which, in the opinion of the Market Agent, would be necessary on and as of such day to remarket such Bonds in a secondary market transaction at a price equal to the principal amount thereof; provided that such rate of interest shall not exceed the lesser of 110% of the Term Rate Index on and as of such date and 15% per annum.

                  "Term Rate Index" shall mean with respect to the first day of each Calculation Period during a Term Rate Period, the average of the yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued), having a term approximately equal to the Term Rate Period or which are subject to optional or mandatory tender by the owner thereof at the end of a term approximately equal to the Term Rate Period, the interest on which is not included in gross income for federal income tax purposes, of no fewer than ten Component Issuers selected by the Indexing Agent, computed by the Indexing Agent on and as of such day. If the Bonds are rated by a Rating Agency in one of its two highest long-term debt rating categories, each Component Issuer must have outstanding securities rated by a Rating Agency in one of its two highest long- term debt rating categories. If the Bonds are rated by a Rating Agency in a rating category that is lower than its two highest long-term debt rating categories (and the Bonds are not rated in one of the two highest such categories by the other Rating Agency), each Component Issuer must have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds are rated by that Rating Agency. The Indexing Agent may change the

Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the Term Rate Index in the event any of the above-described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any change to the Component Issuers and any change in the method of setting the Term Rate Index, which consent shall not be unreasonably withheld.

                  "Term Rate Period" shall mean any period during which the Bonds bear interest at a Term Rate which period shall commence with the effective date of the Change in the Interest Rate Mode to a Term Rate and shall extend through the day immediately preceding the earlier of (a) the effective date of another Change in the Interest Rate Mode, (b) the Fixed Rate Conversion Date or (c) the maturity date of the Bonds.

                  "Treasury Rate" on any date, shall mean (i) the yield, calculated in accordance with prevailing industry convention, of the rate on the most recently auctioned direct obligations of the U.S. Government having a maturity at the time of issuance of six months, as quoted in The Bond Buyer on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Bond Buyer, then the bond equivalent yield, calculated in accordance with prevailing industry convention, as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned direct obligation of the U.S. Government having a maturity at the time of issuance of six months, based on bid price quotations on such date obtained by the Auction Agent from a U.S. Government Securities Dealer. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or Dealers and any Substitute U.S. Government Securities Dealer or Dealers selected by the Authority at the request of the Company to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Authority does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

                  "Trustee" shall mean the corporation having trust powers appointed by the Authority as Trustee hereunder and serving as such hereunder, and any surviving, resulting or transferee corporation as provided in Section
11.13. References to principal office of the Trustee shall mean the Principal Corporate Trust Office of the Trustee.

                  "Trust Estate" shall mean the meaning assigned to such term in the first paragraph following the recitals herein.

          "U.S. Government" shall mean the federal government of the United States of America.

                  "U.S. Government Securities Dealers" shall mean the Broker-Dealers for the Auction Rate Bonds, or, in lieu of any thereof, their respective affiliates or successors, provided that any such entity is a U.S. Government securities dealer.

                  "Weekly Period Record Date" shall mean, with respect to each Interest Payment Date during a Weekly Rate Period, the Business Day next preceding such Interest Payment Date.

                  "Weekly Rate" shall mean with respect to the first day of each Calculation Period during a Weekly Rate Period, a rate of interest equal to the rate of interest per annum established and certified to the Trustee (with a copy to the Authority, the Registrar and Paying Agent and the Company) by the Market Agent no later than 12:00 noon (New York City time) on and as of such day as the minimum rate of interest per annum which, in the opinion of the Market Agent, would be necessary on and as of such day to remarket Bonds in a secondary market transaction at a price equal to the principal amount thereof plus accrued interest thereon; provided that such rate of interest shall not exceed 110% of the Weekly Rate Index on and as of such date and 15% per annum.

                  "Weekly Rate Index" shall mean with respect to the first day of each Calculation Period during a Weekly Rate Period, the average of 30-day yield evaluations at par, determined by the Indexing Agent, of securities (whether or not actually issued), the interest on which is not included in gross income for federal income tax purposes, of no fewer than ten Component Issuers selected by the Indexing Agent, including issuers of commercial paper, project notes, bond anticipation notes and tax anticipation notes, computed by the Indexing Agent on and as of such day. If the Bonds are rated by a Rating Agency in its highest note or commercial paper rating category or one of its two highest long-term debt rating categories, each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its highest note or commercial paper rating category or (b) not have outstanding notes or commercial paper rated by a Rating Agency but have outstanding securities rated by a Rating Agency in one of its two highest long- term debt rating categories. If the Bonds are rated by a Rating Agency in a rating category that is lower than its highest note or commercial paper rating category or its two highest long-term debt rating categories (and the Bonds are not rated in one of such categories by the other Rating Agency), each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its note or commercial paper rating category which is the same or correlative, in the Indexing Agent's judgment, to the note or commercial paper rating category or the long-term debt rating category of the Bonds or (b) have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds are rated by that Rating Agency and not have any outstanding notes or commercial paper rated by such Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the

Weekly Rate Index in the event any of the above-described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place. Upon the occurrence and during the continuance of a Company Downgrade
Event, the Bond Insurer shall have the right to consent to any change to the Component Issuers and any change in the method of setting the Weekly Rate Index, which consent shall not be unreasonably withheld.

                  "Weekly Rate Period" shall mean any period during which the Bonds bear interest at a Weekly Rate which period shall commence on the Closing Date and shall extend through the day immediately preceding the earlier of (a) the effective date of a Change in the Interest Rate Mode or (b) the Fixed Rate Conversion Date.

                  "Winning Bid Rate" shall mean (i) with respect to Auction Rate Bonds during an Auction Rate Period, Winning Bid Rate as defined in Section 3.08, and (ii) with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, Winning Bid Rate as defined in Section 3A.03.

                  SECTION 1.02. Definitions of General Terms. Whenever in this Indenture any governmental unit including the Authority or any official, officer, director or department of a governmental unit, is defined or referred to, such definition or reference shall be deemed to include the governmental unit or official, officer, board, agency, commission, body or department succeeding to or in whom or which is vested, the functions, rights, powers, duties and obligations of such governmental unit, official, officer, director or department, as the case may be, encompassed by this Indenture.

                  Unless the context shall clearly indicate otherwise or may otherwise require, in this Indenture words importing persons include firms, partnerships, associations, corporations (public and private), public bodies and natural persons, and also include executors, administrators, trustees, receivers or other representatives.

                  Unless the context shall clearly indicate otherwise or may otherwise require computation on other than an annual basis, in this Indenture whenever any interest rate or rate of interest is defined or referred to, such rate shall be a rate per annum.

                  Unless the context shall clearly indicate otherwise or may otherwise require, in this Indenture (not including in such term wherever used in this paragraph any Supplemental Indenture): (i) references to articles, sections and other subdivisions, whether by number or letter or otherwise, are to the respective or corresponding articles, sections and subdivisions of this Indenture, as such articles, sections or subdivisions may be amended from time to time; (ii) the terms "herein," "hereunder," "hereby," "hereto," "hereof," and any similar terms, refer to this Indenture and to this Indenture as a whole and not to any particular article, section or subdivision hereof; and (iii) the word "heretofore" means before the time of effectiveness of this Indenture; and the word "hereafter" means after the time of effectiveness of this Indenture.

                  Unless the context shall clearly indicate otherwise or may otherwise require, all references to time shall be to New York City time.

                  SECTION 1.03. Computations. Unless the facts shall then be otherwise, all computations required for the purposes of this Indenture shall be made on the assumption that the principal of and premium and interest on all Bonds shall be paid as and when the same become due.

                  SECTION 1.04. Certificates and Opinions. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  Any certificate required by or on behalf of the Authority or the Company may be based, insofar as it relates to legal, accounting, or engineering matters, upon an opinion or representation of counsel, accountants, auditors or engineers, unless the person signing such certificate knows or has reason to know that such opinion or representation is erroneous.

                  Any opinion of counsel required by or for the purposes of this Indenture may be based, insofar as it relates to factual matters or information in the possession of the Authority or the Company, upon a certificate or opinion of, or representation by, the proper officer or officers of the Authority or the Company unless such counsel knows or has reason to know that such certificate or opinion or representation is erroneous. Any such certificate or opinion may be, but need not be, combined in a single instrument with any other certificate or opinion.

                  SECTION 1.05. Evidence of Action by Authority. Except as otherwise specifically provided in this Indenture, any request, direction, command, order, notice, certificate or other instrument of, by or from the Authority shall be effective and binding upon it for the purposes of this Indenture if the same shall be signed by an Authorized Officer or such other person or persons as may be designated and authorized by an Authorized Officer to sign for or on behalf of the Authority. Any such instrument and supporting opinions or representations, if any, may, but need not be combined in a single instrument with any other instrument, opinion or representation.

                                                    ARTICLE II

                                              AUTHORIZATION OF BONDS

                  SECTION 2.01. Limitation on Issuance of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with the provisions of this Article.

                  SECTION 2.02. Authorization of Bonds. 1. There is hereby created and established under this Indenture one issue of revenue bonds of the Authority, which shall be issued and designated as "Pollution Control Refunding Revenue Bonds (KeySpan Generation LLC Projects), 1999 Series A" in the principal amount of $41,125,000. In order to distinguish between Bonds which are subject to different interest rate determination methods and other features and to distinguish the portion of the Bonds to be remarketed by any particular Market Agent, the Bonds may be designated and redesignated from time to time by the Authority in such a way as to identify one or more subseries of the Bonds. Such subseries may be designated as subseries A-1 or subseries A-2, subseries A-3 or may be redesignated as subseries A-1-1, A-2-1, A-3-1, as the case may be, and so forth. Each Bond shall bear upon the face thereof such designation or redesignation, if any. In the event any series of Bonds is designated or redesignated from time to time as one or more subseries, all references to a series of the Bonds in this Indenture shall refer to each such subseries unless the context otherwise requires.

                  2. The Bonds shall be secured by the assignments, pledges and charges made or created herein for the payment and security of the Bonds and by a lien on the Participation Agreement (exclusive of the rights therein reserved to the Authority), the proceeds of the Note, the Tax Regulatory Agreement and the other monies, rights, properties and securities from time to time held hereunder, subject only to the provisions of this Indenture permitting the application of the proceeds of the Bonds, the Note and such other monies, rights, properties and securities for the purposes and on the terms and conditions hereof, over and ahead of any claims, encumbrances or obligations of any nature hereafter arising or incurred. The foregoing lien, pledges, charges and assignments shall be valid and binding from the time of the effectiveness of this Indenture, as set forth in Section 17.11, and the Note Payments made under the Note and the Participation Agreement shall be immediately subject thereto upon receipt by the Trustee.

                  3. The Bonds are limited obligations of the Authority payable solely from payments to be made by the Company pursuant to the Note and the Participation Agreement and the other monies, rights and properties pledged hereunder including the proceeds of the Support Facility, if any, obtained with respect thereto and secured by a pledge from the Authority to the Trustee of the Participation Agreement and the Note. The Bonds shall not be a debt of the State of New York, and the State of New York shall not be liable thereon.

          4. The covenants and agreements herein set forth to be performed by the Authority shall be for the benefit, security and protection of any Holder of the Bonds and the Bond Insurer.

                  5. Neither the Trustee, the Bond Insurer nor any Holder of the Bonds shall be required to see that the monies derived from such Bonds are applied to the purpose or purposes for which such Bonds are issued.

                  6. The Bonds shall be issued under this Indenture for the purpose of (i) paying certain expenses incurred in connection with the issuance of the Bonds and (ii) prepaying the KeySpan Notes.

                  7. The Bonds bearing a Commercial Paper Rate, a Daily Rate, a Weekly Rate or a Monthly Rate shall be fully registered Bonds in the denomination of $100,000 or any integral multiple thereof. The Bonds bearing an Auction Rate during an Auction Rate Period or an Auction Rate and an Inverse Rate during an Auction Rate-Inverse Rate Period shall be fully registered Bonds in the denomination of $25,000 or any integral multiple thereof. The Bonds bearing a Semi-annual Rate, a Term Rate or a Fixed Rate shall be fully registered Bonds in the denomination of $5,000 or any integral multiple thereof.

                  8. The Bonds shall be numbered consecutively from AR-1 upwards as issued, or as otherwise provided by the Registrar and Paying Agent. If the Bonds are redesignated to identify one or more subseries, the Bonds shall be numbered in accordance with their subseries designation, i.e. A-1-R-1, A-2-R-1 or A-3-R-1, as the case may be. The Bonds shall mature on the Stated Maturity.

                  9. The Bonds shall be initially issued in fully registered form, without coupons, and initially dated their date of first authentication and delivery. The Bonds shall initially be issued in the form of one global bond registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book entry form by the Securities Depository for the account of the Agent Members thereof.

                  10. Upon any Change in the Interest Rate Mode to an Auction Rate for an Auction Rate Period or an Auction Rate and an Inverse Rate for an Auction Rate-Inverse Rate Period, there shall be Outstanding an aggregate principal amount of not less than (i) $20,000,000 for Auction Rate Bonds during an Auction Rate Period, and (ii) at all times an equal aggregate principal amount of Auction Rate Bonds and Inverse Rate Bonds and $20,000,000 for Auction Rate Bonds and Inverse Rate Bonds, respectively, during an Auction Rate-Inverse Rate Period and in the applicable denominations set forth in Section 2.02.7.

          SECTION 2.03. Global Form; Securities Depository. 1. Except as otherwise provided in this Section 2.03, the Auction Rate Bonds during any Auction Rate Period and the Auction Rate-Inverse Rate Bonds during any Auction Rate-Inverse Rate Period in the form of one separate global bond for such series or subseries, as the case may be, shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book entry form by the Securities Depository for the account of the Agent Members thereof. The Authority may elect to issue Bonds bearing a Fixed Rate or an Adjustable Rate other than an Auction Rate (during any Auction Rate Period) or an Auction Rate and a related Inverse Rate (during any Auction Rate- Inverse Rate Period), in the form of one global bond of such series or subseries, as the case may be, registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book entry form by the Securities Depository for the account of the Agent Members thereof.

                  Except as provided in subsections (3) and (4) of this Section 2.03, the Auction Rate Bonds during any Auction Rate Period and the Auction Rate-Inverse Rate Bonds during any Auction Rate-Inverse Rate Period may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository, or to a successor Securities Depository selected or approved by the Authority, with the consent of the Company, the Trustee, the Auction Agent and the Market Agent, or to a nominee of such successor Securities Depository. Each global certificate for the Auction Rate Bonds and the Inverse Rate Bonds shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.03 of the Indenture, this global bond may be transferred, in whole but not in part, only to the Securities Depository as defined in the Indenture or a nominee of the Securities Depository or to a successor Securities Depository or to a nominee of a successor Securities Depository."

                  2. The Authority, the Company, the Trustee, the Registrar and Paying Agent, the Auction Agent, any Support Facility Issuer and the Market Agent shall have no responsibility or obligation with respect to:

          (a) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Bonds;

                  (b) the delivery to any Agent Member, beneficial owner of the Bonds or other person, other than the Securities Depository or its nominee as registered owner, of any notice with respect to the Bonds;

                  (c) the payment to any Agent Member, beneficial owner of the Bonds or other person, other than the Securities Depository or its nominee as registered owner, of any amount with respect to the principal or premium, if any, or interest on the Bonds;

          (d) any consent given by the Securities Depository or other action taken by the Securities Depository as registered owner; or

                  (e) the selection by the Securities Depository or any Agent Members of any beneficial owners to receive payment in the event of a partial redemption of Auction Rate Bonds during an Auction Rate Period or Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, except for the Trustee's obligations under Section 5.10.

So long as the certificates for the Bonds of this series or any subseries issued under the Indenture are not issued pursuant to subsection (4) of this Section 2.03, the Authority, the Company, the Trustee, the Auction Agent, the Market Agent, the Bond Insurer and the Registrar and Paying Agent may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of such series or subseries of Bonds for all purposes whatsoever, including without limitation:

          (a) the payment of principal and premium, if any, and interest on such series or subseries of the Bonds;

          (b) giving notices of redemption and other matters with respect to such series or subseries of the Bonds;

          (c) registering transfers with respect to such series or subseries of the Bonds; and

                  (d) obtaining consents under the Indenture.

                  Payment by the Trustee of principal or redemption price, if any, of and premium, if any, and interest on such Bonds to or upon the order of the Securities Depository or its nominee during any period when it is the registered owner of such Bonds shall be valid and effective to satisfy and discharge fully the Authority's obligation with respect to the amounts so paid.

                  3. (a) The Authority may discontinue the use of a Securities Depository for the Auction Rate Bonds during an Auction Rate Period or the Auction Rate-Inverse Rate Bonds during any Auction Rate-Inverse Rate Period at the time of a Change in the Interest Rate Mode or on or after the Fixed Rate Conversion Date.

                  (b) Registered ownership of the Bonds may be transferred on the registration books of the Authority maintained by the Registrar and Paying Agent and the Bonds may be delivered in physical form to the following: (i) any successor Securities Depository or its nominee; or
         (ii) any person, upon (A) the resignation of the Securities Depository or (B) the termination by the Authority of the use of the Securities Depository from its functions as depository as set forth in this section, or (C) upon any Change in the Interest Rate Mode to any Adjustable Rate other than an Auction Rate during an Auction Rate Period or an Auction Rate and an Inverse Rate during an Auction Rate-Inverse Rate Period or on the Fixed Rate Conversion Date.

                  (c) Upon any Change in the Interest Rate Mode to an Auction Rate during an Auction Rate Period or an Auction Rate and an Inverse
         Rate during an Auction Rate-Inverse Rate Period, the Registrar and Paying Agent shall register the Auction Rate Bonds during an Auction Rate Period or the Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse

         Rate Period, as the case may be, in the name of the Securities Depository or its nominee and on the effective date of such change provide the Company with a list of the Existing Holders of the Auction Rate Bonds during an Auction Rate Period or during an Auction Rate-Inverse Rate Period, as the case may be.

                  4. If at any time the Securities Depository notifies the Authority and the Company that it is unwilling or unable to continue as Securities Depository with respect to the Bonds or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Authority with the consent of the Company, the Trustee, the Auction Agent and the Market Agent, within 90 days after the Authority and the Company receive notice or become aware of such condition, as the case may be, this Section shall no longer be applicable and the Authority shall execute and the Registrar and Paying Agent shall authenticate and deliver certificates representing the Bonds of such series or subseries as provided below. In addition, the Authority may determine at any time, at the request of the Market Agent, that the Bonds shall no longer be represented by global bonds and that the provisions of subsections (1) and
(2) above shall no longer apply to such series or subseries of Bonds. In any such event the Authority shall execute and the Registrar and Paying Agent shall authenticate and deliver certificates representing the Bonds of such series or subseries as provided below. Certificates for the Bonds of any series or subseries issued in exchange for a global bond pursuant to this subsection shall be registered in such names in authorized denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Authority and the Registrar and Paying Agent. The Registrar and Paying Agent shall deliver such certificates representing the Bonds of such series or subseries to the persons in whose names such Bonds are so registered on the Business Day immediately preceding the first day of an Auction Period (with respect to Auction Rate Bonds during any Auction Rate Period), Interest Period (with respect to Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period), the effective date of a Change in the Interest Rate Mode (with respect to any other Change in the Interest Rate Mode), or on the Fixed Rate Conversion Date (with respect to a conversion to a Fixed Rate), as the case may be.

                  5. The Authority, the Trustee and the Registrar and Paying Agent are hereby authorized to enter into any arrangements determined necessary or desirable with any Securities Depository in order to effectuate this Section and both of them shall act in accordance with this Indenture and any such agreement. Without limiting the generality of the foregoing, any such arrangements may alter the manner of effecting delivery of Bonds and the transfer of funds for the payment of Bonds to the Securities Depository.

                  SECTION 2.04. Limitations on Transfer. (a) So long as the ownership of the Auction Rate Bonds during any Auction Rate-Inverse Rate Period is maintained in book-entry form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Auction Rate Bonds during an Auction Rate-Inverse Rate Period only pursuant to a Bid or Sell Order placed in an Auction or to or through a Broker-Dealer or to a person that has signed and delivered a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer.

                  (b) So long as the ownership of the Auction Rate Bonds during an Auction Rate Period is maintained in book-entry form by the Securities
Depository, an Existing Holder may sell, transfer or otherwise dispose of Auction Rate Bonds only pursuant to a Bid or Sell Order placed in an Auction or to a Broker-Dealer, provided, however, that (a) sale, transfer or other disposition of Auction Rate Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker- Dealer as the holder of such Auction Rate Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this
Section 2.04 if such Broker-Dealer remains the Existing Holder of the Auction Rate Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions such Broker-Dealer to whom such transfer is made shall advise the Auction Agent of such transfer.

                  SECTION 2.05. Application of Bond Proceeds. The proceeds of sale of the Bonds shall be deposited with the Trustee for deposit in the Project Fund to be paid out in accordance with Section 8.01.

                  SECTION 2.06. Delivery of the Bonds. The Bonds shall be executed by the Authority substantially in the form prescribed by Section 16.01 and in the manner herein set forth and shall be deposited with the Registrar and Paying Agent for authentication, but before the Bonds shall initially be delivered by the Trustee, there shall be filed with the Trustee the following:

          (a)  an  order  executed  by  an  Authorized   Officer  directing  the
     authentication and delivery of the Bonds to or upon the order of the Securities Depository or its nominee, upon payment to the Trustee of the purchase price therein set forth;

                  (b)      two fully executed counterparts of this Indenture;

          (c) two fully executed counterparts of the Participation Agreement;

          (d) two fully executed counterparts of the Market Agent Agreement;

                  (e)      the fully executed initial Credit Facility;

          (f) two fully executed counterparts of the Bond Purchase Trust Agreement;

                  (g)      the fully executed Note;

          (h) two fully executed counterparts of the Tax Regulatory Agreement;

          (i) two fully executed counterparts of the Auction Agency Agreement;

          (j) opinion of Counsel to the Company, addressed to the Authority, the Bond Insurer and the Trustee, substantially to the effect, and dated as, required by Section 8(d)(7)(iii) of the Bond Purchase Agreement;

               (k) opinion of counsel to the Bond Insurer, substantially to the effect, addressed to, and dated as required by Section 8(d)(7)(vi) of the Bond Purchase Agreement;

                  (l) opinion of Bond Counsel (i) as to the validity of the Bonds, (ii) as to the exclusion of interest on the Bonds for federal and New York State income tax purposes and (iii) that all conditions precedent to the issuance of the Bonds have been met.

                  When the documents mentioned in clauses (a) to (l), inclusive, of this Section shall have been filed with the Trustee, and when the Bonds shall have been executed and authenticated as required by this Indenture, the Trustee shall deliver the Bonds to the Securities Depository, but only upon payment to the Trustee of the purchase price of the Bonds specified in said order.

                                                    ARTICLE III

                                                 INTEREST ON BONDS

                  SECTION 3.01. Interest on Bonds-General. 1. While the Bonds bear interest at a Commercial Paper Rate, a Daily Rate, a Weekly Rate, a Monthly Rate or a Semi-annual Rate, interest accrued on such Bonds shall be computed on the basis of a 365 or 366-day year, as applicable, for the number of days actually elapsed. While the Bonds bear interest at a Term Rate or a Fixed Rate, interest accrued on such Bonds shall be computed on the basis of a 360-day year, consisting of twelve (12) thirty (30) day months. While the Bonds bear interest at an Auction Rate during an Auction Rate Period, interest accrued on such Bonds shall be computed on the basis of a 360-day year for the number of days actually elapsed. Interest on the Auction Rate-Inverse Rate Bonds during any Auction Rate-Inverse Rate Period shall be computed in accordance with Section 3A.07. The Bonds as initially issued shall bear interest from the date of issuance thereof payable on each Interest Payment Date. The Bonds issued upon transfers or exchanges of Bonds shall bear interest from the Interest Payment Date next preceding their date of authentication, unless the date of authentication is an Interest Payment Date in which case such Bonds shall bear interest from such date, or unless the date of authentication is after the Record Date next preceding the next succeeding Interest Payment Date, in which case such Bonds shall bear interest from such next succeeding Interest Payment Date.

                  2. The Bonds shall initially bear interest at an Auction Rate during an Auction Rate Period. From and after any Change in the Interest Rate Mode pursuant to Section 4.01, the Bonds of any series or subseries shall bear interest determined in accordance with the provisions of this Indenture pertaining to the new Adjustable Rate. The Bonds shall bear interest for each Calculation Period, Auction Period or Interest Period, as the case may be, at the rate of interest per annum for such Calculation Period, Auction Period or Interest Period established in accordance with this Indenture. From and after a Fixed Rate Conversion Date, the affected Bonds shall bear interest at the Fixed Rate until maturity. Interest shall be payable on each Interest Payment Date by check mailed to the registered owner at his or her address as it appears on the registration books kept by the Registrar and Paying Agent pursuant to the Indenture at the close of business on the applicable Record Date; provided, that
(i) while the Securities Depository is the registered owner of any Bonds, all payments of principal of, premium, if any, and interest on such Bonds shall be paid to the Securities Depository or its nominee by wire transfer, (ii) prior to and including the Fixed Rate Conversion Date, interest on the Bonds shall be payable to any registered owner of at least one million dollars ($1,000,000) in aggregate principal amount of Bonds by wire transfer, upon written notice received by the Registrar and Paying Agent at least five days prior to the applicable Record Date, from such registered owner containing the wire transfer address (which shall be in the continental United States) to which such registered owner wishes to have such wire directed and (iii) during a Commercial Paper Rate Period, interest shall be payable on the Bonds only upon presentation and surrender thereof to the Registrar and Paying Agent upon purchase thereof pursuant to Section 5.02 and if such presentation and surrender is made by 2:00 p.m. (New York City time)

                                                       III-1
such payment shall be by wire transfer. If and to the extent that there shall be a default in the payment of the interest due on any Interest Payment Date, such interest shall cease to be payable to the person in whose name each Bond of such series was registered on such applicable Record Date and shall be payable, when and if paid to the person in whose name each Bond is registered at the close of business on the record date fixed therefor by the Trustee, which shall be the fifth Business Day next preceding the date of the proposed payment. Except as provided above, payment of the principal of and premium, if any, on all Bonds shall be made upon the presentation and surrender of such Bonds at the principal office of the Registrar and Paying Agent as the same shall become due and payable. The principal of and premium, if any, and interest on the Bonds shall be payable in lawful money of the United States of America. Each holder of Auction Rate Bonds during an Auction Rate-Inverse Rate Period, by such holder's purchase of Auction Rate Bonds during an Auction Rate-Inverse Rate Period appoints the Registrar and Paying Agent as its agent in connection with the payment by such holder of its share, if any, of the amounts payable to the Auction Agent and the Broker-Dealers pursuant to subsections (c) and (d) of
Section 3A.05.

                  3. Not less than one Business Day prior to each Computation Date and two Business Days prior to the Fixed Rate Conversion Date, the Indexing Agent shall establish and provide to the applicable Market Agent the related rate index as set forth in the definition of such rate index in Section 1.01; provided that, for each Calculation Period during a Daily Rate Period, the Indexing Agent shall establish and provide the related rate index to the applicable Market Agent on each Determination Date; and provided further that, for each Calculation Period during a Monthly Rate Period, the Indexing Agent shall establish and provide the related rate index to the applicable Market
Agent not less than two Business Days prior to each Computation Date. Notwithstanding the foregoing, in the event that the Market Agent, in its sole judgment, shall determine on a Determination Date that any Weekly Rate or any Commercial Paper Rate Index so established is sufficiently non-representative of current market conditions that the Bonds may not be remarketed at par if such rate is set at a rate not greater than 110% of the applicable rate index, the Market Agent may establish a new rate index on a Determination Date in accordance with the procedures and standards set forth in this paragraph and for purposes of such rate index so established, all references to Indexing Agent in this Indenture shall be deemed to refer to the Market Agent. On any date when any Weekly Rate or any Commercial Paper Rate Index is established by the Market Agent pursuant to this paragraph, such rate index shall have the respective meaning set forth in Section 1.01 (except as otherwise provided in the preceding sentence); provided that for any Commercial Paper Rate Index, the Market Agent shall select securities (whether or not actually issued) having a term approximately equal to the applicable Commercial Paper Rate Period or which are subject to optional or mandatory tender by the owner thereof at the end of a term approximately equal to (or as close thereto as is practicably available) the applicable Commercial Paper Rate Period. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any new rate index proposed by the Market Agent pursuant to this paragraph, which consent shall not be unreasonably withheld.

               4. By 12:00 noon (New York City time) on each Determination Date or by 3:00 p.m. (New York City time) on each Auction Date, as the case may be, the applicable Market Agent

                                                       III-2
or the Auction Agent, as the case may be, shall determine in accordance with the terms hereof and make available to the Authority, the Trustee, the Registrar and Paying Agent, any Support Facility Issuer, the Company, any Broker-Dealer or any registered owner of a Bond the interest rate or rates determined on such Determination Date or Auction Date.

                  5. If for any reason on any Determination Date (A) any rate of interest or a Calculation Period and related Commercial Paper Rate is not determined by the applicable Market Agent, (B) no Market Agent is serving as such hereunder or (C) the rate so determined is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, (i) during any Daily Rate Period, the interest rate for the next succeeding Calculation Period shall be the last interest rate in effect, or, if a Daily Rate is not determined by the Market Agent hereunder for five or more consecutive Business Days on the next and each succeeding Determination Date, the Daily Rate shall be a rate per annum equal to 80% of the latest 30-day dealer taxable commercial paper rate published by the Federal Reserve Bank of New York on or immediately before such Determination Date, (ii) during any Weekly Rate Period, the interest rate for the next succeeding Calculation Period shall be the last interest rate in effect, or, if a Weekly Rate is not determined by the Market Agent for two or more consecutive Calculation Periods, the Weekly Rate shall be equal to 85% of the latest 30-day dealer taxable commercial paper rate published by the Federal Reserve Bank of New York on or before the day next preceding such Determination Date, (iii) during any Monthly Rate, Semi-annual Rate or Term Rate Period, the interest rate per annum for the next succeeding Calculation Period shall be equal to 85% of the rate listed in the table most recently circulated by the United States Treasury Department known as "Table [applicable dates shown on the most recent Table], Maximum Interest Rate Payable on United States Treasury Certificates of Indebtedness, Notes and Bonds-State and Local Government Series Subscribed for During Period [applicable dates shown on the most recent Table]" or any substantially equivalent table circulated by the United States Treasury Department for the maturity most closely approximating the Calculation Period, and (iv) during any Commercial Paper Rate Period, the next succeeding Calculation Period shall be a Calculation Period which shall consist of the period from and including the prior Interest Payment Date to but excluding the first Business Day of the following calendar month and the Commercial Paper Rate shall be equal to 85% of the interest rate applicable to 90-day United States Treasury Bills determined on the basis of the average per annum discount rate at which such 90-day Treasury Bills shall have been sold at the most recent Treasury auction within the 30 days next preceding such Calculation Period, or if there shall have been no such auction within the 30 days next preceding such Calculation Period, the Commercial Paper Rate shall be equal to the rate of interest borne by such Bond during the next preceding Calculation Period for such Bond. The rate of interest or Calculation Period and related Commercial Paper Rate shall be established pursuant to this subsection 5 until the Market Agent again determines the rates of interest or Calculation Periods and related Commercial Paper Rates in accordance with this Indenture. The Trustee shall, upon the direction of the Company, select any person otherwise meeting the qualifications of Section 11.14 to obtain, calculate and prepare any of the information required by this subsection 5.

               6. The determination of any rate of interest by the Market Agent in accordance with this Indenture or by the Auction Agent in accordance with the Auction Procedures applicable

                                                       III-3
to Auction Rate Bonds during an Auction Rate Period and Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be, or the establishment of Calculation Periods, Auction Periods or Interest Periods by the Market Agent as provided in this Indenture shall be conclusive and binding upon the Authority, the Company, the Trustee, the Registrar and Paying Agent, the Market Agent, the Auction Agent, any issuer of a Support Facility, all Broker-Dealers and the registered or beneficial owners of the Bonds. Failure of the Market Agent, the Trustee, the Registrar and Paying Agent, the Auction Agent or the Securities Depository or any Securities Depository participant to give any of the notices described in this Indenture, or any defect therein, shall not affect the interest rate to be borne by any of the Bonds nor the applicable Calculation Period, Auction Period or Interest Period nor in any way change the rights of the registered owners of the Bonds to tender their Bonds for purchase or to have them redeemed in accordance with this Indenture.

                  7. No transfer or exchange of Bonds shall be required to be made by the Registrar and Paying Agent after a Record Date until the next succeeding Interest Payment Date.

                  8. Except as otherwise provided in this subsection 8, the Trustee shall calculate and notify the Registrar and Paying Agent of the amount of interest due and payable on each Interest Payment Date or date on which a Bond is subject to purchase by 10:00 a.m. on the Business Day next preceding such Interest Payment Date or date set for purchase, as the case may be. In preparing such calculation the Trustee may rely on calculations or other services provided by the Auction Agent, the Market Agent, the Company or any person or persons selected by the Trustee in its discretion. During a Commercial Paper Rate Period, the Market Agent shall notify the Trustee, the Registrar and Paying Agent and the Company of the amount of interest due and payable on each Interest Payment Date by 10:00 a.m. on the Business Day next preceding such Interest Payment Date. During an Auction Rate Period, the Auction Agent shall notify the Trustee at least seven days prior to each Interest Payment Date of the Auction Rate and the aggregate amount of interest payable on such Interest Payment Date.

                  9. Anything herein to the contrary notwithstanding, in no event shall the interest rate borne by any Bond exceed the lesser of (i) the maximum rate allowable by applicable law or (ii) the maximum rate of interest provided for by any Liquidity Facility in effect at any time.

                  SECTION 3.02. Commercial Paper Rate. 1. During any Commercial Paper Rate Period, at or prior to 12:00 noon (New York City time) on each Determination Date, the Market Agent shall establish Calculation Periods and related Commercial Paper Rates. In determining Calculation Periods, the Market Agent shall take the following factors into account: (i) existing short-term taxable and tax-exempt market rates and indices of such short-term rates, (ii) the existing market supply and demand for short-term tax-exempt securities,
(iii) existing yield curves for short- term and long-term tax-exempt securities or obligations having a credit rating that is comparable to the Bonds, (iv) general economic conditions, (v) economic and financial factors present in the securities industry that may affect or that may be relevant to the Bonds and
(vi) any information available to the Market Agent pertaining to the Company regarding any events or anticipated events

                                                       III-4
which could have a direct impact on the marketability of or interest rates on the Bonds. The Market Agent shall select the Calculation Periods and the applicable Commercial Paper Rates that, together with all other Calculation Periods and related Commercial Paper Rates, in the sole judgment of the Market Agent, will result in the lowest overall borrowing cost on the Bonds or are otherwise in the best financial interests of the Company, as determined in consultation with the Company. Any Calculation Period established hereunder may not extend beyond the Fixed Rate Conversion Date, the expiration date of the Support Facility, if any, or the day prior to the maturity date of the Bonds. To the extent a Liquidity Facility provides for the payment of accrued interest on the Bonds for a term less than the established Calculation Period, such Calculation Period will not extend beyond the coverage provided by the Liquidity Facility.

                  2. The Authority, at the request of the Company, may place such limitations upon the establishment of Calculation Periods pursuant to subsection 1 hereof as may be set forth in a written direction from the Authority, which direction must be received by the Trustee and the Market Agent prior to 10:00 a.m. (New York City time) on the day prior to any Determination Date to be effective on such date, but only if the Trustee receives an Opinion of Bond Counsel to the effect that such action is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes.

                  SECTION 3.03. Auction Rate Period - Auction Rate: Auction Period - General.1. The Bonds shall be issued initially as Auction Rate Bonds during an Auction Rate Period. During any Auction Rate Period, the Bonds shall bear interest at the Auction Rate determined as set forth in this Section 3.03 and through implementation of the Auction Procedures. The Auction Rate for the initial Auction Period shall be 3.95% per annum. The initial Auction Period shall commence from and include the date of original issuance of the Bonds and shall expire on and include January 13, 2000. The initial Auction Date will be on January 13, 2000. After the initial Auction Period, each Auction Period shall be a Standard Auction Period. The Auction Rate for any initial Auction Period immediately after any Change in the Interest Rate Mode to an Auction Rate for an Auction Rate Period, shall be the rate of interest per annum determined and certified to the Trustee (with a copy to the Authority, the Registrar and Paying Agent, the Bond Insurer and the Company) by the Market Agent on a date not later than the effective date of such Change in the Interest Rate Mode as the minimum rate of interest which, in the opinion of the Market Agent, would be necessary as of such date to market Auction Rate Bonds in a secondary market transaction at a price equal to the principal amount thereof; provided that such interest rate shall not exceed the lesser of 110% of the sum of the Commercial Paper Index and .50% per annum. For any other Auction Period, the Auction Rate shall be the rate of interest per annum that results from implementation of the Auction Procedures. If on any Auction Date the Auction Agent shall fail to take any action necessary to determine, or take any action which effectively prevents the determination of, a rate of interest pursuant to the Auction Procedures, the Auction Rate for the next succeeding Auction Period shall equal the No Auction Rate on and as of such Auction Date. If a Payment Default shall have occurred, the rate of interest for (1) the Auction Period commencing on or immediately prior to the date on which such Payment Default occurs shall equal the Maximum Auction Rate, and (2) for each

                                                       III-5

Auction Period commencing thereafter to and including the Auction Period, if any, during which, or commencing less than two Business Days after, all Payment Defaults are cured, shall equal the Maximum Auction Rate.

                  2. Auction Periods may be established pursuant to Section 3.04 at any time unless a Payment Default has occurred and has not been cured. Each Auction Period shall be a Standard Auction Period unless a different Auction Period is established pursuant to Section 3.04 and each Auction Period which immediately succeeds a non-Standard Auction Period shall be a Standard Auction Period unless a different Auction Period is established pursuant to Section 3.04.

                  SECTION 3.04. Auction Rate Period - Auction Rate Bonds: Change of Auction Period by Authority. 1. During an Auction Rate Period the Authority, at the request of the Company, may change the length of a single Auction Period or the Standard Auction Period by means of a written notice delivered at least 10 days prior to the Auction Date for such Auction Period to the Trustee, the Market Agent, the Auction Agent, the Company and the Securities Depository in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit E. If such notice specifies a change in the length of the Standard Auction Period, such notice shall be effective only if it is accompanied by the written consent of the Market Agent to such change. The length of an Auction Period or the Standard Auction Period may not be changed pursuant to this Section 3.04 unless Sufficient Clearing Bids existed at both the Auction immediately preceding the date the notice of such change was given and the Auction immediately preceding such changed Auction Period.

                  2. The change in length of an Auction Period or the Standard Auction Period shall take effect only if (A) the Trustee, the Bond Insurer and the Auction Agent receive, by 11:00 a.m. (New York City time) on the Business Day immediately preceding the Auction Date for such Auction Period, a certificate from the Company, on behalf of the Authority, by telecopy or similar means in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit G authorizing the change in the Auction Period or the Standard Auction Period, which shall be specified in such certificate, and confirming that Bond Counsel expects to be able to give the Opinion of Bond Counsel on the first day of such Auction Period referred to in
(D) below, (B) the Trustee shall not have delivered to the Auction Agent by 12:00 noon (New York City time) on the Auction Date for such Auction Period notice that a Failure to Deposit has occurred, (C) Sufficient Clearing Bids exist at the Auction on the Auction Date for such Auction Period, and (D) the Trustee, the Bond Insurer and the Auction Agent receive by 9:30 a.m. (New York City time) on the first day of such Auction Period, an opinion of Bond Counsel to the effect that the change in the Auction Period or the Standard Auction Period is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes. If the condition referred to in (A) above is not met, the Auction Rate for the next succeeding Auction Period shall be determined pursuant to the Auction Procedures and the next succeeding Auction Period shall be a Standard Auction Period. If any of the conditions referred to in (B), (C) or (D) above is not met, the Auction Rate for the next succeeding Auction Period shall equal the Maximum Auction Rate.

                                                       III-6

                  SECTION 3.05. Auction Rate Period - Auction Rate Bonds: Change of Auction Date by Market Agent. During an Auction Rate Period the Market Agent, with the written consent of the Company, may change, in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date, the Auction Date for all future Auction Periods to a different day, so long as the first such Auction Date will be a Business Day in the calendar week in which the next succeeding Auction Date is then scheduled to occur. If a change in an Auction Date is undertaken in conjunction with a change in an Auction Period and the conditions for the establishment of such change in Auction Period are not met, the Auction Date may be, and the next succeeding Auction Period may be adjusted to end on, a Business Day in the calendar week in which such Auction Date was scheduled to occur and such Auction Period was scheduled to end to accommodate the change in the Auction Date. The Market Agent shall deliver a written notice of its determination to change an Auction Date at least 10 days prior to the Auction Date immediately preceding such Auction Date to the Authority, the Trustee, the Auction Agent, the Company, the Bond Insurer and the Securities Depository which shall state (i) the determination of the Market Agent to change the Auction Date, (ii) the new Auction Date and (iii) the date on which such Auction Date shall be changed. If as a result of any proposed change in the Auction Date any Auction Period would be less than 28 days in duration, such notice shall be effective only if it is accompanied by a written statement of the Auction Agent, the Registrar and Paying Agent, the Trustee, the Market Agent and the Securities Depository to the effect that they are capable of performing their duties hereunder and under the Market Agent Agreement and Auction Agency Agreement with respect to any such Auction Period. Notice of a change in the Auction Date may be in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit S.

               SECTION 3.06. Auction Rate Period - Auction Rate Bonds: Orders by Existing Holders and Potential Holders. (a) Prior to the Submission Deadline on each Auction Date during the Auction Rate Period, the following orders may be submitted:

               (i) each Existing Holder may submit to the Broker-Dealer by telephone or otherwise information as to:

                           (A) the principal amount of Outstanding  Auction Rate
                  Bonds, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period;

                           (B) the principal amount of Outstanding  Auction Rate
                  Bonds, if any, held by such Existing Holder which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder and/or

                                                       III-7

                           (C) the principal amount of Outstanding  Auction Rate
                  Bonds, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period;

                                    (ii) for the  purpose  of  implementing  the
                           Auctions, the Broker-Dealers may contact Potential Holders by telephone or otherwise to determine the principal amount of Auction Rate Bonds which each such Potential Holder irrevocably offers to purchase if the Auction Rate for the next succeeding Auction Period shall not be less than the interest rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B) or (i)(C) or clause (ii) above is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) above is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or clause (ii) above is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) above is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders". The submission by a Broker-Dealer of an Order to the Auction Agent shall likewise be referred to herein as an "Order" and collectively as "Orders" and an Existing Holder or Potential Holder who places an Order with the Auction Agent or on whose behalf an Order is placed with the Auction Agent shall likewise be referred to herein as a "Bidder" and collectively as "Bidders."

                  (b)(i) Subject to the provisions of Section 3.07, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                                            (A)   the   principal    amount   of
                                    Outstanding Auction Rate Bonds specified in such Bid if the Auction Rate determined on such Auction Date shall be less than the interest rate per annum specified therein; or

                           (B) such principal amount or a lesser principal amount of Outstanding Auction Rate Bonds to be determined as set forth in subsection (a)(iv) of Section 3.09 if the Auction Rate determined on such Auction Date shall be equal to the interest rate per annum specified therein; or

                           (C) such principal amount of Outstanding Auction Rate
                  Bonds if the interest rate per annum specified therein shall be higher than the Maximum Auction Rate, or such principal amount or a lesser principal amount of Outstanding Auction Rate Bonds to be determined as set forth in subsection
                  (b)(iii) of Section 3.09 if such specified rate shall be higher than the Maximum Auction Rate and Sufficient Clearing Bids do not exist.

                                                       III-8

                                    (ii)  Subject to the  provisions  of Section
                           3.07, a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (A) the principal amount of Outstanding Auction Rate Bonds specified in such Sell Order; or

                           (B) such principal amount or a lesser principal amount of Outstanding Auction Rate Bonds as set forth in subsection (b)(iii) of Section 3.09 if Sufficient Clearing Bids do not exist.

                  (iii) Subject to the provisions of Section 3.07, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                           (A) the principal amount of Outstanding  Auction Rate
                  Bonds specified in such Bid if the Auction Rate determined on such Auction Date shall be higher than the rate specified therein; or

                           (B) such principal amount or a lesser principal amount of Outstanding Auction Rate Bonds as set forth in subsection (a)(v) of Section 3.09 if the Auction Rate determined on such Auction Date shall be equal to such specified rate.

                  SECTION  3.07.  Auction  Rate  Period -  Auction  Rate  Bonds:
Submission of Orders by Broker-Dealers to Auction Agent. (a) During an Auction Rate Period each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date during the Auction Rate Period, all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

               (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer (unless otherwise permitted in writing by the Company));

               (ii) the aggregate principal amount of Auction Rate Bonds that are subject to such Order;

                  (iii)  to the extent that such Bidder is an Existing Holder:

               (A) the principal amount of Auction Rate Bonds, if any, subject to any Hold Order placed by such Existing Holder;

                           (B) the  principal  amount of Auction Rate Bonds,  if
                  any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                                                       III-9

               (C) the principal amount of Auction Rate Bonds, if any, subject to any Sell Order placed by such Existing Holder; and

                                    (iv)  to  the  extent   such   Bidder  is  a
                           Potential Holder, the principal amount of Auction Rate Bonds subject to any Bid by such Potential Holder and the rate specified in such Bid.

                  (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                  (c) If an Order or Orders covering all or a portion of Outstanding Auction Rate Bonds held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of Outstanding Auction Rate Bonds held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                  (d) Neither the Authority, the Company, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

                  (e) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Auction Rate Bonds held by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

                           (i) all Hold Orders shall be considered valid, but only up to and including the principal amount of Auction Rate Bonds held by such Existing Holder, and, if the aggregate principal amount of Auction Rate Bonds subject to such Hold Orders exceeds the aggregate principal amount of Outstanding Auction Rate Bonds held by such Existing Holder, the aggregate principal amount of Auction Rate Bonds subject to each such Hold Order shall be reduced pro rata to cover the aggregate principal amount of Outstanding Auction Rate Bonds held by such Existing Holder;

                           (ii) (A) any Bid shall be considered  valid up to and
                  including the excess of the principal amount of Outstanding Auction Rate Bonds held by such Existing Holder over the aggregate principal amount of Auction Rate Bonds subject to any Hold Orders referred to in paragraph (i) above;

                                    (B)  subject to clause  (A)  above,  if more
                           than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate principal amount of Outstanding Auction Rate Bonds subject to such Bids is greater than such excess, such Bids shall be considered valid up to and

                                                      III-10
                           including the amount of such excess, and, the principal amount of Auction Rate Bonds subject to each Bid with the same rate shall be reduced pro rata to cover the principal amount of Auction Rate Bonds equal to such excess;

                                    (C) subject to clauses (A) and (B) above, if
                           more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the amount of such excess; and

                                    (D)  in  any  such  event,   the   aggregate
                           principal amount of Outstanding Auction Rate Bonds, if any, subject to any portion of Bids not valid under this paragraph (ii) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

                                                     (iii) all Sell Orders shall
                                            be   considered   valid  up  to  and
                                            including    the   excess   of   the
                                            principal   amount  of   Outstanding
                                            Auction  Rate  Bonds  held  by  such
                                            Existing  Holder over the  aggregate
                                            principal  amount  of  Auction  Rate
                                            Bonds  subject to valid Hold  Orders
                                            referred to in paragraph (i) of this
                                            subsection   (e)  and   valid   Bids
                                            referred  to in  paragraph  (ii)  of
                                            this subsection (e).

                  (f) If more than one Bid for Auction Rate Bonds is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid for Auction Rate Bonds with the rate and principal amount therein specified.

                  (g) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Auction Rate Bonds not equal to $25,000 or an integral multiple thereof shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Auction Rate Bonds not equal to $25,000 or an integral multiple thereof shall be rejected.

                  (h) Any Bid submitted by an Existing Holder or a Potential Holder specifying a rate lower than the Minimum Auction Rate, if any, shall be treated as a Bid specifying the Minimum Auction Rate.

                  SECTION  3.08.  Auction  Rate  Period -  Auction  Rate  Bonds:
Determination  of Sufficient  Clearing Bids,  Winning Bid Rate and Auction Rate.
(a) During an Auction Rate Period not earlier than the Submission Deadline on each Auction Date during the Auction Rate Period, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter

                                                      III-11
referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

                           (i) the  excess  of the  total  principal  amount  of
                  Outstanding Auction Rate Bonds over the aggregate principal amount of Outstanding Auction Rate Bonds subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Rate Bonds"); and

                           (ii) from the Submitted  Orders whether the aggregate
                  principal amount of Outstanding Auction Rate Bonds subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of:

                                    (A)  the  aggregate   principal   amount  of
                           Outstanding Auction Rate Bonds subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Auction Rate; and

               (B) the aggregate principal amount of Outstanding Auction Rate Bonds subject to Submitted Sell Orders

                  (in the event of such excess or such equality (other than because the sum of the principal amounts of Auction Rate Bonds in clauses (A) and (B) above is zero because all of the Outstanding Auction Rate Bonds are subject to Submitted Hold Orders), such Submitted Bids by Potential Holders are hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                                                     (iii)     if     Sufficient
                                            Clearing Bids exist, the lowest rate
                                            specified in the Submitted Bids (the
                                            "Winning Bid Rate") which if:

                                    (A)(I)  each  Submitted  Bid  from  Existing
                           Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the principal amount of Auction Rate Bonds that are the subject of such Submitted Bids; and

                                    (B)(I)  each  Submitted  Bid from  Potential
                           Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

                  would result in such Existing Holders described in clause (A) above continuing to hold an aggregate principal amount of Outstanding Auction Rate Bonds which, when added to the aggregate principal amount of Outstanding Auction Rate Bonds to be

                                                      III-12
                  purchased by such Potential Holders described in clause (B) above, would equal not less than the Available Auction Rate Bonds.

                  (b) Promptly after the Auction Agent has made the determinations pursuant to subsection (a) of this Section 3.08, the Auction Agent, by telecopy confirmed in writing, shall advise the Company, the Trustee and the Broker-Dealers of the Auction Rate for the next succeeding Auction Period as follows:

                           (i) if Sufficient  Clearing  Bids exist,  the Auction
                  Rate for the next succeeding Auction Period therefor shall be equal to the Winning Bid Rate so determined;

                           (ii) if Sufficient  Clearing Bids do not exist (other
                  than because all of the Outstanding Auction Rate Bonds are the subject of Submitted Hold Orders), the Auction Rate for the next succeeding Auction Period therefor shall be equal to the Maximum Auction Rate; and

                           (iii) if all of the Auction Rate Bonds are subject to
                  Submitted Hold Orders, the Auction Rate for the next succeeding Auction Period therefor shall be equal to the Minimum Auction Rate.

                  SECTION  3.09.  Auction  Rate  Period -  Auction  Rate  Bonds:
Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Auction Rate Bonds. During an Auction Rate Period Existing Holders shall continue to hold the principal amounts of Auction Rate Bonds that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to subsection (a) of this Section 3.09, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other actions as are set forth below:

                  (a) If Sufficient Clearing Bids exist, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs
         (e) and (f) of this Section 3.09, Submitted Bids shall be accepted or rejected as follows in the following order of priority:

                           (i) Existing  Holders'  Submitted Bids specifying any
                  rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids;

                           (ii) Existing Holders'  Submitted Bids specifying any
                  rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids;

                                                      III-13

                           (iii) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids;

                           (iv) each Existing Holder's  Submitted Bid specifying
                  a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Bonds subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Bonds (the "remaining principal amount") equal to the excess of Available Auction Rate Bonds over the aggregate principal amount of the Auction Rate Bonds subject to Submitted Bids described in paragraphs (ii) and (iii) of this subsection (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold the principal amount of Auction Rate Bonds subject to such Submitted Bid, but only in an amount equal to the principal amount of Auction Rate Bonds obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Bonds held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amounts of Auction Rate Bonds subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate;

                           (v) each Potential  Holder's Submitted Bid specifying
                  a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the principal amount of Auction Rate Bonds obtained by multiplying the excess of the Available Auction Rate Bonds over the aggregate principal amount of Auction Rate Bonds subject to Submitted Bids described in paragraphs (ii), (iii) and (iv) of this subsection (a) by a fraction the numerator of which shall be the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bid of such Potential Holder and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Bonds subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bids shall be rejected; and

                           (vi) each Potential Holder's Submitted Bid specifying
                  a rate that is higher than the Winning Bid Rate shall be rejected.

                  (b) If Sufficient Clearing Bids do not exist (other than because all of the Outstanding Auction Rate Bonds are subject to Submitted Hold Orders), subject to the provisions of subsection (e) of this Section 3.09, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

                                                      III-14

                                    (i)   Existing   Holders'   Submitted   Bids
                           specifying any rate that is equal to or lower than the Maximum Auction Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids;

                           (ii) Potential Holders' Submitted Bids specifying any
                  rate that is equal to or lower than the Maximum Auction Rate shall be accepted, thus requiring each such Potential Holder to purchase the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids;

                           (iii) each Existing Holder's Submitted Bid specifying
                  any rate that is higher than the Maximum Auction Rate and the Submitted Sell Order of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Bonds subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Bonds obtained by multiplying the aggregate principal amount of Auction Rate Bonds subject to Submitted Bids described in paragraph (ii) of this subsection (b) by a fraction, the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Bonds held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Bonds subject to all such Submitted Bids and Submitted Sell Orders; and

                           (iv) each Potential Holder's Submitted Bid specifying
                  a rate that is higher than the Maximum Auction Rate shall be rejected.

               (c) If all Outstanding Auction Rate Bonds are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                  (d) If (i) the Auction Agent shall fail to take any action necessary to determine, or take any action which effectively prevents the determination of, an interest rate pursuant to the Auction Procedures or (ii) the conditions set forth in subsection 2 of Section
         3.04 to effect a change in the Auction Period are not met, all Submitted Bids and Submitted Sell Orders shall be rejected and the existence of Sufficient Clearing Bids shall be of no effect.

                  (e) If, as a result of the procedures  described in subsection
         (a) or (b) of this Section 3.09, any Existing Holder would be entitled or required to sell, or any Potential Holder would be required to purchase, a principal amount of Auction Rate Bonds that is not equal to $25,000 or an integral multiple thereof, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the principal amount of such Auction Rate Bonds to be purchased or sold by any Existing Holder or Potential Holder so

                                                      III-15
         that the principal amount purchased or sold by each Existing Holder or Potential Holder shall be equal to $25,000 or an integral multiple thereof.

                  (f) If, as a result of the procedures  described in subsection
         (a) of this Section 3.09, any Potential Holder would be entitled or required to purchase less than $25,000 in aggregate principal amount of Auction Rate Bonds, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate Auction Rate Bonds for purchase among Potential Holders so that only Auction Rate Bonds in principal amounts of $25,000 or an integral multiple thereof are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Auction Rate Bonds.

                  (g) Based on the results of each Auction, the Auction Agent shall determine the aggregate principal amounts of Auction Rate Bonds to be purchased and the aggregate principal amounts of Auction Rate Bonds to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate principal amount of Auction Rate Bonds to be sold differs from such aggregate principal amount of Auction Rate Bonds to be purchased, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Auction Rate Bonds.

                  (h) The purchase price of each Auction Rate Bond sold in any Auction shall be equal to $25,000, except that if the then ending Auction Period is a daily Auction Period, the purchase price of each Auction Rate Bond shall be $25,000, plus accrued and unpaid interest thereon, unless the purchase date is also an Interest Payment Date, in which case the purchase price of such Auction Rate Bond shall be $25,000.

                  (i) None of the Authority, the Company or any Affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Company may not submit Bids to purchase Auction Rate Bonds in an Auction for its own account, provided that affiliated Broker-Dealers may submit Hold Orders and Sell Orders in Auctions with respect to Auction Rate Bonds otherwise acquired for its own account.

                  SECTION  3.10.  Auction  Rate  Period -  Auction  Rate  Bonds:
Adjustment in Percentage. 1. During an Auction Rate Period the Market Agent may adjust the percentage used in determining the Minimum Auction Rate and the Applicable Percentages used in determining the No Auction Rate if any such adjustment is necessary, in the judgment of the Market Agent, to reflect any Change of Preference Law or to conform to market practice such that the Minimum Auction Rate and No Auction Rate shall have substantially equal market values before and after such Change of Preference Law or change in market practice. In making any such adjustment as a result of a Change of Preference Law, the Market Agent shall take the following factors, as in existence both before and after such Change of Preference Law, into account: (i) short-term taxable and tax-exempt market

                                                      III-16
rates and indices of such short-term rates, (ii) the market supply and demand for short-term tax- exempt securities, (iii) yield curves for short-term and long-term tax-exempt securities or obligations having a credit rating that is comparable to the Bonds, (iv) general economic conditions and (v) economic and financial factors present in the securities industry that may affect or that may be relevant to the Bonds. In making any such adjustment to conform to market practice, the Market Agent shall take into account such factors as the Market Agent deems relevant, including the terms of auction rate bonds of other issuers. Upon the occurrence and continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any change to the percentage used in determining the Minimum Auction Rate and the Applicable Percentages using in determining the No Auction Rate, which consent shall not be unreasonably withheld.

                  2. The Market Agent shall communicate its determination to adjust the percentage used in determining the Minimum Auction Rate and the Applicable Percentages used in determining the No Auction Rate pursuant to subsection 1 hereof by means of a written notice delivered at least 5 days prior to the Auction Date on which the Market Agent desires to effect the change to the Authority, the Trustee, the Auction Agent and the Company in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit F. Such notice shall be effective only if it is accompanied by the form of opinion that Bond Counsel has advised the Market Agent that it expects to be able to give on such Auction Date to the effect that such adjustment is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Auction Rate Bonds from gross income for federal income tax purposes. The Auction Agent is required to mail notice thereof to the Existing Holders within two Business Days of receipt thereof.

                  3. An adjustment in the percentage used in determining the Minimum Auction Rate and the Applicable Percentages used in determining the No Auction Rate shall take effect on an Auction Date only if (A) the Trustee, the Bond Insurer and the Auction Agent receive, by 11:00 a.m. (New York City time) on the Business Day immediately preceding such Auction Date, a certificate from the Market Agent by telecopy or similar means, in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit H, (i) authorizing the adjustment of the percentage used in determining the Minimum Auction Rate and the Applicable Percentages used in determining the No Auction Rate which shall be specified in such authorization, and (ii) confirming that Bond Counsel expects to be able to give an opinion on such Auction Date to the effect that the adjustment in the percentage used in determining the Minimum Auction Rate and the Applicable Percentages used in determining the No Auction Rate is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Auction Rate Bonds from gross income for federal income tax purposes, and
(B) the Trustee, the Bond Insurer and the Auction Agent receive by 9:30 a.m. (New York City time) on such Auction Date, an opinion of Bond Counsel to the effect that the adjustment in the percentage used in determining the Minimum Auction Rate and the Applicable Percentages used in determining the No Auction Rate is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Auction Rate Bonds from gross income for federal income tax purposes. If the condition referred to in (A) above is not met, the existing percentage used in

                                                      III-17
determining the Minimum Auction Rate and the Applicable Percentages used in determining the No Auction Rate shall remain in effect and the Auction Rate for the next succeeding Auction Period shall be determined pursuant to the Auction Procedures. If the condition referred to in (B) above is not met, the existing percentage used in determining the Minimum Auction Rate and the Applicable Percentages used in determining the No Auction Rate shall remain in effect and the Auction Rate for the next succeeding Auction Period shall equal the Maximum Auction Rate.

                                                      III-18

                                                   ARTICLE IIIA

                                          AUCTION RATE-INVERSE RATE BONDS

                  SECTION 3A.01. Auction Rate-Inverse Rate Bonds: Definitions of Specific Terms. Unless the context shall clearly indicate some other meaning or may otherwise require, the terms defined in this Section shall, for all purposes of (i) this Article III-A, and (ii) this Indenture as such terms apply to Auction Rate-Inverse Rate Bonds, have the meanings herein specified. Unless otherwise defined herein, words are used as defined in Section 1.01; provided however, with respect to a conflict between Section 1.01 and Section 3A.01 with respect to meanings pertaining to Auction Rate-Inverse Rate Bonds, Section 3A.01 shall prevail.

                  "Applicable  Auction Rate" shall have the meaning set forth in
Section 3A.02.

                  "Applicable Factor" shall mean:

                  (i) with respect to Regular Auction Rate Bonds and each Interest Period commencing on the effective date of any Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period, or immediately preceded by an Auction Date, the excess of (A) the Applicable Auction Rate for such Interest Period over (B) the Service Charge Rate on such date;

                  (ii) with respect to Regular Auction Rate Bonds and each Interest Period not commencing on the effective date of any Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period, or immediately preceded by an Auction Date, the Applicable Auction Rate for such Interest Period;

               (iii) with respect to Special Auction Rate Bonds and each Interest Period, the Applicable Auction Rate for such Interest Period;

               (iv) with respect to Regular Inverse Rate Bonds and each Interest Period, the Applicable Inverse Rate for such Interest Period;

                  (v) with respect to Special Linked Auction Rate Bonds and Inverse Rate Bonds and each Interest Period commencing on the effective date of any Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period, or an Auction Date, the excess of (A) the Linked Rate over
         (B) the product of (x) the Service Charge Rate on such date times (y) 1/2 times (z) 365/360, rounding the resultant rate up to the next highest one-thousandth (.001) of 1%;

                  (vi) with respect to Special Linked Auction Rate Bonds and Inverse Rate Bonds and each Interest Period not immediately preceded by the effective date of any Change in the

                                                      IIIA-1

               Interest Rate Mode to an Auction Rate-Inverse Rate Period, or an Auction Date, the Linked
         Rate; and

               (vii) with respect to Regular Linked Auction Rate Bonds and Inverse Rate Bonds,
         the Linked Rate.

                  "Applicable  Inverse Rate" shall have the meaning set forth in
Section 3A.02.

                  "Auction Agent Fee Rate", on any Auction Date, shall mean the rate per annum at which the fee to be paid to the Auction Agent for the services rendered by it under the Auction Agency Agreement and the Broker-Dealer Agreements with respect to such Auction Date accrues, which shall equal .03 of 1% per annum until changed by the Auction Agent and the Trustee (or, if the Trustee is also serving as Auction Agent, the Market Agent) pursuant to the Auction Agency Agreement (or, if the Trustee is also serving as Auction Agent, the Market Agent Agreement) and, thereafter, shall equal the rate per annum most recently agreed to by the Auction Agent and the Trustee (or the Market Agent, as the case may be) pursuant to the Auction Agency Agreement (or the Market Agent Agreement, as the case may be). Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any increase of the Auction Agent Fee Rate, which consent shall not be unreasonably withheld.

                  "Auction Rate" shall have the meaning set forth in Section 3A.02.

                  "Auction Rate-Inverse Rate Period Record Date" shall mean any Regular Record Date or Redemption Record Date for the Auction Rate-Inverse Rate Bonds during an Auction Rate- Inverse Rate Period as determined pursuant to
Article IIIA.

                  "Broker-Dealer Fee Rate," on any Auction Date with respect to Auction Rate-Inverse Rate Bonds, shall mean the rate per annum at which the service charge to be paid to the Broker- Dealers for the services rendered by them with respect to such Auction Date accrues, which shall equal .25 of 1% per annum until changed by the Trustee pursuant to the Auction Agency Agreement and, thereafter, shall equal the rate per annum most recently determined by the Trustee pursuant to the Auction Agency Agreement. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any increase of the Broker-Dealer Fee Rate, which consent shall not be unreasonably withheld.

                  "Initial Interest Payment Date" shall mean the date certified on the effective date of a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period as the first Interest Payment Date for the Auction Rate Bonds to the Trustee (with a copy to the Authority, the Registrar and Paying Agent, the Company and the Auction Agent) by the Market Agent.

                  "Initial Interest Period" shall mean the period commencing on and including the date of any Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period and ending on but excluding the Initial Interest Payment Date therefor.

                                                      IIIA-2

                  "Interest Amount" means, with respect to each Interest Period, the amount of interest distributable in respect of each $1,000 in principal amount (taken, without rounding, to six figures to the right of the decimal point) of Regular Auction Rate Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds for such Interest Period.

                  "Interest Period" shall have the meaning set forth in Section 3A.02.

                  "Inverse Rate" with respect to Inverse Rate Bonds and each Interest Period for such Inverse Rate Bonds during any Auction Rate-Inverse Rate Period, the rate of interest per annum determined for the Inverse Rate Bonds pursuant to Section 3A.02(c).

                  "Inverse Rate Bonds" shall mean during an Auction Rate-Inverse Rate Period, any Bonds or subseries of Bonds which bear an Inverse Rate determined pursuant to Article IIIA.

                  "Linked," as applied to Auction Rate-Inverse Rate Bonds, when used with respect to:

                  (i) Auction Rate Bonds, shall mean (A) Regular Auction Rate Bonds the beneficial ownership of which has been linked with the beneficial ownership of an equal aggregate principal amount of Inverse Rate Bonds and recorded as such under a unique CUSIP number at the Securities Depository, or (B) Special Auction Rate Bonds the beneficial ownership of which has been linked with the beneficial ownership of an equal aggregate principal amount of Inverse Rate Bonds and recorded as such under a unique CUSIP number at the Securities Depository; and

                  (ii) Inverse Rate Bonds, shall mean Inverse Rate Bonds the beneficial ownership of which has been linked with the beneficial ownership of an equal aggregate principal amount of (A) Regular Auction Rate Bonds and recorded as such under a unique CUSIP number, or (B) Special Auction Rate Bonds and recorded as such under a unique CUSIP number at the Securities Depository.

                  "Linked Percentage," as of any Redemption Record Date with respect to Auction Rate-Inverse Rate Bonds, shall mean the percentage obtained by dividing the aggregate principal amount of Outstanding Bonds of each series which are Linked on such Redemption Record Date by the aggregate principal amount of Outstanding Bonds of each series on such Redemption Record Date.

                  "Maximum Auction Rate-Inverse Rate" shall mean during an Auction Rate-Inverse Rate Period, the interest rate per annum equal to the Linked Rate times two times 360/365, rounded to the nearest one thousandth (.001) of 1%.

                                                      IIIA-3

                  "Maximum Rate" shall mean on any date of determination with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period, the interest rate per annum equal to the lowest of:

                  (i) the Applicable Percentage of the higher of (A) the After-Tax Equivalent Rate on such date, and (B) the Commercial Paper Index on such date;

                  (ii) the excess of (A) the Maximum Auction Rate-Inverse Rate over (B) the Service Charge Rate on such date; and

                  (iii) the excess of (A) the maximum rate on such date permitted by New York law, as the same may be modified by United States law of general application, over (B) the Service Charge Rate on such date.

provided, that if the ownership of the Auction Rate Bonds is no longer maintained in book-entry form by the Securities Depository, the Maximum Rate, on any date of determination, shall equal the lowest of (x) the Applicable Percentage multiplied by the higher of (1) the After-Tax Equivalent Rate on such date and (2) the Commercial Paper Index on such date, (y) the Maximum Auction Rate- Inverse Rate and (z) the maximum rate on such date permitted by New York law, as the same may be modified by United States law of general application.

                  "Minimum Rate" shall mean on any date of determination with respect to Auction Rate Bonds during an Auction Rate-Inverse Rate Period the rate per annum equal to the lower of 70% (as such percentage may be adjusted pursuant to Section 3A.09) of:

                  (i) the Commercial Paper Index on such date; and

                  (ii) the After-Tax Equivalent Rate on such date;

provided, however, that (x) if the Minimum Rate is applicable to Auction Rate Bonds during an Auction Rate-Inverse Rate Period as determined pursuant to the Auction Procedures, in no event shall such Minimum Rate exceed the excess of (A) the lesser of (1) the Maximum Auction Rate- Inverse Rate and (2) the maximum rate on such date permitted by New York law, as the same may be modified by United States law of general application, over (B) the Service Charge Rate on such date, or (y) if the Minimum Rate is applicable to Auction Rate Bonds during an Auction Rate-Inverse Rate Period due to the linkage of all of the beneficial ownership of Auction Rate Bonds during an Auction Rate-Inverse Rate Period with all of the beneficial ownership of the Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, in no event shall such Minimum Rate exceed the lesser of (A) the Maximum Auction Rate-Inverse Rate and (B) such maximum rate, as so modified.

                  "Redemption Date," when used during an Auction Rate-Inverse Rate Period with respect to any Auction Rate-Inverse Rate Bond to be redeemed, shall mean the date fixed for such redemption as to which notice has been given to the Trustee as contemplated by Article V.

                                                      IIIA-4

                  "Redemption Record Date" during an Auction Rate-Inverse Rate Period shall have the meaning set forth in Section 5.10.2.

                  "Regular Auction Rate Bonds," on any Record Date, shall mean Auction Rate Bonds the beneficial ownership of which is not Linked with Inverse Rate Bonds and which are not Special Auction Rate Bonds and the beneficial ownership of which is recorded under a unique CUSIP number at the Securities Depository.

                  "Regular Interest Payment Date" shall have the meaning set forth in Section 3A.02.

                  "Regular Inverse Rate Bonds," on any Record Date during an Auction Rate-Inverse Rate Period, shall mean Inverse Rate Bonds the beneficial ownership of which is not Linked with Auction Rate Bonds and the beneficial ownership of which is recorded under a unique CUSIP number at the Securities Depository.

                  "Regular Linked Auction Rate Bonds and Inverse Rate Bonds," on any Record Date during an Auction Rate-Inverse Rate Period shall mean Auction Rate Bonds and Inverse Rate Bonds the beneficial ownership of which is Linked and which was Linked at the close of business on the immediately preceding Regular Record Date and the beneficial ownership of which is recorded under a unique CUSIP number at the Securities Depository.

                  "Regular Record Date," with respect to each Regular Interest Payment Date or the Stated Maturity during an Auction Rate-Inverse Rate Period, shall mean the second Business Day next preceding such Regular Interest Payment Date or the Stated Maturity, as the case may be.

                  "Service Charge Rate" shall mean on any Auction Date or on any effective date of a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period with respect to Auction Rate-Inverse Rate Bonds, the sum of:

                  (a)      the Broker-Dealer Fee Rate on such date; and

                  (b)      the Auction Agent Fee Rate on such date.

                  "Special Auction Rate Bonds," on any Record Date during an Auction Rate-Inverse Rate Period, shall mean Auction Rate Bonds the beneficial ownership of which is not Linked, but which was Linked, with Inverse Rate Bonds at the close of business on the immediately preceding Regular Record Date and the beneficial ownership of which is recorded under a unique CUSIP number at the Securities Depository.

                  "Special Linked Auction Rate Bonds and Inverse Rate Bonds," on any Record Date during an Auction Rate-Inverse Rate Period, shall mean Auction Rate Bonds and Inverse Rate Bonds the beneficial ownership of which is Linked, but which was not Linked at the close of business on

                                                      IIIA-5
the immediately preceding Regular Record Date, and the beneficial ownership of which is recorded under a unique CUSIP number at the Securities Depository.

                  "Subsequent Interest Period" during an Auction Rate-Inverse Rate Period, shall have the meaning set forth in Section 3A.02.

                  "Tender  Date"  shall  have the  meaning  set forth in Section
3A.10.

                  "Tender Demand" shall have the meaning set forth in Section 3A.10.

                  "Tender Price" shall have the meaning set forth in Section 3A.10.

                  SECTION 3A.02.  Auction  Rate-Inverse Rate: Interest on Bonds.
(a) During any Auction Rate-Inverse Rate Period interest on the Bonds shall accrue for each Interest Period and shall be payable in arrears, on the Initial Interest Payment Date and on each succeeding fifth Wednesday after the Initial Interest Payment Date (each a "Regular Interest Payment Date"), provided that if:

                  (i) (A) the Securities Depository shall make available to its participants and members, in next-day funds in New York City on Interest Payment Dates, the amount then due as interest or shall make available to its participants and members, in funds immediately available in New York City, on Interest Payment Dates, such amount but shall not have so advised the Auction Agent and the Trustee of such availability and (B) (1) such Wednesday is not a Business Day or (2) the Thursday following such Wednesday is not a Business Day, then the Regular Interest Payment Date shall be the first Business Day that is immediately preceded by a Business Day that falls after such Wednesday and is immediately followed by a Business Day; or

                  (ii) (A) the Securities Depository shall make available to its participants and members, in funds immediately available in New York City on Interest Payment Dates, the amount then due as interest and shall have so advised the Auction Agent and the Trustee of such availability and (B) such Wednesday is not a Business Day, then the Regular Interest Payment Date shall be the first Business Day that is immediately preceded by a Business Day that falls after such Wednesday; and

at maturity, whether on the Stated Maturity Date, upon prior redemption or otherwise and whether or not a Regular Interest Payment Date (each Regular Interest Payment Date and other date of payment of interest being herein referred to as an "Interest Payment Date").

                  (b) During any Auction Rate-Inverse Rate Period, the Bonds shall bear interest at an Auction Rate and a related Inverse Rate determined as set forth in this Article IIIA. The Auction Rate on the Auction Rate-Inverse Rate Bonds during the Initial Interest Period shall be equal to the rate per annum determined pursuant to a certificate of the Market Agent delivered to the Trustee

                                                      IIIA-6

(with a copy to the Authority, the Registrar and Paying Agent and the Company) on a date not later than the effective date of the Change in the Interest Rate Mode as the minimum rate of interest which, in the opinion of the Market Agent, would be necessary as of such date to market the Auction Rate Bonds during such Initial Interest Period in a secondary market transaction at a price equal to the principal amount thereof; provided, however that the Auction Rate shall not exceed the excess of the Maximum Auction Rate-Inverse Rate over the Service Charge Rate. Commencing on and including each Initial Interest Payment Date the rate of interest on the Auction Rate Bonds during any Auction Rate-Inverse Rate Period for each subsequent interest period therefor (hereinafter referred to as a "Subsequent Interest Period"; and the Initial Interest Period or any Subsequent Interest Period being hereinafter referred to as an "Interest Period"), which Subsequent Interest Period shall commence on the Regular Interest Payment Date for the preceding Interest Period and shall end on but exclude the next succeeding Interest Payment Date, shall be equal to the sum of the rate of interest per annum that results from implementation of the Auction Procedures (the "Auction Rate") and the Service Charge Rate; provided that

                  (i)(A) if a notice of an adjustment in the percentage used to determine the Minimum Rate and the Applicable Percentage used in determining the Maximum Rate shall have been given by the Market Agent in accordance with Section 3A.09.3 and, because of a failure to satisfy the condition set forth in clause (B) of Section 3A.09.3 such adjustment shall not have taken effect, an Auction shall not be held on the Auction Date immediately preceding the next succeeding Subsequent Interest Period and the rate of interest for such Subsequent Interest Period shall equal the sum of the Maximum Rate on such Auction Date and the Service Charge Rate on such Auction Date;

                  (ii)  [reserved];

                  (iii) if at the close of business on the Regular Record Date immediately preceding any Subsequent Interest Period all Auction Rate Bonds are Linked with Inverse Rate Bonds, an Auction shall not be held with respect to such Subsequent Interest Period and the rate of interest for such Subsequent Interest Period shall equal the Minimum Rate on the Business Day immediately preceding the first day of such Subsequent Interest Period;

                  (iv)(A) if any of the conditions set forth in Section 4.01.3(A)(i) or (ii) with respect to any Change in the Interest Rate Mode from an Auction Rate-Inverse Rate Period, or if any of the conditions set forth in Section 4.02.3(A) with respect to a conversion to a Fixed Rate is not met, the Auction Rate for the Subsequent Interest Period shall be determined pursuant to Auction Procedures applicable to the Auction Rate-Inverse Rate Bonds, and (B) if any of the conditions set forth in Section 4.01.3(A)(iii), (C) or (D) with respect to any Change in the Interest Rate Mode from an Auction Rate-Inverse Rate Period, or if any of the conditions set forth in
         Section 4.02.3(B) with respect to a conversion to a Fixed Rate from an Auction Rate- Inverse Rate Period is not met, an Auction shall not be held with respect to the Subsequent Interest Period and the Auction Rate for such Subsequent Interest Period shall equal the sum of the Maximum Rate and the Service Charge Rate on such Auction Date; and

                                                      IIIA-7

                  (v) if on any Auction Date, an Auction is not held for any other reason, the rate of interest for the next succeeding Subsequent Interest Period shall equal the sum of the Maximum Rate on such Auction Date and the Service Charge Rate on such Auction Date.

Notwithstanding the foregoing, if:

                  (A) the ownership of the Auction Rate Bonds is no longer maintained in book-entry form by the Securities Depository, the rate of interest for any Subsequent Interest Period commencing after the delivery of certificates representing Auction Rate Bonds pursuant to
         Section 2.03 hereof shall equal the Maximum Rate on the Business Day immediately preceding the first day of such Subsequent Interest Period; or

                  (B) a Payment Default shall have occurred, the rate of interest for (1) the Subsequent Interest Period commencing on or immediately prior to the date on which such Payment Default occurs shall equal the sum of the Overdue Rate as of the first day of such Subsequent Interest Period and the Service Charge Rate on the
         immediately preceding Auction Date, and (2) for each Subsequent Interest Period commencing thereafter to and including the Subsequent Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured shall equal the Overdue Rate on the first day of each such Subsequent Interest Period

(the rate per annum at which interest is payable on the Auction Rate Bonds for any Interest Period being hereinafter referred to as the "Applicable Auction Rate").

The rate of interest on the Inverse Rate Bonds during the Initial Interest Period and for each Subsequent Interest Period, shall be equal to the excess, if any, taken (without rounding) to one thousandth (.001) of 1%, of:

                  (i)  two times the Linked Rate over

               (ii) the product of the Applicable Auction Rate for such Interest Period and 365/360,

provided that in no event shall such rate exceed the maximum rate on the date of determination permitted by New York law, as the same may be modified by United States law of general application (the rate per annum at which interest is payable on the Inverse Rate Bonds for any Interest Period being hereinafter referred to as the "Applicable Inverse Rate").

               SECTION 3A.03. Auction Rate-Inverse Rate Bonds: Auction Procedures. Subject to the provisions of subsection (b) of Section
          3A.02, Auctions shall be conducted on each Auction Date in the following manner:

                  (a)(i) Prior to the Submission Deadline on each Auction Date:

                                                      IIIA-8

                                                     (A) each Existing Holder of
                                            Auction  Rate  Bonds may submit to a
                                            Broker-Dealer information as to:

                                    (I)  the  principal  amount  of  Outstanding
                           Auction Rate Bonds, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Interest Period;

                                    (II) the  principal  amount  of  Outstanding
                           Auction Rate Bonds, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Interest Period shall be less than the rate per annum specified by such Existing Holder; and/or

                                    (III) the  principal  amount of  Outstanding
                           Auction Rate Bonds, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Interest Period; and

                           (B) for the purposes of  implementing  the  Auctions,
                  the Broker-Dealers may contact Potential Holders to determine the principal amount of Auction Rate Bonds which each such Potential Holder offers to purchase if the Auction Rate for the next succeeding Interest Period shall not be less than the rate per annum specified by such Potential Holder.

                  For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A)(I), (A)(II), (A)(III) or (B) of this paragraph (i) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders'; an Order containing the information referred to in (x) clause (A)(I) of this paragraph (i) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders," (y) clause
         (A)(II) or (B) of this paragraph (i) is hereinafter referred to as a "Bid" and collectively as "Bids" and (z) clause (A)(III) of this paragraph (i) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

               (ii) (A) Subject to the provisions of subsection (b) of this
         Section 3A.03, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                                    (I)  the  principal  amount  of  Outstanding
                           Auction Rate Bonds specified in such Bid if the Auction Rate determined as provided in this Section 3A.03 shall be less than the rate specified therein; or

                                    (II)  such  principal  amount  or  a  lesser
                           principal amount of Outstanding Auction Rate Bonds to be determined as set forth in clause (D) of paragraph

                                                      IIIA-9

                           (i) of subsection (d) of this Section 3A.03 if the Auction Rate determined as provided in this Section 3A.03 shall be equal to the rate specified therein; or

                                    (III)  such  principal  amount  or a  lesser
                           principal amount of Outstanding Auction Rate Bonds to be determined as set forth in clause (C) of paragraph
                           (ii) of subsection (d) of this Section 3A.03 if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

                           (B) Subject to the  provisions of  subsection  (b) of
                  this Section 3A.03, a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (I) the principal amount of Outstanding Auction Rate Bonds specified in such Sell Order; or

                                    (II)  such  principal  amount  or  a  lesser
                           principal amount of Outstanding Auction Rate Bonds as set forth in clause (C) of paragraph (ii) of subsection (d) of this Section 3A.03 if Sufficient Clearing Bids do not exist.

                           (C) Subject to the  provisions of  subsection  (b) of
                  this Section 3A.03, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                                    (I)  the  principal  amount  of  Outstanding
                           Auction Rate Bonds specified in such Bid if the Auction Rate determined as provided in this Section
                           3A.03 shall be higher than the rate specified therein; or

                                    (II)  such  principal  amount  or  a  lesser
                           principal amount of Outstanding Auction Rate Bonds as set forth in clause (E) of paragraph (i) of subsection (d) of this Section 3A.03 if the Auction Rate determined as provided in this Section 3A.03 shall be equal to the rate specified therein.

               (b)(i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                           (A) the name of the Bidder placing such Order;

               (B) the aggregate principal amount of Auction Rate Bonds that are the subject of such Order;

                           (C) to the  extent  that such  Bidder is an  Existing
Holder:

                                                      IIIA-10

                                    (I) the  principal  amount of  Auction  Rate
                           Bonds, if any, subject to any Hold Order placed by such Existing Holder;

                                    (II) the  principal  amount of Auction  Rate
                           Bonds, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                                    (III) the  principal  amount of Auction Rate
                           Bonds, if any, subject to any Sell Order placed by such Existing Holder; and

                           (D) to the extent such Bidder is a Potential  Holder,
                  the rate specified in such Potential Holder's Bid.

                  (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                  (iii) If an Order or Orders covering all Outstanding Auction Rate Bonds held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of Outstanding Auction Rate Bonds held by such Existing Holder and not subject to an Order submitted to the Auction Agent.

                  (iv) None of the Authority, the Company, the Trustee or the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

                  (v) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Bonds held by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

                                                     (A) all Hold  Orders  shall
                                            be considered  valid, but only up to
                                            and  including in the  aggregate the
                                            principal  amount  of  Auction  Rate
                                            Bonds held by such Existing  Holder,
                                            and  if  the   aggregate   principal
                                            amount of Auction Rate Bonds subject
                                            to  such  Hold  Orders  exceeds  the
                                            aggregate    principal   amount   of
                                            Outstanding  Auction Rate Bonds held
                                            by   such   Existing   Holder,   the
                                            aggregate    principal   amount   of
                                            Auction  Rate Bonds  subject to each
                                            such Hold Order shall be reduced pro
                                            rata   to   cover   the    aggregate
                                            principal   amount  of   Outstanding
                                            Auction  Rate  Bonds  held  by  such
                                            Existing Holder;

                                                      IIIA-11

                           (B)(I) any Bid shall be considered valid up to and including the excess of the principal amount of Outstanding Auction Rate Bonds held by such Existing Holder over the aggregate principal amount of Auction Rate Bonds subject to any Hold Orders referred to in clause (A) of this paragraph
                  (v);

                                    (II) subject to subclause (I) of this clause
                           (B), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate principal amount of Outstanding Auction Rate Bonds subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the principal amount of Auction Rate Bonds subject to each Bid with the same rate shall be reduced pro rata to cover the principal amount of Auction Rate Bonds equal to such excess;

                                    (III) subject to subclauses  (I) and (II) of
                           this clause (B), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the amount of such excess; and

                                    (IV)  in  any  such  event,   the  aggregate
                           principal amount of Outstanding Auction Rate Bonds, if any, subject to Bids not valid under this clause
                           (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

                           (C) all Sell Orders shall be  considered  valid up to
                  and including the excess of the principal amount of Outstanding Auction Rate Bonds held by such Existing Holder over the aggregate principal amount of Auction Rate Bonds subject to Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

                  (vi) If more than one Bid for Auction Rate Bonds is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                  (vii) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Auction Rate Bonds not equal to $25,000 or an integral multiple thereof shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Auction Rate Bonds not equal to $25,000 or an integral multiple thereof shall be rejected.

                  (viii) Any Bid submitted by an Existing Holder or a Potential Holder specifying a rate lower than the Minimum Rate shall be treated as a Bid specifying the Minimum Rate.

                                                      IIIA-12

                  (c)(i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                           (A) the  excess  of the  total  principal  amount  of
                  Outstanding Auction Rate Bonds over the sum of the aggregate principal amount of Outstanding Auction Rate Bonds subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Rate Bonds"); and

                           (B) from the Submitted Orders whether:

                                    (I)  the  aggregate   principal   amount  of
                           Outstanding Auction Rate Bonds subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

                  exceeds or is equal to the sum of:

                                    (II)  the  aggregate   principal  amount  of
                           Outstanding Auction Rate Bonds subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

                                    (III)  the  aggregate  principal  amount  of
                           Outstanding Auction Rate Bonds subject to Submitted Sell Orders

                  (in the event such excess or such equality exists (other than because the sum of the principal amounts of Auction Rate Bonds in subclauses (II) and (III) above is zero because all of the Outstanding Auction Rate Bonds are subject to Submitted Hold Orders), such Submitted Bids in subclause (I) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                           (C) if  Sufficient  Clearing  Bids exist,  the lowest
                  rate specified in such Submitted Bids (the "Winning Bid Rate") which if:

                                    (I)  (aa)  each  such   Submitted  Bid  from
                           Existing Holders specifying such lowest rate and (bb) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the principal amount of Auction Rate Bonds subject to such Submitted Bids; and

                                                      IIIA-13

                                    (II)  (aa)  each  such  Submitted  Bid  from
                           Potential  Holders  specifying  such  lowest rate and
                           (bb) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

                  would result in such Existing  Holders  described in subclause
                  (I) above continuing to hold an aggregate principal amount of Outstanding Auction Rate Bonds which, when added to the aggregate principal amount of Outstanding Auction Rate Bonds to be purchased by such Potential Holders described in subclause (II) above, would equal not less than the Available Auction Rate Bonds.

                  (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph (i) of this subsection (c), the Auction Agent, by telecopy confirmed in writing, shall advise the Authority, the Company and the Trustee of the Maximum Rate and the Minimum Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                                                     (A) if Sufficient  Clearing
                                            Bids exist,  that the  Auction  Rate
                                            for  the  next  succeeding  Interest
                                            Period shall be equal to the Winning
                                            Bid Rate so determined;

                           (B) if  Sufficient  Clearing Bids do not exist (other
                  than because all of the Outstanding Auction Rate Bonds are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Rate; or

                           (C) if all Outstanding Auction Rate Bonds are subject
                  to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the Minimum Rate.

                    (d) Existing  Holders  shall  continue to hold the principal amount of Auction Rate Bonds that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (i) of subsection (c) of this Section 3A.03, Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                  (i) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this subsection (d), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                           (A) Existing  Holders'  Submitted Bids specifying any
                  rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids;

                                                      IIIA-14

                           (B) Existing  Holders'  Submitted Bids specifying any
                  rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids;

                           (C) Potential  Holders' Submitted Bids specifying any
                  rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids;

                           (D) each Existing Holder's Submitted Bid specifying a
                  rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Bonds subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Bonds (the "remaining principal amount") equal to the excess of the Available Auction Rate Bonds over the aggregate principal amount of Auction Rate Bonds subject to Submitted Bids described in clauses (B) and (C) of this paragraph (i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold the principal amount of Auction Rate Bonds subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Bonds obtained by multiplying the remaining principal amount by a fraction the numerator of which shall be the principal amount of Outstanding Auction Rate Bonds held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Bonds subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                           (E) each Potential  Holder's Submitted Bid specifying
                  a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the principal amount of Auction Rate Bonds obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Bonds over the aggregate principal amount of Auction Rate Bonds subject to Submitted Bids described in clauses (B), (C) and (D) of this paragraph (i) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Bonds subject to such Submitted Bid and the denominator of which shall be the sum of the principal amounts of Outstanding Auction Rate Bonds subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                  (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Auction Rate Bonds are subject to Submitted Hold Orders), subject to the provisions of paragraph (iv) of this subsection (d), Submitted Orders shall be accepted or

                                                      IIIA-15
         rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                                     (A)    Existing    Holders'
                                            Submitted  Bids  specifying any rate
                                            that is equal  to or lower  than the
                                            Maximum Rate shall be rejected, thus
                                            entitling  such Existing  Holders to
                                            continue   to  hold  the   aggregate
                                            principal  amount  of  Auction  Rate
                                            Bonds  subject  to  such   Submitted
                                            Bids;

                           (B) Potential  Holders' Submitted Bids specifying any
                  rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring such Potential Holders to purchase the aggregate principal amount of Auction Rate Bonds subject to such Submitted Bids; and

                           (C) each Existing  Holder's  Submitted Bid specifying
                  any  rate  that  is  higher  than  the  Maximum  Rate  and the
                  Submitted Sell Order of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Bonds subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Bonds obtained by multiplying the aggregate principal amount of Auction Rate Bonds subject to Submitted Bids described in clause (B) of this paragraph (ii) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Bonds held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Bonds subject to all such Submitted Bids and Submitted Sell Orders.

                    (iii) If all  Outstanding  Auction Rate Bonds are subject to
               Submitted Hold Orders, all Submitted Bids shall be rejected.

                  (iv) If, as a result of the procedures  described in paragraph
         (i) or (ii) of this subsection (d), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Auction Rate Bonds that is not equal to $25,000 or an integral multiple thereof the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the principal amount of Auction Rate Bonds to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of Auction Rate Bonds purchased or sold by each Existing Holder or Potential Holder shall be equal to $25,000 or an integral multiple thereof.

                  (v) If, as a result of the  procedures  described in paragraph
         (i) of this subsection (d), any Potential Holder would be entitled or required to purchase less than $25,000 principal amount of Auction Rate Bonds, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate Auction Rate Bonds for purchase among Potential Holders so that only Auction Rate Bonds in principal amounts of $25,000 or an integral

                                                      IIIA-16
         multiple thereof are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Auction Rate Bonds.

                  (e) Based on the results of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Bonds to be purchased and the aggregate principal amount of Auction Rate Bonds to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Bonds to be sold differs from such aggregate principal amount of Auction Rate Bonds to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Bonds.

                  SECTION 3A.04. Auction Rate-Inverse Rate Bonds: Certain Orders Not Permitted; Purchases and Cancellations. (a) None of the Authority nor the Company nor any Affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Company may not submit Bids to purchase Auction Rate Bonds in an Auction for its own account, provided that affiliated Broker-Dealers may submit Hold Orders and Sell Orders in Auctions with respect to Auction Rate Bonds otherwise acquired during any Auction Rate-Inverse Rate Period for its own account.

                  (b) While the Bonds bear interest at an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period, neither the Authority nor the Company, nor the Trustee on behalf of the Authority or the Company, shall purchase or otherwise acquire Auction Rate Bonds unless, on the date of any such purchase or acquisition, the Authority, the Company or the Trustee, as the case may be, purchases or acquires Regular Linked Auction Rate Bonds and Inverse Rate Bonds or Special Linked Auction Rate Bonds and Inverse Rate Bonds or an equal aggregate principal amount of Auction Rate Bonds and Inverse Rate Bonds.

                  (c) Neither the Authority nor the Company shall deliver to the Trustee for cancellation, and the Trustee, at the request of either the Authority or the Company, shall not cancel, Auction Rate Bonds or Inverse Rate Bonds unless (i) the Authority or the Company delivers to the Trustee for cancellation or the Trustee cancels, as the case may be, (A) Regular Linked Auction Rate Bonds and Inverse Rate Bonds or Special Linked Auction Rate Bonds and Inverse Rate Bonds or (B) an equal aggregate principal amount of Auction Rate Bonds and Inverse Rate Bonds or (ii) the Authority or the Company delivers to the Trustee for cancellation on a Redemption Date or the Trustee, at the request of the Authority or the Company, cancels on a Redemption Date, an aggregate principal amount of Inverse Rate Bonds equal to the aggregate principal amount of Auction Rate Bonds being redeemed pursuant to subsection (c) of Section 5.01(c)(ii) on such Redemption Date.

                    SECTION 3A.05. Auction Rate-Inverse Rate Bonds: Deposit and Application of Interest Payments. (a) Pursuant to Section 9.02(a)(i), the Company shall pay to the Registrar and
               ----------------- Paying Agent not later than 12:00 Noon, New York City time, on the second Business Day next

                                                      IIIA-17
preceding each Regular Interest Payment Date an aggregate amount of funds available on the next Business Day in The City of New York equal to the aggregate amount of interest payable on the Bonds of each series on such Regular Interest Payment Date. The aggregate amount of interest payable on the Bonds of each series on each Interest Payment Date therefor shall be calculated by applying the Linked Rate to the aggregate principal amount of the Outstanding Bonds of each series for which interest is to be paid and multiplying such sum by the actual number of days in the Interest Period concerned divided by 365 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards).

                  (b) So long as no Payment Default has previously occurred and is continuing and the ownership of the Auction Rate Bonds and Inverse Rate Bonds is maintained in book-entry form by the Securities Depository, the Trustee shall send by 12:15 P.M., New York City time, on the Business Day next preceding each Regular Interest Payment Date a notice in substantially the form of Exhibit J hereto to the Auction Agent and to the registered owners of the Bonds by telecopy or similar means if the aggregate amount of funds available as provided in subsection (a) of this Section 3A.05 is insufficient to pay the aggregate amount of interest payable on the Bonds of each series on such Regular Interest Payment Date pursuant to subsection (a) of this Section 3A.05. If such insufficiency is cured within three Business Days after such Regular Interest Payment Date, the Trustee shall immediately send a notice thereof in substantially the form of Exhibit K hereto to the Auction Agent and to the registered owners of the Bonds by telecopy or similar means.

                  (c) On any Initial Interest Payment Date after the effective date of a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period, the Registrar and Paying Agent shall pay to the Auction Agent, on behalf of the holders of Auction Rate Bonds, out of amounts made available to it pursuant to subsection (a) of Section 3A.05 on the immediately preceding Business Day on account of interest on the Auction Rate Bonds, an amount equal to the product of (i) a fraction, the numerator of which is the number of days in the Initial Interest Period and the denominator of which is 360, times (ii) the Service Charge Rate on the effective date of a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period times (iii) the aggregate principal amount of the Outstanding Auction Rate Bonds on the effective date of a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period.

                  (d) On the Interest Payment Date for each Subsequent Interest Period immediately following an Auction Date, the Registrar and Paying Agent shall pay to the Auction Agent, on behalf of the holders of Auction Rate Bonds in respect of which interest is to be paid on such Interest Payment Date, out of amounts made available to it pursuant to subsection (a) of Section 3A.05 on the immediately preceding Business Day on account of interest on such Auction Rate Bonds, an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, times (ii) the amount of the Service Charge Rate times (iii) the aggregate principal amount of such Auction Rate Bonds which were not Linked with Inverse Rate Bonds at the close of business on the Regular Record Date immediately preceding such Auction Date.

                                                      IIIA-18

                  SECTION 3A.06. Auction Rate-Inverse Rate Bonds: Calculation of Maximum Rate, Minimum Rate and Overdue Rate. The Auction Agent shall calculate the Maximum Rate and the Minimum Rate on each Auction Date. If all Auction Rate Bonds are Linked with Inverse Rate Bonds at the close of business on any Regular Record Date, the Auction Agent shall calculate the Minimum Rate on the Business Day immediately preceding the first day of the next succeeding Subsequent Interest Period. If the ownership of the Auction Rate Bonds is no longer maintained in book-entry form by the Securities Depository, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Subsequent Interest Period commencing after the delivery of certificates representing the Auction Rate Bonds pursuant to Section 2.03. If a Payment Default shall have occurred, the Trustee shall calculate the Overdue Rate (i) as of the first day of the Subsequent Interest Period commencing on or immediately prior to the date on which such Payment Default shall have occurred and (ii) on the first day of any Subsequent Interest Period commencing after the occurrence of such Payment Default to and including the Subsequent Interest Period, if any, commencing less than two Business Days after the cure of such Payment Default. The Trustee shall calculate the Applicable Factors for each Subsequent Interest Period. The determination of the Applicable Factors shall in the absence of manifest error be final and binding upon all parties.

                  SECTION 3A.07. Auction Rate-Inverse Rate Bonds: Computation of Interest. (a) From and after the time that ownership of the Auction Rate Bonds and Inverse Rate Bonds is no longer maintained in book-entry form by the Securities Depository, the Trustee shall calculate the amount of interest distributable to (i) holders of Regular Auction Rate Bonds for any Interest Period by applying the Applicable Factor for Regular Auction Rate Bonds for such Interest Period to the aggregate principal amount of Regular Auction Rate Bonds multiplying such sum by the actual number of days in the Interest Period concerned divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards) and (ii) holders of Regular Inverse Rate Bonds for any Interest Period by applying the Applicable Factor for Regular Inverse Rate Bonds for such Interest Period to the aggregate principal amount of Regular Inverse Rate Bonds multiplying such sum by the actual number of days in the Interest Period concerned divided by 365 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards).

                  (b) So long as the ownership of the Auction Rate Bonds and Inverse Rate Bonds is maintained in book-entry form by the Securities Depository, the Trustee shall calculate the Interest Amount with respect to (i) Regular Auction Rate Bonds and Special Auction Rate Bonds for each Interest Period by applying the Applicable Factor for Regular Auction Rate Bonds and Special Auction Rate Bonds, respectively, for such Interest Period to the principal amount of $1,000, multiplying such sum by the actual number of days in the Interest Period concerned divided by 360 and truncating the resultant figure to six figures to the right of the decimal point and (ii) Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special
Linked Auction Rate Bonds and Inverse Rate Bonds, respectively, for each Interest Period by applying the Applicable Factor for Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special
Linked Auction Rate Bonds and Inverse Rate Bonds, respectively, for such Interest Period to the principal amount of $1,000, multiplying such sum by the actual number of days

                                                      IIIA-19
in the Interest Period concerned divided by 365 and truncating the resultant figure to six figures to the right of the decimal point.

                  SECTION 3A.08. Auction Rate-Inverse Rate Bonds: Notification of Rates, Amounts and Payment Dates. (a) So long as the ownership of the Auction Rate Bonds and the Inverse Rate Bonds is maintained in book-entry form by the Securities Depository, the Trustee shall advise the Securities Depository of each Regular Record Date at least two Business Days prior thereto and the Registrar and Paying Agent shall request the Securities Depository to provide it with a position listing showing at the close of business on each such Regular Record Date the aggregate principal amounts of: Regular Auction Rate Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds, respectively, and, in the case of the Stated Maturity, of the aggregate principal amounts payable on the Stated Maturity to the holders of Regular Auction Rate Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds, respectively. On the basis of such position listing, the Registrar and Paying Agent shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the holders of Regular Auction Rate Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds, respectively. In the event the Credit Facility Issuer is obligated to make payments pursuant to the Credit Facility with respect to any Interest Period, the Trustee shall make available to the Credit Facility Issuer any information obtained or determined by it pursuant to this subsection (a) in order to facilitate the payment of any amounts due under this Indenture in accordance with the terms of the Credit Facility.

                  (b) Promptly after a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period and each Regular Interest Payment Date during an Auction Rate-Inverse Rate Period, and in any event at least 10 days prior to the next Interest Payment Date following a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period or each Regular Interest Payment Date during an Auction Rate-Inverse Rate Period, as the case may be, the Trustee shall advise:

                           (i) the Auction Agent,  so long as no Payment Default
                  has occurred and is continuing and the ownership of the Auction Rate Bonds is maintained in book-entry form by the Securities Depository, and any Registrar and Paying Agent of such next succeeding Interest Payment Date and, if such next succeeding Interest Payment Date is not also a Regular Interest Payment Date, of the next succeeding Regular Interest Payment Date;

                           (ii) any Registrar and Paying Agent and the Securities Depository, so long as the ownership of the Auction Rate Bonds or the Inverse Rate Bonds is maintained in book-entry form by the Securities Depository, of the Applicable Factors and the Interest Amounts with respect to each Interest Period commencing on such Change

                                                      IIIA-20
                    in the Interest Rate Mode or such Regular  Interest  Payment
               Date, as the case may be; and

                           (iii) the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Bonds is maintained in book-entry form by the Securities Depository, and any Registrar and Paying Agent of the amount payable to the Auction Agent pursuant to subsection
                  (c) or (d) of Section 3A.05 on such next succeeding Interest Payment Date and, if such next succeeding Interest Payment Date is not also a Regular Interest Payment Date, of the amount so payable on the next succeeding Regular Interest Payment Date.

In the event that any day that is scheduled to be an Interest Payment Date shall be changed after the Trustee shall have given the notice referred to in clause
(i) of the preceding sentence, not later than 9:15 A.M., New York City time, on the Business Day next preceding the earlier of the new Interest Payment Date or the old Interest Payment Date, the Trustee will, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Bonds is maintained in book-entry form by the Securities Depository, and to any Registrar and Paying Agent.

                  (c) By  10:00  A.M.,  New  York  City  time,  on each  Regular
Interest Payment Date, the Trustee shall advise the Auction Agent of the Applicable Factor with respect to Regular Auction Rate Bonds and the Applicable Inverse Rate for the Interest Period commencing on such Regular Interest Payment Date.

                  SECTION 3A.09. Auction Rate-Inverse Rate Bonds: Adjustment in Percentage. 1. The Market Agent may adjust the percentage used in determining the Minimum Rate and the Applicable Percentage used in determining the Maximum Rate if any such adjustment is necessary, in the judgment of the Market Agent to reflect any Change of Preference Law or to conform to market practice such that the Maximum Rate and Minimum Rate shall have substantially equal market values before and after such Change of Preference Law or change in market practice. In making any such adjustment as a result of a Change of Preference Law, the Market Agent shall take the following factors, as in existence both before and after such Change of Preference Law, into account: (i) short-term taxable and tax-exempt market rates and indices of such short-term rates; (ii) the market supply and demand for short-term tax-exempt securities; (iii) yield curves for short- term and long-term tax-exempt securities or obligations having a credit rating that is comparable to the Bonds; (iv) general economic conditions; and
(v) economic and financial factors present in the securities industry that may affect or that may be relevant to the Bonds. In making any such adjustment to conform to market practice, the Market Agent shall take into account such factors as the Market Agent deems relevant, including the terms of auction rate bonds of other issuers. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any adjustment to the percentage used to determine the Minimum Rate and the Applicable Percentages used to determine the Maximum Rate, which consent shall not be unreasonably withheld.

                                                      IIIA-21

                  2. The Market Agent shall communicate its determination to adjust the percentage used in determining the Minimum Rate and the Applicable Percentage used in determining the Maximum Rate pursuant to subsection 1 hereof by means of a written notice delivered at least 10 days prior to the Auction Date on which the Market Agent desires to effect the change to the Authority, the Trustee, the Auction Agent, the Bond Insurer and the Company in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit F. Such notice shall be effective only if it is accompanied by the form of opinion that Bond Counsel has advised the Market Agent that it expects to be able to give on such Auction Date to the effect that such adjustment is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Bonds of each series from gross income for federal income tax purposes. The Auction Agent is required to mail notice thereof to the Existing Holders within two Business Days of receipt thereof.

                  3. An adjustment in the percentage used in determining the Minimum Rate and the Applicable Percentage used in determining the Maximum Rate shall take effect on an Auction Date only if (A) the Trustee, the Bond Insurer and the Auction Agent receive, by 11:00 A.M. (New York City time) on the Business Day immediately preceding such Auction Date, a certificate from the Market Agent by telecopy or similar means, in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit H,
(i) authorizing the adjustment of the percentage used in determining the Minimum Rate and the Applicable Percentage used in determining the Maximum Rate which shall be specified in such authorization, and (ii) confirming that Bond Counsel expects to be able to give an opinion on such Auction Date to the effect that the adjustment in the percentage used in determining the Minimum Rate and the Applicable Percentage used in determining the Maximum Rate is authorized by this
Section 3A.09, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Bonds of each series from gross income for federal income tax purposes and (B) the Trustee, the Bond Insurer and the Auction Agent receive by 9:30 A.M. (New York City time) on such Auction Date, an opinion of Bond Counsel to the effect that the adjustment in the percentage used in determining the Minimum Rate and the Applicable Percentage used in determining the Maximum Rate is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Bonds of each series from gross income for federal income tax purposes.

                  SECTION 3A.10. Mandatory Auction Rate Bonds Tender for Purchase. So long as the ownership of the Auction Rate Bonds is maintained in book-entry form by the Securities Depository, at any time prior to the Submission Deadline on any Auction Date, any holder of Inverse Rate Bonds (other than the Authority, the Company or any Affiliate thereof) (i) may notify a Broker- Dealer that such holder intends to submit a Bid at the Minimum Rate for a specified principal amount of Auction Rate Bonds in the Auction on such Auction Date in order to link the same with all or a portion of its Inverse Rate Bonds and (ii) if such Bid is unsuccessful, in whole or in part, may elect no later than the second Business Day succeeding such Auction Date to require that Regular Auction Rate Bonds in an aggregate principal amount equal to the unsuccessful portion of such Bid be tendered to such holder for purchase (a "Tender Demand") on the seventh Business Day preceding the next succeeding Auction Date (a "Tender Date"). The purchase price shall equal the principal

                                                      IIIA-22
amount of Regular Auction Rate Bonds being purchased plus accrued and unpaid interest thereon to the Tender Date at the Applicable Auction Rate less the Service Charge Rate (the "Tender Price"). A holder of Regular Auction Rate Bonds who receives notice that all or any portion of its Regular Auction Rate Bonds has been selected for purchase by a holder of Inverse Rate Bonds who has made a Tender Demand, shall tender such Auction Rate Bonds for purchase by such holder of Inverse Rate Bonds at the Tender Price on the Tender Date therefor. A holder of Inverse Rate Bonds who has made a Tender Demand shall purchase the Regular Auction Rate Bonds tendered to it on the Tender Date for the Tender Price therefor. Notice of a Tender Demand shall be given, and the Regular Auction Rate Bonds to be so purchased shall be selected, by the Auction Agent in accordance with the Auction Agency Agreement.

                                                      IIIA-23

                                                    ARTICLE IV

                                          CHANGES IN THE ADJUSTABLE RATE

                  SECTION 4.01. Optional Conversion by Authority. 1. Prior to the Fixed Rate Conversion Date, at the times specified below, the Bonds, in whole or in part, shall cease to bear interest at the Adjustable Rate then borne by the Bonds and shall bear interest at such different Adjustable Rate as shall be specified by the Authority, at the request of the Company, in a written notice delivered at least 15 days prior to the proposed effective date of the Change in the Interest Rate Mode to the Trustee, the Market Agent, the Registrar and Paying Agent, any Support Facility Issuer and any Rating Agency then rating the Bonds (and to the Auction Agent and the Securities Depository if such Change in the Interest Rate Mode is to or from an Auction Rate during an Auction Rate Period or an Auction Rate and related Inverse Rate during an Auction Rate-Inverse Rate Period) in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit A; provided that during any Auction Rate-Inverse Rate Period the rate of interest on the Auction Rate-Inverse Rate Bonds subject to such proposed Change in the Interest Rate Mode shall not be adjusted to a different Adjustable Rate until after the expiration of a ten (10) year no-call period which period shall commence on the effective date of a Change in the Interest Rate Mode to such Auction Rate-Inverse Rate Period; provided, further, that any Change in the Interest Rate Mode from an Auction Rate-Inverse Rate Period may be effected only upon purchase of Auction Rate Bonds and Inverse Rate Bonds subject to such proposed Change in the Interest Rate Mode at a price equal to the principal amount thereof plus the premium on the Inverse Rate Bonds referred to in Section 5.01(d), if any. A Change in the Interest Rate Mode may only be effected on the last Interest Payment Date for a Calculation Period, Auction Period or Interest Period, as the case may be; provided that a Change in the Interest Rate Mode during a Commercial Paper Rate Period may only be effected on any Business Day upon purchase of the Bonds pursuant to subsection 1 of Section 5.02 at a price equal to the principal amount thereof. A notice of Change in the Interest Rate Mode shall be effective only if it is accompanied by the form of opinion that Bond Counsel expects to be able to give on the proposed effective date of such Change in the Interest Rate Mode to the effect that such Change in the Interest Rate Mode is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any conversion of the Bonds to the Commercial Paper Rate or any interest rate mode with an interest period longer than 30 days, which consent shall not be unreasonably withheld. It also shall be a condition to any change in the Interest Rate of Mode from any Term Rate at a time when the purchase price payable includes an amount representing premium that (i) the Liquidity Facility then in effect shall permit amounts to be drawn thereunder to pay such premium or (ii) Available Moneys have been provided to the Registrar and Paying Agent in an amount sufficient to pay such purchase price in full, including such premium.

                  In the case of any Change in the Interest Rate Mode to a Term Rate, the notice required by this section shall specify the length of the Calculation Period and, unless otherwise specified, such Calculation Period shall thereafter apply to the Bonds until the earliest to occur of (i) the Fixed Rate Conversion Date pursuant to Section 4.02, or (ii) a Change in the Interest Rate Mode effected pursuant to this Section 4.01. Any change in the Calculation Period during a Term Rate Period shall be deemed an optional conversion pursuant to this Section 4.01 and may not be made unless all the requirements of a conversion pursuant to this Section 4.01 are met.

                  2. The Trustee shall mail, or cause the Registrar and Paying Agent to mail, the notice received pursuant to subsection 1 of this Section 4.01 on or before the third Business Day after receipt thereof to the Bondholders.

                    3. A Change in the Interest Rate Mode to an Adjustable  Rate
               shall be effective
pursuant to Subsection 1 of this Section 4.01 only if

                  (A) with respect to any Change in the Interest Rate Mode from an Auction Rate during an Auction Rate Period or an Auction Rate and a related Inverse Rate during an Auction Rate- Inverse Rate Period, the Trustee, any Credit Facility Issuer (if any) and the Auction Agent shall receive:

                           (i) a certificate of an Authorized Company Representative by no later than the tenth day prior to the effective date of such Change in the Interest Rate Mode stating (x) that a written agreement between the Company and a firm or firms of investment bankers to remarket the Auction Rate Bonds during an Auction Rate Period or the Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period on such effective date at a price of 100% of the principal amount thereof has been entered into, which agreement (A) may be subject to such reasonable terms and conditions which in the judgment of the Company reflect the current market standards regarding investment banking risk and (B) must include a provision requiring payment of the purchase price in same-day funds for any Auction Rate Bond during an Auction Rate Period or Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be, tendered or deemed tendered (a "Remarketing Commitment"); (y) that a Liquidity Facility is in effect or has been obtained by the Company with respect to the Bonds and shall be in effect prior to such Change in the Interest Rate Mode and thereafter for a period of at least 364 days; and (z) a remarketing agreement is or will be in effect on or prior to such Change in the Interest Rate Mode; and

                           (ii) by 11:00 a.m. (New York City time) on the second Business Day prior to the effective date of such Change in the Interest Rate Mode by telecopy or other similar means, a certificate in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit L, from the Company on behalf of the Authority (x) authorizing the establishment of the new Adjustable Rate and (y) confirming that Bond Counsel has advised the Authority that it expects to be able to give an opinion on the effective date of such Change in the Interest Rate Mode to the effect that such Change in the

         Interest Rate Mode is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Auction Rate Bonds during an Auction Rate Period or the Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period from gross income for federal income tax purposes and (z) confirming that any necessary amendment to the Bond Purchase Trust Agreement necessary to provide for the application of moneys available under the Liquidity Facility have been agreed to by the parties hereto and will be in effect prior to the Change in the Interest Rate Mode;

                  (B) with respect to any Change in the Interest Rate Mode, the Trustee, the Bond Insurer (and the Auction Agent and the Market Agent in the case of any Change in the Interest Rate Mode to an Auction Rate during an Auction Rate Period, or an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period), shall receive by 4:00 p.m., New York City time, on the effective date of such Change in the Interest Rate Mode, a certificate in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit O, from an Authorized Company Representative that all of the Bonds tendered or deemed tendered have been purchased at a price equal to the principal amount thereof plus accrued and unpaid interest, if any, with funds provided from the remarketing of such Bonds, from the proceeds of a Liquidity Facility, or from funds deposited with the Trustee, and any premium, if any, has been paid from monies deposited with the Trustee;

                  (C) with respect to any Change in the Interest Rate Mode, the Trustee, any Credit Facility Issuer (and the Auction Agent and the Market Agent in the case of any Change in the Interest Rate Mode to or from an Auction Rate during an Auction Rate Period, or an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period) shall receive, by 9:30 a.m. (New York City time) on the effective date of such Change in the Interest Rate Mode, an Opinion of Bond Counsel to the effect that such Change in the Interest Rate Mode is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes; and

                  (D) with respect to any Change in the Interest Rate Mode to an Adjustable Rate (other than to an Auction Rate during an Auction Rate Period, or an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period), a Liquidity Facility and a Market Agent Agreement meeting the requirements of this Indenture and the Participation Agreement have been delivered to the Trustee not less than one Business Day prior to the effective date of such Change in the Interest Rate Mode and are, by their respective terms, in effect prior to such effective date.

                  If any of the  conditions  referred to in (A)(i) or (ii) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate during an Auction Rate Period, or an Auction Rate and a related Inverse
Rate during an Auction Rate-Inverse Rate Period, the Auction Rate during an Auction Rate Period, or the Auction Rate and the related Inverse Rate during an Auction Rate-Inverse Rate Period for the next succeeding Auction Period or Interest Period shall be determined pursuant to the Auction Procedures applicable to the Auction Rate Bonds during an Auction Rate Period, or the Auction Procedures applicable to the Auction Rate Bonds and related

Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be. If the condition referred to in (B) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate during the Auction Rate Period, the Auction Rate for the next succeeding Auction Period shall be equal to the Maximum Auction Rate, and if the condition referred to in (B) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period, the Auction Rate for the next succeeding Interest Period shall be equal to the sum of the Maximum Rate and the Service Charge Rate as determined on the applicable Auction Date. If any of the conditions referred to in (C) or (D) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate during an Auction Rate Period, the Auction Rate for the next succeeding Auction Period shall equal the Maximum Auction Rate, and if any of the conditions referred to in (C) or (D) above is not met with respect to a Change in the Interest Rate Mode from an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period, the Auction Rate for the next succeeding Interest Period shall be equal to the sum of the Maximum Rate and the Service
Charge Rate as determined on the applicable Auction Date. If any of the conditions referred to in (B), (C) or (D) above is not met with respect to any other Change in the Interest Rate Mode, the Bonds shall continue to bear interest at the Current Adjustable Rate and be subject to the provisions of this Indenture applicable thereto while the Bonds bear interest at such Current Adjustable Rate. If any of the foregoing conditions for a Change in the Interest Rate Mode other than with respect to a Change in the Interest Rate Mode from an Auction Rate during an Auction Rate Period or an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period is not met, the Trustee shall mail, or cause the Registrar and Paying Agent to mail to the Authority, the Company and the Holders notice thereof in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit Q within 3 Business Days after the failure to meet any of such conditions.

                  SECTION 4.02. Optional Conversion to Fixed Rate. 1. The Authority reserves the right, at the request of the Company, to fix the rate of interest per annum which the Bonds will bear, in whole or in part, for the balance of the term thereof; provided however, that if the Bonds subject to such proposed conversion to a Fixed Rate bear interest at an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period, the Authority shall not exercise such right and the Company shall not request the Authority to exercise such right prior to the expiration of a ten (10) year no-call period which period shall commence on the effective date of a Change in the Interest Rate Mode to such Auction Rate-Inverse Rate Period; provided, further, that any conversion to a Fixed Rate, in whole or in part, from an Auction Rate-Inverse Rate Period may only be effective upon purchase of the Auction Rate Bonds and the Inverse Rate Bonds at a price equal to the principal amount thereof plus the premium on the Inverse Rate Bonds referred to in Section 5.01(d), if any. In the event the Authority, at the request of the Company, as herein provided, exercises its Option to Convert, the Bonds shall cease to bear interest at the Adjustable Rate then borne by the Bonds and shall bear interest at the Fixed
Rate until maturity, subject to the terms and conditions hereof (the date on which the Fixed Rate shall take effect being herein called the "Fixed Rate Conversion Date"). The Option to Convert may be exercised at any time through a written notice given by the Authority, at the direction of the Company, not less than 15 nor more than 45 days prior to the proposed Fixed Rate Conversion Date to the Trustee, the Registrar and Paying Agent, any Support Facility Issuer,
the Market Agent and any Rating Agency then rating the Bonds at the request of the Company (and the Auction Agent, and the Securities Depository in the case of any change to a Fixed Rate from an Auction Rate during an Auction Rate Period or an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period), in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit A. The Fixed Rate Conversion Date may only be the last Interest Payment Date for a Calculation Period, Auction Period or Interest Period, as the case may be; provided that a Fixed Rate Conversion Date that immediately follows a Commercial Paper Rate Period may be on any Business Day upon purchase of the Bonds pursuant to subsection 3 of
Section 5.03 at a price equal to the principal amount thereof. A notice of conversion to a Fixed Rate shall be effective only if it is accompanied by the form of opinion that Bond Counsel expects to give on the Fixed Rate Conversion Date to the effect that the establishment of the Fixed Rate is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes. Upon the occurrence and the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any conversion of the Bonds to the Fixed Rate, which consent shall not be unreasonably withheld.

                  2. The Trustee shall mail, or cause the Registrar and Paying Agent to mail, the notice received pursuant to subsection 1 of this Section 4.02 on or before the third Business Day after receipt thereof to the Holders.

                  3.       The Fixed Rate shall take effect only if

                  (A) with respect to a change to the Fixed Rate from an Auction Rate during an Auction Rate Period or an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period, the Trustee, the Bond Insurer and the Auction Agent shall receive:

                  (i) a certificate of an Authorized Company Representative by no later than the tenth day prior to the Fixed Rate Conversion Date stating that a written agreement has been entered into by the Company and a firm or firms of investment bankers to remarket the Bonds on the Fixed Rate Conversion Date at a price of not less than 100% of the principal amount thereof, which written agreement (i) may be subject to reasonable terms and conditions which in the judgment of the Company reflect current market standards regarding investment banking risk and
         (ii) must include a provision requiring payment of the purchase price in same-day funds for any Auction Rate Bond during an Auction Rate Period or Auction Rate Bond and related Inverse Rate Bonds Bond during any Auction Rate-Inverse Rate Period tendered or deemed tendered and a determination of the Fixed Rate no later than 11:00 A.M. on the second Business Day prior to the Fixed Rate Conversion Date (the "Fixed Rate Commitment); and

                  (ii) by 11:00 a.m. (New York City time) on the second Business Day prior to the Fixed Rate Conversion Date, by telecopy or other similar means, a certificate in substantially the form attached hereto as, or containing substantially the information contained in,

         Exhibit N, from the Authority (x) authorizing the establishment of the Fixed Rate, (y) setting forth the Fixed Rate and (z) confirming that Bond Counsel expects to be able to give an opinion on the Fixed Rate Conversion Date to the effect that the change to the Fixed Rate is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes; and

                  (B) with respect to any change to a Fixed Rate the Trustee, the Bond Insurer (and the Auction Agent and the Market Agent in the case of any change to the Fixed Rate from an Auction Rate during an Auction Rate Period or an Auction Rate and related Inverse Rate during any Auction Rate-Inverse Rate Period) receives on the Fixed Rate Conversion Date:

                  (i) by 9:30 a.m. (New York City time) an Opinion of Bond Counsel to the effect that the conversion to the Fixed Rate is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes; and

                  (ii) by 4:00 p.m. (New York City time) a certificate in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit P, from an Authorized Company Representative that all of the Bonds tendered or deemed tendered have been purchased at a price equal to the principal amount thereof with funds provided from the remarketing of such Bonds in accordance with the Fixed Rate Commitment, and that accrued and unpaid interest, if any, has been or shall be paid in accordance with the Indenture from funds deposited with the Trustee, and that the premium, if any, has been paid from monies deposited with the Trustee.

                  If any of the conditions referred to in (A) above is not met with respect to any change to the Fixed Rate from an Auction Rate during an Auction Rate Period or an Auction Rate and related Inverse Rate during any Auction Rate-Inverse Rate Period, the Auction Rate during an Auction Rate Period or the Auction Rate and related Inverse Rate during any Auction Rate-Inverse Rate Period, as the case may be, for the next succeeding Auction Period shall be determined pursuant to the Auction Procedures applicable to the Auction Rate Bonds during an Auction Rate Period or the Auction Procedures applicable to the Auction Rate-Inverse Rate Bonds during an Auction Rate- Inverse Rate Period, as the case may be. If any of the conditions referred to in (B) above are not met with respect to any change to the Fixed Rate from an Auction Rate during an Auction Rate Period, the Auction Rate during an Auction Rate Period for the next succeeding Auction Period shall be equal to the Maximum Auction Rate, and if any of the condition referred to in (B) above are not met with respect to any change to the Fixed Rate from an Auction Rate and related Inverse Rate during any Auction Rate-Inverse Rate Period, the Auction Rate for the next succeeding Interest Period shall be equal to the sum of the Maximum Rate and the Service
Charge Rate as determined on the applicable Auction Date. If any of the conditions referred to in (B) above are not met with respect to any change from any other Adjustable Rate to a Fixed Rate, the Bonds shall continue to bear interest at the Adjustable Rate then borne by the Bonds and be subject to the provisions of this

Indenture applicable thereto while the Bonds bear interest at such Adjustable Rate. If any of the foregoing conditions to the establishment of the Fixed Rate (other than with respect to any attempted change from an Auction Rate during an Auction Rate Period or an Auction Rate and related Inverse Rate during any Auction Rate-Inverse Rate Period to a Fixed Rate) are not met, the Trustee shall mail, or cause the Registrar and Paying Agent to mail to the Authority, the Holders and the Company, notice thereof in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit R within 3 Business Days after the failure to meet any of said conditions.

                  4. If the Bonds commence to bear interest at the Fixed Rate as provided in this Section 4.02, the interest rate on such Bonds may not thereafter be changed to an Adjustable Rate.

                  SECTION 4.03. Conversion Generally. 1. (A) In the event of a Change in the Interest Rate Mode on less than all the Bonds of a series or subseries to or from an Auction Rate and an Inverse Rate during an Auction Rate-Inverse Rate Period or to or from an Auction Rate during an Auction Rate Period, or (B) in the event of a conversion of the interest rate on less than all the Bonds of a series or subseries to a Fixed Rate from an Auction Rate and an Inverse Rate during an Auction Rate-Inverse Rate Period or from an Auction Rate during an Auction Rate Period, the minimum aggregate principal amount of Bonds that continue to bear, or are adjusted to bear interest at an Auction Rate and an Inverse Rate for an Auction Rate-Inverse Rate Period, shall not be less than $20,000,000 for such Auction Rate Bonds and such Inverse Rate Bonds, respectively, and the minimum aggregate principal amount of Bonds that continue to bear, or are adjusted to bear interest at an Auction Rate for an Auction Rate Period, shall not be less than $20,000,000 for such Auction Rate Bonds.

                  2. Upon any Change in the Interest Rate Mode to an Auction Rate and an Inverse Rate during an Auction Rate-Inverse Rate Period or to an Auction Rate during an Auction Rate Period, the Authority and the Trustee shall take all steps necessary to comply with any agreement entered into with a Securities Depository or its nominee pursuant to Section 2.03(5) with respect to such Change in the Interest Rate Mode, including, without limitation, the purchase and designation of sufficient CUSIP numbers to comply with the requirements of such Securities Depository following any such Change in the Interest Rate Mode.

                  3. Except as otherwise provided in Section 4.03(4) below with respect to Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, if the interest rate on less than all Bonds is to be converted to a new Adjustable Rate pursuant to Section 4.01 or to a Fixed Rate pursuant to Section 4.02, the particular Bonds to be converted shall be chosen by the Trustee, or the Trustee shall direct the Registrar and Paying Agent to so choose, in such manner as the Trustee or Registrar and Paying Agent in its discretion may deem proper; provided, however, that the portion of any Bond to be converted shall be in the principal amount of $100,000 or some integral multiple of $5,000 in excess of such amount during a Commercial Paper Rate Period, a Daily Rate Period, a Weekly Rate Period or a Monthly Rate Period, $25,000 or some integral multiple thereof during an Auction Rate Period, or $5,000 or some integral multiple thereof at any other time and that, in selecting Bonds for conversion, the Trustee or Registrar and Paying Agent shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such registered Bond in excess of $100,000 by $5,000 during a Commercial Paper Rate Period, a Daily Rate Period, a Weekly Rate Period or a Monthly Rate Period, $25,000 during an Auction Rate Period, and $5,000 at any other time (such amounts being hereinafter referred to as the "applicable units of principal amount"). If it is determined that one or more, but not all of the $100,000, $25,000 or $5,000 units of principal amount represented by any such Bond is to be converted, then upon notice of intention to convert such $100,000, $25,000 or $5,000 unit or units pursuant to Sections
4.01 or 4.02, as the case may be, the Holders of such Bonds shall forthwith surrender such Bonds to the Registrar and Paying Agent for (1) payment of the purchase price (including the premium, if any, and accrued and unpaid interest to the date fixed for conversion) of the $100,000, $25,000 or $5,000 unit or units of principal amount called for conversion and (2) exchange for a new Bond or Bonds in the aggregate principal amount of the balance of the principal of such Bonds not subject to conversion. If the Holders of any such Bond of a denomination greater than $100,000, $25,000 or $5,000 shall fail to present such Bond to the Registrar and Paying Agent, for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for conversion to the extent of the $100,000, $25,000 or $5,000 unit or units of principal amount subject to such conversion (and to that extent only).

                  4. The interest rate on Auction Rate Bonds and Inverse Rate Bonds during any Auction Rate-Inverse Rate Period shall be converted in minimum denominations of $25,000 or integral multiples thereof. So long as the ownership of the Auction Rate Bonds and the Inverse Rate Bonds during any Auction Rate-Inverse Rate Period is maintained in book-entry form by the Securities Depository, the Auction Rate Bonds and Inverse Rate Bonds, the interest rate on which is subject to conversion in part, shall be selected by lot from the Outstanding Bonds of each series as described in the following sentence. An amount equal to the percentage obtained by dividing the aggregate principal amount of Outstanding Bonds of each series which are Linked on the record date selected for the purposes of such conversion, by the aggregate principal amount of Outstanding Bonds of each series on such record date, shall be selected from Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds (on a pro rata basis in accordance with the relative principal amounts thereof), the remaining amount of Inverse Rate Bonds to be converted shall be selected from Regular Inverse Rate Bonds and the remaining amount of Auction Rate Bonds to be converted shall be selected from Regular Auction Rate Bonds and Special Auction Rate Bonds (on a pro rata basis in accordance with the relative principal amounts thereof); provided, that if any principal amount of the Auction Rate Bonds and of the Inverse Rate Bonds selected as provided above from Regular Linked Auction Rate Bonds and Inverse Rate Bonds, Special Linked Auction Rate Bonds and Inverse Rate Bonds, Regular Inverse Rate Bonds, Regular Auction Rate Bonds and Special Auction Rate Bonds is not equal to $25,000 or an integral multiple thereof, the Trustee shall, in such manner as, in its sole discretion, it shall determine, round up or down the principal amounts so determined. The Trustee shall give the Securities Depository at least two Business Days notice of the record date selected by it for the purpose of a conversion and obtain from the Securities Depository a position listing showing at the close of business as of such record date the aggregate principal amounts of: Regular Auction Rate

Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds, respectively. On the basis of such position listing, the Trustee shall calculate the percentage obtained by dividing the aggregate principal amount of Outstanding Bonds of each series which are Linked on such record date by the aggregate principal amount of Outstanding Bonds of each series on such record date, and determine therefrom the aggregate principal amounts to be converted and purchase prices per $1,000 (plus accrued and unpaid interest thereon to the date fixed for conversion) of Regular Auction Rate Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds, respectively.

                  5. Notwithstanding anything in this Article IV to the contrary, during a Term Rate Period, the Authority may not effect a Change in the Interest Rate Mode pursuant to Section 4.01 and the Authority may not exercise its option to convert to a Fixed Rate pursuant to Section 4.02 if such action would require the payment of a premium upon purchase of Bonds pursuant to
Section 5.02 unless there shall have been deposited the full amount of such premium in trust with the Trustee prior to any notification of a change pursuant to Section 4.01 or 4.02. Payments from such trust fund for the payment of premium may be made only upon receipt by the Trustee of a Non-Bankruptcy Certificate from the Company.

                  6. It shall be a condition to any Change in the Interest Rate Mode on any Bonds of from one mode to another mode that the Trustee shall have received written confirmation from each Rating Agency then rating the Bonds that the ratings then assigned by such Rating Agency to the Bonds will not be reduced or withdrawn by reason of such change in the Interest Rate Mode; provided that a withdrawal of a short-term rating from any Bonds being converted to a Fixed Rate shall not be considered to be a withdrawal of a rating for such purpose if no other ratings applicable to any or all of the Bonds will be reduced or withdrawn.

                                                     ARTICLE V

                                         REDEMPTION AND PURCHASE OF BONDS

                  SECTION 5.01. Optional Redemption. The Adjustable Rate Bonds shall be subject to redemption, in whole or in part, at the option of the Authority upon the request of the Company, from payments made by the Company pursuant to Section 6.2 of the Participation Agreement and any other monies held by the Trustee and available to be applied to the redemption of Bonds as provided in this Section 5.01:

                    (a) During any  Commercial  Paper  Rate  Period,  such Bonds shall be subject to redemption (i) on each Interest Payment Date, as a whole or in part, at the principal amount thereof, or (ii) on any Business Day, as a whole or in part, at the principal amount thereof plus accrued interest to the date fixed for redemption.

                  (b) During any Auction Rate Period, Auction Rate Bonds shall be subject to redemption on each Interest Payment Date, as a whole or in part, at the principal amount thereof plus accrued interest to the date fixed for redemption.

                  (c) (i) During any Auction Rate-Inverse Rate Period on or after the expiration of a ten (10) year no-call period which period shall commence on the effective date of a Change in the Interest Rate Mode to an Auction Rate-Inverse Rate Period, the Authority may, at its option upon the request of the Company, at any time prior to the Stated Maturity of the Auction Rate Bonds, redeem the Auction Rate Bonds, as a whole or from time to time in part, on the second Business Day preceding any Regular Interest Payment Date at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the Redemption Date; provided that at the time of such redemption, the Authority shall simultaneously redeem an equal aggregate principal amount of Inverse Rate Bonds.

                  (ii) During any Auction Rate-Inverse Rate Period, the Authority may, at its option upon the request of the Company, at any time prior to the Stated Maturity of the Auction Rate Bonds, redeem the Auction Rate Bonds, as a whole or from time to time in part, without redeeming any of the Inverse Rate Bonds, on the second Business Day preceding any Regular Interest Payment Date at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the Redemption Date; provided that prior to requesting the Trustee to give notice of any such redemption, the Authority or the Company shall have delivered to the Trustee for cancellation on the Redemption Date pursuant to Section 3A.04 an equal aggregate principal amount of Inverse Rate Bonds.

                  (d) During any Auction Rate-Inverse Rate Period on or after the expiration of a no-call period which shall commence on the expiration of a ten (10) year no-call period which period shall commence on the effective date of a Change in the Interest Rate Mode to an Auction Rate- Inverse Rate Period, the Authority may, at its option upon the request of the Company, at any time prior to the Stated Maturity of the Inverse Rate Bonds, redeem the Inverse Rate Bonds, as a whole or from time to time in part, on the second Business Day preceding any Regular Interest Payment Date at a redemption price of:

                           (i) 104% of the principal amount thereof if redeemed during the twelve month period ending one year after the expiration of the no-call period;

                           (ii) 102% of the principal amount thereof if redeemed during the twelve month period ending two years after the expiration of the no-call period; and

                    (iii) 100% of the principal amount thereof if redeemed thereafter,

together with, in each case, interest accrued and unpaid thereon to the Redemption Date; provided that at the time of such redemption, the Authority shall simultaneously redeem an equal aggregate principal amount of Auction Rate Bonds.

                  (e) During any Daily Rate Period, such Bonds shall be subject to redemption on any Business Day, as a whole or in part, at the principal amount thereof, plus accrued interest to the date fixed for redemption, if any.

                  (f) During any Weekly Rate Period, such Bonds shall be subject to redemption on any Business Day, as a whole or in part, at the principal amount thereof, plus accrued interest to the date fixed for redemption, if any.

                  (g) During any Monthly Rate Period, such Bonds shall be subject to redemption on each Interest Payment Date, as a whole or in part, at the principal amount thereof.

                  (h) During any Semi-annual Rate Period, such Bonds shall be subject to redemption on each Interest Payment Date, as a whole or in part, at the principal amount thereof.

                  (i) During any Term Rate Period and after the Fixed Rate Conversion Date, such Bonds shall be subject to redemption in whole at any time on any Business Day or in part on any Interest Payment Date as follows: after the No-Call Period shown below, which shall begin on the first day of the Calculation Period applicable to such Bonds or on the Fixed Rate Conversion Date, as the case may be, at a redemption price equal, initially, to the principal amount thereof, plus a premium equal to the percentage of the principal amount to be redeemed shown in the Initial Premium column. The premium percentage shall decline by the percentage shown in the Reduction in Premium column on each anniversary of the date on which such Bonds are first redeemable, if the Calculation Period or period remaining to maturity after the Fixed Rate Conversion Date is equal to or greater than five years, and on each Interest Payment Date if the Calculation Period or period remaining to maturity after the Fixed Rate Conversion Date is less than five years, until the Bonds shall be redeemable without premium.

     Calculation Period or Period to Maturity

 Equal to or        But Less       No-Call           Initial     Reduction
Greater Than          Than          Period           Premium      in Premium
------------        --------       --------          -------      ----------

  18 years            N/A          10 Years             1 %         1/2%
  12 years          18 Years        8 Years             1           1/2
   7 Years          12 Years        6 Years             1           1/2
   5 Years           7 Years        4 Years          1/2           1/2
   4 Years           5 Years        3 Years          1/2           1/2
   3 Years           4 Years        2 Years          1/2              1/8
   0 Years           3 Years        Not callable

If upon establishment of a Term Rate Period, or on the Fixed Rate Conversion Date, as the case may be, the Market Agent or, in the case of the Fixed Rate Conversion Date, the other investment bank or investment banks (selected by the Company and approved by the Authority) party to the Fixed Rate Commitment certifies to the Trustee, Bond Counsel and the Authority in writing that the foregoing schedule is not consistent with then-prevailing market conditions, the Authority at the request of the Company may revise the foregoing Initial Premium, Reductions in Premium and No- Call Periods without the approval of the Holders to reflect then-prevailing market conditions, upon receipt of an opinion of Bond Counsel to the effect that any revisions pursuant to this paragraph, either by itself or in conjunction with the establishment of a Calculation Period or the Fixed Rate, as the case may be, are made in accordance with this Indenture, is permitted under the Act and will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

                  Any optional redemption shall be conditioned upon the Trustee's receipt of funds (or, in the case of any optional redemption occurring while the Bonds bear interest at a Daily Rate, Weekly Rate, Monthly Rate, Semi-Annual Rate or Commercial Paper Rate, Available Moneys) sufficient to pay the redemption price of the Bonds to be redeemed on or prior to the redemption date.

                  SECTION 5.02. Tender for and Purchase upon Election of Holder.
1. During any Daily Rate Period or Weekly Rate Period, any Bond or portion thereof in a principal amount equal to an authorized denomination (so long as the principal amount not purchased is an authorized denomination) shall be purchased on the demand of the Holder thereof on any Business Day at a price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase, upon delivery to the Registrar and Paying Agent and the Market Agent at their respective principal offices, by the close of business on any Business Day of a Notice of Election to Tender in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit B; provided, however, that the substance of such Notice of Election to Tender must also be given telephonically to the Market Agent prior to or simultaneously with delivery of such written Notice of Election to Tender to the Market Agent. The date on which such Bond shall be purchased shall, at the request of the Holder thereof (i) if the Bond then bears interest at a Daily Rate, be the date of delivery of such Notice of Election to Tender if such Notice of Election to Tender is delivered to the Registrar and Paying Agent and the Market Agent by 10:00 a.m.(New York City time) on such date or may be any Business Day thereafter, or (ii) if the Bond then bears interest at a Weekly Rate, a Business Day at least seven days after the date of the delivery of such Notice of Election to Tender to the Registrar and Paying Agent and the Market Agent.

                  2. During any Monthly Rate Period or Semi-annual Rate Period on or prior to the Fixed Rate Conversion Date, any Bond or portion thereof in a principal amount equal to an authorized denomination (so long as the principal amount not purchased is an authorized denomination) shall be purchased on the demand of the Holder thereof on the first Business Day following each Calculation Period at a price equal to the principal amount thereof, upon delivery to the Registrar and Paying Agent and the Market Agent, at their respective principal offices of a Notice of Election to Tender in substantially the form attached hereto as or containing substantially the information contained in Exhibit B on or prior to a Business Day which is not less than 10 days, in the case of Bonds bearing interest at a Semi-annual Rate, or seven days, in the case of Bonds bearing interest at a Monthly Rate, prior to the proposed date of purchase; provided, however, that the substance of such Notice of Election to Tender must also be given telephonically to the Market Agent prior to or simultaneously with delivery of such written Notice of Election to Tender to the Market Agent.

                  3. Immediately upon receipt of a Notice of Election to Tender delivered in accordance with the provisions of this Section 5.02, the Registrar and Paying Agent shall notify, or cause to be notified, the Trustee, the Company, the Market Agent, the Liquidity Facility Issuer and, upon request, the Authority by telephone, promptly confirmed in writing, of such receipt, specifying the contents thereof.

                  4. Any Notice of Election to Tender shall be irrevocable. If a Holder fails to deliver the Bonds referred to in such notice to the Registrar and Paying Agent, such Bonds shall nevertheless be deemed to have been purchased on the date established for the purchase thereof, and, to the extent that there shall be on deposit in the Bond Purchase Fund on such date an amount sufficient to pay the principal amount thereof, plus accrued interest, if any, no interest shall accrue on such Bonds from and after the date of purchase and such Holder shall have no rights hereunder thereafter as the owner of such Bonds except the right to receive the purchase price of such Bonds.

                    5. The right of a Holder  to tender a Bond to the  Registrar and Paying Agent shall terminate after the Fixed Rate Conversion Date.

                  SECTION 5.03. Mandatory Tender for Purchase upon Change in the Interest Rate Mode on Business Day Following Certain Calculation Periods or Occurrence of Fixed Rate Conversion Date. 1. Upon a Change in the Interest Rate Mode, the Bonds bearing a Daily Rate, Weekly Rate, Monthly Rate, Semi-annual Rate, Term Rate, Commercial Paper Rate, Auction Rate during an Auction Rate Period, or Auction Rate and related Inverse Rate during an Auction Rate- Inverse Rate Period shall be subject to mandatory tender for purchase in accordance with the terms hereof, on the effective date of such Change in the Interest Rate Mode at a price equal to the principal amount thereof plus accrued interest and premium, if any, in accordance with Section 4.01.

                  2. During any Term Rate Period or Commercial Paper Rate Period, the Bonds shall be subject to mandatory tender for purchase in accordance with the terms hereof on the Business Day immediately following each Calculation Period, each at a price equal to the principal amount thereof plus accrued interest and premium, if any.

                  3. The Bonds shall also be subject to mandatory tender for purchase in accordance with the terms hereof on the Fixed Rate Conversion Date at a price equal to the principal amount thereof plus accrued interest and premium, if any.

                  4. Notice of mandatory tender for purchase upon a Change in the Interest Rate Mode or upon a conversion to a Fixed Rate shall be in substantially the form attached hereto as, or contain substantially the information contained in, Exhibit A.

                  5. Any such notice of mandatory tender for purchase required by this Section 5.03 shall be given by the Trustee, in the name of the Authority, or the Trustee shall cause the Registrar and Paying Agent to give such notice (with copies thereof to be given to the Market Agent, the Registrar and Paying Agent, the Bond Insurer, the Company, the Liquidity Facility Issuer and any Rating Agency then rating the Bonds and in the case of Auction Rate Bonds during an Auction Rate Period, or Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, the Auction Agent, and, upon request, the Authority) by first-class mail to the Holders of the Bonds subject to purchase at their addresses shown on the books of registry.

                    6. Bank  Bonds  are not  subject  to  mandatory  tender  for purchase pursuant to this
Section 5.03.

                  7. Purchase price of tendered Bonds shall include premium solely to the extent that (i) such Bonds bear interest at a Term Rate or Inverse Rate and (ii) the applicable redemption price therefor would include the premium specified in Section 5.01 if such Bonds were to be optionally redeemed on the date such Bonds are to be purchased.

                  SECTION 5.04. Extraordinary Optional Redemption. During any Term Rate Period, Fixed Rate Period or Auction Rate-Inverse Rate Period, the Bonds are also subject to redemption prior to maturity in whole at any time at the option of the Authority, exercised at the direction of the Company, upon notice given as provided in the Indenture, except in the case of a redemption pursuant to clause (iii) below, at a redemption price equal to the principal amount thereof, together with unpaid interest accrued thereon to the date fixed for redemption, in any of the following events:

                           (i) All or  substantially  all of the  Project  shall
                  have been damaged or destroyed or title to, or the temporary use of, all or a substantial portion of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority, as in each case renders the Project unsatisfactory to the Company for its intended use;

                           (ii) Unreasonable burdens or excessive liabilities shall have been imposed upon the Authority or the Company with respect to all or substantially all of the Project, including without limitation the imposition of federal, state or other ad valorem property, income or other taxes other than ad valorem taxes in effect on the date of original issuance of the Bonds levied upon privately owned property used for the same general purpose as the Project, as well as any statute or regulation enacted or promulgated after the Closing Date that prevents the Company from deducting interest on the Company Note for federal income tax purposes;

                           (iii) All or  substantially  all of the Project shall
                  be transferred or sold to any entity other than an affiliate of the Company; in the case of redemption under this clause
                  (iii) of Section 5.04, the redemption price shall be equal to 101% of the principal amount of the Bonds, together with unpaid interest accrued thereon to the date fixed for redemption, unless a smaller or no premium would be due upon optional redemption of the Bonds pursuant to another section of the Indenture; or

                           (iv) Any court or regulatory or  administrative  body
                  shall enter or adopt, or fail to enter or adopt, a judgment, order, approval, decree, rule or regulation, as a result of which the Company elects to cease operation of all or substantially all of the Project.

                  SECTION 5.05. Redemption if Participation Agreement or Note Void, Unenforceable or Impossible to Perform. The Bonds shall be subject to redemption prior to their Stated Maturity at any time on a Business Day, in whole but not in part, upon the receipt by the Trustee of a written certificate from the Company given in accordance with Section 6.3 of the Participation Agreement stating that the Company intends to prepay the amounts payable under the Participation Agreement and the Note and certifying that, within the preceding 120 days, a change in the Constitution of the State of New York or the Constitution of the United States of America or legislative or administrative action (whether state or federal) or final decree, judgment or order of any court or administrative body (whether state or federal) has occurred which results in the Participation Agreement or the Note or both of them becoming void or unenforceable or impossible to perform in accordance with the intent and purpose of the parties as expressed in the Participation Agreement and the Note, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.

                  Any redemption under this Section 5.05 shall be conditioned upon the Trustee's receipt of funds (or, in the case of any such redemption occurring while the Bonds bear interest at a Daily Rate, Weekly Rate, Monthly Rate, Semi-Annual Rate or Commercial Paper Rate, Available Moneys) sufficient to pay the redemption price of the Bonds to be redeemed on or prior to the redemption date.

                  SECTION 5.06. Special Tax Redemption Provisions. 1. The Bonds shall be subject to mandatory redemption prior to their stated maturity (i) in part, at a redemption price equal to the principal amount of the Bonds to be redeemed, plus accrued interest, if any, to the date fixed for redemption, if such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the remaining Bonds outstanding (provided, however, in the case of Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, the Authority shall redeem an equal aggregate principal amount of Auction Rate Bonds and Inverse Rate Bonds), or (ii) in whole, at a redemption price equal to the principal amount thereof, plus accrued interest, if any, to the date fixed for redemption, if, in a published or private ruling of the Internal Revenue Service or in a final, nonappealable judicial decision by a court of competent jurisdiction (provided that the Company has been afforded the opportunity to participate at its own expense in the proceeding resulting in such ruling or in the litigation resulting in such decision, as the case may be), it is determined that, as a result of a failure by the Company to observe any covenant, agreement or representation in the Tax Regulatory Agreement, interest on any Bond is includable for federal income tax purposes in the gross income of the Holders thereof (other than a "substantial user" of the Project or a "related person" as provided in Section 147(a) of the
Code) (any such event constituting a "Determination of Taxability") and, in such event, the Bonds shall be subject to such mandatory redemption on a Business Day not more than 180 days after the giving of notice by the Trustee or a Bondholder to the Authority and the Company of such published or private ruling or judicial decision and demanding redemption of the Bonds. Either the Authority or the Company shall immediately notify the Trustee upon learning of any such Determination of Taxability. The Trustee shall not be deemed to have knowledge of such an event unless it has actual knowledge thereof.

                  2. During any Semi-annual Rate Period, Term Rate Period or Fixed Rate Period, the Bonds will also be subject to mandatory redemption at a redemption price equal to the principal amount thereof plus unpaid interest accrued thereon to the redemption date if the Company reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Company will be materially and adversely affected unless the Company takes or omits to take a specified action and that the Company has been advised in writing by Bond Counsel that the specified action or omission would cause the use of the Project to be such that, pursuant to Section 150 of the Code, the Company would not be entitled to deduct the interest on the Company Note for purposes of determining the Company's Federal taxable income, for a period of not less than sixty (60) consecutive or nonconsecutive days during a twenty-four month period. Such conclusion and certification shall be evidenced by delivery to the Trustee of a written certificate of an Authorized Company Representative to the effect that the Company has reached such conclusion, together with a certified copy of a resolution of the Board of Directors of the Company authorizing such certificate and a copy of such advice of Bond Counsel. In the event that the Bonds become subject to redemption as provided in this paragraph, the Bonds will be redeemed in whole unless redemption of a portion of the Bonds outstanding would, in the opinion of Bond Counsel, have the result that interest payable on the Company Note for the Bonds remaining outstanding after such redemption would be deductible for purposes of determining the Federal taxable income of the Company, and, in such event, the Bonds to be redeemed shall be selected (in the principal amount of $5,000 or any integral multiple thereof) from time to time at random in such manner as the Trustee shall determine in accordance with the Indenture, in such amount as is necessary to accomplish that result. The occurrence of an event requiring the redemption of the Bonds under this paragraph does not constitute an event of default under any Note or under the Indenture and the sole obligation in such event shall be for the Company to prepay the Note in an amount sufficient to redeem the Bonds to the extent required by this paragraph.

                  SECTION 5.06-A. Redemption of Bank Bonds. Any Bank Bonds held by the Liquidity Facility Issuer shall be redeemed at the times and in the principal amounts specified in the Liquidity Facility. Any redemption pursuant to this Section 5.06-A shall be at a price equal to one hundred percent (100%) of the principal amount of the Bonds so redeemed, plus accrued interest at the Bank Bond Interest Rate to the redemption date.

                  SECTION 5.07. Redemption at Demand of the State. In accordance with the provisions of Section 1864 of the Act, the State of New York may, upon furnishing sufficient funds therefor, require the Authority to redeem prior to maturity, as a whole, the Bonds on any Interest Payment Date not less than twenty years after the Closing Date. The Authority shall deposit any such funds received by it with the Trustee. The Trustee shall deposit any such funds in the Bond Fund and, upon notice published in the manner provided in Section 1864 of the Act, shall apply such funds to the redemption of the Bonds, at a redemption price equal to lesser of (i) the optional redemption price, if any, applicable on such date set forth in Section 5.01 and (ii) 105% of the principal amount thereof, together, in either case, with accrued and unpaid interest, if any, to the date fixed for redemption, all in the manner provided in this Article V. Upon such redemption and notwithstanding anything to the contrary in Article XV, the Trustee shall assign the Note relating to the Bonds to or as directed by the Authority.

                  SECTION 5.08. Mandatory Tender for Purchase Upon Expiration or Termination of any Liquidity Facility. 1. Except as otherwise set forth in the last sentence of this subsection 1, on the date of expiration or termination (including a date of termination evidenced by receipt by the Trustee and the Registrar and Paying Agent of a written notice from the Liquidity Facility Issuer or any other person authorized to deliver a notice in accordance with the Liquidity Facility of an event which permits or mandates the termination of the Liquidity Facility under the terms thereof and any termination arising in connection with the delivery of an Alternate Liquidity Facility which results in the withdrawal or reduction of any rating applicable to the Bonds) of any Liquidity Facility (or on the next preceding Business Day, if such date of expiration or termination is not a Business Day), the Bonds shall be subject to mandatory purchase at a price equal to the principal amount thereof unless on or prior to the 35th day prior to such date of expiration or termination the Company on behalf of the Authority has furnished to the Trustee (a) an extension of such Liquidity Facility, or

(b) an Alternate Liquidity Facility with another bank or financial institution providing an Alternate Liquidity Facility in replacement of the expiring Liquidity Facility together with the confirmation of ratings referred to in
Section 6.02(1). No tender for purchase of any Bonds shall be required pursuant to this Section 5.08 during an Auction Rate Period, or an Auction Rate-Inverse Rate Period or if the Fixed Rate Conversion Date shall have occurred on a date prior to such date of expiration.

                  2. Notice of the mandatory tender for purchase pursuant to this Section 5.08 shall be given on or prior to the 30th day before the expiration or termination date (including a date of termination evidenced by receipt by the Trustee and the Registrar and Paying Agent of a written notice of an event of default under a Liquidity Facility) of a Liquidity Facility by the Trustee in the name of the Authority (with copies thereof given to the Authority, the Market Agent, the issuer of the expiring Liquidity Facility, the Company, the Bond Insurer, any Rating Agency then rating the Bonds and the Registrar and Paying Agent) by first-class mail to the Holders of the Bonds subject to mandatory tender for purchase at their addresses shown on the books of registry. Such notice shall be in substantially the form attached hereto as, or contain substantially the information contained in, Exhibit C.

                    3. Bank  Bonds or Bonds  held by or for the  account  of the
               Company are not subject to mandatory tender for purchase pursuant to this Section 5.08.

                  SECTION 5.09. General Provisions Applicable to Mandatory and Optional Tenders for Purchase of Bonds. 1. If interest has been paid on the Bonds, or an amount sufficient to pay interest thereon has been deposited in the Bond Fund, or an amount sufficient to pay accrued interest thereon, if any, has been set aside in the Bond Purchase Fund held under the Bond Purchase Trust Agreement, and the purchase price equal to the principal of, and premium, if any, on the Bonds shall be available in the Bond Purchase Fund for purchase of Bonds subject to tender for purchase pursuant to Section 5.02, 5.03 or 5.08, and if any Holder fails to deliver or does not properly deliver the Bonds to the Registrar and Paying Agent for which a Notice of Election to Tender has been properly filed or which are subject to mandatory tender for purchase on the purchase date therefor, such Bonds shall nevertheless be deemed tendered and purchased on the date established for the purchase thereof, no interest shall accrue on such Bonds from and after the date of purchase and such former Holders shall have no rights hereunder as the registered owners of such Bonds, except the right to receive the purchase price of and interest to the purchase date, if any, on such Bonds upon delivery thereof to the Registrar and Paying Agent in accordance with the provisions hereof. The purchaser of any such Bonds remarketed by the Market Agent, or any Support Facility Issuer, to the extent Bonds are purchased with the proceeds of a draw on, or borrowing or payment under, the Support Facility, shall be treated as the registered owner thereof for all purposes of the Indenture. If the ownership of the Bonds is no longer maintained in book-entry form by the Securities Depository the payment of Bonds pursuant to Section 5.02 shall be subject to delivery of such Bonds duly endorsed in blank for transfer or accompanied by an instrument of transfer thereof in form satisfactory to the Registrar and Paying Agent executed in blank for transfer at the principal office of the Registrar and Paying Agent at or prior to 10:00 a.m. (11:30 a.m. for Bonds bearing interest at the Weekly Rate and 12:00 noon, for Bonds bearing interest at the Daily Rate) (New York City time), on a specified purchase date. The Registrar and Paying Agent may refuse to make payment with respect to any Bonds tendered for purchase pursuant to Sections 5.02, 5.03 or 5.08 not endorsed in blank or for which an instrument of transfer satisfactory to the Registrar and Paying Agent has not been provided.

                  2. The purchase price of Bonds subject to tender for purchase pursuant to Section 5.02, 5.03 or 5.08 in an aggregate principal amount of at least one million dollars ($1,000,000) shall be payable in immediately available funds or by wire transfer upon written notice from the Holder thereof containing the wire transfer address (which shall be in the continental United States) to which such Holder wishes to have such wire directed, if such written notice is received by the Registrar and Paying Agent not less than five days prior to the related purchase date.

                  3. To the extent that a Liquidity Facility is required to be in effect, Bonds tendered for purchase may not be purchased by the Authority, the Company or any Affiliate from the Market Agent upon a remarketing of Bonds pursuant to the Market Agent Agreement.

                  SECTION 5.10. Selection of Bonds to be Redeemed. 1. Except as provided otherwise in subsections 2, 3, 4 and 5 below with respect to Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, a redemption of Bonds shall be a redemption of the whole or of any part of the Bonds from any funds available for that purpose in a principal amount equal to an authorized denomination (so long as the principal amount not redeemed is an authorized denomination). If less than all Bonds shall be redeemed, the particular Bonds to be redeemed shall be chosen by the Trustee, or the Trustee shall direct the Registrar and Paying Agent to so choose, as hereinafter provided. If less than all the Bonds shall be called for redemption under any provision of this Indenture permitting such partial redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected (a) first, from Bonds held or owned by or for any Support Facility Issuer pursuant to any Support Facility, (b) second, from Bonds for which the Registrar and Paying Agent has received, prior to such selection, a Notice of Election to Tender requiring the Registrar and Paying Agent to purchase such Bonds on the date on which the Bonds being selected are to be redeemed and (c) third, from all other Bonds then Outstanding, by lot or on a pro rata basis by the Trustee or, upon direction of the Trustee, the Registrar and Paying Agent, in such manner as the Trustee or Registrar and Paying Agent in its discretion may deem proper; provided, however, that the portion of any Bond to be redeemed shall be in the principal amount of $100,000 or some integral multiple thereof during a Commercial Paper Rate Period, a Daily Rate Period, a Weekly Rate Period or a Monthly Rate Period, $25,000 or some integral multiple thereof during an Auction Rate Period, or $5,000 or some integral multiple thereof at any other time and that, in selecting Bonds for redemption, the Trustee or Registrar and Paying Agent shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such registered Bond in excess of $100,000 by $100,000 during a Commercial Paper Rate Period, a Daily Rate Period, a Weekly Rate Period or a Monthly Rate Period, $25,000 during an Auction Rate Period, and $5,000 at any other time (such amounts being hereinafter referred to as the "applicable units of principal amount"). If it is determined that one or more, but not all of the $100,000, $25,000 or $5,000 units of principal amount represented by any such Bond is to be called for redemption, then upon notice of intention to redeem such $100,000, $25,000 or $5,000 unit or units, the Holders of such Bonds shall forthwith surrender such Bonds to the Registrar and Paying Agent for (1) payment of the redemption price (including the redemption premium, if any, and accrued and unpaid interest to the date fixed for redemption) of the $100,000, $25,000 or $5,000 unit or units of principal amount called for redemption and (2) exchange for a new Bond or Bonds of the aggregate principal amount of the unredeemed balance of the principal of such Bonds. If the Holders of any such Bond of a denomination greater than $100,000, $25,000 or $5,000 shall fail to present such Bond to the Registrar and Paying Agent, for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the $100,000, $25,000 or $5,000 unit or units of principal amount called for redemption (and to that extent only).

                  2. Auction Rate Bonds and Inverse Rate Bonds during any Auction Rate-Inverse Rate Period shall be redeemed in minimum denominations of $25,000 or integral multiples thereof. So long as the ownership of the Auction
Rate Bonds and Inverse Rate Bonds is maintained in book- entry form by the Securities Depository, the Trustee shall give the Securities Depository at least two Business Days notice of the record date selected by it for the purpose of a redemption (each a "Redemption Record Date") and request the Securities Depository to provide it with a position listing showing at the close of business as of such Redemption Record Date the aggregate principal amounts of:
Regular Auction Rate Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds, respectively.

                  3. So long as the ownership of the Auction Rate Bonds and the Inverse Rate Bonds during any Auction Rate-Inverse Rate Period is maintained in book-entry form by the Securities Depository, the Auction Rate Bonds and Inverse Rate Bonds to be redeemed in part on any Redemption Date shall be selected by lot from the Outstanding Bonds of each series as described in the following sentence. An amount equal to the Linked Percentage of the aggregate principal amount of the Auction Rate Bonds and Inverse Rate Bonds to be redeemed on such Redemption Date shall be selected from Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds (on a pro rata basis in accordance with the relative principal amounts thereof), the remaining amount of Inverse Rate Bonds to be redeemed shall be selected from Regular Inverse Rate Bonds and the remaining amount of Auction Rate Bonds to be redeemed shall be selected from Regular Auction Rate Bonds and Special Auction Rate Bonds (on a pro rata basis in accordance with the relative principal amounts thereof); provided, that if any principal amount of the Auction Rate Bonds and of the Inverse Rate Bonds selected as provided above from Regular Linked Auction Rate Bonds and Inverse Rate Bonds, Special Linked Auction Rate Bonds and Inverse Rate Bonds, Regular Inverse Rate Bonds, Regular Auction Rate Bonds and Special Auction Rate Bonds is not equal to $25,000 or an integral multiple thereof, the Trustee shall, in such manner as, in its sole discretion, it shall determine, round up or down the principal amounts so determined. On the basis of the position listing obtained by the Trustee pursuant to subsection 2 above, the Trustee shall calculate the Linked Percentage as of the Redemption Record Date and determine therefrom the aggregate principal amounts to be redeemed and redemption prices per $1,000 (plus accrued and unpaid interest thereon to the Redemption Date) of Regular Auction Rate

Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds, respectively.

                  4. So long as the ownership of the Auction Rate Bonds and the Inverse Rate Bonds is maintained in book-entry form by the Securities Depository, Auction Rate Bonds to be redeemed in part on any Redemption Date pursuant to subsection (c)(ii) of Section 5.01 shall be selected by lot from Special Auction Rate Bonds and Regular Auction Rate Bonds on a pro rata basis in accordance with the relative principal amounts thereof as of the Redemption Record Date; provided, that if any principal amount of the Auction Rate Bonds selected as provided above from Regular Auction Rate Bonds and Special Auction Rate Bonds is not equal to $25,000 or an integral multiple thereof, the Trustee shall, in such manner as, in its sole discretion, it shall determine, round up or down the principal amounts so determined. On the basis of the position listing obtained by the Trustee pursuant to subsection 2 above, the Trustee shall determine therefrom the aggregate principal amounts to be redeemed and aggregate redemption prices (plus accrued and unpaid interest thereon to the Redemption Date) of Regular Auction Rate Bonds and Special Auction Rate Bonds, respectively.

                  5. Except as otherwise provided by subsections 3 and 4 above, redemption of Auction Rate Bonds and Inverse Rate Bonds during any Auction Rate-Inverse Rate Period shall be in the manner specified in 1 above; provided, however, that the portion of any Auction Rate Bonds or Inverse Rate Bonds to be redeemed shall be in the principal amount of $25,000 or some integral multiple of $25,000.

                  SECTION 5.11. Notice of Redemption. 1. Notice of redemption shall be given by the Trustee or the Registrar and Paying Agent by mailing a copy of the redemption notice by first- class mail at least 30 days prior to the date fixed for redemption to the Bond Insurer and the Holders of the Bonds to be redeemed at the addresses shown on the registration books maintained by the Registrar and Paying Agent; provided, however, with respect to Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period such notice shall be given after the Regular Interest Payment Date next preceding the Redemption Date but not less than thirty (30) days prior to the Redemption Date.

                  2. The Registrar and Paying Agent shall not be required to transfer or exchange Bonds during any period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption and ending at the close of business on the day fixed for redemption; provided, however, that the foregoing shall not apply during a Daily Rate Period, a Weekly Rate Period, a Commercial Paper Rate Period, an Auction Rate Period or an Auction Rate- Inverse Rate Period.

                    3. Except as otherwise provided with respect to Auction Rate-Inverse Rate Bonds in subsection 4 below, each notice of redemption shall state: (i) the full title of the Bonds, the redemption date, the place of redemption and the redemption price payable upon such redemption;

(ii) that the interest on the Bonds, or on the principal amount thereof to be redeemed, shall cease to accrue from and after such redemption date; and (iii) that on said date there will become due and payable on the Bonds the principal amount thereof to be redeemed and the interest accrued on such principal amount to the redemption date, if any, and the premium, if any, thereon. Each notice of redemption mailed to the Holder of the Bonds shall, if less than the entire principal sum thereof is to be redeemed, also state the principal amount thereof and the distinctive numbers of the Bonds to be redeemed and that such Bonds must be surrendered to the Registrar and Paying Agent in exchange for the payment of the principal amount thereof to be redeemed and the issuance of a new Bond equalling in principal amount that portion of the principal sum not to be redeemed of the Bonds to be surrendered. The failure to give notice to any Holder of a Bond or any defects in such notice shall not affect the proceedings for the redemption of the Bonds for which notice has been given.

                  4. With respect to Auction Rate-Inverse Rate Bonds, each notice of redemption shall (i) specify (A) in the case of a partial redemption of Inverse Rate Bonds and Auction Rate Bonds, the aggregate principal amounts of Regular Auction Rate Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds to be redeemed, (B) in the case of a partial redemption of Auction Rate Bonds, the aggregate principal amounts of Regular Auction Rate Bonds and Special Auction Rate Bonds to be redeemed, (C) the Redemption Date, (D) the redemption price per $1,000 principal amount (plus accrued and unpaid interest thereon to the Redemption Date) of Regular Auction Rate Bonds, Special Auction Rate Bonds, Regular Inverse Rate Bonds, Regular Linked Auction Rate Bonds and Inverse Rate Bonds and Special Linked Auction Rate Bonds and Inverse Rate Bonds, respectively, and (E) the place or places where amounts due upon such redemption will be payable and (ii) state that on the Redemption Date, if sufficient moneys are available for such redemption, the Bonds or the portions thereof which are to be redeemed shall cease to bear interest.

                  5. In the case of any optional redemption or any redemption pursuant to Section 5.05, such notice shall also state that such redemption shall be conditioned upon the Trustee's receipt of funds (or, in the case of any optional redemption occurring while the Bonds bear interest at a Daily Rate, Weekly Rate, Monthly Rate, Semi-annual Rate or Commercial Paper Rate, Available Moneys) sufficient to pay the redemption price of the Bonds to be redeemed on or prior to the redemption date.

                  6. Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect to which no such failure occurs. Notice of redemption shall also be mailed by first-class mail to the Credit Facility Issuer and to each Rating Agency then rating the Bonds, which notice shall include the principal amounts, maturities and CUSIP numbers of Bonds to be redeemed. Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the Registered Owner, the Credit Facility Issuer or a Rating Agency actually receives the notice.

                  SECTION 5.12. Bonds Purchased by Liquidity Facility Issuer. Bonds subject to purchase pursuant to Sections 5.02, 5.03 and 5.08 shall be deemed purchased by the Liquidity Facility Issuer in a principal amount equal to the amount of a draw on, or borrowing or payment under, the Liquidity Facility for the payment of Bonds subject to purchase, upon the deposit with the Trustee of the proceeds of such draw on, or borrowing or payment under, the Liquidity Facility in an amount equal to the principal of such Bonds plus accrued and unpaid interest thereon to the redemption date, and such Bonds shall not be deemed paid and shall remain outstanding hereunder until the Liquidity Facility Issuer has been reimbursed for such draws on, or borrowings or payments under, the Liquidity Facility to pay such principal and interest. Any Bonds purchased by the Liquidity Facility Issuer shall become Bank Bonds, shall bear interest at the Bank Bond Interest Rate and shall be subject to the terms and provisions of, and have all rights with respect to Bank Bonds under, the applicable Liquidity Facility. In the event that the Liquidity Facility is in a form other than a standby bond purchase agreement, unless the Liquidity Facility Issuer shall otherwise direct, any Bonds purchased by the Liquidity Facility Issuer shall be immediately registered in the name of the Liquidity Facility Issuer as a Holder and the Liquidity Facility Issuer shall have all rights of a Holder of Bonds except that such Bonds will bear interest at the Bank Rate under this Indenture.

                  SECTION 5.13. Effect of Redemption. If the Bonds have been duly called for redemption and notice of the redemption thereof has been duly given or provided for as hereinbefore provided and if monies for the payment of the Bonds (or of the principal amount thereof to be redeemed) and the interest to accrue to the redemption date on the Bonds (or of the principal amount thereof to be redeemed), if any, and the premium, if any, thereon are held for the purpose of such payment by the Trustee, then the Bonds (or the principal amount thereof to be redeemed) shall on the redemption date designated in such notice, become due and payable and interest on the Bonds (or the principal amount thereof to be redeemed) so called for redemption shall cease to accrue from such date and the Holder thereof shall thereafter have no rights hereunder as the Holder of such Bonds (or the principal amount thereof to be redeemed) except to receive the principal amount thereof and premium (if any) thereon and interest to the redemption date.

                    SECTION 5.14. Cancellation of Redeemed Bonds. Any Bonds surrendered or redeemed pursuant to the provisions of this Article shall be cancelled by the Registrar and Paying Agent.

                                                    ARTICLE VI

                                            SUPPORT FACILITY PROVISIONS

                  SECTION 6.01. Support Facility - General. Pursuant to the Participation Agreement, the Company has obtained a Credit Facility and agrees to maintain a Liquidity Facility meeting the requirements of the Participation Agreement with respect to the Bonds at all times except during any Auction Rate Period, an Auction Rate-Inverse Rate Period or the Fixed Rate Period. A Liquidity Facility relating to the affected Bonds must be in effect prior to any Change in the Interest Rate Mode from an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period, or from an Auction Rate during an Auction Rate Period to another Adjustable Rate (other than a Change in the Interest Rate Mode to an Auction Rate Period or an Auction Rate-Inverse Rate Period or a conversion to a Fixed Rate). If at any time the Company obtains a Liquidity Facility with respect to the Bonds which were previously not entitled to the benefit thereof, the Company shall submit such Liquidity Facility to Moody's, S&P or such other Rating Agency as the Company may select for the purposes of obtaining a rating on such Bonds. Upon obtaining a rating or ratings on the basis of such Liquidity Facility the provisions of Sections 5.08 and 6.02 shall become applicable to such Bonds. The Trustee shall be furnished with a certified copy of any Liquidity Facility obtained pursuant to this Section 6.01 together with evidence of any rating or ratings obtained on the Bonds in connection therewith.

                  Any Support Facility Issuer not located in New York State shall provide the Trustee with a list of holidays on which it is closed through the next succeeding January 1 at the beginning of the term of such Support Facility and by January 1 of each year thereafter.

                  SECTION 6.02. Liquidity Facility. 1. At any time following the Closing Date, the Company with the consent of the Bond Insurer, may provide for the delivery to the Trustee of a Liquidity Facility that is issued by a financial institution with a long term debt rating of at least A from S&P and A2 from Moody's and that supports ratings at least the equivalent of A-1 from S&P and P-1 from Moody's. The expiration date of such Liquidity Facility shall be a date not earlier than 364 days from its date of issuance, subject to earlier termination upon the occurrence of (a) a Terminating Event or another event of default under the related reimbursement agreement or other corresponding agreement pursuant to which such Liquidity Facility is issued, (b) the issuance of an Alternate Liquidity Facility, (c) payment in full of the Outstanding Bonds or (d) a Change in the Interest Rate Mode to an Auction Rate during an Auction Rate Period, an Auction Rate and a related Inverse Rate during an Auction Rate-Inverse Rate Period, or a Fixed Rate. If, between the effective date of a Liquidity Facility and the effective date of an Alternate Liquidity Facility, there occurs a Change in the Interest Rate Mode, such Alternate Liquidity Facility shall comply with the requirements applicable to a Liquidity Facility in effect with respect to the new Interest Rate Mode. On or prior to the date of the delivery of a Liquidity Facility or an amendment to a Liquidity Facility (other than an amendment which only extends the expiration date of an existing Liquidity Facility) (a "Liquidity Facility Amendment") to the Trustee, the Company shall furnish to the Trustee and the

Bond Insurer on behalf of the Authority (a) an opinion of Bond Counsel stating that the delivery of such Liquidity Facility or Liquidity Facility Amendment to the Trustee is authorized under this Indenture and complies with the terms hereof, (b) written confirmation from S&P, if the Bonds are then rated by S&P, and from Moody's, if the Bonds are then rated by Moody's, and from another rating agency, if the Bonds are then rated by such rating agency, to the effect that such rating agency has reviewed the proposed Alternate Liquidity Facility or Liquidity Facility Amendment and that the substitution of the proposed Alternate Liquidity Facility for the existing Liquidity Facility or the delivery of the Liquidity Facility Amendment will not, by itself, result in a reduction or withdrawal of its long- or short-term rating of the Bonds below the rating of S&P or Moody's or such other rating agency, as the case may be, then in effect with respect to the Bonds, and (c) written consent of the Bond Insurer to such Liquidity Facility or Liquidity Facility Amendment.

                  2. In the event that the Company, delivers an Alternate Liquidity Facility in substitution for a Liquidity Facility or a Liquidity Facility Amendment which will result in a reduction in or withdrawal of the short-term or long-term rating or both assigned to such Bonds by Moody's or S&P or such other rating agency as a result of the Alternate Liquidity Facility or Liquidity Facility Amendment, all Outstanding Bonds (unless the Bonds bear an Auction Rate during an Auction Rate Period, Auction Rate during an Auction Rate-Inverse Rate Period or Fixed Rate) shall be subject to mandatory tender for purchase pursuant to Section 5.08. It shall be a condition to the delivery of such an Alternate Liquidity Facility or Liquidity Facility Amendment that (i) the Opinion of Bond Counsel referred to in the preceding paragraph be obtained and (ii) the prior written consent of the Bond Insurer be obtained. The Authority, or the Company on behalf of the Authority, shall deliver notice to the Trustee of the substitution of an Alternate Liquidity Facility or the delivery of a Liquidity Facility Amendment which will result in a reduction or withdrawal in the short-term or long-term ratings assigned to the Bonds pursuant to this Section 6.02 at least 45 days before the date of substitution or amendment.

                  3. In the event that any Liquidity Facility Issuer (other than a municipal bond or financial guarantee insurance company) should fail to maintain short-term ratings equivalent to A-1 from S&P and P-1 from Moody's, and such Liquidity Facility Issuer is not replaced within 4 months, all Bonds shall be subject to mandatory tender for purchase pursuant to Section 5.08. No Bond so tendered shall be remarketed unless and until an Alternate Liquidity Facility is delivered to the Trustee and a prior written consent of the Bond Insurer is obtained.

                  SECTION 6.03. Trustee not Responsible for Enforcement of Support Facility. Except as may otherwise be expressly agreed by the Trustee, the Trustee shall have no responsibility with respect to the enforcement of any Support Facility obtained hereunder.

                    SECTION 6.04. Payments Pursuant to the Municipal Bond Insurance Policy. 1. As long as a Policy shall be in effect, the Trustee shall, at least one day prior to each Interest Payment Date, determine whether there will be sufficient funds in the Bond Fund to pay the principal of or interest on the Bonds on such Interest Payment Date or on the date on which the Bonds are subject to redemption pursuant to Section 5.06.1. If the Trustee determines that there will be insufficient funds in the Bond Fund, the Trustee shall so notify the Bond Insurer. Such notice shall specify the amount of the anticipated deficiency, the Bonds to which such deficiency is applicable and whether such Bonds will be deficient as to principal or interest, or both. If the Trustee has not so notified the Bond Insurer at least one day prior to an Interest Payment Date, the Bond Insurer will make payments of principal or interest due on the Bonds on or before the first Business Day next following the date on which the Bond Insurer shall have received notice of nonpayment from the Trustee.

                  2. The Trustee shall after giving notice to the Bond Insurer as provided in paragraph 1 of this Section 6.04, make available to the Bond Insurer and, at the Bond Insurers direction, to the United States Trust Company of New York, as insurance trustee for the Bond Insurer or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Authority maintained by the Trustee and all records relating to the Bond Fund.

                  3. The Trustee shall provide to the Bond Insurer and the Insurance Trustee a list of registered owners of the Bonds entitled to receive principal or interest payments from the Bond Insurer under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of the Bonds entitled to receive full or partial interest payments from the Bond Insurer and (ii) to pay principal upon Bonds surrendered to the Insurance Trustee by the registered owners of Bonds entitled to receive full or partial principal payments from the Bond Insurer.

                  4. The Trustee shall, at the time it provides notice to the Bond Insurer pursuant to paragraph 1 of this Section 6.04, notify registered owners of Bonds entitled to receive the payment of principal or interest thereon from the Bond Insurer (i) as to the fact of such entitlement, (ii) that the Bond Insurer will remit to them all or a part of the interest payments next coming due upon proof of the Bondholders entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Bond Insurer, they must surrender their Bonds (along with appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of the Bond Insurer) for payment to the Insurance Trustee, and not the Trustee, and (iv) that should they be entitled to receive partial payment of principal from the Bond Insurer, they must surrender their Bonds for payment thereon first to the Trustee, who shall note on such Bonds the portion of the principal paid by the Trustee and then, along with an appropriate instrument of assignment in form satisfactory to the insurance trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

                  5. In the event that the Trustee has notice that any payment of principal of or interest on a Bond which has become Due for Payment (as defined in the Policy) and which is made to a Holder of a Bond by or on behalf of the Authority has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Bond insurer is notified pursuant to paragraph 1 of this

Section 6.04, notify all registered owners of the Bonds that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Bond Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee and subsequently recovered from registered owners of the Bonds and the dates on which such payments were made.

                  6. In addition to those rights granted to the Bond Insurer under this Indenture, the Bond Insurer shall, to the extent it makes payment of principal of or interest on Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books upon receipt from the Bond Insurer of proof of the payment of interest thereon to the registered owners of the Bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books upon surrender of the Bonds by the registered owners thereof together with proof of the payment of principal thereof.

                  SECTION 6.05 Provisions with Respect to the Bond Insurer. With respect to any Bonds, the payment of which is insured by the Bond Insurer in accordance with the terms of the Policy, notwithstanding anything else to the contrary herein, the following additional provisions shall apply:

                  (a) A copy of any notice given by the Authority or the Company under this Indenture to the Holders of the Bonds shall also be given to the Bond Insurer.

                  (b) The Trustee shall notify the Bond Insurer of any failure of the Authority or the Company to provide a notice to the Bond Insurer pursuant to any provision of this Indenture.

                  (c) Notwithstanding any other provision of this Indenture, the Trustee shall immediately notify the Bond Insurer upon the occurrence of an Event of Default.

                  (d) Any action under this Indenture that is subject to the prior consent of the Holders of the Bonds shall also be subject to the prior written consent of the Bond Insurer.

                  (e) Notwithstanding any other provision of this Indenture, in determining whether the rights of the Holders of the Bonds will be adversely affected by any action taken pursuant to the terms and provisions of this Indenture, the Trustee shall consider the effect on the Holders of the Bonds as if there were no Municipal Bond Insurance Policy.

                  (f) To the extent this Indenture confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Indenture, the Bond Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder, and notwithstanding anything to the contrary contained in this Indenture may enforce any such right remedy or claim conferred, given or granted hereunder.

                  (g) Notwithstanding any other provision in this Indenture, upon the occurrence and continuance of an Event of Default, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Bonds or the Trustee for the benefit of the Holders of the Bonds under this Indenture, including without the limitation:
(i) the right to control and direct the declaration of the principal of and accrued interest on all the Bonds then Outstanding to be due and payable immediately pursuant to Section 12.03, and (ii) the right to rescind and annul any such declaration in clause (i) of this paragraph and its consequences pursuant to Section 12.03; provided, however, that the Bond Insurer shall not be entitled to control and direct the enforcement of any such rights and remedies if the Bond Insurer is in default under the Policy or if the Bond Insurer is a party to any proceeding for the rehabilitation, liquidation, conservation or dissolution of the Bond Insurer pursuant to the U.S. Bankruptcy Code or similar provision of law.

                  (h) The Trustee shall permit the Bond Insurer to have access to and to make copies of all books and records relating to the Bonds at any reasonable time.

                  (i) Any reorganization or liquidation plan with respect to the Company must be acceptable to the Bond Insurer. In the event of any reorganization or liquidation, the Bond Insurer shall have the right to vote on behalf of all Holders of the Bonds absent a default by the Bond Insurer under the Policy.

                  SECTION 6.06. Payments Pursuant to any Direct Pay Facility; Condition to Delivery of Direct Pay Facility. The Trustee shall draw upon any Direct-Pay Facility, from time to time, to the extent that it may do so under the terms of such Direct-Pay Facility. The Trustee shall apply moneys constituting Available Moneys pursuant to clause (i), (iii) or (iv) of the definition thereof as and to the extent necessary to pay the principal of (or premium, if any), and accrued interest on, the Bonds, as the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise (provided that moneys paid to the Trustee under any Direct-Pay Facility shall, to the extent so specified in such Direct-Pay Facility, be applied only to the payment of particular payments of principal of (or premium, if any on), or accrued interest on, the Bonds). The Trustee shall apply moneys constituting Available Moneys pursuant to clause (i) or (to the extent permitted by the terms of any Direct-Pay Facility then in effect) or clause (iii) of the definition thereof as and to the extent necessary to pay the purchase price of Bonds tendered or deemed tendered to the Registrar and Paying Agent pursuant to the Bond Purchase Trust Agreement (but only after application of proceeds of remarketing as provided in Section 2.03 thereof) as the same shall become due and payable in accordance with this Indenture. Notwithstanding anything in this Indenture to the contrary, it shall be a condition to the delivery of any Direct Pay Facility to the Trustee that (i) the Trustee and the Bond Insurer shall have received from each Rating Agency then rating the Bonds written confirmation to the effect that such Rating Agency has reviewed such Direct Pay Facility and that delivery of such Direct Pay Facility will not result in a reduction or withdrawal of any rating then assigned to the Bonds and (ii) the Bond Insurer shall have consented to the delivery of such Direct Pay Facility.

                                                    ARTICLE VII

                                       GENERAL TERMS AND PROVISIONS OF BONDS

                  SECTION 7.01. Execution and Authentication of Bonds. The Bonds shall be executed on behalf of the Authority by the manual or facsimile signature of its Chair, Vice-Chair, President or Treasurer and shall be sealed with the seal of the Authority, or in lieu thereof shall bear a lithographed, engraved or otherwise reproduced facsimile of such seal attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

                   Bonds bearing the manual signature of the officer of the Authority authorized to execute such Bonds in office on the date of such manual signing thereof and Bonds bearing the facsimile signature of the officer of the Authority authorized to execute such Bonds in office on the date of the reproducing of such facsimile signature on such Bonds, shall be valid and binding obligations in accordance with their terms, notwithstanding that before the delivery thereof and payment therefor the person whose signature appears thereon shall have ceased to be such officer.

                  Only Bonds having endorsed thereon a certificate of authentication substantially in the form set forth in Article XVI, duly executed by the Registrar and Paying Agent, shall be entitled to any right or benefit under this Indenture. No Bonds shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Registrar and Paying Agent, and such certificate of the Registrar and Paying Agent upon a Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Indenture and that the Holder thereof is entitled to the benefits of this Indenture. The Registrar and Paying Agent's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized officer of the Registrar and Paying Agent.

                  SECTION 7.02. Books of Registry. The Registrar and Paying Agent shall keep or cause to be kept at its principal office books (herein referred to as the "books of registry" or "registration books") for the registration and transfer of the Bonds. Upon presentation at its principal office for such purpose the Registrar and Paying Agent, under such reasonable regulations as it may prescribe, shall register or transfer, or cause to be registered or transferred, on said books of registry, the Bonds as hereinafter set forth. The books of registry shall at all times during business hours be open for inspection by the Authority, the Company, the Bond Insurer and the Trustee or their duly authorized agents or representatives.

                  SECTION 7.03. Transfer, Registration and Exchange of Bonds. The transfer of the Bonds may be registered only upon the books of registry required to be kept pursuant to Section 7.02 upon surrender thereof to the Registrar and Paying Agent, together with an assignment duly executed by the Holder thereof or his or her duly authorized agent and accompanied by a guarantee of signature, each in such form as shall be satisfactory to the Registrar and Paying Agent. Upon any such registration of transfer the Authority shall execute and the Registrar and Paying Agent shall

                                                       VII-1
authenticate and deliver in exchange for such Bonds a new Bond or Bonds of the same subseries, if any, registered in the name of the transferee or transferees for a like aggregate principal amount, of any denomination or denominations authorized by this Indenture. No transfer of any Bond shall be effective until entered on the books of registry.

                  Any Bond surrendered in any such registration of transfer shall forthwith be cancelled by the Registrar and Paying Agent. Any Bonds registered and transferred to a new Holder pursuant to this Section shall be delivered to the Holder at the principal office of the Registrar and Paying Agent or sent by first-class mail to the Holder at his or her request, risk and expense.

                  Bonds, upon surrender thereof at the principal corporate trust office of the Registrar and Paying Agent, together with an assignment duly executed by the Holder or his or her authorized agent and accompanied by a guarantee of signature, each in such form as shall be satisfactory to the Registrar and Paying Agent, may, at the option of the Holder thereof, be exchanged for an equal aggregate principal amount of Bonds of the same subseries, if any, of any denomination or denominations authorized by this Indenture and in the same form as the Bonds surrendered for exchange. All Bonds so surrendered pursuant to this Section shall be cancelled by the Registrar and Paying Agent.

                  Any Bonds to be delivered to the Holder upon any such exchange shall be delivered to the Holder at the principal office of the Registrar and Paying Agent or sent by first-class mail to the Holder thereof at his or her request, risk and expense.

                  Any taxes or other governmental charges required to be paid with respect to the registration of transfer or exchange of the Bonds shall be paid by the Holder requesting registration of such transfer or exchange, as a condition precedent to the exercise of such privilege. The Authority or the Registrar and Paying Agent, or both, may charge the Company for every registration of transfer or exchange sufficient to reimburse it for any and all costs required to be paid in respect thereof.

                  SECTION 7.04. Mutilated, Lost, Stolen, or Destroyed Bonds. In the event any Bond shall be lost, stolen, destroyed, wholly or in part, or so defaced as to impair its value to the Holder, the Registrar and Paying Agent shall, upon compliance with the terms provided by law, authenticate and deliver a new Bond of like series or subseries, if any, date and tenor in exchange or replacement therefor against delivery for cancellation of such mutilated Bond, or in lieu of and in replacement of a destroyed, stolen or lost Bond, and upon payment by the Holder of the reasonable expenses of the Registrar and Paying Agent and the Authority and the reasonable charges of the Registrar and Paying Agent in connection therewith and, in the event that the Bond is destroyed, stolen or lost, the Holder's filing with the Registrar and Paying Agent of evidence satisfactory to it that the Bond was destroyed, stolen or lost, of the Holder's ownership thereof, and furnishing the Registrar and Paying Agent, the Bond Insurer and the Authority such security and indemnity as is satisfactory to them which shall name the Authority as an additional secured and indemnified party. Any replacement Bond issued under the provisions of this Section in exchange or substitution for the defaced,

                                                       VII-2
mutilated or partly destroyed Bond or in substitution, for the allegedly lost, stolen or wholly destroyed Bond shall be entitled to the identical benefits under this Indenture as was the original Bond in lieu of which such replacement Bond is issued. Each such replacement Bond shall be prepared in substantially the same manner as the original.

                  Notwithstanding the foregoing provisions of this Section, if the lost, stolen, destroyed, defaced or mutilated Bond has matured or been called for redemption and the date fixed for redemption thereof has arrived, at the option of the Registrar and Paying Agent, payment of the amount due thereon may be made without the issuance of any replacement Bond upon receipt of like evidence, indemnity, security and payment of expenses and the surrender for cancellation of the defaced or mutilated or partly destroyed Bond and upon such other conditions as the Registrar and Paying Agent may prescribe.

                  Except as provided in this sentence and as permitted in the following paragraph, any replacement Bond shall be in the form of the Bond being replaced, and be dated the date of its authentication and bear such number as shall be assigned thereto by the Registrar and Paying Agent, which number shall have the letters "AR" prefixed thereto together with such other subseries designation, if any, as may be deemed appropriate by the Registrar and Paying Agent. The Registrar and Paying Agent shall make an appropriate notation in the books of registry that a replacement Bond has been issued in exchange or substitution for the defaced, mutilated, lost, stolen, or wholly or partly destroyed Bond.

                  There may be imprinted or affixed on the face and the panel portion of any duplicate Bond a mark to identify such Bond as a replacement Bond.

                  Prior to arranging for the preparation or printing of a replacement Bond, the Registrar and Paying Agent may require a deposit by the Holder to secure the Registrar and Paying Agent and the Authority for costs and expenses incurred by them in the preparation, printing, execution and issuance of such replacement Bond. Any amount of such deposit received by the Registrar and Paying Agent in excess of the amount required to reimburse the Registrar and Paying Agent or the Authority for costs and expenses shall be returned to the party which made the deposit.

                  Any defaced, mutilated or partly destroyed Bond surrendered to the Registrar and Paying Agent in substitution for a new Bond pursuant to this Section shall be cancelled by the Registrar and Paying Agent.

                  SECTION 7.05. Temporary Bonds. Pending the preparation of definitive Bonds, interim receipts or certificates (herein referred to as "temporary Bonds") may initially be issued, exchangeable for definitive Bonds when the latter are ready for delivery. Such temporary Bonds may be printed, lithographed or typewritten, shall be of such denomination or denominations as may be determined by the Authority and may contain such references to any of the provisions of this Indenture as may be appropriate. If temporary Bonds are issued, the Authority will cause to be furnished duly executed definitive Bonds without delay, and thereupon the temporary Bonds may

                                                       VII-3
be surrendered for cancellation at the principal office of the Registrar and Paying Agent in exchange for definitive Bonds and without charge for such exchange, and the Registrar and Paying Agent shall deliver in exchange for such temporary Bonds so surrendered an equal aggregate principal amount of definitive duly executed Bonds, of authorized denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.

                  Nothing in this Indenture shall prevent the Authority from delivering, and the Authority is hereby expressly permitted to deliver, Auction Rate Bonds during an Auction Rate Period or Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period in typewritten form to the Securities Depository as registered owner thereof.

                  SECTION 7.06. Disposition of Bonds. Any Bond surrendered to the Registrar and Paying Agent for payment shall be cancelled upon such payment by the Registrar and Paying Agent. The Registrar and Paying Agent shall destroy any cancelled Bond which has been paid and which bears any date two (2) years prior to the date of destruction. The Bonds shall be destroyed by burning, machine shredding, chemical disintegration or such other method as is approved by the Authority. The Authority may require that such destruction be done in the presence of its appointee. When the Registrar and Paying Agent shall destroy any Bond, it shall deliver a certificate of such destruction to the Authority, the Bond Insurer and the Company.

                                                       VII-4

                                                   ARTICLE VIII

                                         ESTABLISHMENT OF THE PROJECT FUND

                  SECTION 8.01. Project Fund. 1. There is hereby created and established a special trust fund to be designated "KeySpan Generation LLC 1999 Series A Project Fund" (hereinafter referred to as the "Project Fund") to be held by the Trustee. All income or gain on monies deposited in the Project Fund shall be retained therein.

                  2. There shall be deposited into the Project Fund the proceeds of the Bonds issued hereunder, net of underwriter's discount and accrued interest, if any, which, pursuant to Section 2.02.6 of this Indenture, is to be used and applied together with other moneys advanced by the Company to the prepayment of the KeySpan Notes, the proceeds of which prepayment are to be used to pay the redemption price of the Prior Bonds. The accrued interest, if any, on the Bonds shall be deposited in the Interest Account of the Bond Fund.

                  3. The monies on deposit from time to time in the Project Fund shall be held under this Indenture, but shall not be subject to the liens, pledges, charges, assignments and trusts created hereby for the security and benefit of the Holders of the Bonds and shall not be available for the payment of Bonds within the meaning of the Indenture, and shall be used and applied solely for the purpose of financing the prepayment of the KeySpan Notes and in accordance with the remaining provisions of this Section and any excess shall be used for the cost of issuance of the Bonds.

                  4. The Trustee is authorized and directed to make payments from the Project Fund which together with moneys advanced by the Company will be sufficient to pay the principal amount and interest payment due under the KeySpan Notes (the "Prepayment Price") or costs incurred in connection therewith and the refunding of the Prior Bonds, upon the order of the Company, but only upon receipt from time to time of requisitions signed by an Authorized Company Representative, stating with respect to each payment to be made from the Project
Fund:

                           (a) the requisition number;

                           (b) the nature of the disbursement;

                    (c) the payee, with address, which may be the Company in the case of reimbursements for advances and payments made by the Company;

                           (d) the amount of such payment;

                           (e) that  the  disbursement  will be used to pay,  or
                  reimburse the Company for, part of the Prepayment Price or costs incurred in connection with the prepayment of the KeySpan Notes and the redemption of the Prior Bonds; and

                                                      VIII-1

                           (f) that the disbursement will not be used in a manner that would result in a violation of any representation or any covenant contained in Section 5.4 of the Participation Agreement or be contrary to any material representation or warranty contained in the Tax Regulatory Agreement.

                  5. For seven years from the dates thereof, the Trustee shall retain in its possession all requisitions received by it as herein required, subject to the inspection of the Authority, its agents and representatives, the Company, the Bond Insurer and the Holders and their representatives at all reasonable times at the Principal Corporate Trust Office.

                  6. All monies remaining in the Project Fund after the payment or provision for payment of the Prepayment Price and all other costs to be paid from such Project Fund shall, at the written direction of the Company, be deposited in the Bond Fund for credit to the Redemption Account to be applied solely in accordance with and subject to the restrictions contained in Article V and Article IX hereof to the payment of principal of and premium, if any, and interest on the Bonds; except for amounts retained in the Project Fund by the Trustee with the approval of the appropriate Authorized Company Representative for payment of items permitted to be financed from such Fund but not then due and payable, any balance remaining of such retained funds in the Project Fund after full payment or provision of payment of part of the Prepayment Price shall be paid to the Trustee for deposit in the Bond Fund for credit to the Redemption Account and applied by the Trustee as described above. At such time as all monies have been paid from the Project Fund, the Trustee shall close the Project Fund and thereupon all of its right, title and interest hereunder shall cease, determine and become void and the Trustee shall execute such documents to evidence such release as may reasonably be required.

                                                      VIII-2

                                                    ARTICLE IX

                                      CREATION OF SPECIAL FUNDS AND ACCOUNTS;
                                      APPLICATION AND INVESTMENT OF REVENUES

                  SECTION  9.01.  Creation  of  Funds  and  Accounts.   (a)  The
following funds and accounts, which shall be special funds or accounts to be held by the Trustee, are hereby created and designated as set forth below:

                  (1)      Bond Fund

                           (a)      Interest Account
                           (b)      Principal Account
                           (c)      Redemption Account

                  (2)      Rebate Fund

                  The designation of each fund set forth above shall include the term "KeySpan Generation LLC 1999 Series A," which term shall precede the designation as set forth above. Each such fund and account is, however, sometimes referred to as set forth above.

                  (b) The funds and accounts shall be held in the custody of the Trustee. All monies required to be deposited with or paid to the Trustee under any provision of this Indenture shall be held by the Trustee in trust and applied only in accordance with the provisions of this Indenture and shall be trust funds for the purposes of this Indenture.

                  SECTION 9.02. Deposit of Note Payments. The Trustee shall deposit the Note Payments or other money set forth below in the Bond Fund and credit the Accounts set forth below in the order set forth below:

                  The Company shall deposit, or cause to be deposited, the following in immediately available funds with the Trustee as the Note Payments become due under the Participation Agreement and the Note unless sufficient amounts are then available in such Accounts to make the required payments therefrom:

                  (a) (i) During an Auction Rate Period or Auction Rate-Inverse Rate Period, no later than 12:00 noon (New York City time) on the second Business Day next preceding each Interest Payment Date, into the Bond Fund for credit to the Interest Account an aggregate amount of funds available on the next Business Day in The City of New York equal to the aggregate amount required for the payment of the interest payable on the Outstanding Auction Rate Bonds during an Auction Rate Period, or the Outstanding Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, as the case may be, on such Interest Payment Date. In the event such deposit is not made in accordance with this paragraph (i), the Trustee shall immediately send a notice of such event to the Auction Agent and to the registered owners of the Bonds by telex, telecopy or similar means. If such deposit is made by the Company within 3 Business Days of the Business Day immediately preceding the Interest Payment Date, the Trustee shall immediately send a notice of such deposit to the Auction Agent and to the registered owners of the Bonds by telex, telecopy or similar means.

                  (ii) By 12:00 noon, on the Business Day next preceding each Interest Payment Date other than during an Auction Rate Period or an Auction Rate-Inverse Rate Period, into the Bond Fund for credit to the Interest Account the amount required for the payment of the interest payable on the Outstanding Bonds on such Interest Payment Date.

                  At such time as the Company elects to obtain, and there is in effect, a Credit Facility in the form of a letter of credit, and to the extent necessary to obtain or maintain the rating or ratings on the Bonds resulting from such Credit Facility, amounts required to be deposited in the Bond Fund for credit to the Interest Account shall be derived solely from the following sources of funds in the priority indicated and shall be so deposited and credited to the Interest Account on the date indicated:

                           (I) On the date such monies are received, amounts, if any, paid by the Company pursuant to Section 4.3 of the Participation Agreement or otherwise paid to the Trustee for such purpose; provided, that prior to withdrawal for the payment of interest, such money must be on deposit under the Indenture for at least 124 days and that on the date such money is to be applied to such payment, the Company must deliver a Non-Bankruptcy Certificate to the Trustee;

                           (II) On each Interest Payment Date, the proceeds of a draw, borrowing or payment under the Credit Facility; and

                           (III) On each Interest Payment Date, any other monies provided by the Company for such purpose.

Such amounts shall otherwise be provided solely from the sources of funds referred to in (III) above.

                  (iii) After the Fixed Rate Conversion Date, by 12:00 noon (New York City time) on the Business Day next preceding each Interest Payment Date to the Bond Fund for credit to the Interest Account the amount required, together with other funds available therefor in the Interest Account, to pay the interest payable on the Outstanding Bonds on such Interest Payment Date.

                  (b)(i) During an Auction Rate Period or an Auction Rate-Inverse Rate Period, no later than 12:00 noon (New York City time) on the second Business Day next preceding each Auction Date, into the Bond Fund for credit to the Redemption Account an aggregate amount of funds available on the next Business Day in The City of New York equal to the aggregate amount required to pay the principal of and premium, if any, and accrued interest on any Auction Rate Bonds during an Auction Rate Period, or any Auction Rate-Inverse Rate Bonds during an Auction Rate- Inverse Rate Period, as the case may be, called for redemption; provided, however if the scheduled date of such deposit to the Redemption Account by the Company is not a Business Day then the date for such deposit to the Redemption Account by the Company shall be the first Business Day immediately preceding the scheduled date of such deposit to the Redemption Account by the Company. In the event such deposit is not made in accordance with this paragraph (i), the Trustee shall immediately send a notice of such event to the Auction Agent by telex, telecopy or similar means. If such deposit is made by the Company within 3 Business Days of the second Business Day immediately preceding the Auction Date the Trustee shall immediately send a notice of such deposit to the Auction Agent by telex, telecopy or similar means.

                  (ii) Prior to the Fixed Rate Conversion Date other than during an Auction Rate Period or an Auction Rate-Inverse Rate Period, into the Bond Fund for credit to the Redemption Account the amount required to pay principal of and premium, if any, and accrued and unpaid interest on any Bonds called for redemption.

                  At such time as the Company elects to obtain, and there is in effect, a Credit Facility in the form of a letter of credit and to the extent necessary to obtain or maintain the rating or ratings on the Bonds resulting from such Credit Facility, amounts required to be deposited in the Bond Fund for credit to the Redemption Account shall be derived solely from the following sources of funds in the priority indicated and shall be so deposited and credited in the Redemption Account on the date indicated:

                           (I) On the date any redemption is scheduled to occur, Available Moneys, if any, on deposit in the Bond Fund;

                           (II) On the date any redemption is scheduled to occur, the proceeds of a draw, borrowing or payment under the Credit Facility; and

                           (III) On the date any redemption is scheduled to occur, any other monies provided by the Company for such purpose.

Such amounts shall otherwise be provided solely from the sources of funds referred to in (III) above.

                  (iii) After the Fixed Rate Conversion Date, on the last Business Day prior to the day on which any redemption is to occur, into the Bond Fund for credit to the Redemption Account the amount required, with other funds available therefor in said Redemption Account, to pay the redemption price of the Bonds then being redeemed.

                    (c) On the date such  funds are  received,  into the  Rebate
               Fund,  the  amounts,  if any,  paid by the  Company  pursuant  to
               Section 7.3(H) of the Tax Regulatory Agreement in order to ensure compliance with Section 7.4 thereof.

                  Each installment of Note Payments shall be increased as may be necessary to make up any previous deficiency in any of the required payments.

                  If other monies are received by the Trustee as advance payments of Note Payments to be applied to the redemption of all or a portion of the Bonds, such monies shall be deposited in the Bond Fund for credit to the Redemption Account therein.

                  SECTION 9.03. Application of Monies in the Bond Fund. The Bond Fund shall be used for the purpose of making scheduled payments of principal of and premium, if any, and interest on the Bonds and of making payments of the redemption price of Bonds then subject to redemption in the manner herein provided. The monies in the Bond Fund shall be applied as follows:

                    (a) Interest Account. On or prior to the Fixed Rate Conversion Date, on each Interest Payment Date, the Trustee shall apply the amount of monies then credited to the Interest Account equal to the interest then payable on the Bonds to the payment of such interest on such Interest Payment Date from funds described under Section 9.02(a)(ii), or, in the case of Auction Rate Bonds during an Auction Rate Period or Auction Rate-Inverse Rate Bonds during an Auction Rate- Inverse Rate Period, as the case may be, from funds described under Section 9.02(a)(i). In the event a Credit Facility in the form of a letter of credit is in place and payments are required to be made in the order specified in
               Section 9.02 (a)(ii)(I), (II) and (III) and if sufficient funds are not available under Section 9.02(a)(ii)(I) to pay such interest, the Trustee shall request a draw, borrowing or payment under such Credit Facility in accordance with the terms thereof in an amount equal to the amount required, together with the amounts, if any, available under Section 9.02(a)(ii)(I), to pay the interest payable on the Outstanding Bonds on such Interest Payment Date and shall notify the Company of the amount and date of such request. If sufficient funds are not available under
               Section 9.02(a)(ii)(I) and (II) to pay such interest, the Trustee shall apply funds, if any, available pursuant to Section 9.02(a)(ii)(III), to the extent necessary, to such payment of interest.

                  (b)  Principal  Account.  If  the  Fixed  Rate  has  not  been established prior to such date, on the Stated Maturity, the Trustee shall apply the amount of monies then credited to the Principal Account equal to the principal amount of Bonds then payable to the payment of such principal on such date. In the event a Credit Facility in the form of a letter of credit is in place and payments are required to be made in the order specified in Section 9.02(b) (ii) (I), (II) and (III) and if sufficient funds are not available under
Section 9.02(b)(ii)(I) to pay such principal, the Trustee shall request a draw, borrowing or payment under such Credit Facility in accordance with the terms thereof in the amount required, together with the amounts, if any, available under Section 9.02(b)(ii)(I) to pay such principal amount and shall notify the Company of the amount and date of such request. If sufficient funds are not available under Section 9.02(b)(ii)(I) or (II) to pay such principal, the Trustee shall apply funds, if any, available pursuant to Section 9.02(b)(ii)(III), to the extent necessary, to such payment.

                  (c) Redemption Account. The Trustee shall redeem on the date set for the redemption thereof, as provided in Article V of this Indenture, a principal amount of Bonds then subject to redemption. The Trustee shall apply an amount credited to the Redemption Account equal to the principal amount and premium, if any, of Bonds then subject to redemption, together with accrued interest thereon to the redemption date, to the payment of such Bonds on the redemption date from funds described in Section 9.02(b).

                  All monies in the Redemption Account on the last Business Day prior to the Stated Maturity shall be transferred to the Principal Account.

                  On or prior to the Fixed Rate Conversion Date, in the event a Credit Facility in the form of a letter of credit is in place and payments are required to be made in the order specified in Section 9.02(b)(ii) (I),(II) or
(III), if sufficient amounts to make such payment are not available under Sections 9.02(b)(ii)(I), the Trustee shall request a draw under such Credit Facility in accordance with the terms thereof, in an amount equal to the amount required, together with amounts, if any, available under Sections 9.02(b)(ii)(I), to pay the principal amount of Bonds then to be redeemed, together with accrued interest thereon to the date set for redemption and shall notify the Company of the date and amount of such request. If sufficient amounts to make such payment are not available under Section 9.02(b)(ii)(I) or (II), the Trustee shall apply amounts, if any, available pursuant to Section 9.02
(b)(ii)(III), to the extent necessary, to such payment. Such redemption shall be made pursuant to the provisions of Article V.

                  After the Fixed Rate Conversion Date, the Trustee shall make all such redemption payments to the Holders in accordance with the terms of this Indenture from funds described in Section 9.02(b)(iii).

                  Upon the retirement of any portion of the Bonds by redemption pursuant to the provisions of this Section 9.03, the Trustee shall file with the Authority, the Bond Insurer and the Company a statement stating the amounts of the Bonds so redeemed and setting forth the date of their redemption and the amount paid as principal, premium and interest thereon. The expenses in connection with the redemption of the Bonds shall be paid by the Company as Additional Payments.

                  SECTION 9.04. Application of Monies in the Rebate Fund. 1. The Rebate Fund and the amounts deposited therein shall not be subject to a claim and charge in favor of the Trustee or any Bondholders and shall be applied solely in accordance with the provisions of the Tax Regulatory Agreement and shall not be available for the payment of Bonds within the meaning of this Indenture. Amounts deposited in the Rebate Fund shall be applied solely to pay amounts payable to the United States pursuant to Section 7.4 of the Tax
Regulatory Agreement in accordance with subsection (2) of this Section 9.04 except to the extent otherwise permitted by this Section 9.04.

                  2. In the event that on the first day of any Bond Year the amount on deposit in the Rebate Fund exceeds the Rebate Amount (as defined in the Tax Regulatory Agreement), the Trustee, upon the receipt of written instructions from an Authorized Company Representative specifying the amount of such excess, shall withdraw such excess amount and deposit it in the Bond Fund.

                  Pending such application, such monies may be invested at the direction of an Authorized Company Representative in accordance with the provisions of Section 9.05; provided that such investment will not be in violation of the covenants made to the Authority by the Company in the Tax Regulatory Agreement.

                  SECTION 9.05. Investment of Funds. Monies in the Bond Fund and the accounts in such Bond Fund and in the Rebate Fund shall be invested and reinvested by the Trustee, at the direction of the Company, promptly confirmed in writing, so long as the Company is not in default hereunder or under the Participation Agreement, to the extent reasonable and practicable in Investment Securities selected by the Company and maturing in the amounts and at the times as determined by the Company so that the payments required to be made from such funds and accounts may be made when due and subsequent to the occurrence of an Event of Default hereunder or under the Participation Agreement, the Trustee shall invest and reinvest monies in the Bond Fund and the Rebate Fund in Investment Securities maturing in such amounts and at such times as the Trustee determines so that payment required to be made from such funds may be made when due. Investment earnings shall be considered on deposit in any Fund or Account as of the date they are actually received by the Trustee.

                  Notwithstanding the foregoing, Available Moneys or moneys provided by the State of New York in accordance with Section 5.07 hereof held by the Trustee or the Registrar and Paying Agent, to the extent permitted to be invested, shall be invested solely in direct obligations issued by the United States of America maturing in such amounts and at such times as the Trustee determines so that payments required to be made from such Available Moneys or such moneys provided by the State of New York may be made when due.

                  Monies on deposit in the Project Fund and the accounts in such Fund shall be invested and reinvested by the Trustee at the express direction of the Company, promptly confirmed in writing, so long as the Company is not in default under the Participation Agreement, to the extent reasonable and practicable, in Investment Securities maturing in such amounts and at such times as it is anticipated by the Company that such monies together with monies advanced by the Company will be required to pay the redemption price of the Prior Bonds.

                  The Company may at any time and from time to time deposit Ineligible Moneys with the Trustee. Ineligible Moneys shall at all times be held by the Trustee in the manner contemplated by clause (i) of the definition of the term "Available Moneys" and Available Moneys shall at all times prior to the application thereof in accordance with the terms hereof be held by the Trustee in the manner contemplated by clause (i), (ii), (iii) or (iv) (as appropriate to the source of such Available Moneys) of the definition of the term "Available Moneys".

                  The Trustee, with the consent of the Company, shall be authorized to sell any investment when necessary to make the payments to be made from the funds and accounts therein. All earnings on and income from monies in said funds and accounts (other than the Project Fund and the Rebate Fund) created hereby shall be considered to be Revenues and shall be held in the respective account in the Bond Fund for use and application as are all other monies deposited in such accounts. The Trustee shall, in the statement required by Section 11.07, set forth the Investment Securities held separately in, and the earnings realized on investment for, each fund and account hereunder. The Trustee shall not be liable for any depreciation in the value of the Investment Securities acquired hereunder or any loss suffered in connection with any investment of funds made by it in accordance herewith, including, without limitation, any loss suffered in connection with the sale of any investment pursuant hereto.

                  The Trustee may make any such investments through its own investment department upon direction of the Company.

                  All Investment Securities shall constitute a part of the respective fund and accounts therein from which the investment in Investment Securities was made.

                                                     ARTICLE X

                                       PARTICULAR COVENANTS OF THE AUTHORITY

                  SECTION 10.01. Payment of Principal of and Interest and Redemption Premium on Bonds. The Authority will promptly pay solely from the Note Payments and other monies held by the Trustee and available therefor, the principal of, and the interest on, every Bond issued under and secured by the Indenture and any premium required to be paid for the retirement of said Bonds by redemption, at the places, on the dates and in the manner specified in this Indenture and in said Bonds according to the true intent and meaning thereof, subject, however, to the provisions of Section 2.02.3.

                  SECTION 10.02. Performance of Covenants. The Authority will faithfully perform at all times all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond and in all proceedings of the Authority pertaining thereto.

                  SECTION 10.03. Further Instruments. The Authority will from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purpose of this Indenture; provided, however, that no such instruments or actions shall pledge the credit of the Authority or the State of New York or the taxing power of the State of New York or otherwise be inconsistent with the provisions of
Section 2.02.3.

                  SECTION 10.04. Inspection of Project Books. All books and documents in the possession of the Authority relating to the Bonds, this Indenture or the Participation Agreement shall at all times be open to inspection by the Bond Insurer and the Trustee and such accountants or other agents as the Trustee may from time to time designate.

                  SECTION 10.05. No Extension of Time of Payment of Interest. In order to prevent any accumulation of claims for interest after maturity, the Authority will not directly or indirectly extend or assent to the extension of the time of payment of any claims for interest on, any of the Bonds and will not directly or indirectly be a party to or approve any such arrangement by purchasing such claims for interest or in any other manner. In case any such claim for interest shall be extended in violation hereof, such claim for interest shall not be entitled, in case of any default hereunder, to the benefit or security of this Indenture except subject to the prior payment in full of the principal of, and premium, if any, on, all Bonds issued and outstanding hereunder, and of all claims for interest which shall not have been so extended or funded.

                  SECTION 10.06. Trustee's, Auction Agent's, Market Agent's, Broker-Dealers', Registrar and Paying Agent's and Indexing Agent's Fees, Charges and Expenses. Pursuant to the provisions of Section 4.2 of the Participation Agreement, the Company has agreed to pay the fees and the expenses (including, in the case of the Trustee, the Registrar and Paying Agent and the Market Agent, the reasonable fees and expenses of counsel and accountants) of the Trustee, the

Registrar and Paying Agent, Indexing Agent, and in the case of Auction Rate Bonds during an Auction Rate Period, the Auction Agent, Market Agent, and Broker-Dealers, in the amounts set forth more fully therein, and the Authority shall have no liability for the payment of any fees or expenses of the Trustee, the Registrar and Paying Agent, Indexing Agent and in the case of Auction Rate Bonds during an Auction Rate Period, the Auction Agent, Market Agent, and Broker-Dealers. In the case of Auction Rate Bonds and Inverse Rate Bonds during an Auction Rate-Inverse Rate Period, the Authority shall have no liability for the payment of fees and expenses of the Auction Agent and the Broker-Dealers except as, and from the sources, provided in Section 3A.05 of the Indenture and any applicable sections of the Auction Agency Agreement.

                  SECTION 10.07. Agreement of the State of New York. In accordance with the provisions of subdivision 11 of Section 1860 of the Act, the Authority, on behalf of the State of New York, does hereby pledge to and agree with the Bondholders that the State of New York will not limit or alter the rights and powers vested by the Act in the Authority to fulfill the terms of any contract made with Bondholders, or in any way impair the rights and remedies of such Bondholders, until the Bonds, together with the premium, if any, and interest thereon, with (to the extent permitted by law) interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of such Bondholders, are fully met and discharged.

                  SECTION 10.08. Recording and Filing. Pursuant to the Participation Agreement, the Company covenants that it will cause all financing statements related to this Indenture and all supplements thereto and the Participation Agreement and all supplements thereto, as well as such other security agreements, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may from time to time be required by law in order to preserve and protect fully the security of Holders and the rights of the Trustee hereunder, and to take or cause to be taken any and all other action necessary to perfect the security interest created by this Indenture. The Company is obligated under Section 5.17 of the Participation Agreement to file all such financing statements and other security agreements.

                  SECTION 10.09. Rights Under the Participation Agreement and the Note. The Participation Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Authority and the Company and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder. Subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof, neither the Participation Agreement nor the Note may be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of
Article XIV hereof. The Authority agrees that the Trustee, in its name or in the name of the Authority, may enforce all rights of the Authority and all obligations of the Company under and pursuant to the Participation Agreement (exclusive of the rights therein reserved to the Authority) and the Note for and on behalf of the Holders and the Bond Insurer as their respective rights appear, whether or not the Authority is in default hereunder. The Note heretofore delivered to the Trustee evidences the obligations of the Company to make certain specified payments under the Participation Agreement. Nothing herein contained shall be construed to prevent the Authority from enforcing directly any or all of its rights to notices, administrative compensation or indemnification under the Participation Agreement.

                                                    ARTICLE XI

                                      CONCERNING THE TRUSTEE; APPOINTMENT OF
                                     REGISTRAR AND PAYING AGENT, MARKET AGENT,

                                         AUCTION AGENT AND INDEXING AGENT

                  SECTION 11.01. Appointment of Trustee. The Chase Manhattan Bank is hereby appointed the Trustee, hereunder and by the execution of this Indenture accepts such appointment and without further act, deed or conveyance, shall be fully vested with all the estate, properties, rights, powers, trusts, duties and obligations of the Trustee hereunder.

                  The Trustee shall set up suitable accounts for the deposit of the Note Payments and for the payment of the Bonds and the interest thereon and for all other payments provided or required by this Indenture, including, without limiting the generality of any of the foregoing, setting up of the Funds created by Articles VIII and IX.

                  SECTION 11.02. Indemnification of Trustee as Condition for Remedial Action. The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all liability; the Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without indemnity, and in such case the Trustee shall be reimbursed from the Additional Payments required to be made pursuant to the Participation Agreement for all costs and expenses, outlays and counsel fees and other reasonable disbursements incurred in connection therewith. If the Company shall fail to make such reimbursement, the Trustee may reimburse itself from any monies in its possession under the provisions of this Indenture and shall be entitled to a preference over the Bonds; provided, however, that the proceeds of a Support Facility shall be applied solely as set forth elsewhere herein and in such Support Facility and shall not be applied to the reimbursement set forth in this Section 11.02.

                  Notwithstanding any other provision of this Indenture or the Bond Purchase Trust Agreement, no right of the Trustee or the Registrar and Paying Agent to indemnification shall relieve the Trustee or the Registrar and Paying Agent from responsibility for (a) making payments on the Bonds when due from moneys available to it, (b) accelerating the Bonds as required pursuant to
Article XII, (c) drawing on the Liquidity Facility in accordance with the Bond Purchase Trust Agreement, (d) making any claim under the Credit Facility or (e) sending notices of mandatory tenders of Bonds in accordance with this Indenture.

                    SECTION 11.03. Trustee Not Liable for Failure of the Authority or Company to Act. The Trustee shall not be liable or responsible because of the failure of the Authority or the Company or any of their employees or agents to make any collections or deposits or to perform any act herein required of the Authority or the Company. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other monies deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture. The immunities and exemptions from liability of the Trustee hereunder shall extend to its directors, officers, employees and agents.

                    SECTION 11.04. Certain Duties and Responsibilities of the Trustee. (a) Except during the continuance of an Event of Default specified in Section 12.01 of which the Trustee has been notified or is deemed to have notice as provided in Section 11.08,

                  (1) the Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (b) In case an Event of Default specified in Section 12.01 has occurred and is continuing of which the Trustee has been notified or is deemed to have notice as provided in Section 11.08, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) None of the provisions of this Indenture shall be construed to relieve the Trustee from liability for negligent action, negligent failure to act, or willful misconduct, except that

                    (1) this  subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by any one of its officers, unless it shall be proved that the Trustee was negligent;

                  (3) in the absence of bad faith on its part, the Trustee shall be protected and shall incur no liability in acting or proceeding or in not acting or not proceeding upon any resolution, order, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher requisition, bond or other paper or document which the Trustee shall believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements;

                  (4) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the provisions of this Indenture; and

                  (5) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Notwithstanding anything contained elsewhere in this Indenture, the Trustee shall have the right to reasonably require, in respect of the payment or withdrawal of any monies or the taking of any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof as a condition of such action by the Trustee.

                  (e) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents or receivers, and the Trustee shall not be responsible for any negligence or misconduct on the part of any such attorney, agent or receiver appointed by it if the Trustee shall have exercised due care and diligence in appointing or selecting such person, and the Trustee shall be entitled to advice of counsel concerning all matters of the trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents and receivers as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney or attorneys (who may be the attorney or attorneys for the Authority or the Company), approved by the Trustee in the exercise of reasonable care, and the Trustee shall not be responsible for any loss or damage resulting from any action or nonaction in good faith in reliance upon such opinion or advice.

                  (f) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an Authorized Company Representative or an Authorized Officer.

                    (g) The Trustee shall not be accountable  for the use by the
               Company of any proceeds of the Bonds authenticated or delivered hereunder.

                    (h) The  Trustee  shall not be required to give any bonds or surety in respect of the execution of its trusts and powers hereunder.

                  SECTION 11.05. Limitations on Obligations and Responsibilities of Trustee. The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee, except as to the acceptance of the trusts by its execution of this Indenture and the performance of its responsibilities hereunder, shall have no responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Indenture, or in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall be under no obligation to see that any duties herein or in the Participation Agreement, the Market Agent Agreement, the Auction Agency Agreement, the Broker-Dealer Agreement or any Support Facility imposed upon the Authority, the Company, any Support Facility Issuer, or any party other than itself in its capacity as Trustee, or any covenants herein contained on the part of any party other than itself in its capacity as Trustee to be performed, shall be done or performed, and the Trustee shall be under no obligation for failure to see that any such duties or covenants are so done or performed.

                  SECTION 11.06. Compensation and Indemnification of Trustee. The Company has agreed in the Participation Agreement (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee acknowledges that it has no claim for compensation, reimbursement or indemnity from the proceeds of remarketing of Bonds or from moneys drawn under any Support Facility.

                  SECTION 11.07. Statements from Trustee. It shall be the duty of the Trustee, on or about the fifteenth (15th) day of each month, and at such other reasonable time or times as may be determined by the Authority or the Company, to file with the Authority, upon the written request thereof, the Bond Insurer and the Company a statement setting forth in respect of the preceding calendar month:

                    (a) the amount withdrawn or transferred by it and the amount received by it and held on account of each Fund under the provisions of this Indenture;

                    (b) the amount on deposit with it at the end of such calendar month to the credit of each such Fund or Account;

               (c) a monthly account of reconciliation and income which includes a brief description of all obligations held by it as an investment of monies in each such Fund or Account;

               (d) the amount applied to the redemption of the Bonds under the provisions of Article V and Section 9.03 and the amount of the Bonds remaining Outstanding; and

               (e) any other information which the Authority, the Bond Insurer or the Company may reasonably request.

                  All records and files pertaining to the Bonds and the Company in the custody of the Trustee shall be open at all reasonable times to the inspection of the Authority, the Company, the Bond Insurer and their agents and representatives.

                  SECTION 11.08. Notice of Default. Except upon the happening of any Event of Default specified in clauses (a) through (d) of Section 12.01, the Trustee shall not be obliged to take notice or be deemed to have notice of any Event of Default hereunder, unless specifically notified in writing of such Event of Default by any Support Facility Issuer, the Market Agent, the Auction Agent or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds Outstanding and such written notice shall state that it is a "notice of default."

                  SECTION 11.09. Trustee May Deal in Bonds. The bank or trust company acting as Trustee under this Indenture, and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in the Bonds issued under and secured by this Indenture, and may join in the capacity of a Holder of a Bond in any action which any Holder of a Bond may be entitled to take with like effect as if such bank or trust company were not the Trustee under this Indenture.

                  SECTION 11.10. Trustee Not Responsible For Recitals. The recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Authority, and not by the Trustee, and the Trustee assumes, and shall be under, no responsibility for the correctness of the same or for the recording or re-recording or filing or refiling of the Indenture or any supplements thereto or any instruments of further assurance (including financing statements) except as otherwise provided herein. The Trustee makes no representations as to the value of any property pledged hereunder to the payment of Bonds or as to the title of the

Authority or the Company thereto or as to the validity, sufficiency or adequacy of the security afforded thereby or hereby or as to the validity of this Indenture, the Note, the Participation Agreement, any Support Facility or of the Bonds.

                  SECTION 11.11. Qualification of the Trustee. There shall at all times be a Trustee hereunder which shall be a bank and/or trust company, having combined capital and unimpaired surplus of at least $75,000,000, duly authorized to exercise corporate trust powers and subject to examination by federal or state authority. The Trustee hereunder shall not be required to maintain, and any successor Trustee shall not be required to have, an office in the city in which the principal office of the initial Trustee hereunder is located.

                  If at any time the  Trustee  shall  cease  to be  eligible  in
accordance   with  the  provisions  of  this  Section  11.11,  it  shall  resign immediately in the manner and with the effect specified in Section 11.12.

                  SECTION 11.12. Resignation and Removal of Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 11.13.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Authority, the Bond Insurer and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by demand of the Bond Insurer or the Holders of a majority in aggregate principal amount of the Bonds then Outstanding, signed in person by such Holders or by their attorneys, legal representatives or agents and delivered to such Trustee, the Authority, the Bond Insurer and the Company (such demand to be effective only when received by the Trustee, the Authority, the Bond Insurer and the Company).

                  (d)      If at any time:

                           (1) the  Trustee  shall  cease to be  eligible  under
         Section 11.11 and shall fail to resign after written request by the Authority, the Bond Insurer or by a Holder who shall have been a bona fide Holder for at least six months, or

                           (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either such case, (i) the Authority may remove, and the Company or the Bond Insurer may request the Authority to remove, the Trustee, or (ii) any Holder who has been a bona fide Holder for at least six months may, on behalf of herself and all other similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Authority shall promptly appoint a successor; the Company or the issuer of any Support Facility or both of them, having the right to request the appointment of a particular qualified institution as such successor. Within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee may be appointed by an instrument or concurrent instruments in writing executed by the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Authority and the retiring Trustee, and, upon such delivery, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Authority.

                  (f) The Authority shall give notice to the Company, the Market Agent, the Registrar and Paying Agent, the Auction Agent, any Rating Agency then rating the Bonds, the Bondholders and the issuer of any Support Facilities of each resignation and each removal of a Trustee and each appointment of a successor Trustee in the manner set forth in Section 17.03 with respect to Bondholders and Section 17.09 with respect to the Company, the Auction Agent, the Market Agent and any Rating Agency then rating the Bonds. Each notice shall include the name and address of the Principal Corporate Trust Office of the successor Trustee.

                  (g) The Trustee at any time other than during the continuance of an Event of Default and for any reason may be removed by an instrument in writing, executed by an Authorized Officer of the Authority, appointing a successor, filed with the Trustee so removed.

                  SECTION 11.13. Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Authority and the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, shall become fully vested with all the rights, immunities, powers and trusts and subject to all the duties and obligations, of its predecessor; but such predecessor shall, nevertheless, on written request of its successor or of the Authority and upon payment of expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Sections
11.02 and 11.06, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all property and monies held by it hereunder to its successor, subject, nevertheless, to its first lien and preference provided for in Sections 11.02 and 11.06. Should any instrument in writing from the Authority be required by any successor Trustee for more fully vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Authority.

                  Upon the occurrence and during the continuance of a Company Downgrade Event, the consent of the initial Bond Insurer shall be required with respect to the appointment of a successor Trustee, which consent shall not be unreasonably withheld.

                  Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the trusts of this Indenture and otherwise qualified to act as Trustee hereunder with or into which the bank or trust company acting as Trustee may be converted, merged or consolidated, or to which the corporate trust business assets as a whole or substantially as a whole of such bank or trust company may be sold, shall be deemed the successor of the Trustee.

                  SECTION 11.14. Appointment of Market Agent. Goldman, Sachs & Co. is hereby appointed as the Market Agent for the Bonds to serve as such under the terms and provisions hereof and of the Market Agent Agreement. The Market Agent, including any successor or successors appointed pursuant hereto, shall be a member of the National Association of Securities Dealers, Inc. having capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Indenture and the related Market Agent Agreement. During the Auction Rate-Inverse Rate Period, any one of the Market Agents may be removed at any time by the Trustee, acting at the direction of the beneficial owners of at least 66-2/3% of the aggregate principal amount of the Bonds, provided that such removal shall not take effect until the appointment of a successor Market Agent or Agents. Any one of the Market Agents may resign upon 30 days', written notice delivered to the Company, the Authority, the Trustee and the Registrar and Paying Agent or such lesser period of notice as may be provided in the respective Market Agent Agreement. During the Auction Rate-Inverse Rate Period, the Trustee shall use its best efforts to appoint a successor Market Agent effective as of the effectiveness of any such resignation or removal. Other than during the Auction Rate-Inverse Rate Period, any one of the Market Agents may be removed at any time upon 30 days' written notice by the Authority acting at the request of the Company by an instrument signed by the Authority and filed with the Trustee, the Registrar and Paying Agent, the Market Agent and the Company, provided, that, during an Auction Rate Period, such removal shall not take effect until the appointment of a successor Market Agent or Agents. Other than during the Auction Rate-Inverse Rate Period, the Authority shall use its best efforts to appoint a successor Market Agent or Agents that is a qualified institution, effective as of the effectiveness of any such resignation or removal. Each successor Market Agent or Agents shall be a qualified institution selected and appointed by the Trustee or the Company, as the case may be, subject to approval by the Authority. The Company shall give notice to Moody's (if the Bonds are then rated by Moody's) as provided in
Section 17.09, of the appointment of any successor Market Agent.

                  SECTION 11.15. Appointment of Registrar and Paying Agent. The Chase Manhattan Bank in New York, New York is hereby appointed to serve as the Registrar and Paying Agent hereunder. The Company shall have the right to request the appointment of a particular qualified institution to serve as successor thereto in the event of the removal or resignation of such Registrar and Paying Agent.

                  The Trustee hereby appoints any Registrar and Paying Agent appointed hereunder as authenticating agent.

                  Upon the occurrence and continuance of a Company Downgrade Event, the consent of the initial Bond Insurer shall be required with respect to the appointment of a successor Registrar and Paying Agent, which consent shall not be unreasonably withheld.

     SECTION 11.16.  General  Provisions  Regarding  Registrar and Paying Agent.


                  (a)      The Registrar and Paying Agent shall:

                  (i) hold all Bonds delivered to it for purchase hereunder in trust for the benefit of the respective Bondholders which shall have so delivered such Bonds until monies representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Holders and deliver said Bonds in accordance with the provisions of this Indenture;

                  (ii) hold all monies delivered to it for the purchase of Bonds, in trust for the benefit of the person or entity who has delivered such monies until the Bonds purchased with such monies have been delivered to or for the account of such person or entity as provided in this Indenture;

                  (iii) maintain the books of registry and keep such books and records as shall be consistent with prudent industry practice to among other things, enable the Registrar and Paying Agent to ascertain the source and date of deposit of moneys deposited in the Bond Purchase Fund and make such books and records available for inspection by the Trustee, the Market Agent, the Authority, the Bond Insurer and the Company at all reasonable times; and

     (iv) perform the duties and undertake the obligations  provided in Sections
7.02 through 7.06;

     (b) The Registrar and Paying Agent may deem and treat the Holder of any Bonds as set forth in the books of registry hereunder as the absolute owner thereof;

                  (c) The Registrar and Paying Agent may in good faith hold any other form of indebtedness issued by the Authority or any security issued by the Company, or any affiliate of the Company; own, accept or negotiate any drafts, bills of exchange, acceptances or obligations thereof; and make disbursements therefor and enter into any commercial or business arrangement therewith; all without any liability on the part of such Registrar and Paying Agent for any real or apparent conflict of interest by reason of any such actions; and

     (d) The Registrar and Paying Agent agrees to cooperate with the Trustee and the Company in preparing and conveying information necessary in order to allow the Registrar and

Paying Agent to draw under any Support Facility. To the extent that any other certificate to be submitted by the Trustee to a Support Facility Issuer in connection with a drawing under the Support Facility requires the Trustee to state that the Registrar and Paying Agent has certified certain information to the Trustee, the Registrar and Paying Agent agrees to provide such certification to the Trustee to the extent such information is known to it.

                  SECTION 11.17. Payment of Registrar and Paying Agent; Indemnification. The Authority will cause the Company to agree in the Participation Agreement to pay all reasonable fees, charges and expenses of the Registrar and Paying Agent for acting under and pursuant to this Indenture. In addition, the Authority will cause the Company to agree in the Participation Agreement to indemnify the Registrar and Paying Agent and its directors, officers and employees against and save them harmless from any and all losses, costs, charges, expenses, judgments and liabilities incurred while carrying out the transactions contemplated by this Indenture, except that said indemnity does not apply to the extent that they are caused by the negligent action, negligent failure to act or willful misconduct of the Registrar and Paying Agent or its directors, officers, employees or agents.

                  SECTION 11.18. Registrar and Paying Agent's Performance; Duty of Care. The duties and obligations of the Registrar and Paying Agent shall be determined solely by the provisions of this Indenture and the Bond Purchase Trust Agreement. None of the provisions of this Indenture or the Bond Purchase Trust Agreement shall be construed to relieve the Registrar and Paying Agent from liability for negligent action, negligent failure to act or willful misconduct, except that (a) the Registrar and Paying Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and, in the absence of bad faith on the part of the Registrar and Paying Agent, the Registrar and Paying Agent may conclusively rely, as to the truth of the statements expressed therein, upon any document furnished to the Registrar and Paying Agent and conforming to the requirements of this Indenture and the Registrar and Paying Agent may rely and shall be protected in acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that, in the case of any such document which by any provision of this Indenture is specifically required to be furnished to the Registrar and Paying Agent, the Registrar and Paying Agent shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture, and
(b) no provisions of this Indenture shall require the Registrar and Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Registrar and Paying Agent may act upon the opinion or advice of any attorney or attorneys (who may be the attorney or attorneys for the Authority or the Company), approved by the Trustee in the exercise of reasonable care, and the Trustee shall not be responsible for any loss or damage resulting from any action or nonaction in good faith in reliance upon such opinion or advice.

                  Notwithstanding any other provision of this Indenture or the Bond Purchase Trust Agreement, no right of the Trustee or the Registrar and Paying Agent to indemnification shall relieve the Trustee or the Registrar and Paying Agent from responsibility for (a) making payments on the Bonds when due from moneys available to it, (b) accelerating the Bonds as required pursuant to

Article XII, (c) drawing on the Liquidity Facility in accordance with the Bond Purchase Trust Agreement, (d) making any claim under the Credit Facility or (e) sending notices of mandatory tenders of Bonds in accordance with this Indenture.

                  SECTION 11.19. Qualifications of Registrar and Paying Agent. The Registrar and Paying Agent, including any successor appointed pursuant to this Indenture, shall be a corporation constituting a bank with trust powers or a trust company duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital and unimpaired surplus of at least $50,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. Unless the Bonds bear an Auction Rate during an Auction Rate Period, an Auction Rate or a related Inverse Rate during an Auction Rate-Inverse Rate Period or a Fixed Rate, the Registrar and Paying Agent shall have an office or agency in New York, New York capable of performing its obligations hereunder.

                  SECTION 11.20. Resignation or Removal of Registrar and Paying Agent and Successor to Registrar and Paying Agent; Termination of Registrar and Paying Agent's Obligations. The Registrar and Paying Agent may at any time resign and be discharged of the duties and obligations created hereunder and under the Bond Purchase Trust Agreement by giving at least sixty days' notice to the Authority, the Company, the Trustee, issuers of any Support Facilities and the Market Agent. The Registrar and Paying Agent may be removed at any time upon and pursuant to the request of the Company by an instrument, signed by the Authority and filed with the Trustee and the Company, provided that such removal shall not take effect until the appointment of a successor Registrar and Paying Agent. The Authority at the request of the Company shall appoint a successor Registrar and Paying Agent effective as of the effectiveness of any such resignation or removal. Each successor Registrar and Paying Agent shall be a qualified institution selected by the Company with, so long as any Support Facilities are in effect, the consent of the issuer of the Support Facilities which consent shall not be unreasonably withheld, and approved and appointed by the Authority. Such successor Registrar and Paying Agent, once approved and appointed by the Authority, shall assume the responsibilities and duties relating to the Liquidity Facility as set forth in the Bond Purchase Trust Agreement and the Indenture. The Company shall give notice to any Rating Agency, if the Bonds are then rated by any Rating Agency then rating the Bonds, as provided in Section 17.09, of the appointment of any successor Registrar and Paying Agent.

                  In the event of the resignation or removal of the Registrar and Paying Agent, the Registrar and Paying Agent shall pay over and deliver any monies and Bonds held by it in such capacity to its successor or, if there is no successor, to the Trustee. In the event that there is no successor to the Registrar and Paying Agent on the effective date of its resignation, the entity acting as Trustee shall perform the functions of the Registrar and Paying Agent; provided that monies held by the Trustee pursuant to this paragraph shall not be deemed to be held by the Trustee in its capacity as Trustee.

     SECTION 11.21. Appointment of Auction Agent; Qualifications of Auction Agent, Resignation; Removal. (1) The Chase Manhattan Bank is hereby appointed as the Auction Agent for the initial Auction Rate Period. Prior to any Change in the Interest Rate Mode to an Auction Rate Period or to an Auction Rate-Inverse Rate Period, the Company, with the approval of the Authority, shall appoint the Auction Agent for the Bonds. The Auction Agent shall be (a) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, in The City of New York and having a combined capital stock, surplus and undivided profits of at least $15,000,000 or (b) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $15,000,000 and, in either case, authorized by law to perform all the duties imposed upon it under the Auction Agency Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 90 days' notice to the Trustee, the Company, the Authority, and in the case the Auction Agent is also serving as Trustee, to the Market Agent. During an Auction Rate-Inverse Rate Period, the Auction Agent may be removed at any time by an instrument signed by the Trustee acting at the direction of the holders of at least 66-2/3% of the aggregate principal amount of the Bonds then Outstanding and filed with the Auction Agent, the Market Agent, the Company, the Authority and the Registrar and Paying Agent upon at least 90 days' notice; provided that, the Trustee shall have entered into an agreement in substantially the form of the Auction Agency Agreement with a successor Auction Agent. During the Auction Rate Period, the Auction Agent may be removed at any time by the Authority acting at the request of the Company by an instrument signed by the Authority and filed with the Company, the Auction Agent, the Market Agent and the Registrar and Paying Agent upon at least 90 days' notice; provided that if required by the Market Agent, an agreement in substantially the form of the Auction Agency Agreement shall be entered into with a successor Auction Agent. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to the appointment of any successor Auction Agent, which consent shall not be unreasonably withheld.

                  (2) With respect to Auction Rate Bonds and Inverse Rate Bonds during an Auction Rate-Inverse Rate Period in the event that the Auction Agent and the Trustee (or, if the Trustee is also serving as Auction Agent, the Market Agent) agree to a change in the Auction Agent Fee Rate pursuant to the Auction Agency Agreement (or Section 4 of the Market Agent Agreement, as the case may be), the Auction Agent shall give a Notice of Fee Rate Change to the Existing Holders in accordance with the Auction Agency Agreement and the Trustee shall mail a Notice of Fee Rate Change to all Bondholders within two Business Days of such change.

                  SECTION 11.22. Appointment of Broker-Dealers. (1) Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are hereby appointed as the initial Broker- Dealers. The Company may select, with the approval of the initial lead Broker-Dealer or any successor, from time to time one or more additional persons to serve as Broker-Dealers under the
Broker-Dealer Agreements. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to the appointment of any Broker-Dealer, which consent shall not be unreasonably withheld.

                  (2) Prior to any Change in the Rate Period to an Auction Rate Period or to an Auction Rate-Inverse Rate Period, the Company with the approval of the Authority shall appoint an initial Broker-Dealer and any additional initial Broker-Dealers. Thereafter, the Company may select, with the approval of the initial lead Broker-Dealer or any successor, from time to time one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to the appointment of any Broker-Dealer, which consent shall not be unreasonably withheld.

                  (3) In the event that the Trustee determines to change the Broker-Dealer Fee Rate established pursuant to the Auction Agency Agreement, the Auction Agent shall give a Notice of Fee Rate Change to the Existing Holders in accordance with the Auction Agency Agreement and the Trustee shall mail a Notice of Fee Rate Change to the registered owners of Auction Rate Bonds and Inverse Rate Bonds during an Auction Rate-Inverse Rate Period within two Business Days of such change. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any increase of the Broker-Dealer Fee Rate, which consent shall not be unreasonably withheld.

                  SECTION 11.23. Appointment of Additional Paying Agents; Each Paying Agent to Hold Money in Trust. The Authority may, at the request of the Company appoint an additional Paying Agent or Paying Agents for the Bonds. Each such Paying Agent shall hold in trust subject to the provisions of the Indenture for the benefit of the Holders all sums held by such Paying Agent for the payment of the principal of and interest on the Bonds. Any such Paying Agent may be any person or corporation authorized to perform such functions, including to the extent permitted by law, the Company.

                  SECTION 11.24. Appointment and Duties of Indexing Agents. The Authority shall, with the approval of the Company, appoint an Indexing Agent, subject to the conditions set forth in this Section. There may be separate Indexing Agents for the purpose of calculating each of the interest indices set forth in Section 1.01. The Indexing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee, the Company, the Bond Insurer and the Market Agent under which the Indexing Agent will agree, particularly:

                  (a) to compute the Daily Rate Index, the Commercial Paper Rate Index, the Weekly Rate Index, the Monthly Rate Index, the Semi-Annual Rate Index, the Term Rate Index or the Fixed Rate Index, as the case may be, pursuant to and in accordance with Section 3.01, and to give notice to the Trustee, the Market Agent and the Company of such Index on the date of the computation thereof in accordance with Section 3.01; and

                  (b) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Market Agent, the Bond Insurer and the Company at all reasonable times.

                  The  Indexing  Agent will  perform the duties  provided for in
Section 3.01. Whenever the Indexing Agent makes a computation under that Section, it will promptly notify the Trustee, the Authority, the Market Agent (and during any Auction Rate Period or Auction Rate-Inverse Rate Period, the Auction Agent), and the Company of the results and date of computation. The Indexing Agent will keep adequate records pertaining to the performance of its duties and allow the Trustee, the Authority, the Market Agent, the Bond Insurer and the Company (and, if appropriate, the Auction Agent) to inspect the records at reasonable times.

                  SECTION 11.25. Qualifications of Indexing Agents. Each Indexing Agent shall be a commercial bank, a member of the National Association of Securities Dealers, Inc. or a nationally recognized municipal securities evaluation service authorized by law to perform all the duties imposed upon it by the Indenture. Any Indexing Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least sixty
(60) days' notice to the Authority, the Company, the Market Agent, the Bond Insurer and the Trustee. The Indexing Agent may be removed at any time, at the written direction of the Company, by an instrument, signed by the Authority, filed with the Company, the Indexing Agent, the Market Agent, the Trustee and the issuer of a Support Facility, if any. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to direct the Company to direct the Authority to remove the Indexing Agent as provided in this paragraph by delivery of an instrument in writing to the Company.

                                                    ARTICLE XII

                                         EVENTS OF DEFAULT; REMEDIES UPON
                                                OCCURRENCE THEREOF

     SECTION 12.01. Events of Default. Each of the following is hereby defined as and declared to be and shall constitute an "Event of Default":

                  (a) Payment of the principal of and premium, if any, on any Bond (whether by maturity, proceedings for redemption, purchase in accordance with Article V hereof or the Market Agent Agreement, or otherwise) shall not be made when the same shall become due and payable and with respect to any payment of principal of, premium or accrued interest payable on Bonds called for redemption, such non-payment shall continue for three (3) Business Days; provided that in the case of any payment of principal or accrued interest payable on Bonds called for redemption upon Determination of Taxability pursuant to Section 5.06.1 an Event of Default shall occur if such nonpayment shall continue for one (1) Business Day; or

                  (b) Payment of any installment of interest on any Bond shall not be made when the same shall become due and payable and such nonpayment shall continue for three (3) Business Days; or

                  (c) The Trustee shall receive written notice from the Bond Insurer of the occurrence of an event of default under the Insurance Agreement directing that the Trustee declare an Event of Default; or

                  (d) Receipt by the Trustee of written notice from the financial institution providing any Credit Facility (other than a municipal bond insurance policy) following a draw on or borrowing or payment under such Credit Facility for the payment of interest on the Bonds that the amount so drawn has not been reimbursed to the financial institution providing such Credit Facility within the period specified in the agreement providing for the issuance of the Credit Facility, together with interest thereon, if any, owing pursuant to the agreement providing for the issuance of such Credit Facility; or

                  (e)  The  Authority   shall  fail  in  the  due  and  punctual
performance of any of the covenants, conditions, agreements, provisions or obligations, other than as set forth in (a) and (b) above, contained in the Bonds or in this Indenture or in any Supplemental Indenture on the part of the Authority to be performed, and such failure shall continue for ninety (90) days after written notice specifying such failure and requiring the same to be remedied shall have been given to the Authority, the Company, the Bond Insurer, the Governor, the Comptroller and the Attorney General of the State of New York, by the Trustee or to the Trustee, the Authority, the Bond Insurer, and the Company by the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding as provided for in Section 13.03; provided that if any such failure

                                                       XII-1
shall be such that it cannot be cured or corrected within such ninety (90) day period, it shall not constitute an Event of Default hereunder if curative or corrective action is instituted within such period and diligently pursued until the failure of performance is cured or corrected; or

     (f) The occurrence of an event of default as defined in Section 7.1 of the Participation Agreement.

                  SECTION 12.02. Notice to Holders and Others Upon Occurrence of an Event of Default or a Failure to Deposit. 1. The Trustee shall give notice to the Bondholders of all Events of Default within sixty (60) days after the Trustee has been notified thereof or is deemed to have notice thereof as provided in Section 11.08, unless the Event of Default shall have been cured before the giving of such notice or unless the Trustee shall deem it in the best interest of the Holders to defer or withhold notice under this Section; provided, however, that if a notice of an Event of Default is given to any Bondholder, the Trustee shall concurrently therewith cause a copy to be provided to all Bondholders. The Trustee shall immediately give notice to the Bond Insurer of the occurrence of any Event of Default of which it has notice.

                  2. So long as ownership of the Auction Rate Bonds during an Auction Rate Period or the Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period is maintained in book-entry form by the Securities Depository, upon the occurrence of a Payment Default, the Trustee shall immediately send a notice thereof in substantially the form of Exhibit I to the Auction Agent and to the registered holders of the Bonds by telecopy or similar means.

                  3. So long as the ownership of the Auction Rate Bonds during an Auction Rate Period or the Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period is maintained in book-entry form by the Securities Depository, the Trustee shall immediately send a notice in substantially the form of Exhibit M to the Auction Agent and to the registered holders of the Bonds by telecopy or similar means if a Payment Default has been cured.

                  4. Upon the occurrence of a Failure to Deposit, or in the event such failure to deposit is cured, the Trustee shall give the Auction Agent the notices referred to in Section 9.02(a)(i) or (b)(i), as the case may be.

                  SECTION 12.03. Declaration of Principal and Interest As Due. Upon the occurrence and continuation of any Event of Default of which the Trustee has been notified or is deemed to have notice as provided in Section 11.08, then and in every case the Trustee by a notice in writing to the Authority, the Company and (to addresses then specified by the Authority) the Governor, the Comptroller and the Attorney General of the State of New York may, with the written consent of the Bond Insurer, and upon the written request or direction of the Bond Insurer or upon the written request or direction of the Holders of not less then twenty-five percent (25%) in principal amount of the Bonds then Outstanding (determined in accordance with the provisions of Section 13.03) and the written consent of the Bond Insurer shall, declare the principal of and accrued interest on all the Bonds then Outstanding (if not then due and payable) to be due and payable immediately, and upon

                                                       XII-2
such declaration the same shall become due and be immediately due and payable, anything contained in the Bonds or in this Indenture to the contrary notwithstanding. If, however, at any time after the principal of the Bonds shall have been so declared to be due and payable, and before the entry of final judgment or decree in any suit, action or proceeding instituted on account of such Event of Default, or before the completion of the enforcement of any other remedy under this Indenture, monies shall have accumulated in the Bond Fund sufficient to pay the principal of and any premium (or redemption price) on all Bonds (or portions of the principal amount thereof) then or theretofore required to be redeemed pursuant to any provisions of this Indenture (excluding principal not then due except by reason of the aforesaid declaration) and all arrears of interest and interest then due, if any, upon Bonds then Outstanding and if the fees, compensation, expenses, disbursements, advances and liabilities of the Trustee and all other amounts then payable by the Company under the
Participation Agreement, the Note and the Insurance Agreement shall have been paid or a sum sufficient to pay the same shall have been deposited with the Trustee, and every other Event of Default known to the Trustee in the observance or performance of any covenant, condition or agreement contained in the Bonds or in this Indenture (other than default in the payment of the principal of such Bonds then due only because of a declaration under this Section) shall have been remedied to the satisfaction of the Trustee and the Bond Insurer or, the Company shall be taking, or shall be causing to be taken, appropriate action in good faith to effect its cure, then and in every such case the Trustee may, with the written consent of the Bond Insurer and upon the written request or direction of the Bond Insurer or upon the written request or direction of the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (determined in accordance with the provisions of Section 13.03) and the written consent of the Bond Insurer shall, by written notice to the Authority, rescind and annul such declaration and its consequences; provided, however, that notwithstanding any such rescission and annulment during an Auction Rate Period the Bonds shall continue to bear interest at the Maximum Auction Rate and during an Auction Rate-Inverse Rate Period, the Bonds shall continue to bear interest at the Overdue Rate for the applicable period of time determined pursuant to
Article IIIA. No such rescission or annulment pursuant to the next preceding sentence shall extend to or affect any subsequent default or impair any right consequent thereto.

                  SECTION 12.04. Action by Trustee Upon Occurrence of Event of Default. Upon the occurrence and continuation of an Event of Default the Trustee
(i) for and on behalf of the Holders of the Bonds and the Bond Insurer, shall have the same rights hereunder which are possessed by any Holders of the Bonds;
(ii) shall be authorized to proceed, in its own name and as trustee of an express trust; (iii) may pursue any available remedy by action at law or suit in equity to enforce the payment of the principal of and interest and premium, if any, on the Bonds; (iv) may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Trustee and of the Bondholders and of the Bond Insurer allowed in any judicial proceedings relative to the Company, its creditors, its property or the Bonds; and (v) may with the written consent of the Bond Insurer, and upon the written request or direction of the Holders of not less than twenty-five percent (25%) in principal amount of the Bonds then Outstanding (determined in accordance with the provisions of Section 13.03) and with the written consent of the Bond Insurer, shall proceed to protect and enforce all rights of the Holders, the Bond Insurer and the Trustee under

                                                       XII-3
and as permitted by this Indenture and the laws of the State of New York, by such means or appropriate judicial proceedings as shall be suitable or deemed by it most effective in the premises, including the appointment of temporary trustees and any actions, suits or special proceedings at law or in equity or in bankruptcy or by proceedings in the office of any board or officer having jurisdiction, or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture, or in aid of execution of any power granted in this Indenture or to enforce any other legal or equitable right or remedy vested in the Holders of the Bonds and the Bond Insurer or the Trustee by this Indenture or by such laws, or for the appointment of a receiver. All rights of action (including the right to file proofs of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the of the Bond Insurer production thereof in any trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in its name and as trustee of an express trust without the necessity of joining as plaintiffs or defendants any Holders of the Bonds or the Bond Insurer, and any recovery or judgment shall be for the equal benefit of the Holders of the Outstanding Bonds and the Bond Insurer as their respective interests appear.

                  In the enforcement of any remedy under this Indenture the Trustee shall be entitled to sue for, enforce payment of and receive any and all amounts, then or during any Event of Default becoming, and at any time remaining, due from the Company and unpaid under the Participation Agreement and the Note for principal, premium, interest or otherwise under any of the provisions of this Indenture or of the Bonds, with interest on overdue payments if such interest then is permitted by the laws of the State of New York, together with any and all costs and expenses of collection and of all proceedings hereunder and under such Bonds, without prejudice to any other right or remedy of the Trustee, of the Bond Insurer or of the Holders, and to recover and enforce judgment or decree against the Company which is in default of its respective obligations under the Participation Agreement and the Note, but solely as provided herein and in such Bonds, for any portion of such amounts remaining unpaid, with interest, costs and expenses, and to collect in any manner provided by law, the monies adjudged or decreed to be payable. Any such judgment shall be recovered by the Trustee, in its own name and as trustee of an express trust.

                  SECTION 12.05. Powers of Trustee With Respect to Participation Agreement and Other Agreements. If the payments required to be paid to the Trustee under the Participation Agreement and the Note or other agreement pledged and assigned hereunder, as the case may be, are not paid when due or upon the happening and continuance of an Event of Default set forth in clause
(a) or (b) of Section 12.01, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of all payments due and unpaid under the Participation Agreement and the Note or other agreement, as the case may be, and required to be paid to the Trustee and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or the obligor under any other agreement, as the case may be, and collect in the manner provided by law out of the property of the Company or such obligor wherever situated, the monies adjudged or decreed to be payable.

                                                       XII-4

                  In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the Participation Agreement or an obligor under any other agreement pledged and assigned hereunder, as the case may be, under the Federal Bankruptcy Act or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company under the Participation Agreement and the Note or an obligor under any other agreement pledged and assigned hereunder, as the case may be, the Trustee, regardless of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the power vested in it by this Indenture, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid under the Participation Agreement and the Note by the Company or under such other agreement by such obligor, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence, wilful misconduct or bad faith) and of the Holders allowed in any such judicial proceedings relative to the Company or other obligor, as the case may be, or to the creditors or property of the Company or other obligor, as the case may be, and to collect and receive any monies or other property payable or deliverable on such claims, and to distribute in accordance with the provisions hereof all amounts received with respect to the claims of the Holders and of the Trustee on their behalf, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the Bond Insurer or any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of the Bond Insurer or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of the Bond Insurer or any Holders in any such proceeding.

                  The provisions of this Section shall not be construed as in any way limiting the powers of the Trustee, with respect to defaults by the Authority or by the Company under the Participation Agreement and the Note, or an obligor under any other agreement pledged and assigned hereunder, as the case may be, whether such powers be expressly or implicitly granted to the Trustee elsewhere in this Indenture or in the Participation Agreement or the Note or other agreement, as the case may be, or as a denial that the Trustee has any such other powers, but the powers granted to the Trustee by this Section shall be supplemental, additional and cumulative to all other powers possessed by the Trustee with respect to defaults under this Indenture or under the Participation Agreement, the Note or other agreement pledged and assigned hereunder, as the case may be.

                  SECTION 12.06. Disposition of Monies in Event of Insufficiencies in Funds and Accounts. All monies (other than proceeds of any Credit Facility and amounts held in or payable to the Rebate Fund) received by the Trustee pursuant to any right given or action taken under the provisions of this Article, after payment of the costs and expenses of the proceedings resulting in the collection of such monies and of the expenses, fees and advances incurred or made by the Trustee

                                                       XII-5
hereunder, shall be deposited in the Bond Fund. If at any time the monies in the Bond Fund shall not be sufficient to pay the interest or principal or premium, if any (or the redemption price), of the Bonds as the same become due and payable (whether at maturity or upon proceedings for the redemption thereof or by acceleration or otherwise), the monies in such fund, together with any other monies then available or thereafter becoming available for such purpose, whether through the exercise of the remedies provided for in this Article XII or otherwise, shall be applied as follows:

                  (a) Unless the principal of all the Bonds shall have become due and payable or shall have been declared due and payable pursuant to the provisions of Section 12.03, all such monies shall be applied:

                  First: to the payment to the persons entitled thereto of all installments of interest then due, in the order of the maturity of the installments of such interest, and if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference; and

     Second: to the payment of the interest and premium, if any, on and the principal of the Bonds, to the purchase and retirement of Bonds and to the redemption of Bonds, all in accordance with the provisions of this Indenture.

                  (b) If the principal of all the Bonds shall have become due and payable or shall have been declared due and payable pursuant to the provisions of Section 12.03, all such monies shall be applied ratably to the payment of the principal and interest then due and unpaid, with interest on such principal as aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds.

                  (c) If the principal of all the Bonds shall have been declared due and payable pursuant to the provisions of Section 12.03, and if such declaration shall thereafter have been rescinded and annulled pursuant to the provisions of such Section 12.03, then, subject to the provisions of subparagraph (b) above of this paragraph in the event that the principal of all the Bonds shall later become due and payable or be declared due and payable pursuant to the provisions of Section 12.03, the monies then held in the Bond Fund shall be applied to the payment of the principal of and premium (or redemption price) on all matured Bonds and all Bonds (or portions of the principal amount thereof) then or theretofore required to be redeemed pursuant to any provisions of this Indenture (excluding principal not then due except by reason of such declaration) and all arrears of interest and interest then due, if any, upon all Bonds then Outstanding, and any monies thereafter deposited in the Bond Fund shall be applied in accordance with the provisions of Article IX.

                                                       XII-6

                  Whenever monies are to be applied by the Trustee pursuant to the provisions of subparagraphs (a) and (b) of this Section, (i) such monies shall be applied by the Trustee at such times, and from time to time, as the Trustee in its sole discretion shall determine, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future; (ii) the deposit of such monies, in trust for the proper purpose, shall constitute proper application by the Trustee; and (iii) the Trustee shall incur no liability whatsoever to the Authority, to any Holder or to any other person for any delay in applying any such monies, so long as the Trustee acts with reasonable diligence, having due regard to the circumstances, and ultimately applies the same in accordance with such provisions of this Indenture as may be applicable at the time of application by the Trustee. Whenever the Trustee shall exercise such discretion in applying such monies, it shall fix the date (which shall be an Interest Payment Date unless the Trustee shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date, and shall not be required to make payment to the Holder of any unpaid Bond until such Bond shall be surrendered to the Trustee for appropriate endorsement, or for cancellation if fully paid.

                  SECTION 12.07. Effect of Delay or Omission; Waiver of Default; Direction of Remedial Proceedings by the Holders. No delay or omission of the Trustee, the Bond Insurer or of any Holder of the Bonds to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein.

                  Anything in this Indenture to the contrary notwithstanding, the Bond Insurer or the Holders of not less than a majority in principal amount of the Bonds at the time Outstanding (determined in accordance with the provisions of Section 13.03), with the prior consent of the Bond Insurer shall be authorized and empowered and have the right, by an instrument or concurrent instruments in writing delivered to the Trustee on behalf of the Bond Insurer or the Holders of the Bonds then Outstanding and the Bond Insurer to consent to the waiver of any Event of Default or its consequences, and the Trustee shall waive any Event of Default and its consequences upon the written request of the Bond Insurer or the Holders of such majority with the prior consent of the Bond Insurer; provided, however, that there shall not be waived (i) any default in payment of principal or premium when due or (ii) any default in payment when due of interest unless, in either case, prior to such waiver all arrears in principal, premium, if any, and interest, with additional interest, to the extent permitted by law, at the rate then borne by the Bonds (which, in the case of Auction Rate Bonds during an Auction Rate Period shall be the Maximum Auction Rate and in the case of Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period shall be the Overdue Rate), and all fees and expenses of the Trustee shall have been paid or provided for; provided, however, that notwithstanding any such waiver, any Auction Rate Bonds during an Auction Rate Period shall continue to bear interest at the Maximum Auction Rate and any Auction Rate-Inverse Rate Bonds during an Auction Rate-Inverse Rate Period shall continue to bear interest at the Overdue Rate until cured or waived. No such waiver shall extend to or affect any other

                                                       XII-7
existing or subsequent default or Event of Default or impair any rights or remedies consequent thereon.

                  Anything in this Indenture to the contrary notwithstanding, the Bond Insurer or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds at the time Outstanding (determined in accordance with the provisions of Section 13.03) with the prior consent of the Bond Insurer, shall be authorized and empowered and have the right, by an instrument or concurrent instruments in writing delivered to the Trustee to direct the time and method of conducting any proceeding for any remedy to be taken by the Trustee or available to the Trustee or available to the Bond Insurer or the Holders of the Bonds, or exercising any trust or power conferred upon the Trustee hereunder provided: (1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 12.08. Suits or Actions by Holders; Any Holder May Enforce Overdue Payment of His Bond or Interest Thereon. Neither the Bond Insurer nor the Holder of any of the Bonds shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust hereunder or for any other remedy hereunder unless there shall have occurred an Event of Default of which the Trustee has been notified or is deemed to have notice as provided in Section 11.08, and the Bond Insurer or such Holder previously shall have given to the Trustee written notice of the Event of Default on account of which such suit, action or proceeding is to be instituted, and unless also the Holders of not less than twenty-five percent (25%) in principal amount of the Bonds then Outstanding shall have made written request of the Trustee after the right to exercise such powers or right of action, as the case may be, shall have accrued, shall have obtained the prior written consent of the Bond Insurer to the institution of any such suit, action or proceeding in equity or at law, and shall have afforded the Trustee a period of 60 days either to proceed to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its or their name, the Trustee shall have been indemnified by Holders against the costs, expenses and liabilities to be incurred in compliance with such request, and shall not have received an inconsistent direction from the Holders of not less than twenty-five percent (25%) in principal amount of the Bonds and the Trustee shall have refused or neglected to comply with such request within a reasonable time. It is understood and intended that no one or more Holders of the Bonds hereby secured shall have any right in any manner whatever by the action of such Holder or Holders to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder except in the manner herein provided; that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the benefit of all Holders of such Outstanding Bonds; and that any individual rights of action or other right given to one or more of such Holders by law are restricted by this Indenture to the rights and remedies herein provided. Notwithstanding the foregoing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Bond Insurer or any of the Holders, unless the Bond Insurer or such Holders shall have offered to the Trustee reasonable security or indemnity against

                                                       XII-8
the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Bond to receive payment of the principal of, premium, if any, and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder of any such Bond shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of this Indenture.

                  SECTION 12.09. Remedies Not Exclusive. No remedy by the terms of this Indenture conferred upon or reserved to the Trustee, the Bond Insurer or the Holders of the Bonds is intended to be exclusive of any other remedy so conferred or reserved or to be exclusive of other remedies now or hereafter existing at law or in equity or by statute, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder to the Trustee or to the Holders of the Bonds or now or hereafter existing at law or in equity or by statute. Every such right, power and remedy given hereunder or by law or in equity or by statute may be exercised from time to time and as often as may be deemed expedient.

                  SECTION 12.10. Effect of Abandonment of Proceedings on Default. In case any proceeding taken by the Trustee, the Bond Insurer or the Holders of the Bonds on account of any Event of Default shall have been discontinued or abandoned for any reason, then and in every such case the Authority, the Trustee, the Bond Insurer and the Holders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceeding had been taken.

                  SECTION 12.11. Interest on Overdue Amounts. To the extent permitted by law all amounts which are due and payable but which have not been so paid under this Indenture shall bear interest at the then current rate of interest on the Bonds until paid; provided, however, that during any Auction Rate Period all amounts which are due and owing but unpaid hereunder shall bear interest at the Maximum Auction Rate and during any Auction Rate-Inverse Rate Period all amounts which are due and owing but unpaid hereunder shall bear interest at the Overdue Rate until paid.

                                                       XII-9

                                                   ARTICLE XIII

                                    EXECUTION OF INSTRUMENTS BY BONDHOLDERS AND
                                      OWNERSHIP OF BONDS; EXCLUSION OF BONDS

                                       OWNED BY THE AUTHORITY OR THE COMPANY

                  SECTION 13.01. Execution of Requests, Directions and Consents and Other Instruments and Proof of Same; Ownership of Bonds and Proof of Same. Any request, direction, consent or other instrument required by this Indenture to be signed or executed by Holders of Bonds may be signed or executed by such Holders in person or by agent or agents duly appointed in writing, and may be in any number of concurrent writings of substantially similar tenor. Proof of the execution of any such request, direction, consent or other instrument or of a writing appointing any such agent, and of the holding or ownership of Bonds, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee hereunder with regard to any action taken by it under such request, direction, consent or other instrument or of writing appointing any such agent, if made in the following manner:

                  (a) the fact and date of the execution by any person of any such request, direction, consent or other instrument in writing may be proved in any reasonable manner which the Trustee deems sufficient;

     (b) the ownership of Bonds shall be proved by the books of registry kept under the provisions of this Indenture.

                  Any request, direction, consent or vote of the Holder of any Bond shall bind and be conclusive upon the Holder of such Bond giving such request, direction or consent or casting such vote and upon every future Holder of the same Bond in respect of anything done or suffered to be done by the Trustee or otherwise, or by the Holders of other Bonds, in pursuance of such request, direction, consent or vote, and whether or not such future Holder has knowledge of or information as to such request, direction, consent or vote; provided that any request, direction, consent or vote of the Holder of a Bond required by any of the provisions hereof may be revoked by the Holder giving such request, direction, consent or vote or by a subsequent Holder if such revocation in writing is filed with the Trustee, prior to the time when the request, direction, consent or vote of the percentage of the Holders of the Bonds required by such provision shall have been given and action taken by the Trustee or otherwise, or by the Holders of other Bonds, under authority of such request, direction, consent or vote.

                  The payment of or on account of principal to or upon the order of the person in whose name the Bonds shall at the time be registered on said books of registry and the payment of interest to or upon the order of any person in whose name the Bonds shall at the time be registered on said books of registry, shall be valid and effectual fully to satisfy and discharge all liability hereunder or upon the Bonds to the extent of the sum or sums so paid.

                                                      XIII-1

                  The Authority at the request of the Company may establish a record date for the taking of any action by the Holders.

                  SECTION 13.02. Meetings of Holders. The Trustee or the Holders of not less than twenty percent (20%) in aggregate principal amount of the Bonds then Outstanding may at any time call a meeting of the Holders of the Bonds for the purpose of the consenting to, the approving, the requesting, or the directing by the Holders of the Bonds of any action required to be consented to or approved by them hereunder or which they may request or direct hereunder to be taken, or for the making by the Holders of any appointments they may make hereunder, or for the purpose of taking any other action which the Holders may take hereunder, or for any other purpose concerning the payment and security of the Bonds hereunder. Every such meeting shall be held at such place in The City of New York, State of New York, as may be specified in the notice calling such meeting. Written notice of such meeting, stating the place and time of the meeting and in general terms the business to be submitted, shall be mailed to the Holders whose names and addresses then appear upon the books of registry by the Registrar and Paying Agent or the Holders calling such meeting, not less than 20 days nor more than 60 days before such meeting. Any meeting of Holders shall, however, be valid without notice if the Holders of all Bonds then Outstanding are present in person or by proxy or if notice is waived before or within 30 days after the meeting by those not so present.

                  Attendance and voting by Holders at meetings thereof may be in person or by proxy. Holders of Bonds may, by an instrument in writing under their hands, appoint any person or persons, with full power of substitution, as their proxy to attend and vote at any meeting for them.

                  Persons named by the Trustee, or elected by the Holders of a majority in principal amount of the Bonds represented at the meeting in person or by proxy in the event the Trustee is not represented at such meeting, shall act as temporary Chairman and temporary Secretary of any meeting of Holders. A permanent Chairman and a permanent Secretary of such meeting shall be elected by the Holders of a majority in aggregate principal amount of the Bonds represented at such meeting in person or by proxy. The permanent Chairman of the meeting shall appoint two (2) Inspectors of Votes who shall count all votes cast at such meeting, except votes on the election of Chairman and Secretary as aforesaid, and who shall make and file with the Secretary of the meeting and the Trustee their verified report of all such votes cast at the meeting.

                  The Holders of not less than the aggregate principal amount of the Bonds required by the provisions hereof to consent to, approve, request or direct any action to be taken at a meeting of Holders, or required by the provisions hereof to make any appointments to be made at such meeting, or required by the provisions hereof to take any other action to be taken at such meeting, must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of such business. Less than a quorum, however, shall have power to adjourn the meeting from time to time without notice of such adjournment other than the announcement thereof at the meeting; provided, however, that if such meeting is adjourned by less than a quorum for more than ten (10) days, notice of such adjournment shall be given by the Trustee at least five (5) days prior to the adjourned date of the meeting.

                                                      XIII-2

                  Any Holder of a Bond shall be entitled in person or by proxy to attend and vote at such meeting as Holder of the Bond or Bonds registered in his or her name without producing such Bond or Bonds. Such persons and their proxies shall, if required, produce such proof of personal identity as shall be satisfactory to the Secretary of the meeting.

                  All proxies presented at such meeting shall be delivered to the Inspector of Votes and filed with the Secretary of the meeting. The right of a proxy for a Holder to attend the meeting and act and vote thereat may be proved (subject to the Trustee's right to require additional proof) by a written proxy executed by such Holder as aforesaid.

                  The officers or nominees of the Trustee may be present or represented at such meeting and take part therein, but shall not be entitled to vote thereat, except for such officers or nominees who are Holders or proxies for Holders (including the Trustee).

                  The vote at any such meeting of the Holder of any Bond, or his or her proxy, entitled to vote thereat shall be binding upon such Holder and upon every subsequent Holder of such Bond (whether or not such subsequent Holder has notice thereof).

                  SECTION 13.03. Exclusion of Bonds Held by or for the Authority, the Company and of Bonds No Longer Deemed Outstanding Hereunder. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent, vote or waiver under this Indenture, any Bonds which are owned by or on behalf of or for the account of the Authority, the Company and, except for the purposes of Section 15.01, any Bonds which are deemed no longer Outstanding hereunder shall be disregarded and not included for the purpose of any such determination, and such Bonds shall not be entitled to vote upon, consent to or concur in any action provided in this Indenture, except that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent, vote or waiver only Bonds which the Trustee knows are owned as aforesaid shall be disregarded. The Trustee may require each Holder of a Bond or Bonds, before such Holder's demand, request, direction, consent, vote or waiver shall be deemed effective, to reveal if the Bonds as to which such demand, request, direction, consent, vote or waiver is made, granted, cast or given are disqualified as provided in this Section.

                                                      XIII-3

                                   ARTICLE XIV

                    AMENDING AND SUPPLEMENTING THE INDENTURE,
            THE PARTICIPATION AGREEMENT, THE MARKET AGENT AGREEMENT,
               AUCTION AGENCY AGREEMENT, BROKER-DEALER AGREEMENTS,
                          BOND PURCHASE TRUST AGREEMENT

                  SECTION 14.01. Amending and Supplementing Indenture Without Consent of Holders. The Authority and the Trustee, from time to time and at any time and without the consent or concurrence of any Holder but with the written consent (which consent shall not be unreasonably withheld) of the Bond Insurer, may enter into a Supplemental Indenture, (i) to make any changes, modifications, amendments or deletions to this Indenture that may be required to permit the Indenture to be qualified under the Trust Indenture Act of 1939 of the United States of America or (ii) for any one or more of the following purposes:

                                    (a) (x) to make any  changes or  corrections
                           in this Indenture or any Supplemental Indenture as to which the Authority shall have been advised by Bond Counsel that the same are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained in this Indenture or Supplemental Indenture, or (y) to insert in this Indenture such provisions clarifying matters or questions arising under this Indenture as are necessary or desirable if such provisions shall not materially and adversely affect the rights of the Holders;

     (b) to add additional covenants and agreements of the Authority for the purpose of further securing the payment of the Bonds;

     (c) to surrender any right, power or privilege reserved to or conferred upon the Authority by the terms of this Indenture;

                  (d) to confirm as further assurance any lien, pledge or charge, or the subjection to any lien, pledge or charge, created or to be created by the provisions of this Indenture or any Supplemental Indenture;

                  (e) to grant to or confer upon the Holders any additional rights, remedies, powers, authority or security that lawfully may be granted to or conferred upon them, or to grant to or to confer upon the Trustee for the benefit of the Holders any additional rights, duties, remedies, power or authority;

     (f) to provide for the issuance of Bonds in book entry or coupon form, if at the time permitted by applicable law;


                                                       XIV-1

                  (g) to provide for the substitution of rating agencies;

                  (h) to  provide  for  any  new  administrative  or  procedural provisions made necessary or desirable by the issuance of a Support Facility or an Alternate Support Facility, other credit, liquidity or support facility, including, but not limited to, any amendment necessary to obtain a rating on the Bonds based upon such facility;

                  (i) to make any changes in this Indenture to any provisions relating to any Adjustable Rate so long as no Bonds are then outstanding bearing such Adjustable Rate; and

                  (j) to modify, amend or supplement the Indenture in such manner as to permit the qualification of the Bonds for deposit with a Securities Depository, and, in connection therewith, if they so determine, to add to the Indenture, such other terms, conditions and provisions as may be required to permit such qualification.

                  No Supplemental Indenture shall be entered into unless in the opinion of Bond Counsel which shall be delivered to the Trustee and the Bond
Insurer (which opinion may be combined with the opinion required by Section 14.04) the execution of such Supplemental Indenture is permitted by the foregoing provisions of this Section and the provisions of such Supplemental Indenture do not materially and adversely affect the rights of the Holders of the Bonds and the Trustee may rely on any such opinion.

                  SECTION 14.02. Amending and Supplementing Indenture with Consent of Holders. With the consent of the Holders of not less than fifty-one percent (51%) in aggregate principal amount of the Bonds then Outstanding, the Authority and the Trustee, with the prior written consent of the Bond Insurer and prior written notice to each Rating Agency then rating the Bonds at the request of the Company, from time to time and at any time may enter into a Supplemental Indenture for the purpose of adding any provisions, to, or changing in any manner or eliminating any of the provisions, of, this Indenture, or modifying or amending the rights and obligations of the Authority hereunder, or modifying or amending in any manner the rights of the Holders; provided that, without the specific consent of the Bond Insurer and the Holders of all Bonds Outstanding which would be affected thereby no Supplemental Indenture amending or supplementing the provisions hereof shall: (a) change the fixed maturity date for the payment of the principal of any Bond, or the dates for the payment of interest thereon or the terms of the purchase or redemption thereof, or reduce the principal amount of any Bond or the rate of interest thereon or the method of calculating the same except as otherwise provided in this Indenture; or (b) reduce the aforesaid percentage of Bonds, the Holders of which are required to consent to any Supplemental Indenture amending or supplementing the provisions of this Indenture; or (c) give to any Bond any preference over any other Bond secured hereby; or (d) authorize the creation of any pledge of Note Payments prior or superior to the pledge of a lien and charge thereon assigned herein for the payment of the Bonds; or (e) effect any change in the purchase or redemption provisions relating to the Bonds; or (f) deprive any Holders in any material respect of the security afforded by this Indenture. A modification or amendment of the provisions of Article IX hereof with respect to the Bond Fund or

                                                       XIV-2
any other Funds or Accounts established thereby shall not be deemed a change in the terms of payment; provided that no such modification or amendment shall, except upon the consent of the Bond Insurer and the Holders of all Bonds Outstanding affected thereby, reduce the amount or amounts required to be deposited in the Bond Fund. Nothing in this paragraph contained, however, shall be construed as making necessary the approval of the Holders of the execution of any Supplemental Indenture authorized by the provisions of Section 14.01.

                  The proof of the giving of any consent by any Holder required by this Section and of the holding of the Bonds for the purpose of giving consents shall be made in accordance with the provisions of Article XIII. It shall not be necessary that the consent of the Holders approve the particular form of wording of the proposed Supplemental Indenture effecting such amendment or supplement, but it shall be sufficient if such consent approves the substance of the proposed amendment or supplement. After the Holders of the required percentage of Bonds shall have filed their consents to the amending or supplementing hereof pursuant to this Section, the Authority shall mail a copy of notice of such consent, postage prepaid, to each Holder at his or her address as it appears upon the books of registry and to the Trustee. Nothing in this paragraph contained, however, shall be construed as requiring the giving of notice of any amending or supplementing of this Indenture authorized by this Section. A record of the consents shall be filed with the Trustee, and shall be proof of the matters therein stated until the contrary is proved. No action or proceeding to set aside or invalidate such Supplemental Indenture or any of the proceedings for its adoption shall be instituted or maintained unless such action or proceeding is commenced within sixty (60) days after the mailing of the notice required by this paragraph.

                  Copies  of  any  Supplemental   Indenture  authorized  by  the
provisions of Section 14.02 shall be given to the Rating Agency or Agencies then rating the Bonds.

                  SECTION 14.03. Notation upon Bonds; New Bonds Issued upon Amendments. The Bonds delivered after the effective date of any action taken as provided in this Article, if any, may and shall if required by the Trustee bear a notation as to such action, by endorsement or otherwise and in form approved by the Authority. In that case, upon demand of any Holder at such effective date and upon presentation of Bonds at the principal office of the Trustee or other transfer agent or registrar hereunder for such Bonds, and at such additional offices, if any, as the Authority may select and designate for that purpose, a suitable notation shall be made on the Bonds.

                  SECTION 14.04. Effectiveness of Supplemental Indentures. Upon the execution pursuant to this Article by the Authority and the Trustee of any Supplemental Indenture amending or supplementing the provisions of this Indenture and the delivery to the Trustee and the Bond Insurer of an opinion of Bond Counsel that such Supplemental Indenture is in due form, has been duly executed in accordance with the provisions hereof and applicable law and that the provisions thereof are valid (upon which opinion the Trustee, subject to the provisions of Section 11.04, shall be fully protected in relying), or upon such later date as may be specified in such Supplemental Indenture, (i) this Indenture and the Bonds shall be modified and amended in accordance with such Supplemental Indenture; (ii) the respective rights, limitations of rights, obligations, duties and

                                                       XIV-3
immunities under this Indenture of the Authority, the Trustee, and the Holders shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments; and (iii) all of the terms and conditions of any such Supplemental Indenture shall be a part of the terms and conditions of the Bonds and of this Indenture for any and all purposes.

                  SECTION 14.05. Supplemental Indenture Affecting Support Facility Provider. No Supplemental Indenture in any way materially and adversely affecting any Support Facility Issuer (so long as such Support Facility is in effect) may be entered into by the Authority and the Trustee or be consented to by the Holders without written consent of such Support Facility Issuer.

                  SECTION 14.06. Supplemental Participation Agreements Not Requiring the Consent of the Holders. The Authority and the Company may, with the written consent of the Trustee but without notice to or consent of any Holder, from time to time and at any time, agree to such supplemental agreements supplementing the Participation Agreement or amendments to the Participation Agreement as shall not be inconsistent with the terms and provisions of the Participation Agreement or this Indenture and, in the opinion of the Authority, shall not be detrimental to the interests of the Holders (which Supplemental Participation Agreements shall thereafter form a part of the Participation Agreement):

     (a) to cure any ambiguity or formal defect or omission in the Participation Agreement or in any supplemental agreement;

                  (b) to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

     (c)  to  provide  for  any  new  administrative,   security  or  procedural
provisions necessitated by the issuance of an Alternate Support Facility; or

          (d) to provide for or add any further changes or corrections that are necessary or desirable to comply with any Supplemental Indenture entered into pursuant to Section 14.01;

provided that no such Supplemental Participation Agreement or the amendment to the Note which materially and adversely affects any Support Facility Issuer (so long as such Support Facility is in effect) shall be effective prior to the receipt by such parties of the written consent of the issuer of such Support Facility.

                  SECTION 14.07. Notice and Consent for Supplemental Participation Agreements Requiring the Consent of the Holders. Except for Supplemental Participation Agreements or amendments provided for in Section 14.06, neither the Authority nor the Trustee shall agree or consent, as the case may be, to any Supplemental Participation Agreement or amendment to the Participation Agreement unless notice of the proposed execution of such Supplemental Participation Agreement or amendment shall have been given and the Bond Insurer and the Holders shall have

                                                       XIV-4
consented to and approved the execution thereof in the same manner and form as provided for in Section 14.02 in the case of Supplemental Indentures; provided that no such Supplemental Participation Agreement which materially and adversely affects any Support Facility Issuer (so long as the issuer of such Support Facility is in effect) shall be effective prior to the receipt by such parties of the written consent of such Support Facility Issuer.

                  SECTION 14.08. Effectiveness of Supplemental Participation Agreement. Upon the execution pursuant to this Article and of applicable law by the Authority and the Company of any Supplemental Participation Agreement amending or supplementing the provisions of the Participation Agreement and the delivery to the Trustee and the Bond Insurer of an Opinion of Bond Counsel that such Supplemental Participation Agreement is in due form, has been duly executed in accordance with the provisions hereof and applicable law and that the provisions thereof are valid (upon which opinion the Trustee, subject to the provisions of Section 11.04, shall be fully protected in relying), or upon such later date as may be specified in such Supplemental Participation Agreement, (i) the Participation Agreement shall be modified and amended in accordance with such Supplemental Participation Agreement; (ii) the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Authority and the Company shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modifications and amendments; and
(iii) all of the terms and conditions of any such Supplemental Participation Agreement shall be a part of the terms and conditions thereof for any and all purposes.

                  SECTION 14.09. Amending and Supplementing the Market Agent Agreement, Auction Agency Agreement, Broker-Dealer Agreements or Bond Purchase Trust Agreement. Amendments of or supplements to the Market Agent Agreement, the Auction Agency Agreement, any Broker-Dealer Agreement or the Bond Purchase Trust Agreement shall be made only in accordance with the terms thereof.

                  SECTION 14.10. Notice of Certain Amendments to Rating Agencies. No amendment to the Indenture, the Participation Agreement, the Credit Facility or a Liquidity Facility (including any related Confirming Agreement) shall take effect unless prior written notice shall have been given to each Rating Agency then rating the Bonds.

                                                       XIV-5

                                                    ARTICLE XV

                                      DEFEASANCE; MONEYS HELD FOR PAYMENT OF
                                                  DEFEASED BONDS

                  SECTION 15.01. Discharge of Liens and Pledges; Bonds No Longer Deemed to be Outstanding Hereunder. Bonds purchased on or before the Fixed Rate Conversion Date pursuant to Section 5.02, 5.03 or 5.08 shall continue to be Outstanding hereunder until such Bonds shall be cancelled in accordance with
Section 5.14 or paid at maturity or redeemed pursuant to Article V or otherwise defeased. The obligations of the Authority under this Indenture and the liens, pledges, charges, trusts, covenants and agreements of the Authority, herein made or provided for, shall be, subject to the terms of Section 15.02, fully discharged and satisfied as to the Bonds or portion thereof and the Bonds shall no longer be deemed to be Outstanding hereunder:

                  (a) when the Bonds shall have been cancelled, or shall have been surrendered for cancellation and are subject to cancellation, or shall have been redeemed by the Trustee from monies held by it under this Indenture; or

                  (b) if the Bonds have not been cancelled or so surrendered for cancellation or subject to cancellation, or so redeemed, when payment of the principal of and premium, if any, on the Bonds, plus interest on such principal to the due date thereof (whether such due date be by reason of maturity or upon redemption or prepayment, or otherwise) either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided for by irrevocably depositing with the Trustee in trust, and irrevocably appropriating and setting aside exclusively for such payments (1) monies sufficient to make such payment without investment or reinvestment, or
(2) Governmental Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient and timely monies to make such payments when due, or (3) a combination of both such monies and Governmental Obligations, whichever the Authority deems to be in its best interest, and all necessary and proper fees, compensation and expenses of the Trustee pertaining to the Bonds or portion thereof with respect to which such deposit is made, shall have been paid or the payment thereof provided to the satisfaction of the Trustee. Notwithstanding the foregoing, Bonds shall not be deemed defeased hereunder unless the Trustee and the Bond Insurer shall have received a verification report of an independent certified public accountant relating to the sufficiency of the escrowed funds to be used for defeasance in form and substance reasonably satisfactory to them, written evidence from each Rating Agency then rating the Bonds that the current rating on the Bonds will not be lowered or withdrawn, and an opinion of Bond Counsel, which may rely on such verification report substantially to the effect that the Bonds are no longer outstanding under the Indenture. Any escrow agreement entered into under this Section 15.01 shall not permit the use of any forward supply contract providing for the delivery and purchase of Government Obligations in an escrow fund without the approval of the Authority and the Bond Insurer.

                  At such time as the Bonds shall be deemed to be no longer Outstanding hereunder, as aforesaid, such Bonds shall cease to accrue interest from the due date thereof (whether such due date occurs by reason of maturity, or upon redemption or prepayment or otherwise) and, except for the purposes of any such payment from such monies or Governmental Obligations and except, in the case of Auction Rate Bonds and Inverse Rate Bonds, to the extent provided in the definition of Outstanding in Article I shall no longer be secured by or entitled to the benefits of this Indenture.

                  Any such monies so deposited with the Trustee as provided in this Section may at the direction of the Company also be invested in Governmental Obligations, maturing in the amounts and times as hereinbefore set forth, and all income from all Governmental Obligations in the hands of the Trustee pursuant to this Section which is not required for the payment of the Bonds and interest thereon with respect to which such monies shall have been so deposited shall be paid to the Company or if any Bonds are then Outstanding, be deposited in the Bond Fund and credited to the Principal Account as and when realized and collected, for use and application as are other monies credited to such Account.

                  Anything in Article XIV to the contrary not-withstanding, if monies or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Section for the payment of the Bonds, the Bonds shall be deemed to have been paid in full. No amendment to the provisions of this Article shall be made without the consent of the Holders of the Bonds affected thereby.

                  Notwithstanding anything in this Indenture to the contrary, unless payment of such Bonds (or provision for such payment) shall have been made with Available Moneys, no Bonds bearing interest at a Daily Rate, a Weekly Rate, a Monthly Rate, a Semi-annual Rate or a Commercial Paper Rate shall be deemed to be paid within the meaning of this Section unless and until at least 123 days shall have elapsed subsequent to payment or provision for payment of such Bonds shall have been made in accordance with this Section 15.01 during which no Act of Bankruptcy shall have occurred or be continuing. The occurrence or continuance of an Act of Bankruptcy shall be evidenced by delivery of a certificate of the Company.

                  Notwithstanding anything to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by the Bond Insurer pursuant to the Municipal Bond Insurance Policy, the Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and obligations of the Authority under this Indenture and the liens, pledges, charges, trusts, covenants and agreements of the Authority, herein made or provided for shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of the Holders of the Bonds.

                  The Trustee shall promptly surrender any Support Facility (if appropriate for the type of instrument or instruments then serving as Support Facility) to the issuer of such Support Facility for cancellation or shall otherwise take appropriate action to terminate the Support Facility following any such defeasance.

                  SECTION 15.02. Release of Indenture, Termination of Right, Title and Interest of Trustee. When all Bonds shall be deemed to be paid in accordance with the provisions of Section 15.01, then and in the case all right, title and interest of the Trustee under this Indenture shall thereupon cease, terminate and become void, and the Trustee in such case shall release this Indenture, shall execute such documents to evidence such release as may be reasonably required by the Authority and furnish the Authority with the same, and shall turn over to the Company any surplus monies and balances remaining in any of the Funds and Accounts created in or held under this Indenture, other than monies and Governmental Obligations held by it pursuant to Section 15.01 or the provisions of Section 15.03 for the redemption, payment or prepayment of the Bonds and, except to the extent provided in the Tax Regulatory Agreement, monies held in the Investment Proceeds Account and in the Rebate Fund; otherwise, this Indenture shall be, continue and remain in full force and effect.

                  Notwithstanding the satisfaction and discharge of this Indenture, the rights of the Trustee and the Registrar and Paying Agent under Sections 11.02, 11.06 and 11.17 shall survive defeasance of the Bonds hereunder.

                  SECTION 15.03. Bonds Not Presented for Payment When Due; Monies Held for the Bonds after Due Date of Bonds. Subject to the provisions of the next sentence of this paragraph, if the Bonds shall not be presented for payment when the principal thereof shall become due, whether at maturity or at the date fixed for the redemption thereof, or otherwise, and if monies or Governmental Obligations shall at such due date be held by the Trustee in trust for that purpose sufficient and available to pay the principal of and premium, if any, on the Bonds, together with all interest due on such principal to the due date thereof or to the date fixed for redemption thereof, all liability of the Authority and the Company for such payment shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee to hold said monies or Governmental Obligations without liability to the Holders for interest thereon, in trust for the benefit of the Holders, which thereafter shall be restricted exclusively to said monies or Governmental Obligations for any claim of whatever nature on its part on or with respect to the Bonds, including for any claim for the payment thereof. Any such monies or Governmental Obligations held by the Trustee for the Holders after the principal of the Bonds or any portion thereof with respect to which such monies or Governmental Obligations have been so set aside has become due and payable (whether at maturity or upon redemption or prepayment or otherwise) shall be deemed abandoned property when such monies or Governmental Obligations shall have remained unpaid or undelivered to the Holder or Holders entitled thereto for three years from the date the principal of the Bonds or any portion thereof has become due and payable and shall be subject to the laws of the State of New York relating to disposition of unclaimed property.

                  SECTION 15.04. Special Defeasance Provisions. The following provisions shall be applicable to the extent that a Support Facility is in effect with respect to the Bonds and compliance with the following provisions are necessary to maintain the rating assigned to the Bonds as a result of obtaining such Support Facility.

                  In the event (a) any Bonds are  defeased  pursuant  to Section
15.01 other than during an Auction Rate Period or an Auction Rate-Inverse Rate Period or (b) the purchase price of Bonds tendered for purchase pursuant to
Section 5.02 or 5.03 is paid with money supplied by the Company, the Company on behalf of the Authority shall provide (i) an opinion of counsel experienced in bankruptcy matters acceptable to the Trustee that such deposit will not result in avoidable preferential payments to Bondholders under the Bankruptcy Code as then in existence or (ii) a Non- Bankruptcy Certificate with respect to amounts to be applied to the payment of the Bonds.

                                                    ARTICLE XVI

                                                   FORM OF BONDS
                                     AND ENDORSEMENT AND ASSIGNMENT PROVISIONS

                  SECTION 16.01. Form of Bonds and Endorsement and Assignment Provisions. The form of Bond, the form of the certificate of authentication thereof, the form of endorsement to appear thereon and the form of assignment thereof shall be substantially as set forth in Appendix A hereto.

                                                       XVI-1

                                                   ARTICLE XVII

                                                   MISCELLANEOUS

                  SECTION 17.01. Benefits of Indenture Limited to Authority, Company, Trustee, Registrar, Paying Agent, Auction Agent, any Support Facility Issuer and Holders of the Bonds. With the exception of rights or benefits herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or should be construed to confer upon or give to any person other than the Authority, the Company, the Trustee, the Registrar and Paying Agent, the Market Agent, the Auction Agent, any Support Facility Issuer and the Holders of the Bonds any legal or equitable right, remedy or claim  under or by reason of or in  respect to this  Indenture  or any covenant, condition, stipulation, promise, agreement or provision herein contained. Unless otherwise expressly set forth herein, this Indenture and all of the covenants, conditions, stipulations, promises, agreements and provisions hereof are intended to be and shall be for and inure to the sole and exclusive benefit of the Authority, the Company, the Trustee, the Registrar and Paying Agent, the Market Agent, the Auction Agent, any Support Facility Issuer and the Holders of the Bonds as herein and therein provided.

                  SECTION 17.02. Indenture a Contract; Indenture Binding Upon Successors or Assigns of the Authority. In consideration of the acceptance of the Bonds by any person who shall hold the same from time to time, each of the obligations, duties, limitations and restraints imposed by this Indenture upon the Authority or any employee thereof shall be deemed to be a covenant between the Authority and every Holder and this Indenture and every provision and covenant hereof shall be a contract by the Authority with the Holders of the Bonds issued hereunder to secure the full and final payment of the principal of, premium, if any, of and the interest on the Bonds executed and delivered hereunder. The provisions of the Act shall be a contract by the Authority with the Holders and the duties of the Authority and any employee thereof under the Act shall be enforceable by the Holders. This Indenture shall be enforceable by the Holders, by mandamus or other appropriate suit, action or proceeding in any court of competent jurisdiction. The covenants and agreements herein set forth to be performed by the Authority and any employee thereof, shall be for the benefit, security and protection of the Holders. All the terms, provisions, conditions, covenants, warranties and agreements contained in this Indenture shall be binding upon the assigns of the Authority, and shall inure to the benefit of the Trustee, its successors or substitutes in trust and assigns, and the Holders.

                  SECTION 17.03. Notice to Holders of Bonds. Except as is otherwise provided in this Indenture, any provision for the mailing of a notice or other paper to the Holders shall be fully complied with if it is mailed postage prepaid, to the Holder of the Bonds at such Holder's address appearing upon the books of registry kept pursuant to Article VII.

               SECTION 17.04. Waiver of Notice. Whenever in this Indenture the giving of notice by mail, publication, or otherwise is required, the giving of such notice may be waived by the

                                                      XVII-1
person entitled to receive such notice, and in any case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  SECTION 17.05. Effect of Saturdays, Sundays and Non-Business Days. Except as otherwise specifically provided herein, whenever this Indenture requires any action to be taken on a Saturday, Sunday or other day which is not a Business Day, such action shall be taken on the first Business Day occurring thereafter. Except as otherwise specifically provided herein, whenever in this Indenture the time within which any action is required to be taken or within which any right will lapse or expire shall terminate on a Saturday, Sunday or other day which is not a Business Day, such time shall continue to run until midnight on the next succeeding Business Day.

                  SECTION 17.06. Partial Invalidity. If any one or more of the covenants or agreements or portions thereof provided in this Indenture on the part of the Authority or the Trustee to be performed should be determined by a court of competent jurisdiction to be contrary to law, then such covenant or covenants, or such agreement or agreements, or such portions thereof, shall be deemed severable from the remaining covenants and agreements or portions thereof provided in this Indenture and the invalidity thereof shall in no way affect the validity of the other provisions of this Indenture or of the Bonds, but the Holders shall retain all the rights and benefits accorded to them hereunder and under any applicable provisions of law.

                  If any provisions of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable or invalid in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable or invalid in any other case or circumstance, or of rendering any other provision or provisions herein contained inoperative or unenforceable or invalid to any extent whatsoever.

                  SECTION 17.07. Law and Place of Enforcement of Indenture. This Indenture shall be construed and interpreted in accordance with the laws of the State of New York and all suits and actions arising out of this Indenture shall be instituted in a court of competent jurisdiction in the State of New York.

                  SECTION 17.08. Requests, Approvals and Directions of Authority. Whenever in this Indenture a request, approval, direction or other action is required of the Authority, such request, approval, direction or other action shall be in the form of and evidenced by a certificate of an Authorized Officer of the Authority unless otherwise provided herein.

                  SECTION 17.09. Notices, Demands; Requests. Except as otherwise set forth herein, all notices, demands, directions and requests to be given to or made hereunder by the Company, the Authority, the Trustee, the Market Agent, the Auction Agent, any Support Facility Issuer, the Registrar and Paying Agent shall be given or made in writing and shall be deemed to be

                                                      XVII-2
properly given or made if sent by first class United States mail, postage prepaid, addressed as follows:

(a)        As to the Company               One MetroTech Center
                                           Brooklyn, New York 11201-3851
                                           Attention: Treasurer

(b)        As to the Authority             286 Washington Avenue Extension
                                           Albany, New York 12203
                                           Attention: President

(c)        As to the Trustee               450 W. 33rd Street
                                           15th Floor
                                           New York, New York 10001

(d)        As to the Auction Agent         As shall be specified in the
                                           Auction Agent Agreement

(e)        As to the Market Agent(s)  As shall be specified in the Market Agent
                                           Agreement.

(f)        As to the Registrar             450 W. 33rd Street
             and Paying Agent              15th Floor
                                           New York, New York 10001


(g)        As to the Credit Facility    As shall be specified in the
                                        Insurance Agreement



(h)        As to Moody's                   Moody's Investors Service
                                           99 Church Street
                                           New York, New York 10007
                                           Attention:  Structured Finance

(i)        As to S&P                       Standard & Poor's Ratings Service
                                           25 Broadway, 13th Floor
                                           New York, New York 10004
                                 Attention:  Letter of Credit Surveillance Group

                  Any such notice, demand, direction or request may also be transmitted to the appropriate above-mentioned party by telegram, telecopy, telex or similar means and shall be deemed

                                                      XVII-3
to be properly given or made at the time of such transmission if, and only if, such transmission of notice shall be in writing and sent as specified above and in the case of a Non-Bankruptcy Certificate by telex, telecopy or other form of electronic transmission for receipt by the Trustee by 11:00 a.m. (New York City time) on the date specified for receipt of such Non-Bankruptcy Certificate.

                  Any notice, demand, direction or request given or transmitted to the Trustee or the Authority shall be effective only upon receipt.

                  Any of such addresses may be changed at any time upon written notice of such change sent by first-class United States mail, postage prepaid, to the other parties by the party affecting the change.

                  Failure of the Credit Facility Issuer to receive any notice or give any consent contemplated by this Indenture shall not affect the validity of any notice given or action taken in accordance with this Indenture.

                  SECTION 17.10. Effect of Article and Section Headings and Table of Contents. The heading or titles of the several Articles and Sections hereof, and any table of contents appended hereto or to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction, interpretation or effect of this Indenture.

                  SECTION 17.11. Indenture May be Executed in Counterparts; Effectiveness of Indenture. This Indenture may be simultaneously executed in counterparts. Each such counterpart so executed shall be deemed to be an original, and all together shall constitute but one and the same instrument. This Indenture shall take effect immediately upon the execution and delivery hereof. Notwithstanding the actual effective date hereof, for convenience and purposes of reference this Indenture shall be dated as of October 1, 1999 and may be cited and referred to as the "Indenture dated as of October 1, 1999".

                  SECTION 17.12. Liability of Authority Limited to Revenues. Notwithstanding anything in this Indenture or in the Bonds contained, the Authority shall not be required to advance any monies derived from any source other than the Revenues and other assets pledged under this Indenture for any of the purposes in this Indenture mentioned, whether for the payment of the principal or redemption price of or interest on the Bonds or for any other purpose of this Indenture. Pursuant to Section 5.16 of the Participation Agreement, the Company has agreed to indemnify and hold harmless the Authority and the Trustee from all liability arising hereunder.

                  SECTION 17.13 Waiver of Personal Liability. No member, officer, agent or employee of the Authority shall be individually or personally liable for the payment of the principal of or premium, if any, or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such

                                                      XVII-4
member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

                                                      XVII-5

                  IN WITNESS WHEREOF, the Authority has caused this Indenture to be executed by its Chair, Vice-Chair, President or Treasurer and its corporate seal to be hereunto affixed and attested by its duly authorized officer, and the Trustee has caused this Indenture to be executed by its authorized officer and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries, all as of the date first above written.

                          NEW YORK STATE ENERGY RESEARCH
                            AND DEVELOPMENT AUTHORITY

                          By___________________________________
                                             President
(SEAL)

Attest:



-------------------------------
Secretary to the Board
   and Vice President for

     Governmental Relations

(SEAL)
                                        THE CHASE MANHATTAN BANK
                                           as Trustee,
Attest:


_______________________________         By_____________________________
Name:                                            Name:
Title:                                           Title:


                                                      XVII-6



                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I

                                      DEFINITIONS; COMPUTATIONS; CERTIFICATES
                                   AND OPINIONS; EVIDENCE OF ACTION BY AUTHORITY

SECTION 1.01.  Definitions of Specific Terms.........I-1
SECTION 1.02.  Definitions of General Terms.........I-34
SECTION 1.03.  Computations.........................I-34
SECTION 1.04.  Certificates and Opinions............I-35
SECTION 1.05.  Evidence of Action by Authority......I-35


                                                    ARTICLE II

                                              AUTHORIZATION OF BONDS

SECTION 2.01.  Limitation on Issuance of Bonds................II-1
SECTION 2.02.  Authorization of Bonds.........................II-1
SECTION 2.03. Global Form; Securities Depository..............II-2
SECTION 2.04.  Limitations on Transfer........................II-5
SECTION 2.05.  Application of Bond Proceeds...................II-6
SECTION 2.06.  Delivery of the Bonds..........................II-6


                                                    ARTICLE III

                                                 INTEREST ON BONDS

SECTION 3.01.  Interest on Bonds-General......................................................................III-1
SECTION 3.02.  Commercial Paper Rate..........................................................................III-4
SECTION 3.03.  Auction Rate Period - Auction Rate: Auction Period - General...................................III-5
SECTION 3.04.  Auction Rate Period - Auction Rate Bonds: Change of Auction
                           Period by Authority................................................................III-6
SECTION 3.05.  Auction Rate Period - Auction Rate Bonds: Change of
                           Auction Date by Market Agent.......................................................III-7
SECTION 3.06.  Auction Rate Period - Auction Rate Bonds: Orders by Existing
                           Holders and Potential Holders......................................................III-7
SECTION 3.07.  Auction Rate Period - Auction Rate Bonds: Submission of
                           Orders by Broker-Dealers to Auction Agent..........................................III-9
SECTION 3.08.  Auction Rate Period - Auction Rate Bonds: Determination of
                           Sufficient Clearing Bids, Winning Bid Rate and Auction Rate.......................III-11


                                                      (i)



                                                                                                               Page

SECTION 3.09.  Auction Rate Period - Auction Rate Bonds: Acceptance and
                           Rejection of Submitted Bids and Submitted Sell Orders and
                           Allocation of Auction Rate Bonds..................................................III-13
SECTION 3.10.  Auction Rate Period - Auction Rate Bonds: Adjustment in
                           Percentage........................................................................III-16


                                                   ARTICLE IIIA

                                          AUCTION RATE-INVERSE RATE BONDS

SECTION 3A.01.  Auction Rate-Inverse Rate Bonds: Definitions of Specific Terms...............................IIIA-1
SECTION 3A.02.  Auction Rate-Inverse Rate: Interest on Bonds.................................................IIIA-6
SECTION 3A.03.  Auction Rate-Inverse Rate Bonds: Auction Procedures..........................................IIIA-9
SECTION 3A.04.  Auction Rate-Inverse Rate Bonds: Certain Orders
                           Not Permitted; Purchases and Cancellations.......................................IIIA-17
SECTION 3A.05.  Auction Rate-Inverse Rate Bonds: Deposit and Application
                           of Interest Payments.............................................................IIIA-18
SECTION 3A.06.  Auction Rate-Inverse Rate Bonds: Calculation of Maximum
                           Rate, Minimum Rate and Overdue Rate..............................................IIIA-19
SECTION 3A.07.  Auction Rate-Inverse Rate Bonds: Computation of Interest....................................IIIA-19
SECTION 3A.08.  Auction Rate-Inverse Rate Bonds: Notification of Rates,
                           Amounts and Payment Dates........................................................IIIA-20
SECTION 3A.09.  Auction Rate-Inverse Rate Bonds: Adjustment in Percentage...................................IIIA-22
SECTION 3A.10.  Mandatory Auction Rate Bonds Tender for Purchase............................................IIIA-23


                                                    ARTICLE IV

                                          CHANGES IN THE ADJUSTABLE RATE

SECTION 4.01.  Optional Conversion by Authority................................................................IV-1
SECTION 4.02.  Optional Conversion to Fixed Rate...............................................................IV-4
SECTION 4.03.  Conversion Generally............................................................................IV-7


                                                     ARTICLE V

                                         REDEMPTION AND PURCHASE OF BONDS

SECTION 5.01.  Optional Redemption..............................................................................V-1
SECTION 5.02.  Tender for and Purchase upon Election of Holder..................................................V-3
SECTION 5.03.  Mandatory Tender for Purchase upon Change in the Interest
                           Rate Mode on Business Day Following Certain Calculation

                           Periods or Occurrence of Fixed Rate Conversion Date..................................V-4
SECTION  5.04.    Extraordinary Optional Redemption.............................................................V-5




                                                                                                               Page

SECTION 5.05.  Redemption if Participation  Agreement or Note Void,
                           Unenforceable or Impossible to Perform...............................................V-6
SECTION 5.06.  Special Tax Redemption Provisions................................................................V-7
SECTION 5.06-A.  Redemption of Bank Bonds.......................................................................V-8
SECTION 5.07.  Redemption at Demand of the State................................................................V-8
SECTION 5.08.  Mandatory Tender for Purchase Upon Expiration or
                           Termination of any Liquidity Facility................................................V-8
SECTION 5.09.  General Provisions Applicable to Mandatory and Optional
                           Tenders for Purchase of Bonds........................................................V-9
SECTION 5.10.  Selection of Bonds to be Redeemed...............................................................V-10
SECTION 5.11.  Notice of Redemption............................................................................V-12
SECTION 5.12.  Bonds Purchased by Liquidity Facility Issuer....................................................V-14
SECTION 5.13.  Effect of Redemption............................................................................V-14
SECTION 5.14.  Cancellation of Redeemed Bonds..................................................................V-14


                                                    ARTICLE VI

                                            SUPPORT FACILITY PROVISIONS

SECTION 6.01.  Support Facility - General......................................................................VI-1
SECTION 6.02.  Liquidity Facility..............................................................................VI-1
SECTION 6.03.  Trustee not Responsible for Enforcement of Support Facility.....................................VI-2
SECTION 6.04.  [Reserved]......................................................................................VI-2
SECTION 6.05.  Payments Pursuant to any Direct Pay Facility; Condition
                           to Delivery of Direct Pay Facility..................................................VI-3


                                                    ARTICLE VII

                                       GENERAL TERMS AND PROVISIONS OF BONDS

         SECTION 7.01. Execution and Authentication of Bonds..................................................VII-1
SECTION 7.02. Books of Registry...............................................................................VII-1
SECTION 7.03. Transfer, Registration and Exchange of Bonds....................................................VII-1
SECTION 7.04. Mutilated, Lost, Stolen, or Destroyed Bonds.....................................................VII-2
SECTION 7.05. Temporary Bonds.................................................................................VII-3
SECTION 7.06. Disposition of Bonds............................................................................VII-4

                                                   ARTICLE VIII

                                         ESTABLISHMENT OF THE PROJECT FUND

         SECTION 8.01. Project Fund..........................................................................VIII-1






                                                                                                               Page

                                                    ARTICLE IX

                                      CREATION OF SPECIAL FUNDS AND ACCOUNTS;
                                      APPLICATION AND INVESTMENT OF REVENUES

SECTION 9.01. Creation of Funds and Accounts...................................................................IX-1
SECTION 9.02. Deposit of Note Payments.........................................................................IX-1
SECTION 9.03. Application of Monies in the Bond Fund...........................................................IX-4
SECTION 9.04. Application of Monies in the Rebate Fund.........................................................IX-5
SECTION 9.05. Investment of Funds..............................................................................IX-6


                                                     ARTICLE X

                                       PARTICULAR COVENANTS OF THE AUTHORITY

SECTION 10.01. Payment of Principal of and Interest and Redemption Premium
                           on Bonds.............................................................................X-1
SECTION 10.02. Performance of Covenants.........................................................................X-1
SECTION 10.03. Further Instruments..............................................................................X-1
SECTION 10.04. Inspection of Project Books......................................................................X-1
SECTION 10.05. No Extension of Time of Payment of Interest......................................................X-1
SECTION 10.06. Trustee's, Auction Agent's, Market Agent's, Broker-Dealers',
                           Registrar and Paying Agent's and Indexing Agent's Fees,
                           Charges and Expenses.................................................................X-1
SECTION 10.07. Agreement of the State of New York...............................................................X-2
SECTION 10.08. Recording and Filing.............................................................................X-2
SECTION 10.09. Rights Under the Participation Agreement and the Note............................................X-2


                                                    ARTICLE XI

                                      CONCERNING THE TRUSTEE; APPOINTMENT OF
                                     REGISTRAR AND PAYING AGENT, MARKET AGENT,

                                         AUCTION AGENT AND INDEXING AGENT

SECTION 11.01. Appointment of Trustee..........................................................................XI-1
SECTION 11.02. Indemnification of Trustee as Condition for Remedial Action.....................................XI-1
SECTION 11.03. Trustee Not Liable for Failure of the Authority or Company to Act...............................XI-2
SECTION 11.04. Certain Duties and Responsibilities of the Trustee..............................................XI-2
SECTION 11.05. Limitations on Obligations and Responsibilities of Trustee......................................XI-4
SECTION 11.06. Compensation and Indemnification of Trustee.....................................................XI-4
SECTION 11.07. Statements from Trustee.........................................................................XI-5
SECTION 11.08. Notice of Default...............................................................................XI-5
SECTION 11.09. Trustee May Deal in Bonds.......................................................................XI-5
SECTION 11.10. Trustee Not Responsible For Recitals............................................................XI-6




                                                                                                               Page

SECTION 11.11. Qualification of the Trustee....................................................................XI-6
SECTION 11.12. Resignation and Removal of Trustee..............................................................XI-6
SECTION 11.13. Successor Trustee...............................................................................XI-7
SECTION 11.14. Appointment of Market Agent.....................................................................XI-8
SECTION 11.15. Appointment of Registrar and Paying Agent.......................................................XI-9
SECTION 11.16. General Provisions Regarding Registrar and Paying Agent.........................................XI-9
SECTION 11.17. Payment of Registrar and Paying Agent; Indemnification.........................................XI-10
SECTION 11.18. Registrar and Paying Agent's Performance; Duty of Care.........................................XI-10
SECTION 11.19. Qualifications of Registrar and Paying Agent...................................................XI-11
SECTION 11.20. Resignation or Removal of Registrar and Paying Agent and
                           Successor to Registrar and Paying Agent; Termination of

                           Registrar and Paying Agent's Obligations...........................................XI-11
SECTION 11.21. Appointment of Auction Agent; Qualifications of Auction Agent,
                            Resignation; Removal..............................................................XI-12
SECTION 11.22. Appointment of Broker-Dealers..................................................................XI-13
SECTION 11.23. Appointment of Additional Paying Agents; Each Paying Agent
                           to Hold Money in Trust.............................................................XI-13
SECTION 11.24.  Appointment and Duties of Indexing Agents.....................................................XI-13
SECTION 11.25.  Qualifications of Indexing Agents.............................................................XI-14


                                                    ARTICLE XII

                                         EVENTS OF DEFAULT; REMEDIES UPON
                                                OCCURRENCE THEREOF

SECTION 12.01.  Events of Default.............................................................................XII-1

SECTION 12.02.  Notice to Holders and Others Upon Occurrence of an
                           Event of Default or a Failure to Deposit...........................................XII-2
SECTION 12.03.  Declaration of Principal and Interest As Due..................................................XII-2
SECTION 12.04.  Action by Trustee Upon Occurrence of Event of Default.........................................XII-3
SECTION 12.05.  Powers of Trustee With Respect to Participation Agreement
                           and Other Agreements...............................................................XII-4
SECTION 12.06.  Disposition of Monies in Event of Insufficiencies in Funds
                           and Accounts.......................................................................XII-5
SECTION 12.07.  Effect of Delay or Omission; Waiver of Default; Direction
                           of Remedial Proceedings by the Holders.............................................XII-7
SECTION 12.08.  Suits or Actions by Holders; Any Holder May Enforce
                           Overdue Payment of His Bond or Interest Thereon....................................XII-8
SECTION 12.09.  Remedies Not Exclusive........................................................................XII-9
SECTION 12.10.  Effect of Abandonment of Proceedings on Default...............................................XII-9
SECTION 12.11.  Interest on Overdue Amounts...................................................................XII-9






                                                                                                               Page

                                                   ARTICLE XIII

                                    EXECUTION OF INSTRUMENTS BY BONDHOLDERS AND
                                      OWNERSHIP OF BONDS; EXCLUSION OF BONDS

                                       OWNED BY THE AUTHORITY OR THE COMPANY

SECTION 13.01.  Execution of Requests, Directions and Consents and
                           Other Instruments and Proof of Same; Ownership of Bonds
                           and Proof of Same.................................................................XIII-1
SECTION 13.02.  Meetings of Holders..........................................................................XIII-2
SECTION 13.03.  Exclusion of Bonds Held by or for the Authority, the Company
                           and of Bonds No Longer Deemed Outstanding Hereunder...............................XIII-3


                                                    ARTICLE XIV

                                     AMENDING AND SUPPLEMENTING THE INDENTURE,
                             THE PARTICIPATION AGREEMENT, THE MARKET AGENT AGREEMENT,
                                AUCTION AGENCY AGREEMENT, BROKER-DEALER AGREEMENTS,
                                           BOND PURCHASE TRUST AGREEMENT

SECTION 14.01.  Amending and Supplementing Indenture Without Consent
                           of Holders.........................................................................XIV-1
SECTION 14.02.  Amending and Supplementing Indenture with Consent of Holders.........................................................................XIV-2
SECTION 14.03.  Notation upon Bonds; New Bonds Issued upon Amendments.........................................XIV-3
SECTION 14.04.  Effectiveness of Supplemental Indentures......................................................XIV-3
SECTION 14.05.  Supplemental Indenture Affecting Support Facility Provider....................................XIV-4
SECTION 14.06.  Supplemental Participation Agreements Not Requiring the
                           Consent of the  Holders............................................................XIV-4
SECTION 14.07.  Notice and Consent for Supplemental Participation Agreements
                           Requiring the Consent of the Holders...............................................XIV-4
SECTION 14.08.  Effectiveness of Supplemental Participation Agreement.........................................XIV-5
SECTION 14.09.  Amending and Supplementing the Market Agent Agreement,
                           Auction Agency Agreement, Broker-Dealer Agreements

                           or Bond Purchase Trust Agreement...................................................XIV-5
SECTION 14.10.  Notice of Certain Amendments to Rating Agencies...............................................XIV-5


                                                    ARTICLE XV

                                      DEFEASANCE; MONEYS HELD FOR PAYMENT OF
                                                  DEFEASED BONDS

SECTION 15.01.  Discharge of Liens and Pledges; Bonds No Longer Deemed to be
                           Outstanding Hereunder...............................................................XV-1




                                                                                                               Page

SECTION 15.02.  Release of Indenture, Termination of Right, Title and Interest
                           of Trustee..........................................................................XV-2
SECTION 15.03.  Bonds Not Presented for Payment When Due; Monies Held for the
                           Bonds after Due Date of Bonds.......................................................XV-3
SECTION 15.04.  Special Defeasance Provisions..................................................................XV-3


                                                    ARTICLE XVI

                                                   FORM OF BONDS

AND ENDORSEMENT AND ASSIGNMENT PROVISIONS

SECTION 16.01.  Form of Bonds and Endorsement and Assignment Provisions.......................................XVI-1


                                                   ARTICLE XVII

                                                   MISCELLANEOUS

SECTION 17.01.  Benefits of Indenture Limited to Authority, Company, Trustee,
                           Registrar, Paying Agent, Auction Agent, any Support Facility
                           Issuer and Holders of the Bonds...................................................XVII-1
SECTION 17.02.  Indenture a Contract; Indenture Binding Upon Successors or
                           Assigns of the Authority..........................................................XVII-1

SECTION 17.03.  Notice to Holders of Bonds...................................................................XVII-1
SECTION 17.04.  Waiver of Notice.............................................................................XVII-1
SECTION 17.05.  Effect of Saturdays, Sundays and Non-Business Days...........................................XVII-2
SECTION 17.06.  Partial Invalidity...........................................................................XVII-2
SECTION 17.07.  Law and Place of Enforcement of Indenture....................................................XVII-2
SECTION 17.08.  Requests, Approvals and Directions of Authority..............................................XVII-2
SECTION 17.09.  Notices, Demands; Requests...................................................................XVII-2
SECTION 17.10.  Effect of Article and Section Headings and Table of Contents.................................XVII-4
SECTION 17.11.  Indenture May be Executed in Counterparts; Effectiveness
                           of Indenture......................................................................XVII-4
SECTION 17.12.  Liability of Authority Limited to Revenues...................................................XVII-4
SECTION 17.13.  Waiver of Personal Liability.................................................................XVII-4

Exhibit 4.11
                                                                 EXECUTION COPY






-------------------------------------------------------------------------------


------------------------------------------------------------------------------



                         NEW YORK STATE ENERGY RESEARCH
                            AND DEVELOPMENT AUTHORITY

                                       AND

                            THE CHASE MANHATTAN BANK,
                                   as Trustee


                     --------------------------------------



                       FIRST SUPPLEMENTAL TRUST INDENTURE

                           Dated as of January 1, 2000

                                       to

                                 TRUST INDENTURE

                           Dated as of January 1, 1997


                     ---------------------------------------


                                   relating to

            $125,000,000 Gas Facilities Revenue Bonds, 1997 Series A
                    (The Brooklyn Union Gas Company Project)




-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                           Page

Parties1
Recitals1


                                    ARTICLE I

                           AUTHORIZATION; DEFINITIONS


SECTION 1.01.                  Supplemental Indenture........................2
SECTION 1.02.                  Definitions...................................2


                                   ARTICLE II

                           AMENDMENTS TO THE INDENTURE

SECTION 2.01. Amendment to Section 1.01 of the Indenture......................2
SECTION 2.02. Amendment to Section 1.01 of the Indenture......................3
SECTION 2.03. Amendment to the definition of "Auction Period" in
              Section 1.01 of the Indenture...................................3
SECTION 2.04. Amendment to the definition of "Broker-Dealer" in
              Section 1.01 of the Indenture...................................3
SECTION 2.05. Amendment to the definition of "Broker-Dealer Agreement"
              in Section 1.01 of the Indenture................................3
SECTION 2.06. Amendment to the definition of "Commercial
              Paper/Treasury Rate" in Section 1.01 of the Indenture.....      4
SECTION 2.07. Amendment to the definition of "Interest Payment Date" in
              Section 1.01 of the Indenture...................................4
SECTION 2.08. Replacement of the definition of "Lehman Brothers Money
              Market Municipal Index" with the definition of "Short Term
              Tax-Exempt Rate Index" in Section 1.01 of the Indenture.........4
SECTION 2.09. Replacement of the term "Lehman Brothers Money Market
              Municipal Index" with the term "Short-Term Tax-Exempt
              Rate Index" throughout the Indenture............................5
SECTION 2.10. Amendment to the definition of "Potential Holder" in
              Section 1.01 of the Indenture...................................5
SECTION 2.11. Amendment to the definition of "SAVRS Rate Period" in
              Section 1.01 of the Indenture...................................6


                                       (i)

SECTION 2.12. Amendment to the definition of "Support Facility" in
              Section 1.01 of the Indenture...................................6
SECTION 2.13. Amendment to Section 3.04 of the Indenture......................6
SECTION 2.14. Amendment to Section 3.05 of the Indenture......................7
SECTION 2.15. Amendment to Section 3.06 of the Indenture......................8
SECTION 2.15. Amendment to paragraph (a) of Section 3.07
              of the Indenture................................................9
SECTION 2.16. Amendment to paragraph (a) of Section 3.08
              of the Indenture...............................................10
SECTION 2.17. Amendment to paragraph (b) of Section 3.08
              of the Indenture...............................................11
SECTION 2.18. Amendment to Section 3.09 of the Indenture.................... 11
SECTION 2.19. Amendment to Section 4.01 of the Indenture.....................12


                                   ARTICLE III

                                  MISCELLANEOUS

SECTION 3.01. Effective Date; counterparts...................................12
SECTION 3.02. Acceptance.....................................................12




                                      (ii)

     THIS FIRST SUPPLEMENTAL TRUST INDENTURE, made and dated as of January 1, 2000 (the "First Supplemental Indenture") to the TRUST INDENTURE made and dated as of January 1, 1997 (the "Indenture") by and between NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic, constituting a public benefit corporation, and THE CHASE MANHATTAN BANK (together with any successor trustee appointed in accordance with the terms of such Indenture of Trust, hereinafter referred to as the "Trustee"), a corporation organized and existing under and by virtue of the laws of the State of New York, with its corporate trust office located in New York, New York, as trustee,

                            W I T N E S S E T H T H AT:

     WHEREAS, pursuant to special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established as a body corporate and politic, constituting a public benefit corporation; and

     WHEREAS, pursuant to the Act, the Authority is empowered to contract with any gas company to participate in the construction of facilities to be used for the furnishing of gas to the extent required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics; and

     WHEREAS, the Authority and The Brooklyn Union Gas Company (the "Company") have entered into a Participation Agreement, dated as of January 1, 1997 (herein raftered to as the "Participation Agreement"), providing for the refunding of Gas Facilities Revenue Bonds (The Brooklyn Union Gas Company Project) Series 1985 I in the principal amount of $62,500,000 and Series 1985 II in the principal amount of $62,500,000 (the "Prior Bonds") of the Authority which were issued to finance the acquisition, construction and installation of certain facilities for the furnishing of gas within the Company's service area and as part of such participation, that the Authority issue bonds pursuant to the Act to provide funds to refund the Prior Bonds; and

     WHEREAS, the Authority issued its Gas Facilities Revenue Bonds, 1997 Series A (The Brooklyn Union Gas Company Project) (the "Bonds"), in an aggregate principal amount of $125,000,000 (the "Bonds") under and pursuant to Resolution No. 886 of the Authority, adopted December 2, 1996 (the "Resolution"), for the purpose of paying all or portion of the redemption price of the Prior Bonds; and

     WHEREAS, Section 14.02 of the Indenture provides that the Authority and the Trustee may, in accordance with the terms thereof, modify, amend or supplement the Indenture; and

     WHEREAS, the Company has requested that the Indenture be amended to clarify certain terms of the Indenture and conform certain terms of the Indenture relating to SAVRS

Bonds during a SAVRS Rate Period with the current market standards for such SAVRS Bonds; and

     WHEREAS, all acts, conditions and things necessary or required by the Constitution and statutes of the State of New York or otherwise, to exist, happen, and be performed as prerequisites to the execution of this First Supplemental Indenture, do exist, have happened, and have been performed; and

     WHEREAS, all consents and notices required to be obtained and given as conditions to the passage of this First Supplemental Indenture pursuant to the Indenture and all other documents relating to the Bonds have been obtained and given;

     NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Authority agrees with the Trustee and with the respective owners, from time to time, of the Bonds or any part thereof as follows:


                                    ARTICLE I

                           AUTHORIZATION; DEFINITIONS

     SECTION  1.01.Supplemental  Indenture.  This First  Supplemental  Indenture
              ----------------------------
is supplemental to, and is entered into in accordance with Article XIV of the Indenture; and except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

     SECTION 1.02. Definitions. Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the Indenture shall have the same meanings, respectively, in this First Supplemental Indenture as such terms are given in said Section 1.01 of the Indenture.

                                   ARTICLE II

                          AMENDMENTS TO THE INDENTURE (1)

     SECTION  2.01.  Amendment  to Section 1.01 of the  Indenture.  Section 1.01
is  hereby   amended   to  add  the
following definition:


           (1)Striked-out language reflects language deleted by this First Supplemental Indenture from the Indenture and underscored language reflects language added by this First Supplemental Indenture to the Indenture.

  ""Beneficial Owner" shall mean with respect to the SAVRS Bonds during a SAVRS
  ------------------
Rate Period, a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of the SAVRS Bonds."

SECTION 2.02. Amendment to Section 1.01 of the Indenture. Section 1.01is hereby amended to add the following definition:

          ""BMA Index"  shall mean The Bond Market  Association  Municipal  Swap
          Index  released  by  Municipal   Market  Data  to  its   subscribers."

SECTION 2.03. Amendment to the definition of "Auction Period" in Section 1.01 of the Indenture. The definition of "Auction Period" in Section 1.01 of the Indenture is hereby amended to read as follows:

""Auction Period" shall mean (i) in the event the Bonds are issued initially as SAVRS Bonds during a SAVRS Rate Period, the period from and including the Closing Date to and including the initial Auction Date and (ii) thereafter, or after a Change in the Interest Rate Mode to a SAVRS Rate, during a SAVRS Rate Period, until the effective date of a Change in the Interest Rate Mode, the effective date of a conversion to the Fixed Rate or the maturity of the Bonds, each period from and including the last Interest Payment Date for the immediately preceding Auction Period or Calculation Period, as the case may be, to and including the next succeeding Auction Date or, in the event of a Change in the Interest Rate Mode or a conversion to a Fixed Rate, to but excluding the effective date of such change or conversion, provided, if any day that would be the last day of any such period does not immediately precede a Business Day, such period shall end on the next day which immediately precedes a Business Day."

     SECTION 2.04.  Amendment to the  definition of  "Broker-Dealer"  in Section
     1.01 of the Indenture. The definition of "Broker-Dealer" in Section 1.01 of the Indenture is hereby amended to read as follows:

     ""Broker-Dealer" shall mean any broker-dealer (as defined in the Securities Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction
     Procedures (i) that is an Agent Member (or an affiliate of an Agent Member), (ii) that has been selected by the Auction Agent and the Company with the consent of the Authority, (iii) that has entered into a Broker-Dealer Agreement with the Auction Agent and the Company that remains effective and (iv) after the occurrence and during the continuance of a Company Downgrade Event that is reasonably acceptable to the Bond Insurer."

     SECTION 2.05.  Amendment to the definition of "Broker-Dealer  Agreement" in
     Section 1.01 of the Indenture. The definition of "Broker-Dealer Agreement" in Section 1.01 of the Indenture is hereby amended to read as follows:

     ""Broker-Dealer Agreement" shall mean each agreement applicable to the SAVRS Bonds during a SAVRS Rate Period or the SAVRS
     Bonds during a SAVRS-RIBS Rates Period, as the case may be, among a Broker-Dealer, the Company and the Auction Agent pursuant to which the Broker-Dealer, among other things, agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended and supplemented."

     SECTION 2.06. Amendment to the definition of "Commercial Paper/Treasury Rate" in Section 1.01 of the Indenture. The second sentence in the first paragraph of the definition of "Commercial Paper/Treasury Rate" in Section
     1.01 of the Indenture is hereby amended to read as follows:

     " The foregoing rates shall in all cases, except with respect to the Treasury Rate, be rates on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by Moody's, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date of determination."

     SECTION 2.07.  Amendment to the  definition  of "Interest  Payment Date" in
     Section 1.01 of the Indenture. Paragraph (b) of the definition of "Interest Payment Date" in Section 1.01 of the Indenture is hereby amended to read as follows:

     "(b) during a SAVRS Rate Period (i) for an Auction Period of 91 days or less, the Business Day immediately succeeding such Auction Period and (ii) for an Auction Period of more than 91 days, each 91st day after the first day of such Auction Period and the Business Day immediately succeeding such Auction Period"

     SECTION 2.08. Replacement of the definition of "Lehman Brothers Money Market Municipal Index" with the definition of "Short Term Tax-Exempt Rate Index" in Section 1.01 of the Indenture. Section 1.01 of the Indenture is hereby amended to replace the definition of "Lehman Brothers Money Market Municipal Index" with the following definition:

                     "Short Term Tax-Exempt Rate Index" shall mean:
                      ---------------------------------------------

     (i) with respect to a SAVRS Rate during a SAVRS Rate Period and a 7-day Auction Period, on the date of the calculation of the Maximum Auction Rate, the Minimum Auction Rate or the Overdue Rate, the most recent BMA Index; and

     (ii) with respect to a SAVRS Rate during a SAVRS Rate Period and an Auction Period that exceeds 7 days, and with respect to a SAVRS Rate during a SAVRS Rate-RIBS Rate Period, the average of yield evaluations at par, determined by the Indexing Agent on the date of the calculation of the Maximum Rate, the Minimum Rate, the Maximum SAVRS Rate, the Minimum SAVRS Rate or Overdue Rate, of securities (whether or not actually issued) all of which shall have a term as near as practicable to then effective Auction Period or Interest Period or which are subject to optional or mandatory tender by the owner thereof at the end of a term as near as practicable to such Auction Period or Interest Period, the interest on which is not included in gross income for federal income tax purposes, of no fewer than twenty Component Issuers selected by the Indexing Agent, including issuers of commercial paper, project notes, bond anticipation notes and tax anticipation notes, computed by the Indexing Agent on and as of such day. If the Bonds are rated by a Rating Agency in its highest note or commercial paper rating category or one of its two highest long-term debt rating categories, each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its highest note or commercial paper rating category or (b) not have outstanding notes or commercial paper rated by a Rating Agency but have outstanding securities rated by a Rating Agency in one of its two highest long-term debt rating categories. If the Bonds are rated by a Rating Agency in a rating category that is lower than its highest note or commercial paper rating category or its two highest long-term debt rating categories (and the Bonds are not rated in one of such categories by the other Rating Agency), each Component Issuer must (a) have outstanding securities rated by a Rating Agency in its note or commercial paper rating category which is the same or correlative, in the Indexing Agent's judgment, to the note or commercial paper rating category or the long-term debt rating category of the Bonds or (b) have outstanding securities rated by a Rating Agency in the same long-term debt rating category as the Bonds are rated by that Rating Agency and not have any outstanding notes or commercial paper rated by such Rating Agency. The Indexing Agent may change the Component Issuers from time to time in its discretion, subject to the foregoing requirements. In addition, at the request of the Company and upon delivery to the Trustee and the Bond Insurer of an Opinion of Bond Counsel that such action will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes, the Authority, with the consent of the Company, may designate a new method of setting the Short Term Tax-Exempt Rate Index in the event any of the above-described methods are determined by the Authority to be unavailable, impracticable or unrealistic in the market place. Upon the occurrence and during the continuance of a Company Downgrade Event, the Bond Insurer shall have the right to consent to any change to the Component Issuers and any change in the method of setting the Short Term Tax-Exempt Rate Index, which consent shall not be unreasonably withheld."

     SECTION  2.09.  Replacement  of the  term  "Lehman  Brothers  Money  Market
     Municipal Index" with the term "Short-Term Tax-Exempt Rate Index" throughout the Indenture. The Indenture is hereby amended to replace the term "Lehman Brothers Money Market Municipal Index" with the term "Short Term Tax-Exempt Rate Index" throughout the Indenture.

     SECTION 2.10.  Amendment to the definition of "Potential Holder" in Section
     1.01 of the Indenture. The definition of "Potential Holder" in Section 1.01
     of the  Indenture  is    hereby  amended  to  read  as
     follows:

     ""Potential Holder" shall mean (i) with respect to any SAVRS Bonds during a
      SAVRS and related RIBS Rate Period, any person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter (or whose Broker-Dealer shall have executed a Purchaser's Letter), and (B) who may be interested in acquiring the beneficial ownership of SAVRS Bonds or, in the case of an Existing Holder thereof, the beneficial ownership of an additional principal amount of SAVRS Bonds and (ii) with respect to any SAVRS Bonds during a SAVRS Rate Period, a Broker-Dealer that is not an Existing Holder or that is an Existing Holder that wishes to become an Existing Holder of an additional principal amount of SAVRS Bonds."

     SECTION 2.11. Amendment to the definition of "SAVRS Rate Period" in Section
     1.01 of the  Indenture.  The  definition  of "SAVRS Rate Period" in Section
     1.01 of the Indenture is hereby amended to read as follows:

""SAVRS Rate Period" shall mean any period during which the SAVRS Bonds
                       -----------------
bear interest at a SAVRS Rate determined pursuant to the implementation of Auction Procedures established under Article III, which period shall commence on the Closing Date if the Bonds initially are offered as SAVRS Bonds, or on the effective date of a Change in the Interest Rate Mode to a SAVRS Rate, as the case may be, and shall extend through the day immediately preceding the earlier of (a) the effective date of a Change in the Interest Rate Mode, (b) the Fixed Rate Conversion Date, or (c) the Stated Maturity."

     SECTION 2.12.  Amendment to the definition of "Support Facility" in Section
     1.01 of the Indenture. The definition of "Support Facility" in Section 1.01
     of the  Indenture  is    hereby  amended  to  read  as
     follows:

     ""Support Facility" shall mean any instrument satisfactory to the Authority entered into or obtained in connection with the Bonds in order to obtain a rating or ratings on the Bonds, such as a letter of credit, committed line of credit, insurance policy, surety bond or standby bond purchase agreement, or any combination of the foregoing, and issued by a bank or banks, insurance company, other financial institution or institutions, or any combination of the foregoing which Support Facility provides for the payment of (i) the purchase price equal to the principal of and accrued interest on Bonds delivered to the Registrar and Paying Agent and/or (ii) principal of and interest on all Bonds coming due and payable during the term thereof."


     SECTION 2.13. Amendment to Section 3.04 of the Indenture. Clause (A) in Paragraph 2 of Section 3.04 of the Indenture is hereby amended to read as follows:

                     "(A) the Trustee, the Bond Insurer and the Auction Agent receive, by 11:00 a.m.
(New York City time) on the Business Day immediately preceding the Auction Date for such Auction Period, a certificate from the Authority, on behalf of the Company, by telecopy or similar means in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit J authorizing the change in the Auction Period or the Standard Auction Period, which shall be specified in such certificate, and confirming that Bond Counsel expects to be able to give an Opinion of Bond Counsel on the first day of such Auction Period,"; and

     Section 3.04 of the Indenture is hereby amended to add a new paragraph 3 to read as follows:

     "3. In the event of a Change in the Interest Rate Mode to a SAVRS Rate during a SAVRS Rate Period, the Authority, at the request of the Company, shall determine the length of the initial Auction Period and may change the length of a single Auction Period or the Standard Auction Period by means of a written notice delivered on or prior to the effective date of such Change in the Interest Rate Mode to a SAVRS Rate during a SAVRS Rate Period to the Trustee, the Market Agent, the Auction Agent, the Bond Insurer and the Securities Depository. Notwithstanding anything to the contrary in paragraphs 1 and 2 of this Section 3.04, the determination of the initial Auction Period shall take effect on the effective date of such Change in the Interest Rate Mode to a SAVRS Rate during a SAVRS Rate Period. Notwithstanding anything to the contrary in paragraphs 1 and 2 of this
     Section 3.04, the change in the length of a single Auction Period or the Standard Auction Period shall take effect only if the Trustee, the Bond Insurer and the Auction Agent receive on the effective date of such Change in the Interest Rate Mode to a SAVRS Rate during a SAVRS Rate Period, an opinion of Bond Counsel to the effect that the change in the Auction Period or the Standard Auction Period is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes."

     SECTION 2.14. Amendment to Section 3.05 of the Indenture. The third and fourth sentence in Section 3.05 of the Indenture are hereby amended to read as follows:

          "The Market Agent shall communicate its determination to change an Auction Date by means of a written notice delivered at least 10 days prior to the Auction Date immediately preceding such Auction Date, or with respect to a Change in the Interest Rate Mode to a SAVRS Rate during a SAVRS Rate Period on or prior to the effective date of such Change in the Interest Rate Mode, to the Authority, the Trustee, the Auction Agent, the Company, the Bond Insurer and the Securities Depository which shall state (i) the determination of the Market Agent to change the Auction Date, (ii) the new Auction Date and (iii) the date on which such Auction Date shall be changed. If after any proposed change in the Auction Date any Auction Period would be less than 28 days in duration, such notice shall be effective only if it is accompanied by a written statement of the Auction Agent, the Registrar and Paying Agent and the Trustee to the effect that they are capable of performing their duties hereunder and under the Auction Agency Agreement with respect to any such Auction Period."

          SECTION 2.15. Amendment to Section 3.06 of the Indenture. Section 3.06 of the Indenture is hereby amended to read as follows:

          "(a) Prior to the Submission Deadline on each Auction Date during the SAVRS Rate Period, the following orders may be submitted:

          (i) each Beneficial Owner may submit to the Broker-Dealer information as to:

                               (A) the principal  amount of SAVRS Bonds, if any,
                     held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the SAVRS Rate for the next succeeding Auction Period;

                               (B) the principal  amount of SAVRS Bonds, if any,
                     held by such Beneficial Owner which such Beneficial Owner offers to sell if the SAVRS Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Beneficial Owner and/or

                               (C) the principal  amount of SAVRS Bonds, if any,
                     held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the SAVRS Rate for the next succeeding Auction Period;

                     (ii) one or more Broker-Dealers may contact Potential Beneficial Owners by telephone or otherwise to determine the principal amount of SAVRS Bonds which each such Potential Beneficial Owner offers to purchase if the SAVRS Rate for the next succeeding Auction Period shall not be less than the interest rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B) or (i)(C) or clause (ii) above is hereinafter referred to as an "Order" and each Beneficial Owner and Potential Beneficial Owner placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (i)(A) above is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (i)(B) or clause (ii) above is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (i)(C) above is hereinafter referred to as a "Sell Order". The submission by a Broker-Dealer of an Order to the Auction Agent shall likewise be referred to herein as an "Order" and an Existing Holder or Potential Holder who places an Order with the Auction Agent shall likewise be referred to herein as a "Bidder."

          Orders may be submitted in principal amounts of $50,000 or any integral multiple thereof.

                     (b) (i) Subject to the provisions of Section 3.07, a Bid by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                               (A) the  principal  amount of  Outstanding  SAVRS
                     Bonds specified in such Bid if the SAVRS Rate determined on such Auction Date shall be less than the interest rate per annum specified therein; or

                               (B) such principal  amount or a lesser  principal
                     amount of Outstanding SAVRS Bonds to be determined as set forth in subsection (a)(iv) of Section 3.09 if the SAVRS Rate determined on such Auction Date shall be equal to the interest rate per annum specified therein; or

                               (C) such principal  amount or a lesser  principal
                     amount of Outstanding SAVRS Bonds to be determined as set forth in subsection (b)(iii) of Section 3.09 if such specified rate shall be higher than the Maximum SAVRS Rate and Sufficient Clearing Bids do not exist.

                     (ii) Subject to the provisions of Section 3.07, a Sell Order by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:


               (A) the principal amount of SAVRS Bonds specified in such Sell Order; or

                               (B) such principal  amount or a lesser  principal
                     amount of SAVRS Bonds as set forth in subsection (b)(iii) of Section 3.09 if Sufficient Clearing Bids do not exist.

                               (iii) Subject to the  provisions of Section 3.07,
                     a Bid by a Potential Beneficial Owner or a Potential Holder shall constitute an irrevocable offer to purchase:

                               (A) the principal amount of SAVRS Bonds specified
                     in such Bid if the SAVRS Rate determined on such Auction Date shall be higher than the rate specified therein; or

                               (B) such principal  amount or a lesser  principal
                     amount of SAVRS Bonds as set forth in subsection  (a)(v) of
                     Section 3.09 if the SAVRS Rate determined on such Auction Date shall be equal to such specified rate."

                    SECTION 2.15.  Amendment to paragraph (a) of Section 3.07 of
                    the  Indenture.   Paragraph  (a)  of  Section  3.08  of  the
                    Indenture is hereby amended to read as follows:

                    "(a) During a SAVRS Rate Period each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date during the SAVRS Rate Period, all Orders obtained by such Broker-Dealer, designating itself as (a) an Existing Holder in respect of the principal amount of SAVRS Bonds subject to Orders submitted or deemed submitted to it by Beneficial Owners or
                    (b) a Potential Holder in respect of the principal amount of the SAVRS Bonds subject to Orders submitted or deemed submitted to it by Potential Beneficial Owners, and shall specify with respect to each such Order:

                     (i)  the name of the Bidder placing such Order;

                    (ii) the aggregate principal amount of SAVRS Bonds that are subject to such Order;

                    (iii)  to the extent that such Bidder is a Beneficial Owner:


                    (A) the principal amount of SAVRS Bonds, if any, subject to any Hold Order placed by such Existing Holder;

                    (B) the principal amount of SAVRS Bonds, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                    (C) the principal amount of SAVRS Bonds, if any, subject to any Sell Order placed by such Existing Holder; and

                               (iv) to the  extent  such  Bidder is a  Potential
                     Beneficial Owner, the rate specified in such Potential Holder's Bid."

SECTION 2.16. Amendment to paragraph (a) of Section 3.08 of the Indenture. Clauses (i) and (ii) of paragraph (a) of Section 3.08 of the Indenture are hereby amended to read as follows:

                     "(v)  the   excess  of  the  total   principal   amount  of
           Outstanding SAVRS Bonds over the aggregate principal amount of Outstanding SAVRS Bonds subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available SAVRS Bonds"); and

                     (ii) from the Submitted Orders whether the aggregate principal amount of SAVRS Bonds subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum SAVRS Rate exceeds or is equal to the sum of:

                     (D) the aggregate principal amount of SAVRS Bonds subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum SAVRS Rate; and

               (E) the aggregate principal amount of SAVRS Bonds subject to Submitted Sell Orders

           (in the event of such excess or such equality (other than because the sum of the principal amounts of SAVRS Bonds in clauses (A) and (B) above is zero because all of the Outstanding SAVRS Bonds are subject to Submitted Hold Orders), such Submitted Bids by Potential Holders are hereinafter referred to collectively as "Sufficient Clearing Bids");"

     SECTION 2.17 Amendment to paragraph (b) of Section 3.08 of the Indenture. Clauses (ii)and (iii) of paragraph (b) of Section 3.08 of the Indenture are hereby amended to read as follows:

                     "(ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding SAVRS Bonds are the subject of Submitted Hold Orders), the SAVRS Rate for the next succeeding Auction Period therefor shall be equal to the Maximum SAVRS Rate; and

                     (iii) if all of the Outstanding SAVRS Bonds are subject to Submitted Hold Orders, the SAVRS Rate for the next succeeding Auction Period therefor shall be equal to the Minimum SAVRS Rate."

          SECTION 2.18.  Amendment to Section 3.09 of the Indenture.  Paragraphs
     (b) and (c) of Section 3.09 of the Indenture are hereby amended to read as follows:

          "(b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding SAVRS Bonds are subject to Submitted Hold Orders), subject to the provisions of subsection (e) of this Section 3.09, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                               (i) Existing  Holders'  Submitted Bids specifying
                     any rate that is equal to or lower than the Maximum SAVRS Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of SAVRS Bonds subject to such Submitted Bids;

                               (ii) Potential Holders' Submitted Bids specifying
                     any rate that is equal to or lower than the Maximum SAVRS Rate shall be accepted, thus requiring each such Potential Holder to purchase the aggregate principal amount of SAVRS Bonds subject to such Submitted Bids; and

                               (iii) each Existing Holder's Submitted Bid specifying any rate that is higher than the Maximum SAVRS Rate and the Submitted Sell Order of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the SAVRS Bonds subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of SAVRS Bonds obtained by multiplying the aggregate principal amount of SAVRS Bonds subject to Submitted Bids described in paragraph (ii) of this subsection (b) by a fraction, the numerator of which shall be the aggregate principal amount of SAVRS Bonds held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding SAVRS Bonds subject to all such Submitted Bids and Submitted Sell Orders.

               (c) If all Outstanding SAVRS Bonds are subject to Submitted Hold Orders, all Submitted Bids shall be rejected."

          SECTION 2.19. Amendment to Section 4.01 of the Indenture. Subparagraph
          (ii) of Section 4.01.3(A) of the Indenture are hereby amended to read as follows:

          "(ii) by 11:00 a.m. (New York City time) on the second Business Day prior to the effective date of such Change in the Interest Rate Mode by telecopy or other similar means, a certificate in substantially the form attached hereto as, or containing substantially the information contained in, Exhibit Q, from the Authority on behalf of the Company (y) authorizing the establishment of the new Adjustable Rate and (z) confirming that Bond Counsel has advised the Authority that it expects to be able to give an opinion on the effective date of such Change in the Interest Rate Mode to the effect that such Change in the Interest Rate Mode is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the SAVRS Bonds during a SAVRS Rate Period or the SAVRS-RIBS Bonds during a SAVRS-RIBS Rates Period from gross income for federal income tax purposes;"


                                   ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.01. Effective Date; counterparts. This First Supplemental Indenture shall become effective upon execution and delivery and may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          SECTION 3.02. Acceptance. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution hereof by the Authority or for or in respect of the recitals contained herein, all of which are made by the Authority solely.

          IN WITNESS WHEREOF, the Authority has caused this First Supplemental Indenture to be executed by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the Trustee has caused this First Supplemental Indenture to be executed and attested by its duly Authorized officers, all as of the date first above written.


                                        NEW YORK STATE ENERGY RESEARCH
                                        AND DEVELOPMENT AUTHORITY



                                       By
                                             President

(SEAL)

Attest:



Secretary to the Board and
  Vice President for
  Governmental Relations

                                        THE CHASE MANHATTAN BANK,
                                        as Trustee



                                        By
                                        Name:
                                        Title:



Attest:


Name:
Title:


                                       A-1
Exhibit 4.12

                                                       EXECUTION COPY










                                         $700,000,000

                                       CREDIT AGREEMENT

                                            among


                                     KEYSPAN CORPORATION,
                                         as Borrower,


                                     The Several Lenders
                              from Time to Time Parties Hereto,


                                       CITIBANK, N.A.,
                                    as Syndication Agent,


                                   EUROPEAN AMERICAN BANK,
                                   as Documentation Agent,


                                             and


                                  THE CHASE MANHATTAN BANK,
                                   as Administrative Agent


                                 Dated as of November 8, 1999






                     CHASE SECURITIES INC., Lead Arranger and Book Manager

509253-0191-02261-99A5F10H-CRA
                                        i

                                                                                          Page


                                       TABLE OF CONTENTS

                                                                                          Page


SECTION 1.  DEFINITIONS......................................................................1
        1.1  Defined Terms...................................................................1
        1.2  Other Definitional Provisions..................................................13

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................................14
        2.1  Commitments....................................................................14
        2.2  Competitive Bid Procedure......................................................14
        2.3  Procedure for Loan Borrowing...................................................16
        2.4  Facility Fees, etc. ...........................................................16
        2.5  Termination or Reduction of Commitments........................................17
        2.6  Optional Prepayments...........................................................17
        2.7  Conversion and Continuation Options............................................17
        2.8  Limitations on Eurodollar Tranches.............................................18
        2.9  Interest Rates and Payment Dates...............................................18
        2.10  Computation of Interest and Fees..............................................18
        2.11  Inability to Determine Interest Rate..........................................19
        2.12  Pro Rata Treatment and Payments...............................................19
        2.13  Requirements of Law...........................................................20
        2.14  Taxes.........................................................................21
        2.15  Indemnity.....................................................................23
        2.16  Change of Lending Office......................................................23
        2.17  Replacement of Lenders........................................................24

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................................24
        3.1  Financial Condition............................................................24
        3.2  No Change......................................................................25
        3.3  Corporate Existence; Compliance with Law.......................................25
        3.4  Corporate Power; Authorization; Enforceable Obligations........................25
        3.5  No Legal Bar...................................................................25
        3.6  Litigation.....................................................................25
        3.7  No Default.....................................................................26
        3.8  Ownership of Property; Liens...................................................26
        3.9  Intellectual Property..........................................................26
        3.10  Taxes.........................................................................26
        3.11  Federal Regulations...........................................................26
        3.12  Labor Matters.................................................................26
        3.13  ERISA.........................................................................26
        3.14  Investment Company Act; Other Regulations.....................................27
        3.15  Subsidiaries..................................................................27
        3.16  Use of Proceeds...............................................................27
        3.17  Environmental Matters.........................................................27
        3.18  Accuracy of Information, etc..................................................28
        3.19  Year 2000 Matters.............................................................28

SECTION 4.  CONDITIONS PRECEDENT............................................................29

                                           - i -
509253-0191-02261-99A5F10H-CRA



                                                                                            ii
                                                                                          Page

        4.1  Conditions to Initial Extension of Credit......................................29
        4.2  Conditions to
Each Extension of Credit....................................................................30

SECTION 5.  AFFIRMATIVE COVENANTS...........................................................30
        5.1  Financial Statements...........................................................30
        5.2  Certificates; Other Information................................................31
        5.3  Payment of Obligations.........................................................31
        5.5  Maintenance of Property; Insurance.............................................32
        5.6  Inspection of Property; Books and Records; Discussions.........................32
        5.7  Notices........................................................................32
        5.8  Environmental Laws.............................................................33
        5.9  Transaction with Affiliates.  .................................................33

SECTION 6.  NEGATIVE COVENANTS..............................................................33
        6.1  Financial Condition Covenant...................................................33
        6.2  Liens..........................................................................33
        6.3  Fundamental Changes............................................................34
        6.4  Disposition of Property........................................................34
        6.5  Negative Pledge Clauses........................................................35
        6.6  Limitation on Restrictions on Distributions from Subsidiaries. ................35

SECTION 7.  EVENTS OF DEFAULT...............................................................35

SECTION 8.  THE ADMINISTRATIVE AGENT........................................................37
        8.1  Appointment....................................................................37
        8.2  Delegation of Duties...........................................................38
        8.3  Exculpatory Provisions.........................................................38
        8.4  Reliance by Administrative Agent...............................................38
        8.5  Notice of Default..............................................................38
        8.6  Non-Reliance on Administrative Agent and Other Lenders.........................39
        8.7  Indemnification................................................................39
        8.8  Administrative Agent in Its Individual Capacity................................40
        8.9  Successor Administrative Agent.................................................40

SECTION 9.  MISCELLANEOUS...................................................................40
        9.1  Amendments and Waivers.........................................................40
        9.2  Notices........................................................................41
        9.3  No Waiver; Cumulative Remedies.................................................41
        9.4  Survival of Representations and Warranties.....................................42
        9.5  Payment of Expenses and Taxes..................................................42
        9.6  Successors and Assigns; Participations and Assignments.........................43
        9.7  Adjustments; Set-off...........................................................45
        9.8  Counterparts...................................................................45
        9.9  Severability...................................................................45
        9.10  Integration...................................................................45
        9.11  GOVERNING LAW.................................................................45
        9.12  Submission To Jurisdiction; Waivers...........................................46

                                           - ii -
509253-0191-02261-99A5F10H-CRA



                                                                                           iii
                                                                                          Page

        9.13  Acknowledgements..............................................................46
        9.14  Confidentiality...............................................................46
        9.15  WAIVERS OF JURY TRIAL.........................................................47



SCHEDULES:

1.1A    Commitments
3.4     Consents, Authorizations, Filings and Notices
3.15    Subsidiaries
6.2(f)  Existing Liens
6.5     Existing Negative Pledge Clauses
6.6     Existing Limitations on Restrictions on Distributions from Subsidiaries


EXHIBITS:

A       Form of Closing Certificate
B       Form of Assignment and Acceptance
C       Form of Legal Opinion of Steven L. Zelkowitz
D       Form of Exemption Certificate

                                           - iii -
509253-0191-02261-99A5F10H-CRA

               CREDIT AGREEMENT, dated as of November 8, 1999, among KEYSPAN CORPORATION, a New York corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CITIBANK, N.A., as syndication agent, EUROPEAN AMERICAN BANK, as Documentation Agent, and THE CHASE MANHATTAN BANK, as administrative agent.

               The parties hereto hereby agree as follows:

                                    SECTION 1.  DEFINITIONS

                         1.1 Defined Terms. As used in this Agreement, the terms
                    listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

               "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

               "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

               "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

               "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.


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                                        2




               "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the amount of such Lender's Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender's Loans then outstanding.

                         "Aggregate  Exposure  Percentage":  with respect to any
                    Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                         "Agreement":   this  Credit   Agreement,   as  amended,
                    supplemented or otherwise modified from time to time.

               "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below which corresponds with the most current rating of the Borrower's senior unsecured long-term debt issued by S&P and Moody's respectively; provided that for each day the aggregate principal amount of Loans outstanding is greater than the amount equal to 33% of the Total Commitments, the Applicable Margin then in effect will be increased by 0.125% per annum.


                       Applicable Margin        Applicable Margin
     Ratings         For Eurodollar Loans         for ABR Loans

==================  =======================  ========================
A/A2                        0.305%                    0.000%

A-/A3                       0.425%                    0.000%

BBB+/Baa1                   0.525%                    0.000%

BBB/Baa2                    0.625%                    0.000%

<BBB-/Baa3                  0.975%                    0.000%
-

==================  =======================  ========================

               Changes in the Applicable Margin shall become effective on the date on which S&P and/or Moody's changes the rating it has issued for the Borrower's senior unsecured long-term debt. In the event of split ratings, the lower of such ratings shall apply; if only one S&P and Moody's issues a rating of the Borrower's senior unsecured long-term debt, such rating shall apply.

               "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "Assignee":  as defined in Section 9.6(c).
                --------


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                                        3




                         "Assignment   and   Acceptance":   an  Assignment   and
                    Acceptance, substantially in the form of Exhibit B.

               "Assignor":  as defined in Section 9.6(c).
                --------

                         "Available  Commitment":  as to any Lender at any time,
                    an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's Loans then outstanding.

               "Benefitted Lender":  as defined in Section 9.7(a).
                -----------------

                         "Board":  the Board of Governors of the Federal Reserve
                    System of the United States (or any successor).

               "Borrower":  as defined in the preamble hereto.
                --------

                         "Borrowing  Date":  any Business  Day  specified by the
                    Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

               "Business":  as defined in Section 3.17(b).
                --------

               "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

               "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

               "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date

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
of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

               "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

               "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                         "Closing  Date":  the  date  on  which  the  conditions
                    precedent   set  forth  in  Section   4.1  shall  have  been
                    satisfied, which date is November 18, 1999.

                         "Code":  the Internal  Revenue Code of 1986, as amended
                    from time to time.

               "Commitment": as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                         "Commitment  Period": the period from and including the
                    Closing Date to the Revolving Termination Date.

               "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

               "Competitive Loans":  a loan made pursuant to Section 2.2.
                -----------------


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

                         "Competitive Bid": means an offer by a Lender to make a
                    Competitive Loan in accordance with Section 2.2.

     "Competitive Bid Rate": means, with respect to any Competitive Bid, the Margin or Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

     "Competitive Bid Request": means a request by the Borrower for Competitive Bids in accordance with Section 2.2.

     "Confidential   Information   Memorandum":   the  Confidential  Information
Memorandum dated October 1999 and furnished to the Lenders.

     "Consolidated Capitalization": at any date, the sum of Consolidated Net Worth and Consolidated Total Debt.

     "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

     "Consolidated Total Debt": at any date, the aggregate principal amount of all liabilities of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, as reflected on the balance sheet.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Core Gas Distribution Business": the distribution and sale at retail to customers of natural gas in the New York City boroughs of Brooklyn, Queens and Staten Island and the Long Island counties of Nassau and Suffolk, as such business is conducted by Brooklyn Union Gas and Brooklyn Union East on the date hereof.


     "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

               "Dollars"  and "$":  dollars  in lawful  currency  of the  United
States.

               "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

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

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurocurrency Reserve Requirements":  for any day as applied to a
Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

               "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

     "Eurodollar Competitive Loan": a Competitive Loan which bears interest based upon the Eurodollar Rate.

     "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

               "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                     Eurodollar Base Rate
                           1.00 - Eurocurrency Reserve Requirements

               "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "Facility":  the Commitments and the Loans made thereunder.



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

     "Facility Fee Rate": the rate per annum set forth below which corresponds with the most current rating of the Borrower's senior unsecured long-term debt issued by S&P and Moody's respectively.


     Ratings              Facility Fee

==================  ========================
A/A2                         0.070%

A-/A3                        0.075%

BBB+/Baa1                    0.100%

BBB/Baa2                     0.125%

<BBB-/Baa3                   0.150%
-

==================  ========================

               Changes in the Facility Fee shall become effective on the date on which S&P and/or Moody's changes the rating it has issued for the Borrower's senior unsecured long-term debt. In the event of split ratings, the lower of such ratings shall apply; if only one S&P and Moody's issues a rating of the Borrower's senior unsecured long-term debt, such rating shall apply.

               "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

     "Final Maturity Date": the date that is the one year anniversary of the Revolving Termination Date.

               "Fixed Rate" means, with respect to a Competitive Loan, the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

     "Funding  Office":  the office of the  Administrative  Agent  specified  in
Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

               "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 5.1(a). In the event that any "Accounting

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

Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

               "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

     "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of

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
property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person that is redeemable at the option of the holder thereof or that has any mandatory dividend, redemption or other required payment that could be required thereunder prior to the date that is one year after the Final Maturity Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent":  pertaining to a condition of Insolvency.

               "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

               "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof.

               "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the

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

Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

               "Lender Percentage": as to any Lender at any time, the percentage which such Lender's Commitments then constitutes of the Total Commitments (or, at any time after the Commitments have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

               "Lenders":  as defined in the preamble hereto.
                -------

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

               "Loans":  as defined in Section 2.1(a).
                -----

               "Loan Documents":  this Agreement and the Notes.
                --------------

               "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the Eurodollar Rate, the marginal rate of interest, if any, to be added to or subtracted from the Eurodollar Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

               "Material Adverse Effect": a material adverse effect on the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.


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                                       11




               "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Multiemployer  Plan":  a Plan that is a  multiemployer  plan as defined in
Section 4001(a)(3) of ERISA.

     "Moody's": Moody's Investors Service, Inc. and any successor thereto.

               "Non-Excluded Taxes":  as defined in Section 2.14(a).


               "Non-U.S. Lender":  as defined in Section 2.14(d).


     "Notes":  the collective reference to any promissory note evidencing Loans.


               "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

               "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

               "Participant":  as defined in Section 9.6(b).
                -----------

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "Person":  an  individual,  partnership,   corporation,  limited  liability
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.


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                                       12




               "Properties":  as defined in Section 3.17(a).
                ----------

               "Reference Lender":  The Chase Manhattan Bank.
                ----------------

               "Register":  as defined in Section 9.6(d).
                --------

               "Regulation U": Regulation U of the Board as in effect from time to time.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

               "Required Lenders": at any time, the holders of more than 50% of the Commitments then in effect; provided that (i) for purposes of declaring the Loans to be due and payable, and/or the Commitments to be terminated pursuant to
Section 7, and (ii) for all purposes after the Commitments have been terminated, such term shall mean the holders of more than 50% of the Loans outstanding.

               "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer": the chief executive officer, president, treasurer, secretary or chief financial officer of the Borrower, but in any event, with respect to financial matters, the treasurer or chief financial officer of the Borrower.

               "Revolving Termination Date":  November 6, 2000.
                --------------------------

     "S&P": Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

     "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

     "Significant Subsidiary": at any particular time, each of Brooklyn Union Gas and Brooklyn Union East, and any other Affiliate of the Borrower which is engaged in the Core Gas Distribution Business.

     "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

               "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing

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                                       13




determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

               "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Total Commitments": at any time, the aggregate amount of the Commitments then in effect.

               "Transferee":  any Assignee or Participant.
                ----------

     "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

               "United States":  the United States of America.
                -------------

               1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

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                                       14




Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                          SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

               2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans, ABR Loans or Competitive Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.3 and 2.7.

               (b) Any Loans outstanding on the Revolving Termination Date will mature and be payable on the Final Maturity Date.

               2.2 Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that while Competitive Loans are outstanding, the Available Commitments shall be reduced by the aggregate amount of such Competitive Loans. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Loan, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of an ABR Loan, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information:

               (i)    the aggregate amount of the requested Loan;

               (ii)   the date of such Loan, which shall be a Business Day;

     iii) whether such Loan is to be a Eurodollar Loan or a Fixed Rate Loan;

                iv) the maturity for such Loan, which shall range from 7 to 360 days (but not to extend past the Revolving Termination Date; and


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                                       15




               (v) the Interest Period, if applicable, for such Loan, which shall be a period contemplated by the definition of the term "Interest Period".

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

               (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Loan, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Loan, and in the case of an ABR Loan, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Loan. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

               (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

               (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Loan, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of an ABR Loan, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Loan; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Loan specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple
Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a

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                                       16




particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

               (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

               (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

               2.3 Procedure for Loan Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

               2.4 Facility Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Closing Date until all of the Obligations have been repaid and the Commitments have been terminated, computed at the Facility Fee Rate on the Lender Percentage of such Lender of the total amount of the Facility (drawn or undrawn), payable quarterly in arrears on the last day of each March, June, September and December and on the Final Maturity Date, commencing on the first of such dates to occur after the date hereof.

               (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

     2.5 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the

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                                       17




Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of (i) the Loans outstanding and (ii) any Competitive Loans outstanding, would exceed the Total Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

               2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Competitive Loans may not be prepaid without the consent of the Relevant Lender.

               2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

               (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     2.8 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections

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                                       18




so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

               2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

               (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

               (c) Each Competitive Loan shall bear interest in accordance with the applicable Competitive Bid Rate.

               (d) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

               (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

               2.10 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

     2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

               (a)  the  Administrative   Agent  shall  have  determined  (which
        determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the

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                                       19




        relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or that such Eurodollar rate is not available; or

               (b) the Administrative Agent shall have received notice from the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders or Lender, as the case may be (as conclusively certified by such Lenders, or Lender as the case may be) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (w) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (x) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans, (y) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans and
(z) any request by the Borrower for a Eurodollar Competitive Loan shall be ineffective. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

               2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Lender Percentage of the Lenders.

               (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

               (c)  All  payments  (including  prepayments)  to be  made  by the
Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

               (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in

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                                       20




reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

               (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

               2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

                   (ii shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim

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                                       21




any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

               (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

               (c) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Requirement of Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

               (d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.14 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non- Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are

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


                                       22




attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non- Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

               (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit D and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

               (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in

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                                       23




such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

               (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.15 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) the making of a prepayment of a Competitive Loan. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

               2.17 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.13 or 2.14(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.15 if any Eurodollar Loan or Eurodollar Competitive Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be

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                                       24




reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3.  REPRESENTATIONS AND WARRANTIES

               To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

               3.1   Financial   Condition.   The   audited   consolidated   and
unconsolidated balance sheets of the Borrower as at March 31, 1998 and December 31, 1998, and the related consolidated and unconsolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young and Arthur Andersen, respectively, present fairly the consolidated and unconsolidated financial condition of the Borrower as at such date, and the consolidated and unconsolidated results of its operations and its consolidated and unconsolidated cash flows for the respective fiscal years then ended. The unaudited consolidated and unconsolidated balance sheet of the Borrower as at June 30, 1999, and the related unaudited consolidated and unconsolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated and unconsolidated financial condition of the Borrower as at such date, and the consolidated and unconsolidated results of its operations and its consolidated cash flows for the six- month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph, except Guarantee Obligations of Indebtedness of the Borrower and/or any of its Subsidiaries so long as the Indebtedness in respect of which such Guarantee Obligations arise is reflected in such financial statements. During the period from June 30, 1999 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or property.

     3.2 No Change. Since December 31, 1998 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

               3.3  Corporate  Existence;  Compliance  with  Law.  Each  of  the
Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business

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


                                       25




requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of the Borrower. This
Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

               3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

               3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent failure to have such title could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 6.2.

               3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent failure to have such ownership or license could not reasonably be expected to have a Material

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                                       26




Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, except to the extent any such claim could not reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect, except to the extent any such infringement could not reasonably be expected to have a Material Adverse Effect.

               3.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

               3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

               3.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

               3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on

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                                       27




     which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

               3.14 Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940. The Borrower and each of its Subsidiaries are exempt from registration as a "holding company" under the Public Utility Holding Company Act of 1935, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

               3.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a)
Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Significant Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Significant Subsidiary, except as created by the Loan Documents.

               3.16 Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes (including commercial paper back-up liquidity) of the Borrower and its Subsidiaries in the ordinary course of business.

     3.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               (a) the facilities and  properties  owned,  leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of
        Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

               (b) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

               (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

               (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other

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                                       28




     orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

               (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

               (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

               (g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

               3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, the Notes, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby.

               3.19 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, has been completed. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.


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                                       29




                               SECTION 4.  CONDITIONS PRECEDENT

               4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date (but in any event no later than November 19, 1999), of the following conditions precedent:

     (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A.

               (b) Existing Credit Facilities. The Administrative Agent shall have received satisfactory evidence that the Borrower's existing bilateral credit facilities shall have been terminated and that all amounts thereunder shall have been paid in full.

               (c) Financial Statements. The Lenders shall have received (i) audited consolidated and unconsolidated financial statements of the Borrower for the 1997 and 1998 fiscal years and (ii) unaudited interim consolidated and unconsolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

               (d) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

               (e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

               (f) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments.

               (g) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Steven L. Zelkowitz, deputy general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit C. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

               (h) The Borrower shall have received a rating of its commercial paper of at least A2 from S&P and P2 from Moody's.


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               4.2 Conditions to Each Extension of Credit. The agreement of each
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct on and as of such date as if made on and as of such date.

               (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

                               SECTION 5.  AFFIRMATIVE COVENANTS

               The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

     5.1  Financial  Statements.  Furnish to the  Administrative  Agent and each
Lender:

               (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen or other independent certified public accountants of nationally recognized standing; and

               (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).


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     5.2 Certificates;  Other Information.  Furnish to the Administrative  Agent
and each Lender (or, in the case of clause (c), to the relevant Lender):

               (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a compliance certificate containing all information and calculations necessary for determining compliance with the provisions of Section 6.1 of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

               (b) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

               (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

               5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or
(ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               5.4 Maintenance of Existence; Compliance. (a) In the case of the Borrower and each of its Significant Subsidiaries, (i) preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               5.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including, in any event, public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

     5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all

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Requirements  of Law shall be made of all dealings and  transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

               (a)  the occurrence of any Default or Event of Default;

               (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii)
        litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $25,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
        (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
        (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any
        Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

               (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

               5.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

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               5.9  Transaction  with  Affiliates.  Enter into any  transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliates (other than the Borrower) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                                SECTION 6.  NEGATIVE COVENANTS

               The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     6.1 Financial Condition Covenant. Permit the ratio of Consolidated Total Debt to Consolidated Capitalization as at the last day of any fiscal quarter to exceed 0.65:1.0.

               6.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

               (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

     (c)  pledges  or  deposits  in  connection   with  workers'   compensation,
unemployment insurance and other social security legislation;

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

               (f) Liens in existence on the date hereof listed on Schedule 6.2(f), securing Indebtedness outstanding on the date hereof, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

               (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred to finance the acquisition of fixed or capital assets (including, without limitation, Capital Lease Obligations), provided that (i) such Liens shall be created substantially simultaneously with the

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        acquisition  of such fixed or capital  assets and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

               (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

               (i) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $25,000,000 at any one time.

               6.3 Fundamental Changes. In the case of the Borrower and any Significant Subsidiary, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

               (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation);

     (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower; and

               (c)  any Disposition permitted under Section 6.4.

               6.4 Disposition of Property. Dispose of any of the Borrower's or any Significant Subsidiaries' property, whether now owned or hereafter acquired, or, in the case of any Significant Subsidiary, issue or sell any shares of such Significant Subsidiary's Capital Stock to any Person, except:

     (a) the Disposition of obsolete or worn out property in the ordinary course of business;

               (b)  the sale of inventory in the ordinary course of business;

               (c)  Dispositions permitted by Section 6.3(b); and

               (d) the sale or issuance of any Significant Subsidiary's Capital Stock to the Borrower or any other Significant Subsidiary.

               6.5 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreements listed on Schedule 6.5 and any extensions, renewals or replacements thereof having substantially similar provisions with respect thereto.


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               6.6   Limitation   on   Restrictions   on   Distributions    from
Subsidiaries. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to pay dividends or make any other distribution on its Capital Stock, other than any encumbrance or restriction pursuant to an agreement in effect on the Closing Date as set forth on Schedule 6.6.

                                 SECTION 7.  EVENTS OF DEFAULT

               If any of the following events shall occur and be continuing:

               (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

               (b) any representation or warranty made or deemed made by the Borrower herein or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

               (c) the Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a),
        Section 5.7(a) or Section 6 of this Agreement; or

               (d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or any Lender; or

               (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of such default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
        (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or


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               (f) (i) the Borrower or any of its  Subsidiaries  shall  commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it
        bankrupt  or   insolvent,   or  seeking   reorganization,   arrangement,
        adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
        (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

               (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner"

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        (as  defined in Rules  13(d)-3  and  13(d)-5  under the  Exchange  Act), directly or indirectly, of more than 20% of the outstanding common stock of the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 8.  THE ADMINISTRATIVE AGENT

               8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

               8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

               8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or

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any other Loan Document or for the value, validity, effectiveness,  genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

               8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

               8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               8.6 Non-Reliance on Administrative Agent and Other Lenders.  Each
Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into

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                                       39




this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

               8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

               8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

               8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective

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upon such  appointment  and  approval,  and the  former  Administrative  Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date
that  is  30  days  following  a  retiring   Administrative  Agent's  notice  of
resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any
retiring   Administrative  Agent's  resignation  as  Administrative  Agent,  the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                                   SECTION 9.  MISCELLANEOUS

               9.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The
Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) eliminate or reduce any voting rights under this Section 9.1, forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all Lenders; (iii) amend, modify or waive any provision of Section 8 without the consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

               9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the
Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:


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


                                       41




        The Borrower:                       KeySpan Corporation
                                            One MetroTech Center
                                            Brooklyn, New York  11201
                                            Attention:  Norma Rodriguez
                                            Telecopy:  (718) 858-7105

        The Administrative Agent:           The Chase Manhattan Bank
                                            Brooklyn Middle Market Bank Group
                                            Four MetroTech Center
                                            Brooklyn, New York  11245
                                            Attention:  Peter D'Agostino
                                            Telecopy:  (718) 242-3837

        with a copy to:                     The Chase Manhattan Bank
                                            Agency Bank Services
                                            One Chase Manhattan Plaza
                                            New York, New York
                                            Telecopy: (212) 552-7400

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

               9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

               9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and

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                                       42




disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable promptly after written demand therefor. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

               9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

               (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any

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                                       43




provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.14, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

               (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or, except in the case of an outstanding Competitive Loan, any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 7(f) shall have occurred and be continuing with respect to the Borrower.

               (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register

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


                                       44




shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

               (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

               (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

               (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

               9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price returned, to the extent of such recovery, but without interest.

               (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower,

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                                       45




as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

               9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

               9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in
        Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;


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                                       46




               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

               9.13  Acknowledgements.  The Borrower hereby acknowledges that:
                     ----------------

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

               9.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the
Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority,
(e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding,
(g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

               9.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                        (End of Page)




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

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        KEYSPAN CORPORATION


                                     By:
                                           Name:
                                           itle:


                         THE CHASE MANHATTAN BANK, as Administrative
                         Agent and as a Lender

                                     By:
                                           Name:
                                           Title:


509253-0191-02261-99A5F10H-CRA

                                                       CITIBANK, NA


                                                       By:
                                                              Name:
                                                              Title:


509253-0191-02261-99A5F10H-CRA

MORGAN GUARANTY TRUST COMPANY OF
NEW YORK


By:
                                                                 Name:
                                                                 Title:


509253-0191-02261-99A5F10H-CRA

ABN AMRO BANK, N.V.


By:
                                                                 Name:
                                                                 Title:

By:
                                                                 Name:
                                                                 Title:

509253-0191-02261-99A5F10H-CRA

THE BANK OF NEW YORK


By:
                                                                 Name:
                                                                 Title:


509253-0191-02261-99A5F10H-CRA

THE BANK OF NOVA SCOTIA


By:
                                                                 Name:
                                                                 Title:


509253-0191-02261-99A5F10H-CRA

BANK ONE, NA (MAIN OFFICE-CHICAGO)


By:
                                                                 Name:
                                                                 Title:


509253-0191-02261-99A5F10H-CRA

BARCLAYS BANK PLC


By:
                                                                 Name:
                                                                 Title:


509253-0191-02261-99A5F10H-CRA

CARIPLO - CASSA DI RISPARMIO DELLE
PROVINCIE LOMBARDE S.p.A.


By:
                                                                 Name:
                                                                 Title:

By:
                                                                 Name:
                                                                 Title:

509253-0191-02261-99A5F10H-CRA

THE DAI ICHI KANGYO BANK, LTD.


By:
                                                                 Name:
                                                                 Title:


509253-0191-02261-99A5F10H-CRA

EAB


By:
                                                 Name:  FREDRIC J. HUGUE
                                                 Title:    GROUP VICE PRESIDENT


509253-0191-02261-99A5F10H-CRA

FLEET NATIONAL BANK


By:
                                               Name:  ROBERT D. LANIGAN
                                               Title:    SENIOR VICE PRESIDENT


509253-0191-02261-99A5F10H-CRA

THE INDUSTRIAL BANK OF JAPAN, LTD.


By:
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509253-0191-02261-99A5F10H-CRA

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                                       60




MELLON BANK, N.A.


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509253-0191-02261-99A5F10H-CRA

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                                       61




THE ROYAL BANK OF SCOTLAND PLC


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509253-0191-02261-99A5F10H-CRA

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                                       62




ROYAL BANK OF CANADA


By:
                                                       Name:  LINDA M. STEPHENS
   Title:    MANAGING DIRECTOR


509253-0191-02261-99A5F10H-CRA

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                                       63




BANK HAPOALIM B.M.


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By:
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                                                                 Title:

509253-0191-02261-99A5F10H-CRA

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                                       64




CREDIT LYONNAIS NEW YORK BRANCH


By:
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                                                                 Title:


509253-0191-02261-99A5F10H-CRA

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                                       65



PNC BANK, NATIONAL ASSOCIATION


By:
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                                                                 Title: